UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ESTERLINE TECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.20 per share, of Esterline Technologies Corporation
(2)

Aggregate number of securities to which transaction applies:

As of November 1, 2018, (A) 29,488,510 shares of common stock issued and outstanding, (B) 1,159,780 shares of common stock underlying options to purchase common stock with exercise prices below the per-share merger consideration of $122.50, (C) 128,040 shares of common stock underlying options to purchase common stock pursuant to the Company SAYE Scheme with exercise prices below the per-share merger consideration of $122.50, (D) 100,627 shares of common stock subject to restricted stock units (vested and unvested) and (E) 38,108 shares of common stock subject to performance-based stock units (vested and unvested).

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for purposes of calculating the filing fee, the underlying value of the transaction was calculated based on the sum of: (A) 29,488,510 shares of common stock multiplied by $122.50, (B) 1,159,780 shares of common stock underlying options to purchase common stock with exercise prices less than $122.50 multiplied by $41.22 (which is the difference between the merger consideration and the weighted average exercise price of $81.28 per share), (C) 128,040 shares of common stock underlying options to purchase common stock pursuant to the Company SAYE Scheme with exercise prices less than $122.50 multiplied by $48.82 (which is the difference between the merger consideration and the weighted average exercise price of $73.68 per share), (D) 100,627 shares of common stock subject to restricted stock unit awards (vested and unvested) multiplied by $122.50 and (E) 38,108 shares of common stock subject to performance-based stock unit awards (vested and unvested) multiplied by $122.50.

	(4)	Proposed maximum aggregate value of transaction: $3,683,394,557.
(5)

Total fee paid:

$446,427.42. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was calculated by multiplying 0.0001212 by the proposed maximum aggregate value of the transaction of $3,683,394,557.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED NOVEMBER 7, 2018

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

[●], 2018

To the Shareholders of Esterline Technologies Corporation:

You are cordially invited to attend a Special Meeting of Shareholders (the “Special Meeting”) of Esterline Technologies Corporation, a Delaware corporation (“ESL”), which is scheduled to be held at [●] on [●], 2018, at [●] time.

At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 9, 2018 and amended on October 10, 2018 (as it may be further amended from time to time, the “Merger Agreement”), by and among ESL, TransDigm Group Incorporated, a Delaware corporation (“TransDigm”), and Thunderbird Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of TransDigm (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into ESL, with ESL surviving the merger as a wholly owned subsidiary of TransDigm (the “Merger”). You also will be asked to consider and vote on (i) a non-binding advisory proposal to approve compensation that will or may become payable by ESL to its named executive officers in connection with the merger and (ii) a proposal to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

If the Merger is completed, you will be entitled to receive $122.50 in cash, without interest and subject to any withholding taxes, for each share of our common stock, par value $0.20, which we refer to as ESL common stock, you own (unless you have properly exercised and perfected your appraisal rights with respect to such shares), which represents a premium of approximately (i) 62% to the closing stock price of ESL common stock on July 19, 2018, the last trading day prior to market rumors regarding a potential sale of ESL, (ii) 22% to the highest stock price of ESL common stock during the fifty-two (52) week period ended July 19, 2018, the last trading day prior to market rumors regarding a potential sale of ESL, (iii) 67% to the volume weighted average stock price of ESL common stock during the thirty (30) days ended July 19, 2018, the last trading day prior to market rumors regarding a potential sale of ESL, (iv) 38% to the closing stock price on October 8, 2018, the last trading day prior to the announcement of the execution of the Merger Agreement and (v) 57% to the broker median price per share as of October 8, 2018, per IBES consensus.

The receipt of cash in exchange for shares of ESL common stock pursuant to the Merger will generally be a taxable transaction to “U.S. holders” (as defined in “Proposal 1: Adoption of the Merger Agreement—The Merger—U.S. Federal Income Tax Consequences of the Merger”) for United States federal income tax purposes. See “Proposal 1: Adoption of the Merger Agreement—The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 60 of the accompanying proxy statement.

Shareholders who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of their shares of ESL common stock if they deliver a demand for appraisal before the vote is taken on the Merger Agreement and comply with all applicable requirements under Delaware law, which are summarized and reproduced in their entirety in Annex C to the accompanying proxy statement.

ESL’s Board of Directors, after considering the reasons more fully described in this proxy statement and after consultation with outside legal and financial advisors, unanimously (1) determined that it is in the best interests of ESL and its shareholders and declared it advisable for ESL to enter into the Merger Agreement, (2) approved the execution, delivery and performance by ESL of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (3) directed that the adoption of the Merger Agreement be submitted to a vote of ESL’s shareholders at the Special Meeting and (4) resolved to recommend that the ESL shareholders approve the adoption of the

Merger Agreement and the transactions contemplated therein, including the Merger. The Board of Directors recommends that you vote:

(i) “FOR” the proposal to adopt the Merger Agreement, thereby approving the transactions contemplated by the Merger Agreement, including the Merger;

(ii) “FOR” the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by ESL to its named executive officers in connection with the Merger; and

(iii) “FOR” the proposal to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of our Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety. You may also obtain more information about ESL from documents we file with the Securities and Exchange Commission from time to time.

Whether or not you plan to attend the Special Meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you will receive from your broker, bank or other nominee.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of ESL common stock. The failure of any shareholder to vote in person by ballot at the Special Meeting, to submit a signed proxy card or to grant a proxy electronically over the Internet or by telephone will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

If you have any questions or need assistance voting your shares of ESL common stock, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling toll-free at (800) 322-2885 or collect at (212) 929-5500.

On behalf of our Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

Curtis C. Reusser
Chairman, President and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [●], 2018 and, together with the enclosed form of proxy card, is first being mailed to shareholders of ESL on or about [●], 2018.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DATED NOVEMBER 7, 2018

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [●], 2018

Notice is hereby given that a special meeting of shareholders (the “Special Meeting”) of Esterline Technologies Corporation, a Delaware corporation (“ESL”), is scheduled to be held at [●] on [●], 2018, at [●] time for the following purposes:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of October 9, 2018 and amended on October 10, 2018 (as it may be further amended from time to time, the “Merger Agreement”), by and among ESL, TransDigm Group Incorporated, a Delaware corporation (“TransDigm”), and Thunderbird Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of TransDigm (“Merger Sub”), a copy of which is attached as Annex A to the proxy statement accompanying this notice (the “Merger Proposal”);

2.

To consider and vote on the proposal to approve, by means of a non-binding, advisory vote, compensation that will or may become payable by ESL to its named executive officers in connection with the Merger contemplated by the Merger Agreement (the “Merger-Related Compensation Proposal”); and

3.

To consider and vote on the proposal to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “ESL Adjournment Proposal”).

Your vote is very important to us. The Merger is conditioned on the receipt of, and we cannot consummate the Merger unless the Merger Proposal receives, the affirmative vote of a majority of the outstanding shares of ESL common stock entitled to vote at the Special Meeting.

ESL will transact no other business at the Special Meeting.

The affirmative vote of a majority of the shares of ESL common stock outstanding and entitled to vote is required to approve the Merger Proposal. The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve the Merger-Related Compensation Proposal, provided a quorum is present. The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve the ESL Adjournment Proposal, whether or not a quorum is present.

The failure of any shareholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal, but will not have any effect on the ESL Adjournment Proposal or the Merger-Related Compensation Proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Proposal, but will not have any effect on the Merger-Related Compensation Proposal or the ESL Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal, the ESL Adjournment Proposal and the Merger-Related Compensation Proposal.

Only shareholders of record as of the close of business on [●] are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof. A list of shareholders entitled to vote at the Special Meeting will be available in our offices located at 500 108th Avenue N.E., Bellevue, Washington 98004 during regular business hours for a period of at least ten (10) days before the Special Meeting and at the place of the Special Meeting during the meeting.

Shareholders who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of their shares of ESL common stock if they deliver a demand for appraisal before the vote is taken on the Merger Agreement and comply with all applicable requirements under Delaware law, which are summarized herein and reproduced in their entirety in Annex C to the accompanying proxy statement.

The Board of Directors recommends that you vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger-Related Compensation Proposal and (iii) “FOR” the ESL Adjournment Proposal.

By Order of the Board of Directors,

Amy L. Watson
Deputy General Counsel and Corporate Secretary

Dated: [●], 2018

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE, (2) THROUGH THE INTERNET OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before the special meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished to you by such broker, bank or other nominee, which is considered the shareholder of record, in order to vote. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.

If you fail to return your proxy card, to grant your proxy electronically over the Internet or by telephone, or to vote by ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you are a shareholder of record, voting in person by ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a broker, bank or other nominee, you must obtain from the record holder a valid proxy issued in your name in order to vote in person at the special meeting.

We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and annexes to the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway

New York, NY 10018

(800) 322-2885 (toll-free)

(212) 929-5500 (collect)

proxy@mackenziepartners.com

i

ii

SUMMARY

This summary highlights selected information from this proxy statement related to the merger. This summary may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents incorporated by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 101. The merger agreement is attached as Annex A to this proxy statement. Information about appraisal rights is attached as Annex C to this proxy statement.

Except as otherwise specifically noted in this proxy statement or as the context otherwise requires, “ESL,” the “Company” or “we,” “our,” “us” and similar words in this proxy statement refer to Esterline Technologies Corporation including, in certain cases, its subsidiaries. Throughout this proxy statement we refer to TransDigm Group Incorporated as “TransDigm” and to Thunderbird Merger Sub Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of October 9, 2018 and amended on October 10, 2018, as it may be further amended from time to time, among ESL, TransDigm and Merger Sub, as the “merger agreement.” All references to the “merger” refer to the merger of Merger Sub with and into ESL with ESL surviving as a wholly owned subsidiary of TransDigm. ESL, following completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”

Parties Involved in the Merger (page 30)

Esterline Technologies Corporation

Esterline Technologies Corporation is a leading specialized manufacturing company principally serving aerospace and defense customers. We are technologically focused, and design, manufacture and market highly engineered products and systems for application within the industries we serve. ESL operates in three segments structured around our technical capabilities: Avionics & Controls, Sensors & Systems, and Advanced Materials. Our Avionics & Controls business segment produces avionics systems, control and communication systems, and human-machine interface products and technologies. Our Sensors & Systems business segment produces power distribution products and systems, connection technologies and advanced sensors. Our Advanced Materials business segment produces engineered materials and defense technologies.

ESL’s principal executive offices are located at 500 108th Avenue N.E., Bellevue, Washington 98004, and its telephone number is (425) 453-9400.

ESL was formed in 1967 and is organized in the State of Delaware. ESL’s common stock, par value $0.20 per share, which we refer to as ESL common stock or our common stock, is currently listed on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “ESL.”

Additional information about ESL and its subsidiaries is included in documents incorporated by reference in this proxy statement (see “Where You Can Find More Information” beginning on page 101) and on its website: www.esterline.com. The information provided or accessible through ESL’s website is not part of, or incorporated by reference in, this proxy statement.

TransDigm Group Incorporated

Through its wholly-owned subsidiaries, TransDigm Group Incorporated is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

TransDigm’s principal executive offices are located at 1301 East 9th Street, Suite 3000, Cleveland, Ohio 44114, and its telephone number is (216) 706-2960.

TransDigm is incorporated in the State of Delaware. TransDigm’s common stock is currently listed on the NYSE under the symbol “TDG.”

Additional information about TransDigm and its subsidiaries is included on its website: www.transdigm.com. The information provided or accessible through TransDigm’s website is not part of, or incorporated by reference in, this proxy statement.

Thunderbird Merger Sub Inc.

Thunderbird Merger Sub Inc. is incorporated in the State of Delaware and is a wholly owned subsidiary of TransDigm that was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Merger Sub’s principal executive offices are located at 1301 East 9th Street, Suite 3000, Cleveland, Ohio 44114, and its telephone number is (216) 706-2960. Upon completion of the merger, Merger Sub will cease to exist.

Certain Effects of the Merger on ESL (page 31)

Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into ESL, with ESL continuing as the surviving corporation in the merger and as a wholly owned subsidiary of TransDigm.

Effect on ESL if the Merger is Not Completed (page 31)

If the merger agreement is not adopted by ESL shareholders or if the merger is not completed for any other reason, ESL shareholders will not receive any payment for their shares of ESL common stock. Instead, ESL will remain a public company, ESL’s common stock will continue to be listed and traded on the NYSE and registered under the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and ESL will continue to file periodic reports with the U.S. Securities and Exchange Commission, which we refer to as the SEC.

Under certain specified circumstances, ESL will be required to pay TransDigm a termination fee upon the termination of the merger agreement, as described under the section entitled “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination of the Merger Agreement—Termination Fee” beginning on page 82.

Merger Consideration (page 65)

If the merger is completed, at the time at which the merger will become effective, which we refer to as the effective time of the merger, and without any action on the part of TransDigm, Merger Sub, ESL or any ESL shareholder, each share of ESL common stock issued and outstanding immediately prior to the effective time of the merger (other than (A) shares held (i) in ESL’s treasury, (ii) by ESL or any wholly owned subsidiary of ESL or (iii) by TransDigm, Merger Sub or any other direct or indirect wholly owned subsidiary of TransDigm, (B) certain equity awards, the treatment of which is described under the section entitled “Proposal 1: Adoption of the Merger Agreement—The Merger—Interests of the Directors and Executive Officers of ESL in the Merger—Treatment of Company Awards,” beginning on page 53, or (C) shares owned by shareholders who are entitled to demand and have properly exercised and perfected appraisal rights under the General Corporation Law of the State of Delaware, which refer to as the DGCL, and have not failed to perfect, nor effectively withdrawn or lost rights to appraisal under the DGCL, which, in the case of clauses (A) through (C) we refer to collectively as excluded shares), will be converted into the right to receive $122.50 per share in cash, which we refer to as the merger consideration, without interest and subject to any withholding taxes. All shares, when so converted into the right to receive the merger consideration, will automatically be cancelled and retired and will cease to exist.

As described under the section entitled “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Merger Consideration—Exchange Procedures” beginning on page 66, prior to the effective time of the merger, TransDigm shall deposit, or cause to be deposited, with the designated paying agent, as needed, cash sufficient to pay the merger consideration.

After the merger is completed, under the terms of the merger agreement, you will have the right to receive the merger consideration, but you no longer will have any rights as a ESL shareholder as a result of the merger (except for the right to receive the merger consideration and except that shareholders who properly exercise and perfect their demand for appraisal will instead have such rights as granted by Section 262 of the DGCL, as described under the section entitled “Appraisal Rights” beginning on page 94).

The Special Meeting (page 25)

Date, Time and Place

The special meeting of our shareholders is scheduled to be held at [●] on [●], 2018, at [●] time.

Purpose

At the special meeting, we will ask our shareholders of record as of the close of business on [●], which we refer to as the record date, to vote on proposals (i) to adopt the merger agreement, thereby approving the transactions contemplated by the merger agreement, including the merger, which we refer to as the merger proposal, (ii) in accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, to approve, by means of a non-binding, advisory vote, certain compensation that will or may become payable by ESL to its named executive officers in connection with the completion of the merger, which we refer to as the merger-related compensation proposal, and (iii) to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, which we refer to as the adjournment proposal.

Record Date; Shares Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of ESL common stock as of the close of business on the record date. You will have one vote at the special meeting for each share of ESL common stock you owned at the close of business on the record date.

Quorum

As of the record date, there were approximately [●] shares of ESL common stock outstanding and entitled to be voted at the special meeting. A quorum of shareholders is necessary to hold a vote for the merger proposal and the merger-related compensation proposal at the special meeting. The holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting, either present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, [●] shares must be represented by proxy or by shareholders present and entitled to vote at the special meeting to have a quorum.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote is required to approve the merger proposal. Approval of the merger-related compensation proposal requires the affirmative vote of a majority of the votes cast at the special meeting, at which a quorum is present. Approval of the adjournment proposal, whether or not a quorum is present, requires the affirmative vote of a majority of the votes cast at the special meeting.

Share Ownership of ESL Directors and Executive Officers

At the close of business on [●], the record date, ESL directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [●] shares of ESL common stock (excluding any shares of ESL common stock that would be delivered upon exercise or conversion of stock options or other equity-based awards), which represented approximately [●]% of the outstanding shares of ESL common stock on that date. It is expected that ESL’s directors and executive officers will vote their shares “FOR” the adoption of the merger agreement, although none of them has entered into any agreement requiring them to do so.

Voting of Proxies

Any ESL shareholder of record entitled to vote at the special meeting may submit a proxy by returning a signed proxy card by mail or voting electronically over the Internet or by telephone, or may vote in person by appearing at the special meeting. If your shares are held in a brokerage account at a brokerage firm, bank, broker-dealer, or similar organization, then you are the “beneficial owner” of shares held in “street name,” and you should instruct your broker, bank or other nominee on how you wish to vote your shares of ESL common stock using the instructions provided by your broker, bank or other nominee. Under applicable stock exchange rules, if you fail to instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee only has discretion to vote your shares on routine matters. Proposals 1, 2 and 3 in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or other nominee on how you wish to vote your shares.

If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy, signing another proxy card with a later date and returning it to us prior to the special meeting or attending the special meeting and voting in person. If you hold your shares of ESL common stock in “street name,” you should contact your broker, bank or other nominee for instructions regarding how to change your vote.

Recommendation of Our Board of Directors and Reasons for the Merger (page 40)

The board of directors of ESL, which we refer to as the Board of Directors, after considering various factors described herein and after consultation with outside legal and financial advisors, unanimously (1) determined that it is in the best interests of ESL and its shareholders, and declared it advisable, for ESL to enter into the merger agreement, (2) approved the execution, delivery and performance by ESL of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement, (3) directed that the adoption of the merger agreement be submitted to a vote at the special meeting and (4) resolved to recommend that the ESL shareholders approve the adoption of the merger agreement and the transactions contemplated therein, including the merger.

The Board of Directors unanimously recommends that you vote (i) “FOR” the merger proposal, (ii) “FOR” the merger-related compensation proposal and (iii) “FOR” the adjournment proposal.

Opinion of ESL’s Financial Advisor (page 43)

At the meeting at which the Board of Directors voted to approve the proposed merger, Goldman Sachs & Co. LLC, which we refer to as Goldman Sachs, rendered to the Board of Directors its oral opinion, subsequently confirmed in writing, to the effect that, as of October 9, 2018, and based upon and subject to the factors and assumptions set forth in Goldman Sachs’ written opinion, the $122.50 in cash per share to be paid to the holders (other than TransDigm and its affiliates) of shares of ESL common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated October 9, 2018, which sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B. Goldman Sachs’ advisory services and opinion were provided for the information and assistance of the Board of Directors in connection with its consideration of the proposed merger and the opinion does not constitute a recommendation as to how any holder of shares of ESL common stock should vote with respect to the proposed merger or any other matter.

Pursuant to an engagement letter between ESL and Goldman Sachs, ESL has agreed to pay Goldman Sachs a transaction fee of approximately $38 million, all of which is contingent upon consummation of the proposed merger.

For more information, see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement—The Merger—Opinion of ESL’s Financial Advisor” beginning on page 43 and Annex B to this proxy statement.

Financing of the Merger and Treatment of Existing Debt (page 59)

In connection with entering into the merger agreement, TransDigm entered into a commitment letter, dated as of October 9, 2018, with Morgan Stanley Senior Funding, Inc., Credit Suisse Loan Funding LLC and Credit Suisse AG, that provided for a $3.7 billion senior secured term facility. TransDigm expects to finance the merger through proceeds from such debt financing and cash on hand. However, the merger is not conditioned on TransDigm’s ability to obtain any financing.

TransDigm will use, and shall cause its affiliates to use, their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable to arrange and to obtain the proceeds of the debt financing on terms and conditions no less favorable to TransDigm than those contained in the commitment documents. ESL will use, and shall cause its subsidiaries to use, its and their reasonable best efforts to cooperate with TransDigm prior to closing, as reasonably requested by TransDigm and at TransDigm’s sole expense, in connection with TransDigm’s arrangement of its debt financing.

All obligations under ESL’s existing credit facility with Wells Fargo Bank, National Association, will be repaid at closing by TransDigm. On or prior to the consummation of the merger and at the written request of TransDigm, ESL will send a notice of redemption in compliance with the indenture governing TA Mfg Limited’s

3.625% senior notes due 2023 and take other actions to redeem such notes, so long as such redemption is conditioned on the consummation of the merger and TransDigm has deposited the funds required to redeem such notes.

Treatment of Company Awards (page 53)

The merger agreement provides that ESL’s equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

Treatment of Options

At the effective time of the merger, each stock option to purchase shares of ESL common stock (each of which we refer to as a “Company Option”) granted under any of ESL’s equity incentive plans (each of which we refer to as a “Company Stock Plan”) that is outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product obtained by multiplying (i) the amount by which $122.50 exceeds the per-share exercise price of such Company Option, by (ii) the total number of shares of ESL common stock underlying such Company Option, which cash payment will be made within five (5) business days following the effective time. If the per-share exercise price of any such Company Option is equal to or greater than $122.50, such Company Option will be cancelled as of the effective time without the payment of any consideration.

Treatment of Restricted Stock Units

At the effective time of the merger, each award of restricted stock units that vests solely on the basis of time (each of which we refer to as a “Company RSU”) granted under a Company Stock Plan that is outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product obtained by multiplying (i) $122.50, by (ii) the total number of shares of ESL common stock underlying such Company RSU, which cash payment will be made within five (5) business days following the effective time.

Treatment of Performance Stock Units

At the effective time of the merger, each award of restricted stock units that vests in whole or in part on the basis of the achievement of performance targets (each of which we refer to as a “Company PSU”) granted under a Company Stock Plan that is outstanding immediately prior to the effective time, whether vested or unvested (treating for this purpose any performance-based vesting condition to which such Company PSU is subject as having been attained at the “target level” with proration), will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product obtained by multiplying (i) $122.50, by (ii) the total number of shares of ESL common stock underlying such Company PSU, which cash payment will be made within five (5) business days following the effective time.

Employee Stock Purchase Plan

With respect to ESL’s 2002 Employee Stock Purchase Plan (which we refer to as the “Company ESPP”), no new offering period will commence, no ESL employee or other person will be permitted to begin participating in the Company ESPP and no current participants will be permitted to increase payroll contributions or make separate non-payroll contributions to the Company ESPP in respect of the current offering period. The offering period in effect on October 9, 2018 will terminate upon the earlier of December 14, 2018 or five (5) trading days prior to the effective time of the merger, and amounts credited to the accounts of participants will be used to purchase shares of ESL common stock in accordance with the terms of the Company ESPP, and such shares will be cancelled and converted into the right to receive the per share merger consideration. The Company ESPP will terminate effective immediately prior to the effective time.

Company SAYE Scheme

With respect to ESL’s ShareSave Scheme (which we refer to as the “Company SAYE Scheme”), no new rights to purchase ESL common stock will be issued. Participants will be allowed to exercise their options to purchase ESL common stock (each of which we refer to as the “Company SAYE Option”) under the Company SAYE Scheme during the twenty (20)-day period leading up to the effective time of the merger in accordance with applicable law. To the extent not exercised, at the effective time of the merger, each Company SAYE Option that is outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product obtained by multiplying (i) the amount by which $122.50 exceeds the per-share exercise price of such Company SAYE Option, by (ii) the quotient of (x) the accumulated amount in the participant’s Company SAYE Scheme savings account immediately prior to the effective time divided by (y) the per-share exercise price of such Company SAYE Option, which cash payment will be made within five (5) business days following the effective time. If the per-share exercise price of any such Company SAYE Option is equal to or greater than $122.50, such Company SAYE Option will be cancelled as of the effective time without the payment of any consideration, other than a return of the savings made by the participant in respect of the Company SAYE Option.

Interests of the Directors and Executive Officers of ESL in the Merger (page 53)

When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that may be different from, or in addition to, your interests as a shareholder. The Board of Directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the shareholders of ESL. These interests generally include, among others, the following:

•	the treatment of outstanding equity awards described above under the section entitled “Summary—Treatment of Company Awards” beginning on page 6;

•

the entitlement of ESL’s executive officers to receive potential payments and benefits in connection with a qualifying termination of employment on or following the closing date of the merger pursuant to their respective termination protection agreements; and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the surviving corporation for a period of six (6) years from the effective time of the merger.

These interests are described in more detail under “Proposal 1: Adoption of the Merger Agreement—The Merger—Interests of the Directors and Executive Officers of ESL in the Merger” beginning on page 53 and “Proposal 2: Advisory Vote on Merger-Related Executive Compensation Arrangements” beginning on page 85.

If the proposal to adopt the merger agreement is approved by our shareholders and the merger closes, under the terms of the merger agreement, any shares of ESL common stock held by our directors and executive officers, including such shares held following the exercise, vesting or settlement of equity and equity-based awards, will be treated in the same manner as outstanding shares of ESL common stock held by all other shareholders of ESL entitled to receive the merger consideration.

Appraisal Rights (page 94)

Any shares of ESL common stock that are issued and outstanding immediately prior to the effective time of the merger and as to which the holders thereof do not vote in favor of the adoption of the merger agreement, continuously hold such shares through the effective time of the merger, and properly exercise and perfect appraisal of their shares, which we refer to as dissenting shares, will not be converted into the right to receive the merger consideration. Each holder of dissenting shares will only be entitled to such consideration as may be due with respect to such dissenting shares pursuant to Section 262 of the DGCL. However, if such holder will have effectively withdrawn or lost such holder’s right to appraisal under the DGCL, then such shares of ESL common stock will be treated as if they had been converted into and become exchangeable for the right to receive, as of the effective time of the merger, the merger consideration and such shares will not be deemed dissenting shares.

To exercise your appraisal rights, you must (1) not vote in favor of the merger proposal, (2) continuously be the record holder of such shares through the effective time of the merger and (3) otherwise follow the procedures set forth in Section 262 of the DGCL. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of ESL common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee. Shareholders should refer to the discussion under the section entitled “Appraisal Rights” beginning on page 94 and the DGCL requirements for exercising appraisal rights reproduced and attached as Annex C to this proxy statement.

U.S. Federal Income Tax Consequences of the Merger (page 60)

The exchange of ESL common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. holder (as defined in “Proposal 1: Adoption of the Merger Agreement—The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 60) of ESL common stock who exchanges shares of ESL common stock for cash in the merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. If you are a non-U.S. holder (as defined in “Proposal 1: Adoption of the Merger Agreement—The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 60), the merger generally will not result in tax to you under U.S. federal income tax laws unless you have certain connections with the United States.

This proxy statement contains a general discussion of U.S. federal income tax consequences of the merger. This description does not address any non-U.S. tax consequences, nor does it pertain to state, local or other tax consequences. Consequently, you are urged to contact your tax advisor to determine the particular tax consequences to you of the merger.

Regulatory Approvals (page 62)

ESL and TransDigm have each agreed, subject to certain limitations set forth in the merger agreement, to use their reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary to cause the conditions to the closing of the merger to be satisfied as promptly as reasonably practicable and to effect the closing of the merger as promptly as reasonably practical, including obtaining any requisite approvals and complying with regulatory and foreign investment filings, subject to the limitations described on page 76. Required regulatory approvals and filings include antitrust approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the HSR Act, as well as antitrust approvals in certain other jurisdictions, and foreign investment approval under the French Code monétaire et financier. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the closing of the merger not being satisfied.

Transaction Litigation (page 78)

ESL will promptly notify TransDigm of any shareholder litigation arising from the merger agreement or the merger, keep TransDigm reasonably informed regarding any such shareholder litigation and give TransDigm the opportunity to participate (at TransDigm’s expense) in, and reasonably cooperate with TransDigm in, the defense or settlement of any shareholder litigation against ESL, any of its subsidiaries or any of their representatives, including members of the Board of Directors. ESL will not settle any such shareholder litigation without TransDigm’s prior written consent (such consent not to be unreasonably withheld or delayed unless such settlement does not include a full release of TransDigm and its affiliates).

No Solicitation (page 73)

ESL has agreed that it will not, and will cause its subsidiaries not to, and will direct and use its reasonable best efforts to cause its and its subsidiaries’ representatives not to directly or indirectly solicit, initiate or knowingly encourage, or facilitate any proposal, offer or indication of interest (whether or not in writing) from any person that would be an alternative transaction to the merger.

Nevertheless, at any time prior to obtaining the required approval of the ESL shareholders for the merger proposal, which we refer to as the ESL shareholder approval, if ESL receives a bona fide written company takeover proposal (as described in “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Additional Agreements—No Solicitation”) that did not result from a material breach of the no solicitation obligations under the merger agreement, and that the Board of Directors determines in good faith (after consultation with financial advisors and outside legal counsel) (i) constitutes or would reasonably be expected to result in a superior company proposal (as described in “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Additional Agreements—Change of Recommendation”) and (ii) the failure to take action with respect to such company takeover proposal would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties, ESL and its representatives may furnish information to the person making the company takeover proposal pursuant to a confidentiality agreement and participate in discussions regarding the terms of the company takeover proposal, including the terms of an agreement with respect to the company takeover proposal.

Change of Recommendation (page 74)

The Board of Directors has made the recommendation that the holders of shares of ESL common stock vote “FOR” the merger proposal.

The merger agreement provides that the Board of Directors may generally not change its recommendation that the holders of shares of ESL common stock vote “FOR” the merger proposal. However, prior to obtaining the ESL shareholder approval, in certain circumstances and subject to certain limitations set forth in the merger agreement, the Board of Directors may (i) make a company adverse recommendation change (as defined in “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Additional Agreements—Change of Recommendation”) in connection with a superior company proposal or a company intervening event

(each as defined in “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Additional Agreements—Change of Recommendation”) or (ii) authorize and direct that ESL terminate the merger agreement in connection with a superior company proposal, in each case, subject to specified obligations to TransDigm to negotiate in good faith any revisions to the merger agreement (as more fully described in the section entitled “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Additional Agreements—Change of Recommendation”).

If the Board of Directors makes a company adverse recommendation change, TransDigm may be able to terminate the merger agreement and receive a termination fee from ESL. The Board of Directors may also, in certain circumstances and subject to certain limitations set forth in the merger agreement, terminate the merger agreement in order to effect a company adverse recommendation change, provided ESL pays a termination fee to TransDigm. For a more complete description, please see the section titled “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination of the Merger Agreement” beginning on page 81.

Conditions to the Closing of the Merger (page 79)

The following are some of the conditions that must be satisfied or waived before the merger may be consummated:

•	receipt of ESL shareholder approval of the merger agreement and the transactions contemplated thereby;

•

the expiration or termination of the waiting period (or any extension thereof) under the HSR Act, and the obtaining of required antitrust approvals in certain other jurisdictions, that are applicable to the transactions contemplated by the merger agreement, including the merger;

•

the authorization or consent from the French Ministre de l’Economie required to be obtained with respect to the merger under the French Code monétaire et financier having been obtained and remaining in full force and effect;

•

the absence of any preliminary, temporary or permanent judgment of a governmental authority or law that enjoins or otherwise prohibits the consummation of the merger and the other transactions contemplated by the merger agreement, which we refer to as a legal restraint;

•

the accuracy of ESL’s, TransDigm’s and Merger Sub’s respective representations and warranties in the merger agreement, subject in some instances to materiality or “material adverse effect” qualifiers, as of the date of the merger agreement and the closing date of the merger;

•

the performance in all material respects by ESL, on the one hand, and TransDigm and Merger Sub, on the other hand, of the covenants and agreements required to be performed by it under the merger agreement at or prior to the closing;

•

the absence of the occurrence of a Company material adverse effect since the date of the merger agreement (as defined in “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Representations and Warranties”); and

•

the receipt by each of ESL and TransDigm of a certificate of a senior executive officer of the other party, certifying that the respective conditions relating to such party set forth in the preceding three bullet points have been satisfied.

Termination of the Merger Agreement (page 81)

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger:

•	by the mutual written agreement of TransDigm and ESL;

•	by either TransDigm or ESL:

•

if the merger is not consummated at or before 5:00 p.m. Eastern time on October 9, 2019 (subject to extension through January 9, 2020, if all conditions other than certain regulatory-related conditions are or would be satisfied as of such date);

•	upon the issuance by any governmental entity of a final and nonappealable legal restraint; or

•	the ESL shareholder approval is not obtained at the special meeting or any adjournment or postponement thereof.

•	by ESL:

•

prior to receipt of the ESL shareholder approval, in order to effect a company adverse recommendation change and enter into a definitive, written agreement providing for a superior company proposal, provided that ESL pays a termination fee of $128,855,000 to TransDigm immediately prior to or substantially concurrently with such termination and ESL has complied in all material respects with the no solicitation covenant in the merger agreement; or

•

if TransDigm or Merger Sub has materially breached any covenants, agreements, representations or warranties such that the conditions relating to the accuracy of TransDigm’s and Merger Sub’s representations and warranties and or the performance of covenants would reasonably be expected not to be satisfied (subject to a cure period).

•	by TransDigm:

•

prior to receipt of the ESL shareholder approval, in the event that the Board of Directors makes a company adverse recommendation change or fails to include the recommendation that the holders of shares of ESL common stock vote “FOR” the merger proposal in this proxy statement, or ESL is in material breach of the no solicitation covenant in the merger agreement (subject to a cure period); or

•

if ESL has materially breached any covenants, agreements, representations or warranties such that the conditions relating to the accuracy of ESL’s representations and warranties and or the performance of covenants would reasonably be expected not to be satisfied (subject to a cure period).

Termination Fee (page 82)

Under the merger agreement, ESL will be required to pay a termination fee of $128,855,000 in connection with a termination of the merger agreement under the circumstances described in the section entitled “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination of the Merger Agreement—Termination Fee.” In no event will ESL be required to pay the termination fee on more than one occasion.

Specific Performance (page 84)

The parties are entitled to injunctions or other equitable relief to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the performance of the terms and provisions of the merger agreement in addition to any other remedy to which they are entitled at law or equity.

Market Prices and Dividend Data (page 90)

The closing price of ESL’s common stock on the NYSE on July 19, 2018, the last trading day prior to market rumors regarding a potential sale of ESL, was $75.45 per share. The closing price of ESL’s common stock on the NYSE on October 8, 2018, the last trading day prior to the execution of the merger agreement, was $89.01. On [●], 2018, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on the NYSE was $[●] per share.

Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger, ESL may not declare, set aside or pay any dividends without the prior written consent of TransDigm. No cash dividends were paid during ESL’s fiscal years ended September 28, 2018, September 29, 2017 or September 30, 2016. ESL’s current secured credit facility restricts the amount of dividends that ESL can pay. ESL does not anticipate paying any dividends in the foreseeable future.

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS

The following questions and answers are intended to address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as an ESL shareholder. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 101. The merger agreement is attached as Annex A to this proxy statement.

Q:	Why am I receiving these materials?

A:

On October 9, 2018, ESL entered into the merger agreement providing for the merger of Merger Sub, with and into ESL, with ESL surviving the merger as a wholly owned subsidiary of TransDigm. The Board of Directors is furnishing this proxy statement and form of proxy card to the holders of ESL common stock in connection with the solicitation of proxies in favor of the proposal to adopt the merger agreement and to approve the other proposals to be voted on at the special meeting.

Q:	What is the proposed merger and what effects will it have on ESL?

A:

The proposed merger is the acquisition of ESL by TransDigm through the merger of Merger Sub with and into ESL pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by the requisite number of holders of ESL common stock and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into ESL, with ESL continuing as the surviving corporation. As a result of the merger, ESL will become a wholly owned subsidiary of TransDigm and you will no longer own shares of ESL common stock. ESL expects to de-list its common stock from the NYSE and de-register its common stock under the Exchange Act. Thereafter, ESL would no longer be a publicly traded company.

Q:	What will I receive if the merger is completed?

A:

Upon completion of the merger, you will be entitled to receive the per-share merger consideration of $122.50 in cash, without interest and subject to any withholding taxes, for each share of ESL common stock that you own, unless you have properly exercised and perfected and not effectively withdrawn your demand for appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of ESL common stock, you will receive $12,250.00 in cash in exchange for your shares of ESL common stock, subject to any withholding taxes. In no case will you own shares in the surviving corporation.

Q:	When and where is the special meeting?

A:	The special meeting is scheduled to take place at [●] on [●], 2018, at [●] time.

Q:	Who is entitled to vote at the special meeting?

A:

Only ESL shareholders of record as of the close of business on [●], or their duly appointed proxies are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. Each holder of ESL common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of ESL common stock that such holder owned as of the close of business on the record date.

Q:	May I attend the special meeting and vote in person?

A:

All shareholders as of the close of business on the record date are entitled to attend the special meeting and vote in person. Seating will be limited. Shareholders will need to present a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting. Even if you plan to attend the special meeting in person, we encourage you to complete, sign, date and return the enclosed proxy card or vote electronically over the Internet or via telephone to ensure that your shares will be represented at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

If you are a beneficial owner and hold your shares in “street name” through a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of ESL common stock using the instructions provided by your broker, bank or other nominee. If you hold your shares in “street name,” because you are not the shareholder of record, you may not vote your shares in person at the special meeting unless you provide proof of ownership of ESL common stock, such as a recent bank or brokerage account statement, and you request and obtain a valid proxy from your broker, bank or other nominee.

Q:	What matters am I being asked to vote on at the special meeting?

A:	You are being asked to consider and vote on the following proposals:

•	To adopt the merger agreement, pursuant to which Merger Sub will merge with and into ESL, and ESL will become a wholly owned subsidiary of TransDigm;

•	To approve, by a non-binding, advisory vote, compensation that will or may become payable by ESL to its named executive officers in connection with the merger; and

•

To approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	How does ESL’s Board of Directors recommend that I vote?

A:

The Board of Directors, after considering various factors described under the section entitled “Proposal 1: Adoption of the Merger Agreement—The Merger—Recommendation of Our Board of Directors and Reasons for the Merger” beginning on page 40 and after consultation with outside legal and financial advisors, unanimously (i) determined that it is in the best interests of ESL and its shareholders and declared it advisable for ESL to enter into the merger agreement, (ii) approved the execution, delivery and performance by ESL of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement, (iii) directed that the adoption of the merger agreement be submitted to a vote of ESL’s shareholders at the Special Meeting and (iv) resolved to recommend that the ESL shareholders approve the adoption of the merger agreement and the transactions contemplated therein, including the merger.

The Board of Directors recommend that you vote

“FOR” the merger proposal,

“FOR” the merger-related compensation proposal, and

“FOR” the adjournment proposal.

Q:	How does the per-share merger consideration compare to the market price of ESL common stock prior to the date on which market rumors regarding a potential sale of ESL first publicly occurred?

A:

The per-share merger consideration represents a premium of approximately (i) 62% to the closing stock price of ESL common stock on July 19, 2018, the last trading day prior to market rumors regarding a potential sale of ESL, (ii) 22% to the highest stock price of ESL common stock during the fifty-two (52) week period ended July 19, 2018, the last trading day prior to market rumors regarding a potential sale of ESL, and (iii) 67% to the volume weighted average stock price of ESL common stock during the thirty (30) days ended July 19, 2018, the last trading day prior to market rumors regarding a potential sale of ESL.

Q:	Does TransDigm have the financial resources to complete the merger?

A:

Yes. TransDigm and Merger Sub have represented to ESL that, assuming (i) the accuracy of the representations and warranties of ESL in the merger agreement, (ii) compliance by ESL with the covenants contained in the merger agreement required to be performed and complied with by it and (iii) that the debt financing contemplated by the commitment letter provided by TransDigm is funded in accordance with such commitment letter, TransDigm has, or will have on or prior to closing, available funds (including cash, cash equivalents, available lines of credit or other sources of immediately available funds) in an amount sufficient to consummate the transactions contemplated by the merger agreement. In connection with entering into the merger agreement, TransDigm entered into a commitment letter, dated as of October 9, 2018, with Morgan Stanley Senior Funding, Inc., Credit Suisse Loan Funding LLC and Credit Suisse AG, that provided commitments for a $3.7 billion senior secured term facility subject to customary conditions precedent.

Q:	What do I need to do now?

A:

We encourage you to read this proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents we refer to in this proxy statement carefully and consider how the merger affects you. Then complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your broker, bank or other nominee to vote your shares.

Q:	Should I send in my stock certificates now?

A:

No. After the merger is completed, under the terms of the merger agreement, you will receive shortly thereafter a letter of transmittal containing instructions for how to send your stock certificates or surrender your book-entry shares to the paying agent in order to receive the cash payment of the per-share merger consideration for each share of ESL common stock represented by the stock certificates or book-entry shares. You should use the letter of transmittal to exchange your stock certificates or book-entry shares for the cash payment to which you are entitled upon completion of the merger. Please do not send in your stock certificates now.

Q:	I do not know where my stock certificates are, how will I get the merger consideration for my shares of ESL common stock?

A:

If the merger is completed, the transmittal materials you will receive after the completion of the merger will include the procedures that you must follow if you cannot locate your stock certificates. This will include an affidavit that you will need to sign attesting the loss of your stock certificates. You may also be required to post a bond as indemnity against any potential loss.

Q:	What happens if I sell or otherwise transfer my shares of ESL common stock after the record date but before the special meeting?

A:

The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you sell or transfer your shares of your ESL common stock after the record date but before the special meeting, unless special arrangements (such as the provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies ESL in writing of such special arrangements, you will transfer the right to receive the per-share merger consideration if the merger is completed to the person to whom you sell or transfer your shares of ESL common stock, but you will retain your right to vote these shares at the special meeting. Even if you sell or otherwise transfer your shares of ESL common stock after the record date, we encourage you to complete, date, sign and return the enclosed proxy card or vote via the Internet or telephone.

Q:	When do you expect the merger to be completed?

A:

We are working toward completing the merger as quickly as possible and currently expect to complete the merger during the second half of calendar year 2019. However, the exact timing of completion of the merger cannot be predicted because the completion of the merger is subject to certain closing conditions, including the adoption of the merger agreement by our shareholders and the receipt of regulatory approvals.

Q:	What happens if the merger is not completed?

A:

If the merger agreement is not adopted by ESL shareholders or if the merger is not completed for any other reason, ESL shareholders will not receive any payment for their shares of ESL common stock. Instead, ESL will remain an independent public company, your shares of ESL common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and ESL will continue to file periodic reports with the SEC.

Under specified circumstances, ESL will be required to pay TransDigm a termination fee upon the termination of the merger agreement, as described under the section entitled “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination of the Merger Agreement—Termination Fee” beginning on page 82.

Q:	Are there any other risks to me from the merger that I should consider?

A:	Yes. There are risks associated with all business combinations, including the merger. See the section entitled “Forward-Looking Statements” beginning on page 22.

Q:	Do any of ESL’s directors or officers have interests in the merger that may differ from those of ESL shareholders generally?

A:

Yes. The Board of Directors was aware of and considered these interests, among other matters, in evaluating the merger agreement and the merger and in recommending that ESL shareholders vote “FOR” the merger proposal. For a description of the interests of our directors and executive officers in the merger, see “Proposal 1: Adoption of the Merger Agreement—The Merger—Interests of the Directors and Executive Officers of ESL in the Merger” beginning on page 53.

Q:	What vote is required to adopt the merger agreement?

A:

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote is required to approve the merger proposal. As of the record date, there were approximately [●] shares of ESL common stock issued and outstanding. Each holder of ESL common stock is entitled to one vote per share of stock owned by such holder as of the close of business on the record date.

The failure of any shareholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. An abstention will also have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	What vote is required to approve the merger-related compensation proposal and the adjournment proposal?

A:	Approval of the merger-related compensation proposal requires the affirmative vote of a majority of the votes cast at the special meeting, provided a quorum is present.

Approval of the adjournment proposal, whether or not a quorum is present, requires the affirmative vote of a majority of the votes cast at the special meeting.

The failure of any shareholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will not have any effect on the merger-related compensation proposal or the adjournment proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will not have any effect on the merger-related compensation proposal or the adjournment proposal. An abstention will have the same effect as a vote “AGAINST” the merger-related compensation proposal and the adjournment proposal.

Q:	What happens if the merger-related compensation proposal is not approved?

A:

Approval of the merger-related compensation proposal is not a condition to completion of the merger. The vote is an advisory vote and is not binding. Accordingly, regardless of the outcome of the advisory vote, if the merger is completed, ESL may still pay such compensation to its named executive officers in accordance with the terms and conditions applicable to such compensation.

Q:	What constitutes a quorum?

A:

As of the record date, there were [●] shares of ESL common stock outstanding and entitled to vote at the special meeting. The presence, either in person or represented by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting will constitute a quorum at the special meeting. As a result, in order to have a quorum at the special meeting, at least [●] shares of our common stock must be represented by shareholders present in person or by proxy at the special meeting. Abstentions (which are described below) will count for the purpose of determining the presence of a quorum for the transaction of business at the special meeting.

Broker non-votes are shares held by a broker, bank or other nominee that are present in person or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers, banks and other nominee holders of record do not have discretionary voting authority with respect to any of the three proposals, if a beneficial owner of shares of ESL common stock held in “street name” does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares will not be present in person or represented by proxy at the special meeting.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, to be the “shareholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by ESL.

If your shares are held through a broker, bank or other nominee, you are considered the “beneficial owner” of the shares of ESL common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

Q:	How may I vote?

A:	If you are a shareholder of record, there are four ways to vote:

•	By attending the special meeting and voting in person by ballot;

•	By visiting the Internet at the address on your proxy card;

•	By calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•	By completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of ESL common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Even if you plan to attend the special meeting in person, you are strongly encouraged to vote your shares of ESL common stock by proxy. If you are a shareholder of record or if you obtain a valid proxy to vote shares which you beneficially own, you may still vote your shares of ESL common stock in person at the special meeting even if you have previously voted by proxy. If you are present at the special meeting and vote in person, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or electronically over the Internet or by telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or via telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or other nominee.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me? What are broker non-votes?

A:

Not without your direction. Your broker, bank or other nominee will be permitted to vote your shares on any proposal only if you instruct your broker, bank or other nominee on how to vote. Broker non-votes are shares held by a broker, bank or other nominee that are present in person or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers, banks and other nominee holders of record do not have discretionary voting authority with respect to any of the three proposals, if a beneficial owner of shares of ESL common stock held in “street name” does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares will not be present in person or represented by proxy at the special meeting. If there are any broker non-votes, then such broker non-votes will be counted as a vote “AGAINST” the merger proposal, but will have no effect on the adjournment or merger-related compensation proposals. If you hold your shares in “street name” and do not instruct your broker, bank or other nominee on how you wish to vote your shares, such broker, bank or nominee cannot vote and therefore, such non-vote will be counted as a vote “AGAINST” the merger proposal. Therefore, it is important that you instruct your broker, bank or other nominee on how you wish to vote your shares.

Q:	May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:	Yes. If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	Submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	Delivering a written notice of revocation to our Secretary;

•	Signing another proxy card with a later date and returning it to us prior to the special meeting; or

•	Attending the special meeting and voting in person.

Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by our Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m., [●] time on [●], 2018. If you have submitted a proxy, your appearance at the special meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of ESL common stock in “street name,” you should contact your broker, bank or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your broker, bank or other nominee.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of ESL common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of ESL common stock is called a “proxy card.” The Board of Directors has designated Curtis C. Reusser, Donald E. Walther and Amy L. Watson as proxies for the special meeting, and each of them with full power of substitution.

Q:	If a shareholder gives a proxy, how are the shares voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the specific items of business to come before the special meeting. If you properly sign and return your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Board of Directors with respect to each proposal.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:	Who will count the votes?

A:

All votes will be counted by a representative of Computershare, who will act as the inspector of election appointed for the special meeting and will separately count affirmative and negative votes, abstentions and broker non-votes.

Q:	Where can I find the voting results of the special meeting?

A:

ESL intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC within four (4) business days following the special meeting. All reports that ESL files with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page 101.

Q:	Will I be subject to U.S. federal income tax upon the exchange of ESL common stock for cash pursuant to the merger?

A:

The exchange of ESL common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. holder (as defined in “Proposal 1: Adoption of the Merger Agreement—The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 60) of ESL common stock who exchanges shares of ESL common stock for cash in the merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. If you are a non-U.S. holder (as defined in “Proposal 1: Adoption of the Merger Agreement—The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 60), the merger generally will not result in tax to you under U.S. federal income tax laws unless you have certain connections with the United States.

For a more complete description of the U.S. federal income tax consequences of the merger, see “Proposal 1: Adoption of the Merger Agreement—The Merger—U.S. Federal Income Tax Consequences of the Merger” beginning on page 60.

This proxy statement contains a general discussion of U.S. federal income tax consequences of the merger. This description does not address any non-U.S. tax consequences, nor does it pertain to state, local or other tax consequences. Consequently, you are urged to contact your tax advisor to determine the particular tax consequences to you of the merger.

Q:	What will the holders of outstanding ESL equity awards receive in the merger?

A:

For information regarding the treatment of ESL’s outstanding equity awards, see the section entitled “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Merger Consideration—Treatment of Company Awards” beginning on page 65.

Q:	Am I entitled to appraisal rights under the DGCL?

A:

If the merger is adopted by ESL’s shareholders, shareholders who do not vote (whether in person or by proxy) in favor of the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of ESL common stock are entitled to have their shares appraised by the Court of Chancery of the State of Delaware and to receive payment in cash of the “fair value” of the shares of ESL common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by ESL pursuant to subsection (h) of Section 262 of the DGCL). Shareholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement.

Q:	Who can help answer my questions?

A:

If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of ESL common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway

New York, NY 10018

(800) 322-2885 (toll-free)

(212) 929-5500 (collect)

proxy@mackenziepartners.com

FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain “forward-looking statements” that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “can,” “could,” “should,” “will,” “would,” “might,” “see,” “seek,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “confident,” “continue,” “potential,” “target,” “goal,” “plan,” “strategy,” “prospect,” “predict,” “providing guidance” and similar expressions that are intended to identify information that is not historical in nature. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved.

These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Form 10-K and Amendment No. 1 on Form 10-K/A and subsequent periodic and interim reports, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•	ESL may be unable to obtain shareholder approval as required for the proposed merger;

•	conditions to the closing of the proposed merger, including obtaining required regulatory approvals or foreign investment approvals, may not be satisfied or waived on a timely basis or at all;

•

a governmental entity or a regulatory body may prohibit, delay or refuse to grant approval for the consummation of the proposed merger and may require conditions, limitations or restrictions in connection with such approvals that can adversely affect the anticipated benefits of the proposed merger or cause the parties to abandon the proposed merger;

•	the amount of the costs, fees, expenses and charges related to the merger agreement or the proposed merger;

•	the proposed merger may involve unexpected costs, liabilities or delays;

•

the effect of the announcement or pendency of the proposed merger on the business of ESL, including risks related to customer, supplier or other business relationships, and risks associated with third-party contracts containing change in control consent requirements and/or other provisions that may be triggered by the proposed merger;

•	risks associated with legal proceedings related to the proposed merger or appraisal proceedings;

•	there may be unforeseen events, changes or other circumstances that could give rise to the termination of the merger agreement or affect the ability to recognize benefits of the proposed merger;

•	the risk that the merger agreement may be terminated in certain circumstances that require ESL to pay TransDigm a termination fee of $128,855,000;

•

risks that the proposed merger may disrupt ESL’s business generally, including diverting the attention of ESL management or employees away from ESL’s day-to-day operations, and present potential difficulties in employee retention or recruitment;

•	the risk that our stock price may decline significantly if the proposed merger is not completed;

•	risks related to ESL being restricted in its operation of the business while the merger agreement is in effect;

•	the risk that ESL’s financial results differ from those set forth in forecasts described in this proxy statement;

•	risks associated with the financing of the transaction;

•	the fact that receipt of the all-cash merger consideration would be taxable to ESL shareholders that are treated as U.S. holders for U.S. federal income tax purposes;

•

the fact that if the proposed merger is consummated, ESL’s shareholders would forgo the opportunity to realize the potential long-term value of the successful execution of ESL’s current strategy as an independent company;

•	there may be other risks to consummation of the proposed merger, including the risk that the proposed merger will not be consummated within the expected time period or at all;

•

the effect of economic conditions in the industries and markets in which ESL operates in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of weather conditions and natural disasters and the financial condition of ESL’s customers and suppliers;

•

challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of new products and services, or delays and disruption in delivery of materials and services from suppliers;

•

the effect of changes in political conditions in the U.S. and other countries in which ESL operates, including the effect of changes in U.S. trade policies or the U.K.’s pending withdrawal from the EU, on general market conditions, global trade policies and currency exchange rates in the near term and beyond;

•

the possibility that TransDigm could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of ESL’s assets to one or more as yet unknown purchasers, that could conceivably produce a higher aggregate value than that available to ESL shareholders in the proposed merger;

•	the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which ESL operates; and

•	ESL may be adversely affected by other general industry, economic, business, and/or competitive factors.

Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on ESL’s financial condition, results of operations, credit rating or liquidity.

There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made.

All of the forward-looking statements we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (a) the information contained under this heading and (b) the information contained under the headings “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filings on Form 10-K and Amendment No. 1 on Form 10-K/A and subsequent periodic and interim report filings (see “Where You Can

Find More Information” beginning on page 101). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. For all forward-looking statements, ESL claims the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. ESL shareholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board of Directors for use at the special meeting of shareholders or at any adjournments or postponements thereof.

Date, Time and Place

We have scheduled to hold the special meeting at [●] on [●], 2018, at [●] time.

Purpose of the Special Meeting

At the special meeting, we will ask our shareholders of record as of the record date to vote on the following proposals:

Proposal 1—Adoption of the Merger Agreement. To consider and vote on the merger proposal;

Proposal 2—Approval, on an Advisory (Non-Binding Basis), of Certain Compensatory Arrangements with Named Executive Officers. To consider and vote on the merger-related compensation proposal; and

Proposal 3—Adjournment of the Special Meeting. To consider and vote on the adjournment proposal.

Record Date; Shares Entitled to Vote; Quorum

Only shareholders of record as of the close of business on [●] are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. A list of shareholders entitled to vote at the Special Meeting will be available in our offices located at 500 108th Avenue N.E., Bellevue, Washington 98004 during regular business hours for a period of at least ten (10) days before the Special Meeting and at the place of the Special Meeting during the meeting.

As of the record date, there were approximately [●] shares of ESL common stock outstanding and entitled to be voted at the special meeting.

A quorum of shareholders is necessary to hold a vote for the merger proposal and the merger-related compensation proposal at the special meeting. The holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting, either present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, [●] shares must be represented by proxy or by shareholders present and entitled to vote at the special meeting to have a quorum.

In the event that a quorum is not present at the special meeting, it is expected that the meeting would be adjourned or postponed to a later date to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote is required to approve the merger proposal. Adoption of the merger agreement by our shareholders is a condition to the closing of the merger.

Approval of the merger-related compensation proposal requires the affirmative vote of a majority of the votes cast at the special meeting, provided a quorum is present. Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast at the special meeting, whether or not a quorum is present.

If you abstain from voting, the abstention will have the same effect as if you voted “AGAINST” the merger proposal, the merger-related compensation proposal and the adjournment proposal.

If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will count as a vote “AGAINST” the merger proposal, but will have no effect on the merger-related compensation proposal and the adjournment proposal.

Shares Held by ESL’s Directors and Executive Officers

As of the record date, ESL directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [●] shares of ESL common stock (excluding any shares of ESL common stock that would be delivered upon exercise or conversion of stock options or other equity-based awards), which represented approximately [●]% of the outstanding shares of ESL common stock on that date. It is expected that ESL’s directors and executive officers will vote their shares “FOR” the adoption of the merger agreement, although none of them has entered into any agreement requiring them to do so.

Voting of Proxies

If your shares are registered in your name with our transfer agent, Computershare, you may cause your shares to be voted by returning a signed proxy card, or you may vote in person at the special meeting. Additionally, you may submit electronically over the Internet or by phone a proxy authorizing the voting of your shares by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the shareholder. Properly executed proxies that do not contain voting instructions will be voted (i) “FOR” the merger proposal, (ii) “FOR” the merger-related compensation proposal and (iii) “FOR” the adjournment proposal. No proxy that is specifically marked against the merger proposal will be voted in favor of the merger-related compensation, unless it is specifically marked “FOR” the approval of such proposal.

If your shares are held in “street name” through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or by the Internet or telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or other nominee. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. Proposals 1, 2 and 3 in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. If you do not return your broker’s, bank’s or other nominee’s voting form, do not vote via the Internet or telephone through your broker, bank or other nominee, if applicable, or do not attend the special meeting and vote in person with a proxy from your broker, bank or other nominee, such actions will have the same effect as if you voted “AGAINST” the merger proposal but will not have any effect on the adjournment proposal or the merger-related compensation proposal.

Revocability of Proxies

If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	Submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	Delivering a written notice of revocation to our Secretary;

•	Signing another proxy card with a later date and returning it to us prior to the special meeting; or

•	Attending the special meeting and voting in person.

Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by our Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m., [●] time on [●], 2018. If you have submitted a proxy, your appearance at the special meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of ESL common stock in “street name,” you should contact your broker, bank or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your broker, bank or other nominee. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow ESL shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned.

Board of Directors’ Recommendation

The Board of Directors, after considering various factors described under the section entitled “Proposal 1: Adoption of the Merger Agreement—The Merger—Recommendation of Our Board of Directors and Reasons for the Merger” beginning on page 40, unanimously (i) determined that it is in the best interests of ESL and its shareholders, and declared it advisable, for ESL to enter into the merger agreement, (ii) approved the execution, delivery and performance by ESL of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement, (iii) directed that the adoption of the merger agreement be submitted to a vote of ESL’s shareholders at a meeting of its shareholders and (iv) resolved to recommend that ESL’s shareholders approve the adoption of the merger agreement and the transactions contemplated therein, including the merger.

The Board of Directors unanimously recommends that you vote (i) “FOR” the merger proposal, (ii) “FOR” the merger-related compensation proposal and (iii) “FOR” the adjournment proposal.

Tabulation of Votes

All votes will be tabulated by a representative of Computershare, who will act as the inspector of election appointed for the special meeting and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by ESL. We have retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $20,000 plus reasonable expenses. ESL will indemnify MacKenzie Partners, Inc. for certain losses arising out of its proxy solicitation services. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by some of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

We currently expect to complete the merger during the second half of calendar year 2019. However, the exact timing of completion of the merger cannot be predicted because the completion of the merger is subject to certain closing conditions, many of which are outside of ESL’s control, including the adoption of the merger agreement by our shareholders and the receipt of regulatory approvals.

Attending the Special Meeting

Only ESL shareholders of record on the record date, or their duly appointed proxies, and “street name” holders (whose shares are held through a broker, bank or other nominee) who provide evidence of their beneficial ownership on the record date for the special meeting, such as a copy of your most recent account statement or similar evidence of ownership of ESL common stock as of the record date for the special meeting, are entitled to attend the special meeting in person.

All ESL shareholders should also bring photo identification, such as a driver’s license or passport. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Even if you plan to attend the special meeting in person, we encourage you to complete, sign, date and return the enclosed proxy card or vote electronically over the Internet or via telephone to ensure that your shares will be represented at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you hold your shares in “street name,” because you are not the shareholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

Assistance

If you need assistance in completing your proxy card or have questions regarding ESL’s special meeting, please contact MacKenzie Partners, Inc. by email at proxy@mackenziepartners.com or by telephone. Shareholders may call toll-free at (800) 322-2885 and banks and brokers may call collect at (212) 929-5500.

Rights of Shareholders Who Seek Appraisal

If the merger is adopted by ESL shareholders, ESL shareholders who do not vote in favor of the adoption of the merger agreement, who continuously hold such shares through the effective time of the merger, who properly exercise and perfect appraisal of their shares and who meet certain other conditions and statutory requirements described herein will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of ESL common stock are entitled to have their shares appraised by the Court of Chancery of the State of Delaware and, in lieu of the $122.50 per-share merger consideration, to receive payment in cash of the “fair value” of the shares of ESL common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by ESL pursuant to subsection (h) of Section 262 of the DGCL), so long as they comply with the procedures established by Section 262 of the DGCL.

Shareholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must (1) not vote in favor of the merger proposal, (2) continuously be the record holder of such shares through the effective time of the merger and (3) otherwise follow the procedures set forth in Section 262 of the DGCL. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of ESL common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee.

ANY COMPANY SHAREHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

PARTIES INVOLVED IN THE MERGER

Esterline Technologies Corporation

Esterline Technologies Corporation is a leading specialized manufacturing company principally serving aerospace and defense customers. We are technologically focused, and design, manufacture and market highly engineered products and systems for application within the industries we serve. ESL operates in three segments structured around our technical capabilities: Avionics & Controls, Sensors & Systems, and Advanced Materials. Our Avionics & Controls business segment produces avionics systems, control and communication systems, and human-machine interface products and technologies. Our Sensors & Systems business segment produces power distribution products and systems, connection technologies and advanced sensors. Our Advanced Materials business segment produces engineered materials and defense technologies.

ESL’s principal executive offices are located at 500 108th Avenue N.E., Bellevue, Washington 98004, and its telephone number is (425) 453-9400.

ESL was formed in 1967 and is organized in the State of Delaware. ESL’s common stock, par value $0.20 per share, which we refer to as ESL common stock or our common stock, is currently listed on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “ESL.”

Additional information about ESL and its subsidiaries is included in documents incorporated by reference in this proxy statement (see “Where You Can Find More Information” beginning on page 101) and on its website: www.esterline.com. The information provided or accessible through ESL’s website is not part of, or incorporated by reference in, this proxy statement.

TransDigm Group Incorporated

Through its wholly-owned subsidiaries, TransDigm Group Incorporated is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

TransDigm’s principal executive offices are located at 1301 East 9th Street, Suite 3000, Cleveland, Ohio 44114, and its telephone number is (216) 706-2960.

TransDigm is incorporated in the State of Delaware. TransDigm’s common stock is currently listed on the NYSE under the symbol “TDG.”

Additional information about TransDigm and its subsidiaries is included on its website: www.transdigm.com. The information provided or accessible through TransDigm’s website is not part of, or incorporated by reference in, this proxy statement.

Thunderbird Merger Sub Inc.

Thunderbird Merger Sub Inc. is incorporated in the State of Delaware and is a wholly owned subsidiary of TransDigm that was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Merger Sub’s principal executive offices are located at 1301 East 9th Street, Suite 3000, Cleveland, Ohio 44114, and its telephone number is (216) 706-2960. Upon completion of the merger, Merger Sub will cease to exist.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Certain Effects of the Merger on ESL

Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into ESL, with ESL continuing as the surviving corporation in the merger and as a wholly owned subsidiary of TransDigm. ESL expects to de-list its common stock from the NYSE and de-register its common stock under the Exchange Act as promptly as practicable following the effective time of the merger. Thereafter, ESL would no longer be a publicly traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation, and instead will only be entitled to receive the merger consideration, as described under the section entitled “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Merger Consideration” beginning on page 65.

The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, or at such other time as is agreed by ESL and TransDigm and set forth in the certificate of merger.

Effect on ESL if the Merger is Not Completed

If the merger agreement is not adopted by ESL shareholders or if the merger is not completed for any other reason, ESL shareholders will not receive any payment for their shares of ESL common stock. Instead, ESL will remain a public company, ESL’s common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and ESL will continue to file periodic reports with the SEC.

Furthermore, if the merger is not consummated, and depending on the circumstances that would have caused the merger not to be consummated, it is likely that the price of ESL’s common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of ESL’s common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of ESL common stock. If the merger is not consummated, the Board of Directors will continue to evaluate and review ESL’s business operations, properties and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance shareholder value. If the merger agreement is not adopted by ESL’s shareholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to ESL will be offered or that ESL’s business, prospects or results of operation will not be adversely impacted.

In addition, under certain specified circumstances, ESL will be required to pay TransDigm a termination fee upon the termination of the merger agreement, as described under the section entitled “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination of the Merger Agreement—Termination Fee” beginning on page 82.

Background of the Merger

As a public company, the Company’s Board of Directors (the “Board”) and its executive management regularly evaluate opportunities to provide value to shareholders, including reviews of the Company’s business, strategic goals, industry consolidation trends, input from the Company’s shareholders and potential strategic alternatives.

In December of 2017, the Board retained a strategic advisory firm to provide an assessment of the Company’s strategic alignment with its served markets and a recommendation for how to maximize shareholder value, including an analysis of the Company’s potential strategic alternatives. In February of 2018, the Board expanded the strategic advisory firm’s scope of work to include supporting the Company’s management team in developing a strategic plan for the Company, including a focus on organic growth, possible future acquisitions and potential portfolio divestitures and restructurings. Between January and April of 2018, the Board reviewed and discussed matters related to the strategic advisory firm’s analysis.

Also in fiscal year 2017, the Company explored strategic options associated with its Kirkhill business, which resulted in the sale of the assets and certain liabilities of the Kirkhill business to TransDigm Group Incorporated (“TransDigm”) on March 15, 2018.

On March 26, 2018, during an informal dinner meeting, a member of Party A’s executive management discussed with a member of the Company’s executive management that Party A could have a potential interest in exploring strategic alternatives that might exist between Party A and the Company in the future.

On March 30, 2018, a representative of the Company contacted a representative of its historic financial advisor, Goldman Sachs & Co. LLC (“Goldman Sachs”), seeking potential assistance from Goldman Sachs in performing an analysis of the Company’s strategic alternatives.

On April 20, 2018, the Board held a meeting at which it discussed corporate strategy issues, including a discussion regarding the analysis performed by the strategic advisory firm, which included, among other things, a discussion around the Company’s ability to create value for its shareholders by remaining an independent public company and focusing on management’s 2018 strategic plan, re-shaping the Company’s portfolio and growing the remaining assets through strategic acquisitions, or pursuing a merger or sale of the Company. Following discussion, the Board decided to invite a representative of Goldman Sachs to assist with a review of strategic alternatives at the Board’s next meeting. The Board also discussed hiring a financial advisor, in addition to Goldman Sachs, to advise the Board in connection with the Company’s review of strategic alternatives, and instructed certain representatives of the Board to interview candidates.

Between April 20, 2018 and April 30, 2018, representatives of the Board interviewed Evercore Group L.L.C. (“Evercore”) and another nationally recognized investment banking firm with a view toward potentially retaining a financial advisor in addition to Goldman Sachs, to advise the Board in connection with the Company’s review of strategic alternatives. After discussion, the Board decided to engage Evercore to act as the Board’s financial advisor.

On May 12, 2018, a representative of TransDigm contacted a representative of Goldman Sachs on an unsolicited basis to discuss TransDigm’s interest in potentially acquiring the Company.

On May 15, 2018, the Board entered into an engagement agreement with Evercore to represent the Board as its financial advisor in connection with a possible sale of the Company.

On May 15, 2018, the Board held a meeting attended by a representative of Evercore and a representative of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), the Company’s outside legal advisor. During such meeting, a representative of Skadden reviewed with the Board its fiduciary duties in connection with the Board’s review of the Company’s strategic alternatives. Next, a representative of Evercore provided an overview of Evercore’s views on the strategic alternatives available to the Company, including Evercore’s views on a draft of the preliminary financial analyses of the strategic alternatives available to the Company that Goldman Sachs had prepared to review with the Board the next day. The Board engaged in discussion regarding the presentation and asked questions concerning the different alternatives, timing and process, potential counterparties, and valuation issues. Additionally, members of executive management reviewed with the Board the Company’s 2018 strategic plan, which included certain financial forecasts relating to the Company (see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement—The Merger—Financial Forecasts”).

On May 16, 2018, the Board held a strategic review meeting at which representatives of Goldman Sachs, Evercore, Skadden and certain members of the Company’s executive management were present. At the meeting, representatives of Goldman Sachs reviewed its preliminary financial analyses of the Company and the strategic alternatives available to the Company, including standalone organic growth, portfolio optimization, portfolio optimization along with acquisition or recapitalization strategies, the sale of the Company as a whole, the sale of the Company in parts or a merger of equals. Representatives of Goldman Sachs reviewed with the Board the unsolicited contact from TransDigm. The Board engaged in discussion and asked questions regarding the preliminary financial analyses and strategic alternatives and the Board, with input from Evercore and representatives of Goldman Sachs, engaged in a discussion regarding the Board’s view that it was a favorable time to explore a potential sale of the Company. Following such discussion, the Board directed the representatives of Goldman Sachs, Evercore and Skadden to work with Company executive management to prepare a process to seek indications of interest from third parties and to report back to the Board with a proposed course of action for its consideration.

On June 6, 2018, the Board held a meeting at which representatives of Goldman Sachs, Evercore, Skadden and certain members of the Company’s executive management were present. Members of executive management reviewed with the Board certain proposed updates to the Company’s 2018 strategic plan, which included certain financial forecasts relating to the Company (see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement—The Merger—Financial Forecasts”). The Board then discussed with members of executive management and representatives of Goldman Sachs and Evercore the 2018 strategic plan in the context of a process to seek indications of interest from third parties. Following such discussion, representatives of Goldman Sachs updated the Board regarding preparations for a process to seek indications of interest from third parties. The Board also discussed the May 12, 2018 communication received from TransDigm. Following discussion, the Board directed representatives of Goldman Sachs to respond to TransDigm and to invite TransDigm to submit a written indication of interest based on public information.

On June 12, 2018, a representative of Goldman Sachs contacted a representative of TransDigm and conveyed the Board’s response.

On June 14, 2018, a representative of Goldman Sachs received a written indication of interest from TransDigm indicating TransDigm’s interest in acquiring the Company at a price of $94.50 per share in cash. Following receipt, the written indication of interest was distributed to the Board.

On June 19, 2018, the Board held a meeting at which representatives of Goldman Sachs, Evercore, Skadden and certain members of the Company’s executive management were present. Representatives of Goldman Sachs reviewed with the Board the key terms of TransDigm’s written indication of interest as well as Goldman Sachs’ preliminary financial analyses of the Company and TransDigm’s indication of interest. The Board discussed TransDigm’s proposed price per share relative to the price per share projected in the Company’s 2018 strategic plan. The Board also discussed the strategic merits of pursuing a possible transaction with TransDigm compared with certain other potential third parties. Following such discussion, the Board determined that the proposed price per share in TransDigm’s initial indication of interest was too low to proceed in a process to evaluate a transaction solely with TransDigm at the proposed price at such time without a further analysis of the other strategic alternatives that the Company might have. The Board then discussed the process and timing for evaluating strategic alternatives, including a potential sale of the Company, that might exist with other third parties. After further discussion, the Board directed representatives of Goldman Sachs to respond to TransDigm that TransDigm’s proposed price per share was too low to merit proceeding with a transaction between the parties at such time and to give TransDigm an opportunity to increase its price per share. The Board and its advisors then discussed the process and timing for seeking indications of interest from other third parties, and following discussion, the Board directed representatives of Goldman Sachs to contact certain additional specified strategic third parties, including Party A, to help explore whether there was other third party interest in a transaction involving the Company. Next, members of executive management reviewed with the Board the final 2018 strategic plan, which included certain financial forecasts relating to the Company, a copy of which had been provided to the Board prior to the meeting (see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement—The Merger—Financial Forecasts”). Following discussion, the Board approved the 2018 strategic plan.

On June 19, 2018, at the direction of the Board, representatives of Goldman Sachs conveyed the Board’s response to TransDigm.

On June 20, 2018, representatives of Goldman Sachs spoke to representatives of TransDigm and further explained the Board’s position, including that TransDigm would need to increase its proposed price per share for the Company in order for the Board to consider proceeding further with TransDigm at such time.

On June 21, 2018, the Company entered into a formal engagement agreement with Goldman Sachs to represent the Company as its financial advisor in connection with a possible sale of the Company.

On June 21, 2018, the Chief Executive Officer of TransDigm contacted the Chief Executive Officer of the Company to explain that TransDigm was submitting a request for additional information that it believed would assist it in increasing its initial proposed price per share for the Company. On June 22, 2018, TransDigm sent a letter to representatives of Goldman Sachs describing the additional requested information.

On June 22, 2018, at the direction of the Board, representatives of Goldman Sachs contacted representatives of Party A, in response to Party A’s previous approach to the Company regarding its interest in a potential transaction involving the Company, and requested that Party A submit a letter to express its interest in a potential transaction involving the Company.

On June 26, 2018, representatives of Goldman Sachs received a written indication of interest from Party A expressing Party A’s interest in a potential acquisition of the Company. Party A did not indicate a proposed purchase price, and it requested additional diligence information to assist it in providing an indicative valuation of the Company. Following receipt, the written indication of interest was distributed to the Board.

On June 28, 2018, the Board held a meeting at which representatives of Goldman Sachs, Evercore, Skadden and certain members of the Company’s executive management were present. Representatives of Goldman Sachs updated the Board on discussions with TransDigm and Party A, and noted that, following discussions, TransDigm had declined to raise its initial proposed price per share and Party A had declined to state a specific price per share, in each case, due to the desire to perform due diligence and obtain further Company information to validate a price. Following discussion, the Board determined that, in its view, there was sufficient potential third party interest in the Company to continue with a process. A representative of Goldman Sachs then updated the Board regarding potential next steps, including a timeline and process to approach other potential strategic and financial third parties to solicit indications of interest in a possible transaction involving the Company. The Board, with input from Company executive management and representatives of Goldman Sachs and Evercore, identified a list of potential strategic and financial third parties it believed could be interested in a possible acquisition of some or all of the Company. The Board also discussed certain talking points that representatives of Goldman Sachs should direct at such parties. Following further discussion, the Board directed Company executive management to continue to work with representatives of Goldman Sachs and Skadden on matters related to the process, including preparation of a form of non-disclosure agreement (“NDA”) and a communications plan. The Board then directed representatives of Goldman Sachs to proceed with the outreach to the financial and strategic third parties the Board had identified and authorized Goldman Sachs to approach.

Between July 2, 2018 and August 3, 2018, representatives of Goldman Sachs or the Company contacted 21 third parties, including TransDigm and Party A, and the Company entered into 12 NDAs. Beginning on July 15, 2018, confidential information and supplemental information packages were distributed to 12 third parties in the process through a virtual data room.

Between July 15, 2018 and July 20, 2018, at the direction of the Board, certain members of the Company’s executive management held separate meetings with each of Party A, Party B, Party C and Party D to discuss the strategic merits of a potential transaction. Representatives of Goldman Sachs attended certain of those meetings.

On July 20, 2018, the Wall Street Journal published an article speculating that the Company was exploring a potential sale (the “Wall Street Journal Article”).

Between July 24, 2018 and August 16, 2018, at the direction of the Board, certain members of the Company’s executive management participated in diligence discussions with the third parties participating in the process regarding certain accounting, finance and strategic matters. Representatives of Goldman Sachs attended those meetings.

On July 25, 2018, the Board held a meeting at which representatives of Goldman Sachs, Evercore, Skadden and certain members of the Company’s executive management were present. Representatives of Goldman Sachs reviewed for the Board the status of communications with third parties, including an update on the parties that had executed NDAs, and noted that it had received inbound calls following the Wall Street Journal Article that resulted in the addition of 2 parties to the process. A representative of Goldman Sachs also noted that certain third parties had expressed interest in a potential acquisition of parts of the Company, rather than an acquisition of the Company as a whole, and the Board discussed the movement of the Company’s stock price after the Wall Street Journal Article. Following such discussion, representatives of Goldman Sachs and Skadden discussed with the Board the timing and status of other process points, including the population of a virtual data room and the drafting of a merger agreement, and the Board directed executive management to continue to work with representatives of Goldman Sachs and Skadden on the process.

On July 26, 2018, at the direction of the Board, representatives of Goldman Sachs distributed a supplemental information package and a bid process letter to 12 prospective bidders with instructions to, among other things, provide an indication of interest indicating the proposed purchase price in cash for 100% of the Company.

On August 16, 2018, representatives of Goldman Sachs received non-binding written indications of interest for 100% of the Company from TransDigm at $100.50 per share in cash, Party A at a bid range of $95-$98 per share in cash, Party E without a bid price, Party C at $100 per share in cash, Party F at $97 per share in cash, Party B at a bid range of $98 – 103 per share in cash and Party G for $96 per share in cash. Representatives of Goldman Sachs also received an indication of interest from Party J via e-mail, which did not include a bid price. Representatives of Goldman Sachs also received a written indication of interest from Party H for the Connection Technologies business at a bid range of $800 – 870 million and for the Sensors & Systems business at a bid range of $1.45 – 1.575 billion.

On August 17, 2018, representatives of Goldman Sachs received a non-binding written indication of interest for 100% of the Company from Party I at a bid range of $100 – 110 per share in cash.

On August 17, 2018, representatives of Party E and representatives of Goldman Sachs discussed that Party E likely would not submit a proposed price per share for the Company at this time.

On August 18, 2018, at the direction of the Board, representatives of Goldman Sachs spoke to representatives of Party A and communicated that Party A would need to increase its bid in order to continue in the process.

On August 19, 2018, Party A submitted a revised non-binding written indication of interest for 100% of the Company at $104 per share in cash.

On August 20, 2018, the CEO of Party E contacted representatives of Goldman Sachs and indicated that Party E would not submit a proposed price per share for the Company at this time and indicated that Party E likely would not continue in the process due to strategic, synergistic and timing concerns.

On August 20, 2018, the Board held a meeting, also attended by representatives of Goldman Sachs, Evercore, Skadden and certain members of the Company’s executive management, to discuss the initial indications of interest the Company had received (the “Initial Bids”). Representatives of Goldman Sachs reviewed its preliminary financial analyses of the Company and the Initial Bids, and the other key terms contained in the Initial Bids. After discussing the Initial Bids, the Board determined that it was not in the best interests of the Company to sell only portions of the Company, and directed representatives of Goldman Sachs and members of the Company’s executive management to continue non-exclusive negotiations with all bidders who had submitted Initial Bids for 100% of the Company with a purchase price at or above $100 per share, and to cease discussions with Party F, Party G and Party H. Representatives of Goldman Sachs discussed the timing and key events of the process going forward, and the Board directed representatives of Goldman Sachs, Skadden and certain members of the Company’s executive management to continue to proceed with the process.

Beginning on August 27, 2018, the virtual data room was expanded and opened to the remaining participants in the process.

During August and September of 2018, certain members of executive management of the Company made separate management presentations to each of TransDigm, Party A, Party C, Party B and Party I and the remaining participants in the process continued due diligence activities regarding the Company. Representatives of Goldman Sachs attended the executive management meetings.

On September 5, 2018, at the direction of the Board, representatives of Goldman Sachs distributed to each of the remaining participants in the process a draft merger agreement.

On September 6, 2018, at the direction of the Board, representatives of Goldman Sachs distributed to each of the remaining participants in the process a final round bid process letter. Among other things, the final round bid process letter instructed participants to include as part of a final round bid package the purchase price, financing plans, intentions for the business, remaining outstanding diligence requests, anticipated regulatory approvals and an estimate of timing to execute a definitive merger agreement, along with a markup of the draft merger agreement.

During the month of September, 2018, representatives of TransDigm, Party A, Party C and Party B conducted site visits to certain Company facilities, and all of the remaining five participants in the process continued due diligence activities regarding the Company.

On September 13, 2018, press reports from Mergermarket reported that the Company was in discussions with certain named parties regarding a potential acquisition of the Company.

On September 27, 2018, representatives of each of TransDigm, Party A, Party C and Party B submitted mark ups of the draft merger agreement to Skadden.

On September 28, 2018, representatives of Party C communicated to representatives of Goldman Sachs that Party C was not currently in a position to offer a purchase price for the Company, based on its view that, among other things, the scope of due diligence it required to be completed could not be completed in a time frame consistent with the Company’s process.

Between September 28, 2018 and October 4, 2018, legal counsel for TransDigm, Party A and Party B participated in discussions with representatives of Skadden regarding the key provisions of the draft merger agreements, including, among other things, discussions around certain of the Company’s representations and warranties and operating covenants, the size of the termination fee, treatment of equity awards, issues regarding the parties’ required efforts to obtain applicable regulatory approvals and provisions related to each party’s financing of the transaction. During such time, representatives of Party B discussed with representatives of Goldman Sachs that if it submitted a final round offer for the Company, it was likely to be within its initial bid range of between $98 – 103 per share in cash.

On October 5, 2018, representatives of Goldman Sachs received final round written non-binding offers for 100% of the Company from TransDigm at $114.50 per share in cash and Party A at $110 per share in cash, along with commitment letters for debt financing for the transaction, and statements that each of the parties had completed due diligence and was willing to execute a definitive merger agreement in an expedient manner (together, the “October 5th Proposals”). Neither offer was subject to a financing condition. Representatives of Party B communicated to representatives of Goldman Sachs that Party B would not be submitting a final round offer for the Company.

On the morning of October 6, 2018, a meeting was held with representatives of Goldman Sachs, Evercore, Skadden, certain members of the Company’s executive management and the Company’s lead independent director. At the meeting, the final offers from each of TransDigm and Party A were discussed, and a representative of Skadden discussed the key issues that it had been negotiating with each of the bidders remaining in the process in each of the draft merger agreements during the course of the prior week. In the case of TransDigm, among other things, its October 5th proposal lowered the termination fee to 3.5% of the equity value of the transaction compared to its initial proposal of 5% of the equity value of the transaction, narrowed the scope of certain of the Company’s representations and warranties and operating covenants, improved its position on certain provisions related to the obligations of the parties to obtain applicable regulatory approvals and improved certain other contractual terms. In the case of Party A, among other things, its October 5th proposal lowered the termination fee to 3% of the equity value of the transaction compared to its initial proposal of 4% of the enterprise value of the transaction, narrowed the scope of certain of the Company’s representations and warranties and operating covenants, improved its position on certain provisions related to the obligations of the parties to obtain applicable regulatory approvals and improved certain other contractual terms. A representative of Skadden further discussed the appropriate range of termination fees for a deal of this nature, and reviewed the key outstanding issues with respect to each party’s draft merger agreement that related to certain of the Company’s representations and warranties, operating covenants and certain other matters. After discussion, the Company’s lead independent director determined that Skadden should return revised versions of the draft merger agreements to each of TransDigm and Party A, in order that the parties could continue to negotiate the key outstanding issues, and each of TransDigm and Party A should be instructed to deliver its “best and final” offer package, both in purchase price and the merger agreement terms, by 5:00 p.m. (Eastern Standard Time) on Monday, October 8, 2018, so that the Board could evaluate each bid package in its entirety at a meeting to be held on Tuesday, October 9, 2018.

On October 6, 2018, representatives of Skadden sent a revised version of the draft merger agreement and corresponding Company disclosure schedules to each of TransDigm and Party A. Representatives of Goldman Sachs conveyed the timing and next steps of the process to each of TransDigm and Party A and instructed them to submit a best and final offer package on October 8, 2018.

Between October 6 and October 8, 2018, representatives of Skadden continued to hold discussions and negotiate the terms of the merger agreements with legal counsel for each of TransDigm and Party A.

On October 8, 2018, the Board held a meeting, also attended by representatives of Goldman Sachs, Evercore, Skadden and certain members of the Company’s executive management. At the meeting, representatives of Goldman Sachs reviewed for the Board the sale process that had been undertaken on behalf of the Company to identify and engage prospective bidders for the Company, including that representatives of Goldman Sachs or the Company had communicated with 21 prospective bidders, the Company had executed 12 NDAs, 10 parties had conducted detailed due diligence, 9 non-binding initial indications of interest were submitted, 5 parties participated in executive management presentations, 4 parties attended site visits, 4 parties submitted an initial markup of the draft merger agreement and 2 final bid packages had been submitted. A representative of Goldman Sachs then discussed the October 5th Proposals, and noted the anticipated receipt of best and final proposals later that day. Members of the Board discussed and asked questions about the process. A representative of Goldman Sachs reviewed its preliminary financial analysis of the Company and the merger consideration offered in the October 5th Proposals. Members of the Board discussed and asked questions regarding the financial analysis. A representative of Evercore also reviewed certain considerations related to the October 5th Proposals and answered questions from certain members of the Board. Following such discussion, a representative of Skadden reviewed with the Board its fiduciary duties in connection with the proposed transaction and presented a summary of the material terms and open points with respect to the draft merger agreements with each of TransDigm and Party A. The Board, among other things, reviewed and discussed the anticipated timing and process required to obtain regulatory approvals based upon the proposals from each of TransDigm and Party A, including the fact that Party A may have certain timing advantages with respect to obtaining such regulatory approvals, and the timing and process to obtain shareholder approval of the transaction with each of TransDigm and Party A. Following further discussion, the Board agreed to meet the next morning to review the best and final proposals from each of TransDigm and Party A.

Later on October 8, 2018, representatives of Goldman Sachs received a written non-binding offer for 100% of the Company from TransDigm at $120.50 per share in cash, with merger agreement terms that included no financing contingency, a termination fee equal to 3.5% of the equity value of the transaction, a no-shop provision with a 3 business day matching right and a fiduciary out provision. Representatives of Goldman Sachs also received a written non-binding offer for 100% of the Company from Party A at $118 per share in cash, with merger agreement terms that included no financing contingency, a termination fee equal to 3% of the equity value of the transaction, a no-shop provision with a 3 business day matching right and a fiduciary out provision.

On October 9, 2018, the Board held a meeting, also attended by representatives of Goldman Sachs, Evercore, Skadden and certain members of the Company’s executive management to consider TransDigm’s and Party A’s offers and the proposed terms of the 2 draft merger agreements. A representative of Goldman Sachs reviewed with the Board the terms of the 2 offers it had received on October 8, 2018. Thereafter, a representative from Skadden discussed with the Board its fiduciary duties in evaluating the offers, and compared the material terms between each of the merger agreement drafts the Company had received, noting, among other things, that TransDigm had agreed to improve its position with respect to certain provisions related to the obligations of the parties to obtain applicable regulatory approvals and certain other contractual provisions. Following discussion, including discussion with a representative from Evercore, the Board determined that it wished to proceed with a further discussion solely regarding the terms of TransDigm’s offer, which provided the shareholders of the Company with a higher purchase price than the purchase price offered by Party A. Following such discussion, a representative of Skadden reviewed the key terms of the merger agreement with TransDigm (a summary of which had been previously circulated to the Board) including, among other things, the parties’ respective termination rights (including the Company’s right to terminate the merger agreement if the Board, in the exercise of its fiduciary duties, changes its recommendation under the proposed merger agreement to enter into an agreement with respect to a superior proposal), the termination fee, the obligations of the parties to obtain applicable regulatory approvals, the restrictions on the Company’s ability to solicit alternative proposals, the definition of a “material adverse effect” and the applicable closing conditions. Additionally, the Board considered and discussed its reasons for approving the merger and the adoption of the merger agreement, which are set forth in detail in “Proposal 1: Adoption of the Merger Agreement—The Merger—Recommendation of the Board of Directors and Reasons for the Merger.” Next, representatives of Goldman Sachs reviewed its financial analysis of the Company and the $120.50 per share in cash offered by TransDigm and rendered to the Board an oral opinion, to the effect that, based on and subject to the factors and assumptions set forth in the opinion, the $120.50 per share in cash to be paid to the holders (other than TransDigm and its affiliates) of shares of Company common stock was fair, from a financial point of view, to such holders. After discussing the proposed transaction and considering the presentations by Goldman Sachs and Skadden, and its discussion with a representative of Evercore, the Board unanimously (i) determined that the transaction with TransDigm was in the best interests of the Company and the Company’s shareholders, and declared it advisable for the Company to enter into the merger agreement, (ii) approved the execution, delivery and performance by the Company of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement, (iii) directed that the adoption of the merger agreement be submitted to a vote of the Company’s shareholders at a meeting and (iv) resolved to recommend that the Company’s shareholders approve the adoption of the merger agreement and the transactions contemplated therein, including the merger. Following such resolutions, the Board directed representatives of Goldman Sachs and Skadden to contact TransDigm and convey that the Board had approved the transaction and authorized the Company’s representatives and executive management to finalize the terms of a definitive merger agreement.

Following the Board meeting, representatives of Goldman Sachs contacted representatives of TransDigm and conveyed that the Board had approved moving forward with the transaction according to the terms offered by TransDigm on October 8, 2018, and had authorized the Company’s representatives and executive management to finalize the definitive merger agreement between the parties.

Also following the Board meeting, representatives of Goldman Sachs were contacted by representatives of Party A inquiring about the status of its offer and, at the direction of the Board, the representatives of Goldman Sachs informed the representatives of Party A that they were behind on proposed purchase price and that the Board had decided to proceed with a transaction with another party.

During the course of the day on October 9, 2018, legal counsel for TransDigm and representatives of Skadden further negotiated, and reached resolution on, the remaining key open points of the merger agreement.

In the afternoon of October 9, 2018, representatives of Goldman Sachs received an unsolicited revised best and final offer from Party A increasing its offered purchase price to $120 per share in cash.

Following the receipt of such offer, at the direction of the Board, representatives of Goldman Sachs contacted representatives of Party A to discuss the increased purchase price to $120 per share in cash, and to ask Party A whether the increased purchase price was, in fact, its best and final offer. Representatives of Party A confirmed to representatives of Goldman Sachs that $120 per share in cash was indeed its best and final offer, and that Party A would not be increasing its offered purchase price again to an amount higher than $120 per share in cash.

Following such conversation, at the direction of the Board, with advice from Evercore and Skadden, representatives of Goldman Sachs contacted representatives of TransDigm and communicated that, following the previous conversation between the parties, representatives of Goldman Sachs had received an unsolicited revised offer from another party in the process that increased its offered purchase price and that the revised offer would be submitted to the Board for its consideration. Representatives of Goldman Sachs indicated that if TransDigm could increase its purchase price offered for the Company beyond $120.50, it should do so, in order for the Board to fully evaluate each party’s offer, including, among other things, the purchase price and certain timing and process considerations related to each proposed transaction.

Later in the afternoon of October 9, 2018, representatives of Goldman Sachs received a revised best and final offer from TransDigm increasing its offered purchase price to $122.50 per share in cash.

Early in the evening of October 9, 2018, the Board held a meeting, also attended by representatives of Goldman Sachs, Evercore, Skadden and certain members of the Company’s executive management, to consider TransDigm’s and Party A’s revised offers. At the meeting, representatives of Goldman Sachs reviewed the increased purchase prices offered by TransDigm and Party A and a representative of Skadden confirmed that the material terms of the merger agreements with the parties had not changed, and that it had reached resolution on the key outstanding items of the merger agreement with TransDigm since the previous meeting. The Board discussed the terms of the revised offers, including the increased purchase prices and certain timing and process considerations of a transaction with each of TransDigm and Party A, and asked questions about the communications since the last meeting. Following such discussion, including discussion with a representative of Evercore regarding certain matters with respect to the revised offers, the Board determined that it wished to proceed with a confirmation of its approval of a transaction with TransDigm at the increased offered purchase price, because, among other things, it provided the Company’s shareholders with a higher purchase price than the purchase price offered by Party A. Following such discussion, representatives of Goldman Sachs reviewed with the Board its financial analysis of the Company and the $122.50 per share in cash offered by TransDigm, and rendered to the Board an oral opinion, which was subsequently confirmed in writing, to the effect that, as of October 9, 2018, and based on and subject to the factors and assumptions set forth in Goldman Sachs’ written opinion, the $122.50 per share in cash to be paid to the holders (other than TransDigm and its affiliates) of shares of Company common stock was fair, from a financial point of view, to such holders. After discussing the proposed transaction and considering the presentations by Goldman Sachs and Skadden, and the discussion with a representative of Evercore, the Board unanimously (i) determined that the transaction with TransDigm was in the best interests of the Company and the Company’s shareholders, and declared it advisable for the Company to enter into the merger agreement, (ii) approved the execution, delivery and performance by the Company of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement, (iii) directed that the adoption of the merger agreement be submitted to a vote of the Company’s shareholders at a meeting and (iv) resolved to recommend that the Company’s shareholders approve the adoption of the merger agreement and the transactions contemplated therein, including the merger. Following such actions, the Board directed representatives of Goldman Sachs and Skadden to contact TransDigm and convey that the Board had approved the transaction at the higher purchase price and to continue to move towards signing a definitive merger agreement and announcing a transaction with TransDigm.

Following the Board meeting, the merger agreement was executed by the Company and TransDigm later in the evening of October 9, 2018.

On October 10, 2018, prior to the opening of trading of the Company’s common stock on the NYSE, the Company and TransDigm issued a joint press release announcing the execution of the merger agreement.

Recommendation of Our Board of Directors and Reasons for the Merger

Recommendation of Our Board of Directors to Adopt the Merger Agreement, thereby Approving the Transactions Contemplated by the Merger Agreement

On October 9, 2018, the Board of Directors, after considering various factors, certain of which are described below, unanimously (i) determined that it is in the best interests of ESL and its shareholders, and declared it advisable, for ESL to enter into the merger agreement, (ii) approved the execution, delivery and performance by ESL of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement, (iii) directed that the adoption of the merger agreement be submitted to a vote of ESL’s shareholders at a meeting of its shareholders and (iv) resolved to recommend that ESL’s shareholders approve the adoption of the merger agreement and the transactions contemplated therein, including the merger.

Reasons for the Merger

In recommending that ESL’s shareholders vote in favor of the merger proposal, the Board of Directors consulted with executive management of ESL and ESL’s outside financial and legal advisors and carefully considered a number of factors that the Board believed supported its decision, including, but not limited to, the following (not necessarily in order of relative importance):

•

The fact that the merger consideration of $122.50 per share to be received by the holders of shares of Company common stock in the merger represents a significant premium over the market price at which shares of ESL common stock traded prior to the market rumors regarding a potential sale of ESL, and a significant premium over the market price at which shares of ESL common stock traded prior to the announcement of the execution of the merger agreement, including the fact that the merger consideration of $122.50 per share represents an approximate premium of:

•	approximately 62% over the closing stock price on July 19, 2018, the last trading day prior to the market rumors regarding a potential sale of ESL;

•	approximately 22% over the highest stock price during the 52-week period ended July 19, 2018, the last trading day prior to the market rumors regarding a potential sale of ESL;

•	approximately 67% over the volume weighted average stock price during the 30 days ended July 19, 2018, the last trading day prior to the market rumors regarding a potential sale of ESL;

•	approximately 38% over the closing stock price on October 8, 2018, the last trading day prior to the announcement of the execution of the merger agreement; and

•	approximately 57% over the broker median price per share as of October 8, 2018, the last trading day prior to the announcement of the execution of the merger agreement, per IBES consensus.

•	The fact that the proposed merger consideration is all cash, which provides shareholders certainty of value and liquidity for their shares of ESL common stock upon completion of the merger.

•

The financial analyses presented by Goldman Sachs and the oral opinion of Goldman Sachs, which was subsequently confirmed in writing, to the effect that, as of October 9, 2018, and based on and subject to the factors and assumptions set forth in Goldman Sachs’ written opinion, the merger consideration to be paid to the holders (other than TransDigm and its affiliates) of shares of Company common stock was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “Proposal 1: Adoption of the Merger Agreement—The Merger—Opinion of ESL’s Financial Advisor” beginning on page 43.

•

The Board of Directors believed that the merger consideration represents fair value for the shares of Company common stock, taking into account the Board of Directors’ familiarity with ESL’s current and historical financial condition, results of operations, business, competitive position and prospects, industry consolidation trends, as well as ESL’s future strategic plan and potential long-term value.

•

The Board of Directors conducted a thorough review of ESL’s strategic plan, business opportunities, competitive environment and short- and long-term performance in light of ESL’s strategic plan, and held discussions with ESL’s executive management and outside legal and financial advisors regarding the potential strategic alternatives reasonably available to ESL, including continuing as a stand-alone public company. The Board of Directors determined that the value offered to ESL shareholders pursuant to the merger agreement is more favorable to ESL shareholders than other strategic alternatives reasonably available to ESL, including continuing as an independent public company (taking into account the potential risks, rewards and uncertainties associated therewith).

•

The fact that, at the direction of the Board of Directors, ESL, with the assistance of Goldman Sachs, conducted an extensive sale process, including communicating with 21 prospective bidders, executing confidentiality agreements with 12 prospective bidders, receiving initial bids from 9 prospective bidders, holding management meetings with 5 prospective bidders, facilitating site visits with 4 prospective bidders and receiving final bids from 2 prospective bidders.

•

The fact that the Board of Directors and ESL’s executive management, in coordination with ESL’s outside legal and financial advisors, negotiated on an arms-length basis with TransDigm with respect to price and other terms and conditions of the merger agreement, including obtaining significant price increases by TransDigm from its initial indicative price value of $94.50 on June 14, 2018, to $100.50 per share on August 16, 2018, to $114.50 per share on October 5, 2018, to $120.50 per share on October 8, 2018, to a final price of $122.50 per share on October 9, 2018. The Board of Directors also considered that the final price represented the highest proposed purchase price that ESL received after a competitive sale process.

•

The Board of Directors considered that the terms and conditions of the merger agreement, including the respective representations, warranties, covenants and termination rights of the parties, and the termination fee payable by ESL, are reasonable and the most favorable to ESL and its shareholders reasonably attainable from TransDigm.

•

The Board of Directors considered the fact that the merger agreement requires TransDigm to use its reasonable best efforts to take actions necessary to satisfy the regulatory conditions, and includes a commitment by TransDigm to obtain applicable consents and approvals under antitrust laws and assume the risks related to certain conditions and requirements that may be imposed by regulators in connection with securing such consents and approvals up to specified thresholds and limitations.

•

The Board of Directors considered TransDigm’s representations, warranties and covenants contained in the merger agreement relating to TransDigm’s financing commitments and the fact that the merger is not subject to a financing condition. The Board of Directors also considered the delivery by TransDigm of a debt commitment letter by banks of international reputation.

•

The fact that if ESL were to receive a company takeover proposal from a third party that the Board of Directors determines is, or is reasonably likely to lead to, a superior proposal, the Board of Directors would be able, subject to certain conditions, to consider such superior proposal and change its recommendation that ESL’s shareholders vote in favor of the merger proposal and/or terminate the merger agreement in order to enter into a definitive agreement providing for a superior proposal subject to payment of a termination fee of $128,855,000 to TransDigm, which amount the Board of Directors believed to be reasonable under the circumstances, taking into account the benefits of the merger to ESL’s shareholders, the range of such termination fees in similar transactions, and the Board’s belief that a fee of such size would not preclude or unreasonably restrict company takeover proposals.

•

The Board of Directors considered the availability of appraisal rights with respect to the merger for ESL shareholders who properly exercise their rights under the DGCL, which would give such shareholders the ability to seek and be paid a judicially determined appraisal of the “fair value” of their shares at the completion of the merger.

•

The Board of Directors considered the likelihood of the consummation of the transactions contemplated by the merger agreement, the absence of a financing condition, the representation of TransDigm in the merger agreement that as of the closing of the merger it will have sufficient funds to pay its obligations under the merger agreement, including the merger consideration, TransDigm’s proven ability to consummate acquisitions, the obligations of TransDigm to obtain applicable regulatory approvals, as well as ESL’s ability to specifically enforce TransDigm’s obligations under the merger agreement.

The Board of Directors also considered a number of uncertainties, risks and other factors in its deliberations concerning the merger and the other transactions contemplated by the merger agreement, including, but not limited to, the following (not necessarily in order of relative importance):

•	The fact that ESL shareholders will lose the opportunity to realize the potential long-term value of the successful execution of ESL’s current strategy as an independent public company.

•

The fact that the announcement and pendency of the merger, or the failure to complete the merger, may result in significant costs to ESL, could affect the trading price of ESL’s common stock, or could negatively impact ESL’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management and other personnel) and its customers, providers, suppliers, joint venture partners and regulators (including as a result of customer or other contracts with provisions that require consent for, or have implications upon, a change of control of ESL).

•

The Board of Directors considered the time and effort of management required to consummate the merger, which could disrupt ESL’s business operations and may divert employees’ attention away from ESL’s day-to-day operations.

•	The fact that the merger would be a transaction in which gain or loss is recognized by ESL’s shareholders for U.S. federal income tax purposes.

•	The fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied, including approval by ESL’s shareholders.

•

The fact that the completion of the merger would require regulatory consents and approvals, including approval under or expiration or termination of the applicable waiting periods under the HSR Act and other applicable antitrust laws, the risk that regulatory agencies may not approve the merger or may impose terms and conditions on their approvals that exceed the thresholds and limitations that TransDigm agreed to in the merger agreement or otherwise adversely affect the business and financial results of the combined company, and the amount of time that might be required to obtain all required regulatory consents and approvals.

•	The risk that the debt financing contemplated by TransDigm’s debt commitment letter will not be obtained, resulting in TransDigm having insufficient funds to consummate the merger.

•

The Board of Directors considered the restrictions on ESL’s conduct of business prior to completion of the merger, which could delay or prevent ESL from undertaking business opportunities that may arise or taking other actions with respect to its operations that the Board of Directors and management might believe were appropriate or desirable.

•

The fact that the termination fee of $128,855,000 is payable to TransDigm under certain specified circumstances, including upon the termination of the merger agreement in order to enter into a definitive agreement with respect to a superior proposal.

•

Certain of ESL’s directors and executive officers may have interests in the merger that are different from, or in addition to, those of ESL’s shareholders generally. For a discussion of these interests, see “Proposal 1: Adoption of the Merger Agreement—The Merger—Interests of the Directors and Executive Officers of ESL in the Merger” beginning on page 53.

After taking into account all of the factors set forth above, as well as others, the Board of Directors concluded that the risks and uncertainties associated with the merger were outweighed by the potential benefits of the merger to ESL’s shareholders.

The Board of Directors unanimously determined that the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement were advisable and in the best interests of ESL and its shareholders and approved the merger agreement. Accordingly, the Board of Directors unanimously recommends that ESL’s shareholders vote “FOR” the merger proposal.

The foregoing discussion of factors considered by the Board of Directors is not intended to be exhaustive, but summarizes the material factors considered by the Board of Directors in its consideration of the merger agreement and the merger. In light of the variety of factors considered in connection with their evaluation of the merger agreement and the merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Board of Directors applied his or her own personal business judgment to the process and may have given different weight to different factors. The Board of Directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support their ultimate determinations. The Board of Directors based their recommendations on the totality of the information presented, including thorough discussions with, and questioning of, ESL’s executive management and ESL’s and the Board of Directors’ outside financial advisors and outside legal counsel. It should be noted that this explanation of the reasoning of the Board of Directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Forward-Looking Statements” beginning on page 22.

Opinion of ESL’s Financial Advisor

At the meeting at which the Board of Directors voted to approve the proposed merger, Goldman Sachs rendered to the Board of Directors its oral opinion, subsequently confirmed in writing, to the effect that, as of October 9, 2018, and based upon and subject to the factors and assumptions set forth in Goldman Sachs’ written opinion, the $122.50 in cash per share to be paid to the holders (other than TransDigm and its affiliates) of shares of ESL common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated October 9, 2018, which sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B. Goldman Sachs’ advisory services and opinion were provided for the information and assistance of the Board of Directors in connection with its consideration of the proposed merger and the opinion does not constitute a recommendation as to how any holder of shares of ESL common stock should vote with respect to the proposed merger or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to shareholders and Annual Reports on Form 10-K of ESL for the five years ended September 29, 2017;

•	certain interim reports to shareholders and Quarterly Reports on Form 10-Q of ESL;

•

certain estimated selected income statement information for ESL for the quarter ended September 28, 2018 and certain estimated selected balance sheet information for ESL as of September 28, 2018, prepared by its management;

•	certain other communications from ESL to its shareholders;

•	certain publicly available research analyst reports for ESL; and

•

certain internal financial analyses and forecasts for ESL prepared by its management, as approved for Goldman Sachs’ use by ESL, which we refer to as the “Forecasts” in this proxy statement and which are summarized below under the section entitled “Proposal 1: Adoption of the Merger Agreement—The Merger—Financial Forecasts” beginning on page 50 of this proxy statement.

Goldman Sachs also held discussions with members of the senior management of ESL regarding their assessment of the past and current business operations, financial condition and future prospects of ESL; reviewed the reported price and trading activity for the shares of ESL common stock; compared certain financial and stock market information for ESL with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the aerospace and defense industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with the consent of the Board of Directors, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Goldman Sachs, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed, with the consent of the Board of Directors, that the Forecasts had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of ESL. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of ESL or any of its subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the proposed merger would be obtained without any adverse effect on the expected benefits of the proposed merger in any way meaningful to its analysis. Goldman Sachs assumed that the proposed merger would be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion did not address the underlying business decision of ESL to engage in the proposed merger, or the relative merits of the proposed merger as compared to any strategic alternatives that may have been available to ESL; nor did it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addressed only the fairness from a financial point of view to the holders (other than TransDigm and its affiliates) of shares of ESL common stock, as of October 9, 2018, the date of its opinion, of the $122.50 in cash per share to be paid to such holders pursuant to the merger agreement. Goldman Sachs did not express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the proposed merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the proposed merger, including, the fairness of the proposed merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of ESL; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of ESL, or class of such persons, in connection with the proposed merger, whether relative to the $122.50 in cash per share to be paid to the holders (other than TransDigm and its affiliates) of shares of ESL common stock pursuant to the merger agreement or otherwise. Goldman Sachs did not express any opinion as to the impact of the proposed merger on the solvency or viability of ESL or TransDigm or the ability of ESL or TransDigm to pay their respective obligations when they come due. Goldman Sachs’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after October 9, 2018, the date of its opinion. Goldman Sachs’s advisory services and its opinion were provided for the information and assistance of the Board of Directors in connection with its consideration of the proposed merger and the opinion does not constitute a recommendation as to how any holder of shares of ESL common stock should vote with respect to the proposed merger or any other matter. Goldman Sachs’s opinion was approved by a fairness committee of Goldman Sachs.

Summary of Financial Analyses

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board of Directors in connection with the rendering to the Board of Directors of the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 8, 2018, the last trading day before Goldman Sachs rendered its opinion to the Board of Directors, and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis. Goldman Sachs analyzed the $122.50 in cash per share to be paid to the holders (other than TransDigm and its affiliates) of shares of ESL common stock pursuant to the merger agreement in relation to the undisturbed closing price per share (which occurred July 19, 2018, the last trading day prior to market rumors regarding a potential sale of ESL), the closing price per share as of October 8, 2018, the highest price per share for the 52-week period ended July 19, 2018 (which occurred July 25, 2017), the volume-weighted average price, which we refer to as VWAP, per share for the one-month period ended July 19, 2018, and the broker median price per share as of October 8, 2018, per IBES consensus. This analysis indicated that the $122.50 in cash per share to be paid to the holders (other than TransDigm and its affiliates) of shares of ESL common stock pursuant to the merger agreement represented:

•	a premium of 62% based on the undisturbed closing price per share (which occurred July 19, 2018, the last trading day prior to market rumors regarding a potential sale of ESL) of $75.45;

•	a premium of 38% based on the closing price per share as of October 8, 2018 of $89.01;

•	a premium of 22% based on the highest price per share for the 52-week period ended July 19, 2018 of $100.30 (which occurred July 25, 2017);

•	a premium of 67% based on the VWAP per share for the one-month period ended July 19, 2018 of $73.46; and

•	a premium of 57% based on the broker median price per share as of October 8, 2018, per IBES consensus, of $78.00.

Illustrative Present Value of Future Share Price Analyses

Goldman Sachs performed an analysis to derive a range of illustrative present values per share of ESL common stock as of September 28, 2018, based on theoretical future prices calculated by Goldman Sachs for the shares of ESL common stock.

Using the Forecasts, Goldman Sachs derived a range of theoretical future enterprise values for ESL as of September 30 of each of calendar years 2019 through 2022, by applying a range of illustrative multiples of enterprise value to EBITDA for the next 12-month period, which we refer to as “NTM EBITDA” in this proxy statement, of 8.0x to 10.0x to an estimate of ESL’s NTM EBITDA for the following year, as reflected in the Forecasts. The range of illustrative multiples of enterprise value to NTM EBITDA of 8.0x to 10.0x applied by Goldman Sachs as described above were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account average implied multiples of enterprise value to NTM EBITDA for ESL over various periods ended July 19, 2018.

Goldman Sachs then derived a range of theoretical future values per share of ESL common stock as of September 30, 2019, 2020, 2021 and 2022 by subtracting the estimated net debt (defined for this purpose as ESL’s debt, capital leases and other financing obligations less cash) and minority interest of ESL as of that date, in each case, as reflected in the Forecasts from the theoretical future enterprise values for ESL described above and dividing the result by the estimated fully-diluted shares of ESL common stock outstanding on a standalone basis as of that date as reflected in the Forecasts. Using a discount rate of 11%, reflecting an estimate of ESL’s cost of equity, Goldman Sachs discounted to present value as of September 28, 2018, the range of theoretical future values per share of ESL common stock it derived as of September 30 of each of calendar years 2019 through 2022. Goldman Sachs derived the discount rate of 11% that it used by application of the capital asset pricing model (“CAPM”), which requires certain company-specific inputs, including a beta for ESL, as well as certain financial metrics for the United States financial markets generally. These calculations yielded a range of illustrative present values per share of ESL common stock as of September 28, 2018 of $81 to $112 (rounded to the nearest $1 per share).

Illustrative Discounted Cash Flow Analyses

Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis of Esterline. Using a mid-year convention and discount rates ranging from 9.5% to 10.5%, reflecting estimates of ESL’s weighted average cost of capital, Goldman Sachs discounted to present value as of September 28, 2018 (i) estimates of unlevered free cash flow for ESL for fiscal years 2019 through 2023, as reflected in the Forecasts, and (ii) a range of illustrative terminal values for ESL, which were calculated by applying perpetuity growth rates ranging from 2.5% to 3.5%, to a terminal year estimate of the free cash flow to be generated by ESL, as reflected in the Forecasts (which analysis implied exit terminal year EV/ LTM EBITDA multiples ranging from 7.9x to 10.6x). Goldman Sachs derived such discount rates by application of CAPM, which requires certain company-specific inputs, including ESL’s target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for Esterline, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs then derived ranges of illustrative enterprise values for ESL by adding the ranges of present values it derived above. Goldman Sachs then subtracted the net debt and minority interests as of September 28, 2018, as provided by ESL’s management and approved for Goldman Sachs’ use by ESL, from the range of illustrative enterprise values it derived for ESL, to derive a range of illustrative equity values for ESL. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of ESL, as provided by ESL’s management and approved for Goldman Sachs’ use by ESL, to derive a range of illustrative present values per share of the ESL’s common stock ranging from $89 to $117 (rounded to the nearest $1 per share).

Selected Transactions Analysis

Goldman Sachs analyzed certain publicly available information relating to acquisition transactions announced in the past seven years involving target companies with operations in the aerospace and defense industry.

While none of the target companies in the selected transactions are directly comparable to ESL and none of the selected transactions are directly comparable to the proposed merger, the target companies in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar in certain respects to ESL’s financial results and market size.

Using publicly available information for each of the selected transactions, Goldman Sachs calculated the implied enterprise value of the applicable target company based on the consideration paid in the applicable transaction, as a multiple of the target company’s EBITDA for the last 12-month period ended prior to announcement of the applicable transaction, which we refer to as “LTM EBITDA” in this proxy statement. The results are set forth below.

Announcement Date	Target	Acquiror	Enterprise Value / LTM EBITDA
September 21, 2011	Goodrich Corporation	United Technologies Corp.	12.9x
May 20, 2014	Aeroflex Holding Corp	Cobham plc.	11.1x
February 6, 2015	Exelis Inc.	Harris Corporation	9.3x
May 24, 2017	Zodiac Aerospace	Safran S.A.	10.1x	(1)
September 4, 2017	Rockwell Collins, Inc.	United Technologies Corp.	15.9x	(2)
March 18, 2018	GKN plc.	Melrose Industries plc.	8.5x
September 11, 2018	L’Orange GmbH	Woodward Inc.	9.5x
Median			9.8x

(1)	Normalized multiple of 10.1x based on revised offer estimated using LTM EBITDA based on disclosed normalized EBIT multiple and LTM financials as of May 2017.
(2)

United Technologies’ acquisition of Rockwell Collins was reviewed for illustrative purposes, but was not included in the median calculation or reference range due to differences in the size and financial profile of Rockwell Collins as compared to ESL.

Based on the results of the foregoing calculations and Goldman Sachs’ analyses of the various selected transactions and its professional judgment and experience, Goldman Sachs applied a reference range of LTM EBITDA multiples of 8.5x to 12.9x to ESL’s EBITDA, as provided in the summary preliminary results for the just-completed fiscal year 2018, as provided by ESL’s management, to derive a range of implied enterprise values for ESL. Goldman Sachs subtracted from this range of implied enterprise values the ESL’s net debt (defined for this purpose as the ESL’s debt, capital leases and other financing obligations less cash) and minority interest as of September 28, 2018, calculated using information provided by ESL’s management, and divided the result by the total number of fully-diluted shares of ESL common stock outstanding as of October 8, 2018, calculated using information provided by ESL’s management, to derive a range of implied values per share of ESL common stock of $78 to $122 (rounded to the nearest $1 per share).

Premia Paid Analysis

Goldman Sachs reviewed and analyzed, using Thomson Reuters data, the premia paid in all cash acquisitions of publicly traded companies in the United States announced during the period from January 1, 2013 through October 8, 2018, in which the target company had an implied enterprise value of between $250 million and $5 billion based on the consideration paid in the applicable transaction. For each year during this period and over certain periods, Goldman Sachs calculated the average premium and, for certain periods referred to below, various median premiums reflected by the respective prices paid in the transactions as compared to the last closing prices of the target companies’ shares prior to the announcement of the transaction. The following shows a summary of the results of the review:

Year	Number of Transactions	Average Premium
2013	66	29%
2014	56	35%
2015	67	32%
2016	91	40%
2017	76	23%
2018 (through October 8, 2018)	34	20%

	Number of Transactions	Average Premium	Median Premium
Last 5 Years	343	31%	26%

	Number of Transactions	Average Premium	Median Premium
Last 3 Years	220	31%	25%
Last 1 Year	53	24%	21%
25th Percentile			14%
75th Percentile			42%

Based on its review of the foregoing data and its professional judgment and experience, Goldman Sachs applied a reference range of illustrative premia of 25% to 35% to the closing price per share of ESL common stock as of July 19, 2018, the last completed undisturbed trading day. This analysis resulted in a range of implied values of $94 to $102 per share of ESL common stock (rounded to the nearest $1 per share).

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to ESL or the proposed merger.

Goldman Sachs prepared these analyses for purposes of providing its opinion to the Board of Directors as to the fairness from a financial point of view to the holders (other than TransDigm and its affiliates) of shares of ESL common stock, as of the date of the opinion, of the $122.50 in cash per share to be paid to such holders pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of ESL, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The $122.50 in cash per share to be paid to the holders of ESL common stock pursuant to the merger agreement was determined through arm’s-length negotiations between ESL and TransDigm and was approved by the Board of Directors. Goldman Sachs provided advice to ESL during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to ESL or the Board of Directors or that any specific amount of consideration constituted the only appropriate consideration for the proposed merger.

As described in “Proposal 1: Adoption of the Merger Agreement—The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” Goldman Sachs’ opinion was one of many factors taken into consideration by the Board of Directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the delivery of its fairness opinion to the Board of Directors and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B to this proxy statement.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of ESL, TransDigm, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the proposed merger. Goldman Sachs has acted as financial advisor to ESL in connection with, and has participated in certain of the negotiations leading to, the proposed merger. Goldman Sachs expects to receive fees for its services in connection with the proposed merger, all of which are contingent upon consummation of the proposed merger, and ESL has agreed to reimburse certain of Goldman Sachs’ expenses arising, and indemnify Goldman Sachs against certain liabilities that may arise, out of Goldman Sachs’ engagement. Goldman Sachs has provided certain financial advisory and/or underwriting services to ESL and/or its affiliates from time to time. During the two year period ended October 9, 2018, the Investment Banking Division of Goldman Sachs has not been engaged by Esterline or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs has provided certain financial advisory and/or underwriting services to TransDigm and its affiliates from time to time for which its Investment Banking Division has received, and may receive, compensation, including having acted as a joint lead agent with respect to a term loan facility (aggregate principal amount $650,000,000) of TransDigm in October 2016; a joint lead arranger with respect to a term loan facility (aggregate principal amount $1,819,000,000) of TransDigm in August 2017; a joint lead arranger with respect to a term loan facility (aggregate principal amount $5,158,000,000) of TransDigm in November 2017; a joint lead arranger with respect to a term loan facility (aggregate principal amount $1,810,000,000) of TransDigm in February 2018; and a joint bookrunner with respect to a term loan facility (aggregate principal amount $500,000,000) of TransDigm in May 2018. During the two year period ended October 9, 2018, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to TransDigm and/or its affiliates of approximately $1,000,000. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to ESL, TransDigm or their respective affiliates, for which its Investment Banking Division may receive compensation.

The Board of Directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the proposed merger. Pursuant to an engagement letter dated June 21, 2018, ESL engaged Goldman Sachs to act as its financial advisor in connection with the proposed merger. The engagement letter between ESL and Goldman Sachs provides for a transaction fee that is estimated, based on information available as of the date of announcement, at approximately $38 million, all of which is contingent upon consummation of the proposed merger. In addition, ESL has agreed to reimburse Goldman Sachs for certain of its expenses, including reasonable attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Financial Forecasts

In connection with a possible transaction, certain non-public, unaudited prospective financial information for fiscal years 2018 through 2023 was provided to the Board of Directors, Goldman Sachs, ESL’s financial advisor, and to certain participants in the sale process, including TransDigm and its advisors. This unaudited prospective financial information is referred to as the Forecasts.

Although we periodically may issue limited guidance regarding financial performance for the current fiscal year, with the exception of information provided in conjunction with ESL’s investor day on June 19, 2014, ESL does not normally publicly disclose long-term projections as to future revenue, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates, including the difficulty of predicting economic and market conditions. The Forecasts were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available as described above. The Forecasts were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to as GAAP, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, ESL’s management. Ernst & Young LLP has neither audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto. Any Ernst & Young LLP reports that are incorporated by reference into this proxy statement relate to ESL’s historical financial information. It does not extend to the prospective financial information and should not be read to do so.

As part of ESL’s customary annual processes, a five-year plan is presented to the Board of Directors for review and approval. This five-year plan is not ordinarily disclosed publicly and its primary uses are to drive ESL’s strategic planning and to serve as the basis for ESL’s long-term incentive plan. ESL management reviewed its proposed fiscal years 2018 through 2023 five-year plan at a Board of Directors meeting on May 15, 2018, and the Board of Directors approved the final plan at a subsequent meeting on June 19, 2018. This approved plan was used as the basis for the Forecasts that were provided to the Board of Directors, Goldman Sachs, ESL’s financial advisor, and to certain participants in the sale process, including TransDigm and its advisors. For fiscal year 2018, the Forecasts were prepared on an adjusted pro forma basis, and excluded (a) any financial impact, including revenue, gross profit, EBIT, and all expense, including the loss on sale, of the Kirkhill business, the assets of which were sold late in the second fiscal quarter to TransDigm, (b) the impact of the $48.6 million one-time tax expense resulting from the U.S. Tax Cuts and Jobs Act of 2017, which was recorded in ESL’s fiscal first quarter, (c) expenses associated with a temporary shutdown at one of ESL’s locations in ESL’s fiscal fourth quarter, and (d) any fees or expenses of outside advisors, whether financial, legal, or strategic, related to this sale process.

Although a summary of the Forecasts is presented with numerical specificity, it reflects numerous assumptions and estimates as to future events made by our management, including with respect to general market, economic, and political conditions, the award to ESL of future business, and ESL’s operational performance, that our management believed were reasonable at the time the Forecasts were prepared, taking into account the relevant information available to management at the time. However, this information is not fact and should not be relied upon as necessarily indicative of actual future results. Important factors that may affect actual results and cause the Forecasts not to be achieved include general economic conditions, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures, changes in tax laws and other factors described or referenced under the section entitled “Forward-Looking Statements” beginning on page 22. In addition, the Forecasts do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. As a result, there can be no assurance that the Forecasts will or would be realized, and actual results may be materially better or worse than those contained in the Forecasts.

The Forecasts are not a reliable indication of future results, and ESL and its management team and advisors do not endorse the Forecasts as such, and they do not make any representation to readers of this document concerning the ultimate performance of ESL or the combined company compared to the Forecasts. ESL is including these projections in this document solely because it was among the financial information made available to the Board of Directors, Goldman Sachs, and TransDigm and its advisors in connection with their evaluation of the merger, and not to influence your decision on how to vote on any proposal.

The Forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding ESL contained in our public filings with the SEC. Our management reviewed the Forecasts with the Board of Directors, which considered the Forecasts in connection with its evaluation and approval of the merger agreement and the merger. In preparing its financial analyses and opinion summarized under the section entitled “Proposal 1: Adoption of the Merger Agreement—The Merger—Opinion of ESL’s Financial Advisor” beginning on page 43, Goldman Sachs relied on the accuracy and completeness of the information provided with respect to the Forecasts and the assurances of our management that it was not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect.

The Forecasts constitute a forward-looking statement. For information on factors that may cause ESL’s future results to materially vary, see the section entitled “Forward-Looking Statements” beginning on page 22, and information in our consolidated financial statements and notes thereto included in our most recent filings on Form 10-K and Amendment No. 1 on Form 10-K/A and subsequent periodic and interim report filings (see “Where You Can Find More Information” beginning on page 101).

Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Forecasts to reflect circumstances existing after the date when ESL prepared the Forecasts or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Forecasts are shown to be in error.

In light of the foregoing factors and the uncertainties inherent in the Forecasts, shareholders are cautioned not to place undue reliance on the Forecasts.

Certain of the measures included in the Forecasts may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by ESL may not be comparable to similarly titled amounts used by other companies.

The following table reflects selected metrics reflected in, or generated from, the Forecasts:

	Fiscal Year(1) (in millions of U.S. dollars)
	2018E	2019E	2020E	2021E	2022E	2023E
Sales	$1,994	$2,068	$2,209	$2,298	$2,374	$2,459
Gross Profit	$678	$700	$751	$788	$829	$862
EBIT	$191	$202	$247	$275	$305	$328
EBITDA(2)	$291	$306	$355	$384	$410	$430
Net Income	$118	$129	$163	$184	$207	$225
Depreciation and Amortization	$101	$104	$107	$109	$105	$102
Capital Expenditures	$(70)	$(70)	$(70)	$(70)	$(70)	$(70)
Reductions in Net Working Capital	$16	$16	$(15)	$(10)	$3	$(5)

Unlevered Free Cash Flow(3)	$184	$196	$201	$227	$257	$263
Net Debt and Minority Interest	$317	$354	$441	$478	$465	$452

(1)	ESL’s fiscal year end is the last Friday in September.
(2)	EBITDA is calculated as EBIT plus depreciation and amortization.
(3)	Unlevered Free Cash Flow is calculated as EBIT less cash taxes, capital expenditures, and increases in working capital, plus depreciation and amortization.

In addition, on October 5, 2018, certain estimated preliminary results, also calculated on an adjusted pro forma basis, for the just-completed fiscal year ended September 28, 2018 were shared with the Board of Directors, Goldman Sachs, ESL’s financial advisor, and to certain participants in the sale process, including TransDigm and its advisors, as follows:

2018E
Sales	$1,998
EBIT	$208
EBITDA(1)	$308

(1)	EBITDA is calculated as EBIT plus depreciation and amortization.

Reconciliation of the adjusted pro forma preliminary results for the just-completed fiscal year ended September 28, 2018 to the preliminary results is as shown below:

	Preliminary Results	Kirkhill Removal	Deal Expenses Removal	Facility Shutdown Expenses	Adjusted Pro Forma Preliminary Results
Sales	$2,033	$(35)	$—	$—	$1,998
EBIT	$182	$16	$7	$3	$208
EBITDA	$283	$15	$7	$3	$308

Also, on October 5, 2018, certain estimated preliminary balance sheet items for the just-completed fiscal year ended September 28, 2018 were shared with the Board of Directors, Goldman Sachs, ESL’s financial advisor, and to certain participants in the sale process, including TransDigm and its advisors, as follows:

2018E
Cash	$372
Term loan balance	$180
Revolver balance	$0
Balance on eurobond	€330

Interests of the Directors and Executive Officers of ESL in the Merger

When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that may be different from, or in addition to, your interests as a shareholder. The Board of Directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the shareholders of ESL. For purposes of each of the ESL plans and agreements described below, the consummation of the merger will constitute a “change in control,” “change of control” or term of similar meaning with respect to ESL.

Arrangements with TransDigm

As of the date of this proxy statement, none of our executive officers has entered into any agreement with TransDigm or any of its affiliates regarding employment with the surviving corporation or one or more of its affiliates.

Treatment of Company Awards

Options. Company Options held by our directors and executive officers will be treated like all other Company Options at the effective time of the merger. At the effective time of the merger, each Company Option granted under a Company Stock Plan that is outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product obtained by multiplying (i) the amount by which $122.50 exceeds the per-share exercise price of such Company Option, by (ii) the total number of shares of ESL common stock underlying such Company Option, which cash payment will be made within 5 business days following the effective time. If the per-share exercise price of any such Company Option is equal to or greater than $122.50, such Company Option will be cancelled as of the effective time without the payment of any consideration.

Restricted Stock Units. Company RSUs held by our directors and executive officers will be treated like all other Company RSUs at the effective time of the merger. At the effective time of the merger, each award of Company RSUs granted under a Company Stock Plan that is outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product obtained by multiplying (i) $122.50, by (ii) the total number of shares of ESL common stock underlying such Company RSU, which cash payment will be made within 5 business days following the effective time.

Performance Stock Units. Company PSUs held by our directors and executive officers will be treated like all other Company PSUs at the effective time of the merger. At the effective time of the merger, each award of Company PSUs granted under a Company Stock Plan that is outstanding immediately prior to the effective time, whether vested or unvested (treating for this purpose any performance-based vesting condition to which such Company PSU is subject as having been attained at the “target level” with proration), will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product obtained by multiplying (i) $122.50, by (ii) the total number of shares of ESL common stock underlying such Company PSU, which cash payment will be made within 5 business days following the effective time.

Shares Held by Directors and Executive Officers. Any shares of ESL common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of ESL common stock held by all other shareholders of ESL entitled to receive the merger consideration.

Merger-Related Payments

The table below sets forth the estimated amounts that each director, named executive officer, and other executive officer of ESL would be eligible to receive (without subtraction of applicable withholding taxes through net settlement or otherwise) with regard to shares of ESL common stock, Company Options, Company RSUs, and Company PSUs, in each case, that are outstanding held as of November 1, 2018, assuming the merger closes on November 1, 2018. Depending on when the merger is completed, directors and executive officers may receive a grant of additional equity awards for the 2019 fiscal year (which amounts are not determinable at this time and therefore are not reflected in the table) and certain outstanding equity shown in the table below may become vested in accordance with their terms without regard to the merger. Mr. George and Ms. Mason are listed as named executive officers in the table because they appear as named executive officers in ESL’s annual proxy statement for the fiscal year ended September 29, 2017.

Merger Proxy Beneficial Ownership Table

(as of November 1, 2018)

	Shares (#)	Value of Shares ($)(1)	Vested Company Options (#)(2)	Value of Vested Company Options($)(3)	Unvested Company Options (#)(4)	Value of Unvested Company Options ($)(5)	Company RSUs (#)(6)	Value of Company RSUs ($)(7)	Company PSUs (#)(8)	Value of Company PSUs ($)(9)	Total Value ($)
Board of Directors
Michael J. Cave	4,894.000	$599,515	—	$—	—	$—	—	$—	—	$—	$599,515
Michael J. Covey	2,573.000	$315,193	—	$—	—	$—	—	$—	—	$—	$315,193
Delores M. Etter	15,200.000	$1,862,000	—	$—	—	$—	—	$—	—	$—	$1,862,000
Anthony P. Franceschini	21,937.000	$2,687,283	—	$—	—	$—	—	$—	—	$—	$2,687,283
Paul V. Haack	26,696.000	$3,270,260	—	$—	—	$—	—	$—	—	$—	$3,270,260
Mary L. Howell	14,923.000	$1,828,068	—	$—	—	$—	—	$—	—	$—	$1,828,068
Scott E. Kuechle	8,225.000	$1,007,563	—	$—	—	$—	—	$—	—	$—	$1,007,563
Nils E. Larsen	5,713.000	$699,843	—	$—	—	$—	—	$—	—	$—	$699,843

Named Executive Officers
Curtis C. Reusser	42,468.000	$5,202,330	64,450	$1,999,200	61,950	$2,347,565	27,000	$3,307,500	11,800	$1,445,500	$14,302,094
Robert D. George(10)	15,830.000	$1,939,175	87,400	$5,330,267	17,300	$653,215	3,100	$379,750	2,500	$306,250	$8,608,657
Marcia J. Mason(11)	7,447.890	$912,367	54,600	$3,152,391	11,600	$437,908	5,400	$661,500	2,389	$292,639	$5,456,804
Roger A. Ross	3,369.243	$412,732	11,550	$511,821	13,050	$536,871	5,300	$649,250	2,283	$279,708	$2,390,383
Albert S. Yost	9,340.910	$1,144,261	12,150	$378,505	12,850	$486,622	6,000	$735,000	2,669	$327,007	$3,071,394

Other Executive Officers
Paul P. Benson	1,661.580	$203,544	6,400	$94,010	6,500	$199,465	2,400	$294,000	1,092	$133,729	$924,748
Stephen M. Nolan	—	$—	—	$—	21,100	$1,114,080	8,450	$1,035,125	—	$—	$2,149,205
Donald E. Walther	—	$—	—	$—	11,380	$543,964	3,935	$482,038	—	$—	$1,026,002

(1)	Dollar values are calculated based on the merger consideration of $122.50 per share.
(2)

Represents the number of vested Company Options that have a per-share exercise price below $122.50 and that will be cancelled and converted into the right to receive a cash payment pursuant to the merger agreement.

(3)

Represents, with respect to each Company Option described in (2) above, the value of the cash payment with respect to such Company Option, determined by the product of (a) the excess of (i) the merger consideration of $122.50 over (ii) the applicable per-share exercise price of such Company Option, multiplied by (b) the number of shares of ESL common stock subject to such Company Option. The column shows the aggregate of such products for all such Company Options held by each director or executive officer.

(4)

Represents the number of unvested Company Options that have a per-share exercise price below $122.50 and that will be cancelled and converted into the right to receive a cash payment pursuant to the merger agreement.

(5)

Represents, with respect to each Company Option described in (4) above, the value of the cash payment with respect to such Company Option, determined by the product of (a) the excess of (i) the merger consideration of $122.50 over (ii) the applicable per-share exercise price of such Company Option, multiplied by (b) the number of shares of ESL common stock subject to such Company Option. The column shows the aggregate of such products for all such Company Options held by each director or executive officer.

(6)	Represents the number of Company RSUs that will be cancelled and converted into the right to receive a cash payment pursuant to the merger agreement.
(7)

Represents, with respect to the Company RSUs, the value of the cash payment with respect to such Company RSUs, determined by the product of (a) the merger consideration of $122.50, multiplied by (b) the total number of shares of ESL common stock underlying such Company RSUs.

(8)

Represents the number of Company PSUs (treating for this purpose any performance-based vesting condition to which such Company PSU is subject as having been attained at the “target level” with proration) that will be cancelled and converted into the right to receive a cash payment pursuant to the merger agreement. The amount shown in the table excludes the number of Company PSUs granted for the fiscal 2016-2018 performance cycle as ESL did not achieve the threshold performance level, and therefore, none of those Company PSUs will become earned or vested by their terms.

(9)

Represents, with respect to the Company PSUs, the value of the cash payment with respect to such Company PSUs, determined by the product of (a) the merger consideration of $122.50, multiplied by (b) the total number of shares of ESL common stock underlying such Company PSUs (treating for this purpose any performance-based vesting condition to which such Company PSU is subject as having been attained at the “target level” with proration). The amount shown in the table excludes the value with respect to Company PSUs granted for the fiscal 2016-2018 performance cycle as ESL did not achieve the threshold performance level, and therefore, none of those Company PSUs will become earned or vested by their terms.

(10)

Mr. George retired from the position of Executive Vice President, Chief Financial Officer & Corporate Development of ESL on February 5, 2018 and ceased employment with ESL on August 1, 2018. Mr. George became entitled to continued vesting of his unvested Company Options, Company RSUs and Company PSUs upon his retirement from ESL pursuant to the terms of the applicable award agreements.

(11)

Ms. Mason retired from the position of Executive Vice President & General Counsel of ESL on May 15, 2018 and ceased employment with ESL on October 1, 2018. Ms. Mason became entitled to continued vesting of her unvested Company Options, Company RSUs and Company PSUs upon her retirement from ESL pursuant to the terms of the applicable award agreements.

For an estimate of the value of the amounts that would be paid or become payable to each of ESL’s named executive officers, assuming, among other things, that the merger was completed on November 1, 2018 and the employment of each named executive officer (other than Mr. George and Ms. Mason whose employment actually terminated prior to November 1, 2018) was terminated either by ESL without cause or by the named executive officer for good reason immediately thereafter, see the section of this proxy statement entitled “Proposal 2: Advisory Vote on Merger-Related Executive Compensation Arrangements.” The amounts shown under the “Equity” column of the “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger” table set forth in Proposal 2 include the aggregate value of the acceleration and payout of all outstanding unvested equity awards held by ESL’s named executive officers if the merger were to occur on November 1, 2018 (which value represents the sum of the amounts shown under the columns “Value of Unvested Company Options,” “Value of Company RSUs” and “Value of Company PSUs” in the Merger Proxy Beneficial Ownership Table above), in addition to certain double-trigger severance payments and benefits that would become due under the terms of each named executive officer’s termination protection agreement with ESL (as reflected in the “Cash,” “Perquisites / Benefits” and “Tax Reimbursement” columns of the “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger” table) as applicable.

Executive Officer Termination Protection Agreements

ESL has entered into termination protection agreements with each of its executive officers which include a “double-trigger” severance provision, whereby if the executive officer’s employment is terminated by ESL without “cause” or by the executive officer for “good reason,” in either case, within two years after the day preceding a “change in control” (as those terms are defined in the applicable termination protection agreement), the executive officer will be entitled to receive the following payments and benefits:

•

a pro rata amount of either (x) “minimum total compensation” as measured by the average compensation received during the prior two years, calculated as follows and reduced (but not below zero) by base salary previously paid to the executive officer as follows (assuming such termination occurs prior to January 2019): (i) one times the executive officer’s annual rate of salary on the date immediately prior to the date of the change in control (the “change in control effective date”), plus (ii) one times the executive’s target annual incentive compensation on the date immediately prior to the change in control date, plus (iii) the actual gross cash compensation paid to the executive under ESL’s long-term incentive plan during the 24 month period ending on the date immediately prior to the change in control date, if any, divided by two (noting that this clause (iii) is no longer applicable) or (y) for Messrs. Nolan, Ross and Walther, a pro-rata amount of his target annual compensation;

•	a lump sum payment equal to all other earned, but unpaid amounts as of the termination date;

•

a lump sum payment equal to three times the executive officers’ minimum total compensation (which, for Messrs. Nolan, Ross and Walther is defined as the sum of the executive’s annual rate of salary plus target annual incentive bonus, and, for all other executive officers is identified above);

•

full vesting of all outstanding unvested equity awards held by the executive as of the change in control effective date to the extent such awards were not accelerated in full in connection with the change in control event;

•	reimbursement of certain legal fees and expenses associated with enforcing the termination protection agreement; and

•

continuation of life insurance, health and accident and disability benefits for the remainder of the initial two-year period or until other full-time employment is accepted, unless participation in ESL’s plans or programs is not practicable, in which case ESL may provide the executive officer with substantially similar benefits or cash compensation on an after-tax basis sufficient for the executive officer to purchase such benefits (or, for Messrs. Nolan, Ross and Walther, an amount equal to the then-current monthly COBRA premium rate for the executive and his dependents multiplied by up to 24-months and further multiplied by 1.4).

In addition, during the two year period commencing on the day preceding the change in control date, the termination protection agreements provide that ESL will maintain the equivalent total value of the compensation paid to the executive officer prior the change in control effective date to include the following:

•

payment to the executive officer of a monthly base salary at least equal to the then-current annual base salary as increased by 10% per annum compounded annually on each anniversary of the executive officer’s most recent raise;

•

payment to the executive officer, within 75 days following the end of a fiscal year, of compensation with respect to each such fiscal year ending after the day preceding the change in control an amount at least equal to his or her target annual incentive compensation (for each of Messrs. Nolan, Ross and Walther) or “minimum total compensation” (for Messrs. Benson, Reusser and Yost), as applicable;

•

a minimum of two annual grants of equity awards of ESL common stock or other form of ownership interest with an equivalent market value to the grants made to the executive officer during the 12 months immediately preceding the change in control effective date (for each of the executive officers other than Mr. Nolan); and

•

no act or omission by ESL, in its capacity as a plan administrator or otherwise, that adversely affects the executive officer’s participation in any employee benefit plan, program or arrangement (but excluding equity incentive plan and any other incentive compensation plan) in effect on the day preceding a change in control, or materially reduces the value of his or her benefits under any such plan, program or arrangement, including benefits under any company car allowance and vacation policy.

The termination protection agreements provide that if any payments under those agreements are considered to be “excess parachute payments” under Section 280G of the Code, either alone or together with other payments from ESL, the payments will be reduced so that the payments will not be treated as “excess parachute payments.” However, this payment reduction will only take place if the reduction would provide to the executive officer a greater net, after-tax benefit than he or she would receive if the payments were not subject to the reduction.

Employment Offer or Promotion Letters with Executive Officers

Each of Messrs. Benson, Reusser and Ross is a party to an employment offer letter with ESL, and Mr. Yost is a party to a promotion offer letter with ESL, each of which refers to compensation payable pursuant to ESL’s change in control agreement as a corporate officer. These change in control agreements take the form of the termination protection agreements as described above. Each of Messrs. Nolan and Walther is a party to an employment offer letter with ESL which refers to coverage under the executive officer’s respective termination protection agreement. Except with respect to coverage under the termination protection agreements, none of the employment offer or promotion letters provide for any severance or change in control payments or benefits.

Equity Plans

Pursuant to ESL’s 2013 Equity Incentive Plan, together with the terms of the termination protection agreements (as described above), all Company Options and Company RSUs held by the executive officers do not vest upon certain company transactions if the successor converts, assumes or replaces such awards, unless the executive officer is terminated without cause or resigns with good reason within 24 months following such transaction. If the outstanding Company Options and Company RSUs held by the executive officers are not converted, assumed or replaced by the successor in such transaction, the outstanding awards become fully and immediately vested and exercisable, as applicable.

All Company Options and Company RSUs units held by the executive officers that were granted prior to September 2015 become fully and immediately vested and exercisable immediately prior to certain acquisitions of ESL’s outstanding securities and changes in the composition of the Board of Directors. Company Options and Company RSUs granted to executive officers after September 2015 will not vest automatically upon such events. Company PSUs earned and outstanding as of the date of a company transaction and for which the payout level has been determined are payable in full in accordance with the original payout schedule. Company PSUs for which the payout level has not been determined will be prorated at the target payout level up to and including the date of such transaction.

In the event of the consummation of the merger, at the effective time of the merger, all Company Options, Company RSUs and Company PSUs will be subject to the treatment described under the section entitled “Proposal 1: Adoption of the Merger Agreement—The Merger—Interests of the Directors and Executive Officers of ESL in the Merger—Treatment of Company Awards,” beginning on page 53.

Annual Incentive Plan

Each of ESL’s executive officers participates in ESL’s Annual Incentive Compensation Plan for Corporate Office Participants (which we refer to as the “Company Annual Incentive Plan”). Each executive officer has an individual target award opportunity under the Annual Incentive Plan, expressed as a percentage of annual base salary. The target bonus opportunities for ESL’s executive officers range from 45% to 100% of annual base salary. Based upon achievement of the financial and strategic performance measures that are established by ESL’s compensation committee for any given fiscal year, each executive officer will be eligible to receive an amount of annual incentive compensation for that fiscal year.

As described above, each of ESL’s executive officers is a party to a termination protection agreement. Pursuant to the termination protection agreements, during the two year period after the day preceding a change in control, ESL will maintain the equivalent total value of the compensation paid to each executive officer prior the change in control effective date, which includes, among other things, payment to the executive officer, within 75 days following the end of a fiscal year, of compensation with respect to each such fiscal year ending after the date immediately prior to the change in control date an amount at least equal to his or her target annual incentive compensation. If the executive officer incurs a qualifying termination of employment during the two year period after the day preceding a change in control, the executive officer will be entitled to severance payments and benefits under the termination protection agreement, which includes, among other things, a lump sum payment equal to three times the executive officer’s minimum total compensation, as described above.

Nonqualified Deferred Compensation Plans

DC SERP. All of ESL’s executive officers participate in a nonqualified, unsecured executive supplemental retirement and deferred compensation plan (which we refer to as the “DC SERP”) that allows participants to defer compensation in excess of certain statutory limits in the ESL tax qualified 401(k) plan (in which ESL’s executive officers also participate) and provides an ESL match on deferred compensation amounts that exceed certain limits in the tax-qualified 401(k) plan that is based on a formula that is substantially the same as that in the tax-qualified 401(k) plan.

Pension SERPs. ESL maintains two nonqualified, unsecured, executive retirement pension plans. The first plan (which we refer to as the “SERP Pre 2005”) was frozen on December 31, 2004, and the second plan (which we refer to as the “SERP 2005+”) became effective on January 1, 2005. Each of the SERP Pre 2005 and SERP 2005+ permits benefits to be earned on compensation that is in excess of certain statutory limits that apply to ESL’s tax-qualified pension plan (in which ESL’s executive officers also participate) based on benefit formulas that are similar to the final average pay formula and the cash balance formula in the tax-qualified pension plan. The following executive officers participate in the SERP 2005+: Messrs. Benson, Nolan, Reusser, Ross and Yost. None of ESL’s current executive officers participate in the SERP Pre 2005.

Funding of Executive Nonqualified Deferred Compensation Plans. No later than the day preceding the closing, ESL will contribute to rabbi trusts formed for the DC SERP, funds sufficient to fully satisfy all then outstanding benefit obligations under such plan.

Effect of the Merger Under the Nonqualified Deferred Compensation Plans. At the time of this filing, no amounts payable to any of the participants in ESL’s nonqualified deferred compensation plans will be enhanced or accelerated in connection with the merger. See the compensation tables entitled “Pension Benefits for Fiscal 2017” and “Nonqualified Deferred Compensation Table for Fiscal 2017” and the accompanying narrative disclosure in ESL’s Definitive Proxy Statement for relating to its annual meeting of shareholders held on February 8, 2018 for additional information regarding benefits payable to ESL’s named executive officers under the nonqualified deferred compensation plans.

2019 Equity Grants

Under and subject to the terms of the Merger Agreement, ESL may grant annual equity awards for the 2019 fiscal year to employees, including its directors and executive officers, pursuant to ESL’s customary annual grant cycle for the 2019 fiscal year or in the ordinary course of business consistent with past practice. Such equity awards will be subject to the terms and conditions of ESL’s 2013 Incentive Award Plan and an applicable award agreement evidencing the award. Any such equity awards that are outstanding immediately prior to the effective time, whether vested or unvested, will be subject to the treatment described under the section entitled “Proposal 1: Adoption of the Merger Agreement—The Merger—Interests of the Directors and Executive Officers of ESL in the Merger—Treatment of Company Awards,” beginning on page 53. As of the date of this proxy statement, the amount of any additional equity grants to be made to employees, including the directors and executive officers, of ESL in respect of the 2019 fiscal year or otherwise have not yet been determined.

Estimated Severance Payable to Executives

None of ESL’s executive officers are entitled to any severance payments or benefits unless there is both: (1) a change in control; and (2) a termination of employment either by ESL without cause or by the executive officer for good reason, in which case, the executive officer is entitled to severance pursuant to his or her termination protection agreement as described above.

For an estimate of the value of the amounts that would be paid or become payable to each of ESL’s named executive officers, assuming, among other things, that the merger was completed on November 1, 2018 and the employment of each named executive officer (other than Mr. George and Ms. Mason whose employment actually terminated prior to November 1, 2018) was terminated either by ESL without cause or by the named executive officer for good reason immediately thereafter, see the section of this proxy statement entitled “Proposal 2: Advisory Vote on Merger-Related Executive Compensation Arrangements.”

Sections 280G and 4999 of the Code

None of the executive officers are entitled to any gross-up payments in respect of any excise taxes imposed on “excess parachute payments” under Sections 280G and 4999 of the Code. Rather, if any of the amounts provided for under the executive officer’s termination protection agreement or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the related excise tax imposed under Section 4999 of the Code, the executive officer would receive either the full amount of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to such excise tax, whichever results in the greater net-after-tax amount to such executive officer.

Employee Matters

Under the merger agreement, TransDigm is obligated to provide, or to cause to be provided, each employee of ESL and its subsidiaries who is employed as of immediately prior to the effective time and who may continue to be employed following the effective time, including ESL’s executive officers, with certain additional benefits following the closing of the merger. These benefits are further described in the section entitled “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Additional Agreements—Employees and Employee Benefits” beginning on page 76.

Insurance and Indemnification of Directors and Officers

Under the merger agreement, TransDigm and the surviving corporation are obligated to provide continued indemnification and directors’ and officers’ liability insurance for a period of six (6) years from the effective time of the merger. These benefits are further described in the section entitled “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Additional Agreements—Directors’ and Officers’ Indemnification Insurance” beginning on page 77.

Financing of the Merger and Treatment of Existing Debt

In connection with entering into the merger agreement, TransDigm entered into a commitment letter, dated as of October 9, 2018, with Morgan Stanley Senior Funding, Inc., Credit Suisse Loan Funding LLC and Credit Suisse AG, that provided commitments for a $3.7 billion senior secured term facility subject to customary conditions precedent. TransDigm expects to finance the merger through proceeds from such debt financing and cash on hand. However, the merger is not conditioned on TransDigm’s ability to obtain any financing.

TransDigm will use, and shall cause its affiliates to use, their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable to arrange and to obtain the proceeds of the debt financing on terms and conditions no less favorable to TransDigm than those contained in the commitment documents. ESL will use, and shall cause its subsidiaries to use, its and their reasonable best efforts to cooperate with TransDigm prior to closing, as reasonably requested by TransDigm and at TransDigm’s sole expense, in connection with TransDigm’s arrangement of its debt financing.

The obligations of the lenders to provide TransDigm the debt financing described in the commitment documents are subject to a number of customary conditions precedent, including entry into customary documentation, and the commitments of those lenders to provide TransDigm such debt financing will terminate at 5:00 p.m., New York City time, on October 9, 2019 (which shall be extended to January 9, 2020 if all conditions under the merger agreement are satisfied as of such date other than certain regulatory approvals and foreign investment filings).

All obligations under ESL’s existing credit facility with Wells Fargo Bank, National Association, will be repaid at closing by TransDigm. On or prior to the consummation of the merger and at the written request of TransDigm, ESL will send a notice of redemption in compliance with the indenture governing TA Mfg Limited’s 3.625% senior notes due 2023 and take other actions to redeem such notes, so long as such redemption is conditioned on the consummation of the merger and TransDigm has deposited the funds required to redeem such notes.

Accounting Treatment

TransDigm prepares its financial statements in accordance with accounting principles generally accepted in the United States, which is referred to as GAAP. The merger will be accounted for as an acquisition of ESL by TransDigm under the acquisition method of accounting in accordance with GAAP. TransDigm will be treated as the acquirer for accounting purposes.

U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (each as defined below) of ESL common stock who hold their stock as a capital asset within the meaning of Section 1221 of the Code. This summary is based on currently existing provisions of the Code, the existing, temporary and proposed U.S. Treasury Department regulations issued under the Code, which we refer to as the Treasury Regulations, and administrative and judicial interpretations thereof, all in effect as of the date of this proxy statement and all of which are subject to change at any time, possibly with retroactive effect, or differing interpretations. This summary is not binding on the Internal Revenue Service, which we refer to as the IRS, or a court and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to the U.S. federal income tax consequences of the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of ESL common stock that is for U.S. federal income tax purposes (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (4) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes. A “non-U.S. holder” means a beneficial owner of ESL common stock that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

The tax consequences of the merger to shareholders who hold their shares of ESL common stock through a partnership or other flow-through entity will generally depend on the status of the shareholder and the activities of the partnership or other flow-through entity. Partners in a partnership (or other flow-through entity) holding shares of ESL common stock should consult their tax advisors regarding the tax consequences of the merger to them.

This summary is not a complete description of all the U.S. federal income tax consequences of the merger and, in particular, may not address U.S. federal income tax considerations applicable to holders of ESL common stock who are subject to special treatment under U.S. federal income tax law including, for example, partnerships (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) and partners therein, financial institutions, dealers in securities, insurance companies, tax-exempt entities, mutual funds, real estate investment trusts, personal holding companies, regulated investment companies, securities or currency dealers, traders in securities who elect to use the mark-to-market method of accounting, tax-exempt investors, S corporations, holders whose functional currency is not the U.S. dollar, tax-deferred or other retirement accounts, U.S. expatriates, former long-term residents of the United States, holders who acquired ESL common stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold ESL common stock as part of a hedge, straddle, constructive sale, conversion transaction, or other integrated investment. Also, this summary does not address U.S. federal income tax considerations applicable to holders of ESL common stock who exercise appraisal rights under Delaware law. Further, this summary does not address any tax consequences of the merger to U.S. holders of options, shares of restricted stock, restricted share units, performance stock units or warrants to acquire shares of ESL common stock whose options, shares of restricted stock, restricted share units, performance stock units or warrants are canceled in exchange for cash or other consideration pursuant to the merger. Holders of such options, shares of restricted stock, restricted share units, performance units or warrants should consult their tax advisors regarding the tax consequences of the merger to them. In addition, no information is provided with respect to the tax consequences of the merger under any U.S. federal law other than income tax laws (including, for example the U.S. federal estate, gift, Medicare, and alternative minimum tax laws), or any applicable state, local, or foreign tax laws or any changes (or proposed changes) in applicable tax laws and interpretations thereof. This summary does not address the tax consequences of any transaction other than the merger.

The tax consequences of the merger will depend on your specific situation. You should consult your tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.

Tax Consequences to U.S. Holders

The receipt of cash by U.S. holders in exchange for shares of ESL common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of ESL common stock pursuant to the merger will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received in the merger and (2) the U.S. holder’s adjusted tax basis in its ESL common stock exchanged therefor. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. If a U.S. holder’s holding period in the shares of ESL common stock surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized on the exchange is subject to limitations. If a U.S. holder acquired different blocks of ESL common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of ESL common stock.

Tax Consequences to Non-U.S. Holders

Payments made to a non-U.S. holder in exchange for shares of ESL common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•

the gain, if any, on such shares of ESL common stock is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States);

•

the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the exchange of shares of ESL common stock for cash pursuant to the merger and certain other conditions are met; or

•

the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of ESL common stock at any time during the five-year period preceding the merger, and ESL is or has been a “U.S. real property holding corporation” within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held ESL common stock.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gain described in the first bullet point above of a non-U.S. holder that is a corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). A non-U.S.

holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower applicable treaty rate) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year. If the third bullet point above applies to a non-U.S. holder, gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. ESL believes that it has not been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the merger.

Information Reporting and Backup Withholding

Payments made in exchange for shares of ESL common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding. To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return an IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct, and that such U.S. holder is not subject to backup withholding.

A non-U.S. holder may be subject to information reporting and backup withholding on the cash received in exchange for ESL common stock unless the non-U.S. holder establishes an exemption, for example, by properly certifying its non-U.S. status on an appropriate version of IRS Form W-8.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

Holders of ESL common stock are urged to consult their tax advisors with respect to the tax consequences of the merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.

Regulatory Approvals

General

ESL and TransDigm have each agreed to use their reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary to cause the conditions to the closing of the merger to be satisfied as promptly as reasonably practicable and to effect the closing of the merger as promptly as reasonably practical, including obtaining any requisite approvals and complying with regulatory and foreign investment filings, subject to certain exceptions as described under the section entitled “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Additional Agreements—Efforts to Complete the Merger.” These approvals include approval of, or under, the HSR Act, and from antitrust authorities in certain other jurisdictions, as well as foreign investment approval under the French Code monétaire et financier. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the closing of the merger not being satisfied.

HSR Act and Other Antitrust Matters

Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission, the merger cannot be completed until TransDigm and ESL each file a notification and report form with the Federal Trade Commission and the Antitrust Division of the Department of Justice and the applicable waiting period thereunder has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filings of their respective HSR Act notification and report forms or the early termination of that waiting period. If the Antitrust Division of the Department of Justice or the Federal Trade Commission issues a Request for Additional Information and Documentary Material (a “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-calendar-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period.

ESL and TransDigm filed their respective HSR Act notifications on October 23, 2018.

At any time before or after consummation of the merger, notwithstanding the expiration or termination of the applicable waiting period under the HSR Act, the Antitrust Division of the Department of Justice or the Federal Trade Commission, or any state, could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the expiration or termination of the applicable waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

The merger is also subject to clearance or approval by antitrust authorities in certain other jurisdictions. The merger cannot be completed until ESL and TransDigm obtain clearance to consummate the merger or applicable waiting periods have expired or been terminated in each applicable jurisdiction. ESL and TransDigm, in consultation and cooperation with each other, will file notifications, as required with antitrust authorities in certain other jurisdictions, as promptly as practicable after the date of the merger agreement. The relevant antitrust authorities could take such actions under the applicable antitrust laws as they deem necessary or desirable, including seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights.

There is no assurance that ESL and TransDigm will obtain all required antitrust clearances or approvals on a timely basis, if at all.

Other Regulatory Approvals

Completion of the merger is further subject to the receipt of foreign investment approval under the French Code monétaire et financier from the French Ministre de l’Economie.

There is no assurance that ESL and TransDigm will obtain this approval on a timely basis, if at all.

TERMS OF THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the merger agreement carefully in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the merger agreement were made for purposes of the merger agreement and as of specific dates, were for the benefit of the parties to the merger agreement except as expressly stated therein and may be subject to important qualifications, limitations and supplemental information agreed to by ESL, TransDigm and Merger Sub in connection with negotiating the terms of the merger agreement, including certain qualifications, limitations and supplemental information disclosed in the confidential disclosure schedules to the merger agreement. In addition, the representations and warranties were included in the merger agreement for the purpose of allocating contractual risk between ESL, TransDigm and Merger Sub, and may be subject to standards of materiality applicable to such parties that differ from those generally applicable to investors. In reviewing the representations, warranties and covenants contained in the merger agreement or any description thereof in this summary, it is important to bear in mind that such representations, warranties, covenants and agreements or any descriptions were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of ESL, TransDigm and Merger Sub or any of their respective affiliates or businesses except as expressly stated in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of ESL, TransDigm and Merger Sub because the parties to the merger agreement may take certain actions that are either expressly permitted in the confidential disclosure schedules to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and attached as Annex A hereto, with the intention of providing you with information regarding the terms of the merger. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding ESL and our business. Please see “Where You Can Find More Information” beginning on page 101.

Structure of the Merger

Upon the terms and subject to the conditions of the merger agreement, on the closing date and at the effective time of the merger, Merger Sub will merge with and into ESL in accordance with the applicable provisions of the DGCL, and the separate corporate existence of Merger Sub will cease and ESL will continue as the surviving corporation in the merger and as a wholly owned subsidiary of TransDigm. The merger will have the effects set forth in the merger agreement and the applicable provisions of the DGCL.

Closing and the Effective Time of the Merger

The closing of the merger will take place on a date to be specified by the parties to the merger agreement, but no later than the third (3rd) business day after the satisfaction or waiver of all of the conditions to closing (described below under the section entitled “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Conditions to the Closing of the Merger” beginning on page 79) (except for those conditions that by their nature are to be satisfied at the closing) unless another time or date is mutually agreed to in writing by the parties to the merger agreement.

At the closing, ESL will file a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL. The merger will become effective upon the filing of the certificate of merger, or at such other time as is agreed by ESL and TransDigm and set forth in the certificate of merger.

Directors and Officers; Certificate of Incorporation; Bylaws

The directors of Merger Sub immediately prior to the effective time of the merger will, as of the effective time of the merger, be the directors of the surviving corporation until their successors have been duly elected or appointed or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the surviving corporation. The officers of Merger Sub immediately prior to the effective time of the merger will, as of the effective time of the merger, be the officers of the surviving corporation until their successors have been duly elected or appointed or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

At the effective time of the merger, the certificate of incorporation and bylaws of the surviving corporation will be amended and restated to be the same as the certificate of incorporation and bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger, until thereafter amended as provided therein or by applicable law, except that the name of the surviving corporation shall be “Esterline Technologies Corporation.”

Merger Consideration

Common Stock

At the effective time of the merger and without any action on the part of TransDigm, Merger Sub, ESL or any ESL shareholder, each share of ESL common stock issued and outstanding immediately prior to the effective time of the merger (other than excluded shares), will be converted into the right to receive the merger consideration, without interest and subject to any withholding taxes. All shares, when so converted into the right to receive the merger consideration, will automatically be cancelled and will cease to exist.

If between the date of the merger agreement and the effective time of the merger, a change occurs in the outstanding shares of ESL common stock, including by reason of any reclassification, recapitalization, stock split or combination, division or subdivision of shares, stock dividend (with the record date for such dividend falling during such period), reverse stock split, exchange, consolidation of shares, readjustment or other similar transaction, then any number or amount contained in the merger agreement which is based upon the number of shares of ESL common stock will be appropriately adjusted to provide to the holders of ESL common stock the same economic effect as contemplated by the merger agreement prior to such event.

Treatment of Company Awards

Options. At the effective time of the merger, each Company Option granted under a Company Stock Plan that is outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product obtained by multiplying (i) the amount by which $122.50 exceeds the per-share exercise price of such Company Option, by (ii) the total number of shares of ESL common stock underlying such Company Option, which cash payment will be made within 5 business days following the effective time. If the per-share exercise price of any such Company Option is equal to or greater than $122.50, such Company Option will be cancelled as of the effective time without the payment of any consideration.

Restricted Stock Units. At the effective time of the merger, each award of Company RSUs granted under a Company Stock Plan that is outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product obtained by multiplying (i) $122.50, by (ii) the total number of shares of ESL common stock underlying such Company RSU, which cash payment will be made within 5 business days following the effective time.

Performance Stock Units. At the effective time of the merger, each award of Company PSUs granted under a Company Stock Plan that is outstanding immediately prior to the effective time, whether vested or unvested (treating for this purpose any performance-based vesting condition to which such Company PSU is subject as having been attained at the “target level” with proration), will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product obtained by multiplying (i) $122.50, by (ii) the total number of shares of ESL common stock underlying such Company PSU (treating for this purpose any performance-based vesting condition to which such Company PSU is subject as having been attained at the “target level” with proration), which cash payment will be made within 5 business days following the effective time.

Employee Stock Purchase Plan. With respect to the Company ESPP, no new offering period will commence, no ESL employee or other person will be permitted to begin participating in the Company ESPP and no current participants will be permitted to increase payroll contributions or make separate non-payroll contributions to the Company ESPP in respect of the current offering period. The offering period in effect on October 9, 2018 will terminate upon the earlier of December 14, 2018 or 5 trading days prior to the effective time of the merger, and amounts credited to the accounts of participants will be used to purchase shares of ESL common stock in accordance with the terms of the Company ESPP, and such shares will be cancelled and converted into the right to receive the per share merger consideration. The Company ESPP will terminate effective immediately prior to the effective time.

Company SAYE Scheme. With respect to the Company SAYE Scheme, no new rights to purchase ESL common stock will be issued. Participants will be allowed to exercise their Company SAYE Options under the Company SAYE Scheme during the 20-day period leading up to the effective time of the merger in accordance with applicable law. To the extent not exercised, at the effective time of the merger, each Company SAYE Option that is outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product obtained by multiplying (i) the amount by which $122.50 exceeds the per-share exercise price of such Company SAYE Option, by (ii) the quotient of (x) the accumulated amount in the participant’s Company SAYE Scheme savings account immediately prior to the effective time divided by (B) the per-share exercise price of such Company SAYE Option, which cash payment will be made within 5 business days following the effective time. If the per-share exercise price of any such Company SAYE Option is equal to or greater than $122.50, such Company SAYE Option will be cancelled as of the effective time without the payment of any consideration, other than a return of the savings made by the participant in respect of the Company SAYE Option.

Exchange Procedures

Prior to the effective time of the merger, TransDigm shall appoint a bank or trust company mutually agreeable to TransDigm and ESL to act as paying agent for the payment and delivery of the merger consideration. Prior to the effective time of the merger, TransDigm shall deposit, or cause to be deposited, with the designated paying agent, as needed, cash sufficient to pay the merger consideration.

As soon as practicable after the effective time of the merger (and in any event within three (3) business days after the closing date of the merger), TransDigm shall cause the paying agent to mail to each holder of record of shares of ESL common stock:

•	in the case of stock certificates, a letter of transmittal and instructions for effecting the surrender of stock certificates in exchange for the applicable merger consideration; or

•	in the case of book-entry shares, instructions for effecting the surrender of book-entry shares in exchange for the applicable merger consideration.

Upon the surrender of, in the case of shares of ESL common stock represented by a certificate, a certificate for cancellation to the paying agent together with a duly completed and validly executed letter of transmittal in accordance with the instructions thereto (or affidavits in lieu thereof) or, in the case of shares of ESL common stock held as book-entry shares, the receipt of an “agent’s message” by the paying agent, in each case together with such other documents as may reasonably be required by the paying agent, the holder of shares of ESL common stock shall be entitled to receive in exchange therefor the merger consideration into which such shares of ESL common stock have been converted.

In the event of a transfer of ownership of ESL common stock that is not registered in the transfer records of ESL, the merger consideration may be paid to a transferee if the certificate or book-entry share representing such ESL common stock is presented to the paying agent (or, in the case of book-entry shares, proper evidence of such transfer) accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

Until such shares of ESL common stock are surrendered as described above, each share of ESL common stock, and any certificate with respect thereto, shall be deemed at any time after the effective time of the merger to represent only the right to receive the merger consideration that the holders of shares of ESL common stock are entitled to receive in respect of such shares.

Any portion of the payment fund (including proceeds of any investment thereof) that remains undistributed to the holders of ESL common stock one (1) year after the closing date of the merger shall be delivered to TransDigm upon demand, and any holder of ESL common stock who has not complied with the exchange procedures in the merger agreement shall thereafter look only to the surviving corporation or TransDigm for payment of its claim for merger consideration without any interest thereon (subject to abandoned property, escheat or similar laws).

Withholding Rights

Each of ESL, TransDigm, the surviving corporation and the paying agent shall be entitled to deduct and withhold from the consideration payable pursuant to the merger agreement to any holder of ESL common stock or equity awards such amounts as it is required to deduct and withhold under U.S. federal tax law or any applicable provision of state, local or foreign tax law.

Appraisal Rights

Any dissenting shares will not be converted into the right to receive the merger consideration. Instead the holders of such dissenting shares will be entitled only to the right to receive payment of the appraised value of such shares of ESL common stock in accordance with Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment, in which case such shareholder shall be entitled to receive the merger consideration in exchange for such shares of ESL common stock, and such shares of ESL common stock shall not be deemed to be dissenting shares.

Representations and Warranties

The merger agreement contains a number of representations and warranties made by the parties thereto that are subject in some cases to exceptions and qualifications, including “material adverse effect” qualifications. Please see the definition of “Company material adverse effect” in this section beginning on page 69. The representations and warranties of ESL in the merger agreement relate to, among other things:

•	due organization, valid existence, good standing and qualification to do business;

•	capitalization, including the number of shares of ESL common stock, options and other stock-based awards outstanding and ownership of subsidiaries;

•	the absence of restrictions or encumbrances with respect to the capital stock of ESL and its subsidiaries;

•	corporate authorization of the merger agreement and the transactions contemplated by the merger agreement and the valid and binding nature of the merger agreement;

•	the approval and recommendation by the Board of Directors of the merger agreement and the transactions contemplated by the merger agreement;

•	the shareholder vote required for adoption of the merger agreement;

•	the absence of any conflicts with or violations of organizational documents and other agreements or laws;

•	required filings with, and consents from, governmental authorities in connection with the transactions contemplated by the merger agreement;

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compliance with SEC filing requirements, including the accuracy of the information contained in such documents and compliance with GAAP, and the rules and regulations of the SEC with respect to consolidated financial statements contained therein;

•	absence of undisclosed liabilities;

•	internal controls and disclosure controls and procedures relating to financial reporting;

•	the absence of certain changes or events in the business of ESL, including that there has not been a Company material adverse effect (as defined below);

•	tax matters;

•	employee benefit plans;

•	labor and employment matters;

•	the absence of litigation;

•	compliance with applicable laws, the possession of permits necessary for the conduct of ESL’s business and absence of governmental investigations;

•	environmental matters;

•	material contracts;

•	government contracts;

•	real property;

•	intellectual property;

•	insurance policies;

•	inapplicability of anti-takeover statutes;

•	the absence of any undisclosed brokers’ fee;

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the receipt by the Board of Directors of an opinion of ESL’s financial advisor as to the fairness, from a financial point of view, of the consideration to be received by holders of shares of ESL common stock, upon consummation of the merger;

•	affiliate transactions;

•	customers and vendors;

•	product warranties and compliance with certain aviation regulations;

•	compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended, and other anti-corruption laws;

•	compliance with customs and international trade laws and the absence of sanctions; and

•	the accuracy of information supplied or to be supplied in connection with this proxy statement.

The representations and warranties of TransDigm and Merger Sub in the merger agreement relate to, among other things:

•	due organization, valid existence, good standing and qualification to do business;

•	corporate authorization of the merger agreement and the transactions contemplated by the merger agreement and the valid and binding nature of the merger agreement;

•	the absence of a vote of shareholders in TransDigm required for adoption of the merger agreement;

•	the absence of any conflicts with or violations of organizational documents and other agreements or laws;

•	required filings with, and consents from, governmental authorities in connection with the transactions contemplated by the merger agreement;

•	the absence of litigation;

•	compliance with applicable laws;

•	financing and the validity of the debt commitment letter;

•	the absence of any undisclosed brokers’ fee;

•	operations of Merger Sub;

•	no ownership of ESL common stock; and

•	the accuracy of information supplied or to be supplied in connection with this proxy statement.

Certain of the representations and warranties made by the parties are qualified as to “knowledge,” “materiality,” a “Company material adverse effect” or a “Parent material adverse effect,” as applicable. For purposes of the merger agreement, a “Company material adverse effect,” means any fact, circumstance, occurrence, effect, change, event or development, which we refer to collectively, as an “effect,” that, individually or in the aggregate, (x) has or would be reasonably expected to have a material adverse effect on the business, financial condition, assets or results of operations of ESL and its subsidiaries, taken as a whole; or (y) has or would reasonably be expected to prevent or materially impair or delay the consummation by ESL of the transactions contemplated by the merger agreement. However, in the case of clause (x), any effect resulting from or arising out of any of the following, individually or in the aggregate, shall not be taken into account in determining whether a Company material adverse effect has occurred or would reasonably be expected to occur:

•	(a) general conditions in any of the industries or markets in which ESL or any of its subsidiaries operates;

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(b) general economic, legislative, regulatory, business or political condition or affecting any securities, credit, financial or other capital markets condition, in each case in the United States, in any foreign jurisdiction or in any specific geographical area;

•	(c) changes in interest or currency exchange rates;

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(d) any failure, in and of itself, by ESL or any of its subsidiaries to meet any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period or any published analyst or other third-party estimates or expectations of the ESL’s revenue, earnings or other financial performance or results of operations for any period (provided, that the underlying facts giving rise or contributing to any such failure may be considered in determining whether a Company material adverse effect has occurred or would be reasonably expected to occur, to the extent not otherwise excluded by another exception herein);

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(e) the announcement, execution or delivery of the merger agreement or the pendency or consummation of the merger (including (i) any action taken by any of ESL or its subsidiaries that is required by the merger agreement, (ii) any action taken or (to the extent the relevant action is expressly permitted by the terms of the merger agreement) not taken at the express written request of TransDigm, (iii) any third party claim arising out of or resulting from the merger agreement (including any shareholder litigation), (iv) any effect that arises out of or results from the identity of TransDigm or any of its affiliates as the acquirer of ESL, (v) any comments or other communications by TransDigm of its intentions with respect to the surviving corporation or the business of ESL, (vi) any effect in supplier, customer or employee relationships, or (vii) any claim commenced or threatened relating to, arising out of or involving the merger agreement or the transactions contemplated hereby);

•	(f) the market for commodities, including any change in the price or availability of commodities;

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(g) any change in the market price, credit rating or trading volume of shares of common stock of ESL on the NYSE or any change affecting the ratings or the ratings outlook for ESL or any of its subsidiaries (provided, that the underlying causes of any such change may be considered in determining whether a Company material adverse effect has occurred or would be reasonably expected to occur, to the extent not otherwise excluded by another exception herein);

•	(h) any change after the date of the merger agreement in applicable law, regulation or GAAP (or interpretation thereof);

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(i) geopolitical conditions, the outbreak or escalation of hostilities, declared or undeclared acts of war, military actions, cyber-attacks, sabotage or terrorism, epidemics or pandemics (including any escalation or general worsening of any of the foregoing) occurring after the date of the merger agreement; and

•	(j) the occurrence of natural disasters, force majeure events, fires or weather conditions.

The circumstances, effects or changes described in sub-sections (a), (b), (c), (f), (h), (i) and (j) above will be taken into account in determining whether a Company material adverse effect has occurred to the extent such effect disproportionately impacts ESL and its subsidiaries, taken as a whole, relative to other companies in the industries in which ESL and its subsidiaries operate.

For purposes of the merger agreement, “Parent material adverse effect” means any effect that, individually or in the aggregate, has or would reasonably be expected to prevent or materially impair or delay TransDigm or Merger Sub’s consummation of the transactions contemplated by the merger agreement.

None of the representations and warranties contained in the merger agreement survive the effective time of the merger.

Conduct of Business Pending the Merger

From the date of the merger agreement until the earlier of the effective time of the merger and the termination of the merger agreement, except (i) as expressly set forth in ESL’s disclosure letter, (ii) as expressly permitted or expressly contemplated or required by the merger agreement, or for matters required by a governmental authority or by applicable law or a collective bargaining agreement, or (iii) with the prior written consent of TransDigm (not to be unreasonably withheld, conditioned or delayed), ESL shall, and shall cause each of its subsidiaries to, conduct its businesses in the ordinary course of business consistent with past practice in all material respects, and use commercially reasonable efforts to (A) preserve intact its present business organizations, goodwill and ongoing businesses, (B) preserve its present relationships with customers, suppliers, vendors, licensors, licensees, governmental authorities and other persons with whom it and they have material business relations, and (C) not to, subject to certain exceptions:

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declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, except for dividends and distributions by a direct or indirect subsidiary of ESL to ESL or another subsidiary of ESL;

•	amend the charter, bylaws or organizational documents of any of ESL or its subsidiaries, except as may be required by law;

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split, combine, consolidate, subdivide, reclassify or otherwise amend the terms of any of ESL’s or any of its subsidiaries’ securities, or, except for the issuance or grant of ESL equity awards pursuant to ESL’s customary annual grant cycle for the 2019 fiscal year or in the ordinary course of business consistent with past practice, issue or authorize the issuance of any other securities;

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repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any of ESL’s or any of its subsidiaries’ securities, other than in connection with the exercise, vesting, settlement or forfeiture of certain ESL equity awards;

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issue, deliver, sell, transfer, grant, pledge or otherwise dispose of, encumber or subject to any lien (except permitted liens) any of ESL’s or any of its subsidiaries’ securities, except for the issuance or grant of ESL equity awards pursuant to ESL’s customary annual grant cycle for the 2019 fiscal year or in the ordinary course of business consistent with past practice, or in connection with the exercise or settlement of certain ESL equity awards;

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except as required by the terms of any ESL benefit plan in effect as of the date of the merger agreement or any collective bargaining agreement, (i) increase the compensation or benefits payable or to become payable to any employee of ESL or any of its subsidiaries with annual base salary of $200,000 or more, other than the issuance or grant of ESL equity awards pursuant to ESL’s customary annual grant cycle for the 2019 fiscal year or in the ordinary course of business consistent with past practice or with respect to merit- or promotion-based increases in base salary or wage rate or target incentive cash compensation in the ordinary course of business; (ii) establish, adopt, enter into, materially amend, or terminate any employee benefit plan, other than in the ordinary course of business consistent with past practice; (iii) amend or terminate the Company ESPP or the Company SAYE Scheme, other than as permitted by the merger agreement; (iv) take any action to accelerate the time vesting, funding or payment of any compensation or benefits under any ESL benefit plan; or (v) hire or promote any person with an annual base salary of $200,000 or more, other than for new hires (including by means of internal promotion) to fill any currently existing position with annual base salary of $200,000 or more that is vacant as of the date of the merger agreement or that becomes vacant thereafter; provided, that ESL or any of its subsidiaries may adopt or amend any ESL benefit plan in the ordinary course of business consistent with past practice, if the cost, individual or in the aggregate, to ESL and its subsidiaries of providing benefits thereunder is not materially increased;

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make or implement any material change in financial accounting methods, principles or practices, except insofar as may be required by a change in GAAP or by any governmental authority (or interpretations thereof);

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acquire or authorize or announce an intention to acquire, whether by merger, consolidation, acquisition of stock or assets or otherwise, in any transaction any equity interest in, or all or a material portion of the assets of, any person or business or division thereof, or acquire any material assets;

•	sell, lease, transfer, exchange, swap or otherwise dispose of, or subject to any lien (except permitted liens) any assets, securities, properties, interests or businesses;

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cancel, dedicate to the public, disclaim, forfeit, reexamine or abandon or allow to lapse (except with respect to patents expiring in accordance with their terms) any material intellectual property rights;

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redeem, prepay, repurchase, defease, discharge or satisfy, or modify in any material respects the terms of, any indebtedness or cancel any material indebtedness or settle, waive or amend any claims or rights of substantial value;

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incur, assume, endorse, guarantee, or otherwise become liable for any additional indebtedness for borrowed money or issue or sell any debt securities or rights to acquire any debt securities of ESL or any of its subsidiaries;

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make or commit to make any capital expenditure in excess of $2,000,000 in the aggregate in any calendar quarter, other than certain capital expenditure obligations set forth in ESL’s capital expenditure budget or otherwise in the ordinary course of business;

•	enter into any contract that, if entered into prior to October 9, 2018, would have been a material contract other than in the ordinary course of business;

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modify or amend in any material respect, or terminate or waive any material right under, any material contract or any contract relating to material real property other than in the ordinary course of business;

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abandon, encumber, assign, exclusively license or grant any right or other licenses to material ESL owned intellectual property, or enter into contracts that impose material restrictions upon ESL or any of its affiliates with respect to intellectual property rights owned by any third party;

•	modify, extend or enter into any material collective bargaining agreement, except as required pursuant to an existing contract;

•	recommend, propose or announce an intention to adopt or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	waive, release, assign, settle or compromise any material litigation, investigation, proceeding or other claim or dispute;

•	cancel, or fail to pay the premiums on, material insurance policies;

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other than in the ordinary course of business consistent with past practice, file any tax return, make, change or revoke any material tax election or change any material method of tax accounting; file any material amendment to a material tax return; settle or compromise any audit or proceeding with respect to tax matters in an amount in excess of $1,000,000 individually or $3,000,000 in the aggregate; other than in the ordinary course of business consistent with past practice, agree to an extension or waiver of the statute of limitations with respect to U.S. federal taxes or material state, local or non-U.S. taxes; enter into any closing agreement with respect to any material amount of tax (other than a closing agreement settling an audit or a proceeding in an amount permitted under the amounts listed above); request any tax ruling; or surrender any right to claim a material tax refund;

•	adopt or otherwise implement any shareholder rights plan, “poison pill” or other comparable agreement;

•	make any loans, advances or capital contributions to, or investments in, any other person;

•	voluntarily terminate, materially modify or waive in any material respect, any material right under any material permit other than in the ordinary course of business;

•	enter into any material new line of business;

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modify, supplement or amend in any material respect, certain enumerated contracts or enter into any material contract that restricts or limits aftermarket access or aftermarket pricing during any period after June 30, 2020; or

•	enter into any contract or otherwise agree or authorize any of the foregoing.

Additional Agreements

No Solicitation

ESL has agreed that it will not, and will cause its subsidiaries not to, and will direct and use its reasonable best efforts to cause its and its subsidiaries’ representatives not to directly or indirectly solicit, initiate or knowingly encourage, or facilitate any proposal, offer or indication of interest (whether or not in writing) from any person, with respect to any of the following:

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any merger, consolidation, share exchange, other business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction involving ESL, pursuant to which any such person (including such person’s or resulting company’s direct or indirect shareholders) would own or control, directly or indirectly, twenty percent (20%) or more of the voting power of ESL;

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any sale, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a subsidiary of ESL or otherwise) of any business or assets (including equity securities of any subsidiary of ESL) of any of ESL or its subsidiaries representing twenty percent (20%) or more of the consolidated revenues, net income or assets of ESL and its subsidiaries, taken as a whole;

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any issuance, sale or other disposition, directly or indirectly, to any person (or the shareholders of any person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing twenty percent (20%) or more of the voting power of ESL;

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any transaction (including any tender offer or exchange offer) in which any person (or the shareholders of any person) would acquire (in the case of a tender offer or exchange offer, if consummated), directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, any class of capital stock or other equity interests of ESL representing twenty percent (20%) or more of the voting power of ESL; or

•	any combination of the foregoing.

We refer to any of the transactions contemplated by any of the immediately preceding five bullet points as a company takeover proposal.

Additionally, ESL has agreed that it will not and will cause its subsidiaries not to, and will direct and use its reasonable best efforts to cause its and its subsidiaries’ representatives not to, (i) participate in any discussions or negotiations with any third party regarding, or furnish to any such person, any nonpublic information with respect to any company takeover proposal or any inquiry or proposal that would reasonably be expected to lead to a company takeover proposal, (ii) waive, terminate, modify or release any person from any provision of or grant any permission, waiver or request under any standstill or similar agreement (provided ESL shall not be required to take, or be prohibited from taking, any action otherwise prohibited or required if the Board of Directors determines in good faith (after consultation with financial advisors and outside legal counsel) that such action or inaction would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties under applicable law) and (iii) subject to the ESL Alternative Acquisition Termination Right (as described under the section entitled “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination of the Merger Agreement—Termination”), enter into any company acquisition agreement (as described under “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Additional Agreements—Change of Recommendation”).

ESL will and will cause its subsidiaries to, and will direct and use its reasonable best efforts to cause its and its subsidiaries’ representatives to, immediately cease all existing solicitations, discussions or negotiations with any persons with respect to any company takeover proposal, request the prompt return or destruction of all confidential information previously furnished and immediately terminate all physical and electronic data room access previously granted.

Nevertheless, at any time prior to obtaining the ESL shareholder approval, if ESL receives a bona fide written company takeover proposal made after the date of the merger agreement that did not result from a material breach of the no solicitation obligations under the merger agreement, and that the Board of Directors determines in good faith (after consultation with financial advisors and outside legal counsel) (i) constitutes or would reasonably be expected to result in a superior company proposal (as described below) and (ii) the failure to take action with respect to such company takeover proposal would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties under applicable law, then ESL and its representatives may furnish information to the person making the company takeover proposal pursuant to a confidentiality agreement containing terms no less restrictive than those contained in the confidentiality agreement between ESL and TransDigm (provided that all such information has been, or is substantially concurrently, provided to TransDigm) and participate in discussions regarding the terms of the company takeover proposal, including the terms of an agreement with respect to the company takeover proposal.

Change of Recommendation

Subject to the following paragraph, the Board of Directors will not change its recommendation that the holders of shares of ESL common stock vote “FOR” the merger proposal (the changing of such recommendation, being referred to as a “company adverse recommendation change”). Under the merger agreement, a company adverse recommendation change will occur if the Board of Directors (1) withdraws, changes, qualifies, withholds or modifies in any manner adverse to TransDigm or Merger Sub, its recommendation that the holders of shares of ESL common stock vote “FOR” the merger proposal, proposes publicly to do any of the foregoing or fails to make its recommendation when required under the merger agreement, (2) adopts, approves, recommends or declares advisable any company takeover proposal or proposes publicly to do any of the foregoing, (3) fails to include its recommendation that the holders of shares of ESL common stock vote “FOR” the merger proposal in this proxy statement, (4) subject to certain exceptions, including the last paragraph of “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Additional Agreements—No Solicitation” and the following paragraphs, authorizes, permits, approves, recommends or declares advisable, or causes or allows ESL or any of its subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, agreement or commitment constituting, or that would reasonably be expected to lead to, any company takeover proposal, or requiring, or that would reasonably be expected to cause, ESL to abandon or terminate the merger agreement or delay in any material respects or fail to consummate the transactions contemplated thereby, which we refer to as a company acquisition agreement, or proposes publicly to do any of the foregoing, or (5) in the event of a disclosure relating to the approval, recommendation or declaration of advisability by the Board of Directors with respect to a company takeover proposal, fails to publicly state that the Board of Directors expressly rejects such company takeover proposal or expressly reaffirm its recommendation that the holders of shares of ESL common stock vote “FOR” the merger proposal.

Prior to obtaining the ESL shareholder approval, the Board of Directors may make a company adverse recommendation change or may authorize and direct that ESL terminate the merger agreement, in each case, (i) in response to the receipt of a bona fide written company takeover proposal (with applicable thresholds in the definition of a company takeover proposal of fifty percent (50%) instead of twenty percent (20%)) that the Board of Directors determines in good faith (after consultation with ESL’s outside legal counsel and financial advisor) is more favorable to ESL’s shareholders than the merger and the other transactions contemplated by the merger agreement and is reasonably capable of being completed in a reasonable timeframe, taking into account the legal, financial, regulatory and other aspects of such company takeover proposal and such other factors that are deemed relevant by the Board of Directors (such proposal being referred to as a “superior company proposal”), and (ii) if the Board of Directors determines in good faith (after consultation with ESL’s outside legal counsel and financial advisor) that the failure to make a company adverse recommendation change or to terminate the merger agreement, as applicable, would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties under applicable law; subject to providing three (3) business days prior written notice to TransDigm of its proposed decision to change its recommendation or terminate the merger agreement (and the basis therefor) and, if requested by TransDigm, during such three (3) business day period, negotiating in good faith with TransDigm regarding revisions to the merger agreement committed to in writing by TransDigm.

Prior to obtaining the ESL shareholder approval, the Board of Directors may also make a company adverse recommendation change (i) in response to any effect that does not relate to a company takeover proposal and occurs after the date of the merger agreement that prior to date of the merger agreement was unknown and not reasonably foreseeable that the Board of Directors determines in good faith (after consultation with ESL’s outside legal counsel and financial advisor) would reasonably be expected to materially adversely affect the expected benefits of the merger to the ESL shareholders from a financial point of view (such event being referred to as a “company intervening event”), and (ii) if the Board of Directors determines in good faith (after consultation with ESL’s outside legal counsel and financial advisor) that the failure to make a company adverse recommendation change would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties under applicable law; subject to providing three (3) business days prior written notice to TransDigm of its proposed decision to change its recommendation or terminate the merger agreement (and the basis therefor) and, during such three (3) business day period, negotiating in good faith with TransDigm regarding revisions to the merger agreement or other mitigating factors or structural changes proposed by TransDigm.

Efforts to Obtain Required Shareholder Approvals

Unless the merger agreement has been earlier terminated, including pursuant to ESL’s right to terminate the merger agreement to enter into an agreement with respect to a superior company proposal (see “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Additional Agreements—Change of Recommendation”), ESL has agreed to hold a special meeting of its shareholders and to use its reasonable best efforts to secure the ESL shareholder approval. ESL has agreed to include the Board of Directors’ recommendation that the holders of shares of ESL common stock vote “FOR” the merger proposal in this proxy statement.

Efforts to Complete the Merger

The parties have each agreed to use their reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, and assist and cooperate with the other parties to the merger agreement in doing, all things necessary to cause the conditions to the closing to be satisfied as promptly as reasonably practicable and to effect the closing as promptly as reasonably practicable.

To the extent necessary, proper or advisable in order to (i) obtain clearance under the HSR Act or any other required consent of a governmental authority under an antitrust law or (ii) obtain approval under the French Code monétaire et financier from the French Ministre de l’Economie, (iii) avoid the entry of, or to have vacated, lifted, reversed or overturned any judgment that prohibits, prevents or restricts consummation of, or impedes, interferes with or delays the closing of the merger before the end date or (iv) effect the expiration or termination of any waiting period that would otherwise have the effect of preventing, prohibiting or restricting consummation of the merger, TransDigm has agreed to take all reasonable actions to eliminate each and every impediment that may be asserted by a governmental authority with respect to the merger so as to enable the closing of the merger to occur as soon as reasonably possible, including:

•

proposing, negotiating, committing to and effecting, the sale, divestiture or disposition of TransDigm’s or ESL’s assets, properties or businesses or of the assets, properties or businesses to be acquired by TransDigm pursuant to the merger agreement, and the entrance into such other arrangements in order to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would prevent the consummation of the transactions contemplated by the merger agreement as soon as practicable;

•	agreeing to any limitation on the conduct of TransDigm or its subsidiaries (including ESL and its subsidiaries after the effective time of the merger); and

•	agreeing to take any other action or make any other commitment as required by a governmental authority.

Notwithstanding TransDigm’s obligations summarized in the immediately foregoing paragraph, TransDigm is only required to take such actions if (x) such action is conditioned upon the closing of the merger and becomes effective only from and after the effective time of the merger and (y) such actions do not relate to the businesses, assets, properties, product lines, equity interests, relationships, ventures, contractual rights, or obligations of TransDigm, ESL and their respective subsidiaries that, directly or indirectly, generated in the aggregate more than $90,000,000 in EBITDA (as defined in the merger agreement) for the twelve (12) months ended September 30, 2018.

In addition, TransDigm and ESL each agreed to, among other things:

•	no later than October 23, 2018, make appropriate filings pursuant to the HSR Act, which the parties filed on October 23, 2018;

•

as promptly as practicable, make all other necessary, proper or advisable regulatory or foreign investment filings, including, with respect to TransDigm, the filing with the French Ministre de l’Economie, or other filings with governmental authorities relating to the merger; and

•

provide reasonable prior notice of any filing and, to the extent reasonably practicable, of any communication with any governmental authority relating to the merger and, to the extent reasonably practicable.

Employees and Employee Benefits

From and after the effective time of the merger, TransDigm will or will cause the surviving corporation to assume, honor and fulfill all of the obligations under the ESL benefit plans, other than any equity-based ESL benefit plans, in accordance with their terms.

Except where applicable law, any ESL benefit plan or a collective bargaining agreement requires more favorable treatment, during the period commencing at the effective time of the merger and ending on the first anniversary thereof, TransDigm is obligated to provide, or to cause to be provided, to each employee of ESL or any of its subsidiaries who continues to be employed by TransDigm or any of its subsidiaries, including the surviving corporation, with (i) at least the same level of base salary or hourly wage rate, as the case may be, that was provided to each such employee immediately prior to the effective time of the merger, (ii) target incentive compensation opportunities (including annual cash performance bonus), other than any equity-based incentive opportunities, that are no less favorable than those in effect with respect to each such employee immediately prior to the effective time of the merger, (iii) severance pay and benefits to any such employee who incurs a qualifying termination at any time during the one-year period following the effective time of the merger at levels that are no less favorable than the levels of such severance pay and benefits as in effect under the applicable ESL benefit plans immediately prior to the effective time of the merger, and (iv) other compensation and employee benefits (other than equity based opportunities and benefits) which are no less favorable in the aggregate (including with respect to the proportion of employee cost) to the compensation and employee benefits provided to such employee immediately prior to the effective time of the merger.

From and after the effective time of the merger, TransDigm will cause any employee benefit plans in which any continuing employee of ESL or any of its subsidiaries is eligible to participate following the effective time of the merger to recognize for all purposes, including eligibility, vesting, level of benefits, any waiting period and benefit accrual thereunder, service with ESL and its subsidiaries and their respective predecessor entities, in each case, to the same extent such service was recognized under a comparable ESL benefit plan prior to the effective time of the merger (except to the extent it would result in a duplication of benefits with respect to the same period of service).

With respect to any health or welfare benefit plan in which any continuing employee of ESL or any of its subsidiaries is eligible to participate following the effective time of the merger which replaces coverage under a comparable ESL benefit plan in which such employee participated immediately prior to the effective time of the merger, TransDigm will (i) waive all limitations as to preexisting condition exclusions and all waiting periods with respect to participation and coverage requirements applicable to each such employee to the extent waived or satisfied under the comparable ESL benefit plan in which the employee participated immediately prior to the effective time of the merger, (ii) provide that the employee will be immediately eligible to participate in any such health or welfare benefit plan, without any waiting period, to the extent such employee was eligible to participate in the comparable ESL benefit plan immediately prior to the effective time of the merger, and (iii) credit each employee for any applicable amounts paid or eligible expenses incurred by such employee (and his or her covered dependents) under the terms of the ESL benefit plan toward satisfying any applicable deductible, co-payment or out-of-pocket requirements under the applicable health and welfare benefit plan that replaces such ESL benefit plan for the plan year in which the effective time of the merger occurs.

Promptly following the effective time of the merger, TransDigm will establish an annual incentive plan or plans for the remainder of the year in which the effective time of the merger occurs, which annual incentive plans will provide continuing employees of ESL or any of its subsidiaries with a bonus opportunity at least equal to that provided under the applicable annual incentive plan or program maintained by ESL or its subsidiaries in which such employee participated immediately prior to the effective time of the merger, other than any equity-based incentive plans or programs, pro-rated for the remainder of such year.

ESL will, and will cause its subsidiaries to, and TransDigm will, and will cause its affiliates to, cooperate fully in satisfying all legal or contractual requirements to provide notice to, or carry out any information and/or consultation procedure with, any employee or groups of employees of ESL or any of its subsidiaries, or any labor or trade union, labor organization, works council or any other employee representative or employee representative body, which is representing any employee of ESL or any of its subsidiaries, in connection with the transactions contemplated by the merger agreement.

Notwithstanding anything in the merger agreement to the contrary, (i) the foregoing provisions of the merger agreement are solely for the benefit of the parties to the merger agreement, (ii) nothing therein is intended to, or will, constitute the establishment or adoption of or an amendment to any employee benefit plan, and (iii) none of the continuing employees of ESL or any of its subsidiaries or any other individual associated therewith will be regarded for any purpose as a third-party beneficiary of the merger agreement or have the right to enforce the provisions of the merger agreement, including in respect of continued employment (or resumed employment). Nothing in the merger agreement will be deemed to limit the right of Parent or any of its subsidiaries, including the surviving corporation, to terminate the employment of any continuing employee of ESL or its subsidiaries or alter the at-will employment relationship of any such employee.

Directors’ and Officers’ Indemnification and Insurance

For six (6) years from and after the effective time of the merger, TransDigm and the surviving corporation will indemnify and hold harmless each director or officer of ESL or any of its subsidiaries who was a director or officer prior to or as of the effective time of the merger and their heirs and personal representatives against all claims arising out of or pertaining to the fact that the foregoing is or was a director or officer of ESL or any of its subsidiaries, whether asserted or claimed prior to, at or after the effective time, as provided in their respective organizational documents and any indemnification or other similar agreements and to the fullest extent permitted under applicable law. For six (6) years from and after the effective time of the merger, TransDigm will not permit any indemnification, advancement of expenses or exculpation provision in such organizational documents or such indemnification agreements to be amended, repealed or otherwise modified in any manner that would adversely affect the rights of the indemnified parties thereunder, unless such amendment, repeal or modification is required by applicable law.

For a period of six (6) years from and after the effective time of the merger, TransDigm will and will cause the surviving corporation either to cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by ESL or its subsidiaries or provide substitute policies for ESL and its current and former directors, officers, employees and agents who are currently covered by such liability insurance coverage currently maintained by ESL, in either case, with limits not less than the existing coverage and having other terms not less favorable to the insured persons than such liability insurance coverage currently maintained by ESL with respect to claims arising from facts or events that occurred on or before the effective time of the merger, except that in no event shall the surviving corporation be required to pay with respect to such insurance policies in respect of any one (1) policy year more than three hundred percent (300%) of the aggregate the annual premium most recently paid by ESL prior to the date of the merger agreement, which we refer to as the maximum amount, and if TransDigm or the surviving corporation is unable to obtain such insurance it shall obtain as much comparable insurance as possible within such six (6) year period for an aggregate amount equal to the maximum amount. However, in lieu of such insurance, prior to the closing date ESL may, at its option, purchase a fully prepaid and non-cancellable “tail” directors’ and officers’ liability insurance policy and fiduciary insurance policy for ESL and its current and former directors and officers who are currently covered by such liability insurance coverage currently maintained by ESL, such tail insurance to provide coverage not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance coverage currently maintained by ESL with respect to claims arising from facts or events that occurred on or before the effective time of the merger; provided that in no event shall the cost of any such tail insurance in respect of any one (1) policy year exceed the maximum amount.

Transaction Litigation

ESL will promptly notify TransDigm of any shareholder litigation arising from the merger agreement or the merger, keep TransDigm reasonably informed regarding any such shareholder litigation and give TransDigm the opportunity to participate (at TransDigm’s expense) in, and reasonably cooperate with TransDigm in, the defense or settlement of any shareholder litigation against ESL, any of its subsidiaries or any of their representatives, including members of the Board of Directors. ESL will not settle any such shareholder litigation without TransDigm’s prior written consent (such consent not to be unreasonably withheld or delayed unless such settlement does not include a full release of TransDigm and its affiliates).

Financing and Financing Cooperation

In connection with entering into the merger agreement, TransDigm entered into a commitment letter, dated as of October 9, 2018, with Morgan Stanley Senior Funding, Inc., Credit Suisse Loan Funding LLC and Credit Suisse AG, pursuant to which, upon the terms and subject to the conditions set forth therein, the financing sources party thereto have committed to provide a $3.7 billion senior secured term facility subject to customary conditions precedent. TransDigm expects to finance the merger through proceeds from such debt financing and cash on hand.

TransDigm will use, and shall cause its affiliates to use, their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable to arrange and to obtain the proceeds of the debt financing on terms and conditions no less favorable to TransDigm than those contained in the commitment documents. ESL will use, and shall cause its subsidiaries to use, its and their reasonable best efforts to cooperate with TransDigm prior to closing, as reasonably requested by TransDigm and at TransDigm’s sole expense, in connection with TransDigm’s arrangement of its debt financing.

Other Covenants and Agreements

The merger agreement contains certain other covenants and agreements, including covenants relating to, among other things:

•	confidentiality and access by TransDigm to certain information about ESL;

•	preparation by ESL of this proxy statement;

•

causing any dispositions of ESL equity securities directly resulting from, the merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to ESL to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•	consultation between TransDigm and ESL in connection with public statements with respect to the transactions contemplated by the merger agreement;

•	activities of Merger Sub;

•

ESL cooperating with TransDigm and using its reasonable best efforts to cause ESL’s common stock to be delisted from the NYSE and deregistered under the Exchange Act as promptly as practicable following the effective time of the merger;

•	anti-takeover statutes;

•	the resignation of directors of ESL; and

•

notification of certain changes, effects, developments or any events that would reasonably be expected to cause any condition to the obligations of any part to the merger agreement to effect the merger.

Conditions to the Closing of the Merger

The respective obligations of TransDigm, Merger Sub and ESL to effect the closing of the merger are subject to the satisfaction or waiver on or prior to the closing of the following conditions:

•	receipt of ESL shareholder approval of the merger agreement and the transactions contemplated thereby;

•

the expiration or termination of the waiting period (or any extension thereof) under the HSR Act, and the obtaining of required antitrust approvals in certain other jurisdictions, that are applicable to the transactions contemplated by the merger agreement, including the merger;

•

the authorization or consent from the French Ministre de l’Economie required to be obtained with respect to the merger under the French Code monétaire et financier having been obtained and remaining in full force and effect; and

•	the absence of any legal restraint.

The obligations of TransDigm and Merger Sub to consummate the merger will be further subject to the satisfaction or waiver at or prior to the closing date of the following conditions:

•

the representations and warranties of ESL relating to capitalization matters and the absence of a Company material adverse effect are true and correct in all respects (except for de minimus inaccuracies with respect to the representations relating to capitalization matters) as of the date of the merger agreement and as of the closing date as though made on and as of such date (except to the extent that any such representation and warranty was made as of a specific date, in which case as of such specific date);

•

the representations and warranties of ESL relating to ESL’s and its subsidiaries’ due organization, valid existence, good standing and qualification to do business, authority to enter into the merger agreement and the valid and binding nature of the merger agreement, the shareholder vote required for adoption of the merger agreement, inapplicability of anti-takeover statutes, the absence of any undisclosed brokers’ fee, the opinion of ESL’s financial advisor and affiliate transactions are true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Company material adverse effect” set forth therein) as of the date of the merger agreement and as of the closing date as though made on and as of such date (except to the extent that any such representation and warranty was made as of a specific date, in which case as of such specific date);

•

each of the representations and warranties of ESL set forth in the merger agreement, other than those specifically identified in the two immediately preceding bullets, is true and correct (without giving effect to any limitation as to “materiality” or “Company material adverse effect” set forth therein) as of the date of the merger agreement and as of the closing date as though made on and as of such date (except to the extent that any such representation and warranty was made as of a specific date, in which case as of such specific date) except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Company material adverse effect;

•	ESL has performed and complied in all material respects with the covenants and agreements required to be performed by it under the merger agreement at or prior to the closing date;

•	the absence of the occurrence of a Company material adverse effect since the date of the merger agreement; and

•	TransDigm has received a certificate of a senior executive officer of ESL, certifying to the effect that the conditions set forth in the five preceding bullet points have been satisfied.

The obligation of ESL to consummate the merger will be further subject to the satisfaction or waiver on or prior to the closing date of the following conditions:

•

the representations and warranties of TransDigm and Merger Sub relating to TransDigm’s and Merger Sub’s due organization, valid existence, good standing and qualification to do business, authority to enter into the merger agreement and the valid and binding nature of the merger agreement, the absence of a vote of shareholders in TransDigm required for adoption of the merger agreement and the absence of any undisclosed brokers’ fee are true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Parent material adverse effect” set forth therein) as of the date of the merger agreement and as of the closing date as though made on and as of such date (except to the extent that any such representation and warranty was made as of a specific date, in which case as of such specific date);

•

each of the representations and warranties of TransDigm and Merger Sub set forth in the merger agreement, other than those specifically identified in the immediately preceding bullet, is true and correct (without giving effect to any limitation as to “materiality” or “Parent material adverse effect” set forth therein) as of the date of the merger agreement and as of the closing date as though made on and as of such date (except to the extent that any such representation and warranty was made as of a specific date, in which case as of such specific date) except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent material adverse effect;

•

each of TransDigm and Merger Sub has performed and complied in all material respects with the covenants and agreements required to be performed by them under the merger agreement at or prior to the closing date;

•	ESL has received a certificate of a senior executive officer of TransDigm, certifying to the effect that the conditions set forth in the three preceding bullet points have been satisfied.

Termination of the Merger Agreement

Termination

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger:

•	by the mutual written agreement of TransDigm and ESL;

•	by either TransDigm or ESL:

•

if the merger is not consummated at or before 5:00 p.m. Eastern time on October 9, 2019, which we refer to as the end date; except that if, on such date, any of the conditions of the closing set forth above in the second, third or fourth bullets of “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Conditions to the Closing of the Merger” (in the case of the fourth bullet, to the extent any such restraint is in respect of an antitrust law or the foreign investment laws of France) will not have been fulfilled but all other conditions to the closing either have been fulfilled or would have been fulfilled if the closing were to occur on such date, then the end date will automatically be extended to January 9, 2020, which we refer to as the End Date Termination Right; provided, that if the failure to close the merger by the end date is the result of a breach of the merger agreement by the party attempting to terminate the merger agreement, then such breaching party may not terminate;

•

if a preliminary, temporary or permanent judgment of a governmental authority or law that enjoins or otherwise prohibits the consummation of the merger and the other transactions contemplated by the merger agreement has become final and nonappealable; provided that if the entry or occurrence of such legal restraint is the result of a breach of the merger agreement by the party attempting to terminate the merger agreement, then such breaching party may not terminate;

•

if ESL’s shareholders do not adopt the merger agreement and the transactions contemplated thereby at the shareholders meeting or at any adjournment or postponement of the shareholders meeting at which a vote on the adoption of the merger agreement was taken, which we refer to as the Shareholder Vote Termination Right.

•	by ESL:

•

prior to receipt of the ESL shareholder approval in order to effect an adverse recommendation change and substantially concurrently enter into a definitive, written agreement providing for a superior company proposal, provided that ESL pays a termination fee of $128,855,000 to TransDigm immediately prior to or substantially concurrently with (and as a condition to) such termination and ESL has complied in all material respects with the no solicitation covenant in the merger agreement, which we refer to as the ESL Alternative Acquisition Termination Right; or

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if TransDigm or Merger Sub materially breaches any of its respective covenants, agreements, representations or warranties in the merger agreement such that closing conditions relating to the accuracy of the representations and warranties of TransDigm and Merger Sub and performance of the covenants and agreements of TransDigm and Merger Sub would reasonably be expected not to be satisfied, and either such breach is not reasonably capable of being cured by the end date or such breach has not been cured by the earlier of the end date or thirty (30) days after the receipt of notice of such breach, provided that if ESL materially breaches any of its respective covenants, agreements, representations or warranties in the merger agreement such that closing conditions relating to the accuracy of the representations and warranties of ESL and performance of the covenants and agreements of ESL would not be satisfied, then this termination right shall not be available to ESL.

•	by TransDigm:

•	prior to receipt of the ESL shareholder approval in the event that the Board of Directors makes a company adverse recommendation change or fails to include the recommendation that the holders of shares of ESL common stock vote “FOR” the merger proposal in this proxy statement, or ESL is in material breach of the no solicitation covenant in the merger agreement and such breach is not cured within five (5) business days after the receipt of notice of such breach, which we refer to as the TransDigm Change of Recommendation Termination Right; or

•

if ESL materially breaches any of its covenants, agreements, representations or warranties in the merger agreement such that closing conditions relating to the accuracy of the representations and warranties of ESL and performance of the covenants and agreements of ESL would reasonably be expected not to be satisfied, and either such breach is not reasonably capable of being cured by the end date or such breach has not been cured by the earlier of the end date or thirty (30) days after the receipt of notice of such breach, provided that if TransDigm materially breaches any of its respective covenants, agreements, representations or warranties in the merger agreement such that closing conditions relating to the accuracy of the representations and warranties of TransDigm and Merger Sub and performance of the covenants and agreements of TransDigm and Merger Sub would not be satisfied, then this termination right shall not be available to TransDigm, which we refer to as the TransDigm Breach Termination Right.

Effect of Termination

If the merger agreement is terminated as described above under the section entitled “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination of the Merger Agreement—Termination” beginning on page 81, the merger agreement will immediately become void and have no effect, without any liability or obligation on the part of any party based on, arising out of or relating to the merger agreement, except for:

•

provisions with respect to the allocation of fees and expenses, as described in “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Expenses,” the effect of termination of the merger agreement and termination fee, as described in “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination of the Merger Agreement—Termination Fee”;

•

certain other provisions of the merger agreement, including those relating to nonsurvival of representations, warranties, covenants and agreements, no third-party beneficiaries, assignment, governing law, amendment, extension and waiver, specific performance, jurisdiction and venue and waiver of jury trial; and

•	liabilities for any fraud or intentional breach of the merger agreement.

For the purpose of the merger agreement, the term intentional breach means a material breach of the merger agreement that is a consequence of an act or omission by the breaching party with the knowledge or intent that the taking of, or the omission of taking, such act would, or would reasonably be expected to, cause or constitute a material breach of the merger agreement.

Termination Fee

Under the merger agreement, ESL will be required to pay a termination fee of $128,855,000 in connection with a termination of the merger agreement under the following circumstances:

•	in the event the merger agreement is terminated by ESL pursuant to the ESL Alternative Acquisition Termination Right;

•	in the event the merger agreement is terminated by TransDigm pursuant to the TransDigm Change of Recommendation Termination Right;

•	in the event the merger agreement is terminated (i) by TransDigm pursuant to the TransDigm Breach Termination Right, (ii) by either ESL or TransDigm pursuant to the End Date Termination Right or

(iii) by either ESL or TransDigm pursuant to the Shareholder Vote Termination Right, and in each case:

•

after the date of the merger agreement and prior to such termination, a company takeover proposal is made by a third party to ESL or publicly announced and not withdrawn, and within twelve (12) months following the date of such termination, ESL either (i) enters into a definitive agreement with respect to a company takeover proposal, (ii) recommends a company takeover proposal to its shareholders or (iii) consummates a company takeover proposal, provided that for the purposes of this bullet, references to twenty percent (20%) in the definition of company takeover proposal are deemed to be references to fifty percent (50%).

If the merger agreement is terminated under circumstances in which ESL is obligated to pay TransDigm the termination fee, then ESL shall have no further liability with respect to the merger agreement or the transactions contemplated thereby to TransDigm, Merger Sub or their respective affiliates or representatives, and payment of the termination fee and such costs and expenses (as described under “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination of the Merger Agreement—Expense Reimbursement”) shall be TransDigm’s sole and exclusive remedy. In no event will ESL be required to pay the termination fee described above on more than one occasion.

Expense Reimbursement

If ESL fails to promptly pay any amount due to TransDigm in connection with a termination described in “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination of the Merger Agreement—Termination Fee,” it shall also pay TransDigm’s reasonable, documented out-of-pocket costs and expenses incurred in connection with a suit that results in a judgment against ESL for such amount, together with interest on such amount or portion thereof at the prime rate published by the Wall Street Journal in effect on the date such payment was required through the date of payment (or such lesser rate as is the maximum permitted by applicable law).

Expenses

Except for the provisions described above under the section entitled “Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination of the Merger Agreement—Expense Reimbursement,” generally, each of ESL, TransDigm and Merger Sub will pay their own fees, costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement. However, TransDigm will pay one hundred percent (100%) of the filing fees associated with regulatory and foreign investment filings or consents.

Amendment and Waiver

Amendment

The merger agreement may be amended, modified or supplemented by the parties at any time before the effective time of the merger (including after the receipt of the ESL shareholder approval) by a written instrument executed by each party to the merger agreement. However, after the receipt of the ESL shareholder approval, the parties may not amend the merger agreement in a manner that requires further approval by the shareholders of ESL without having received such further approval. The provisions expressly relating to the financing sources may not be amended, modified or supplemented or waived in a manner that adversely affects any financing source without the prior written consent of each such adversely affected party.

Extension; Waiver

At any time prior to the effective time of the merger, with certain exceptions, the parties to the merger agreement may:

•	extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement;

•	waive compliance with any of the covenants and agreements contained in the merger agreement; or

•	waive the satisfaction of any of the conditions contained in the merger agreement.

Governing Law; Venue

The merger agreement is governed by the laws of the state of Delaware (without giving effect to conflict of law principles thereof), except that claims and causes of action involving the financing sources in any way relating to the merger agreement or the transactions contemplated thereby, the debt letters, the financing or the performance thereof or related will be governed by the laws of the state of New York (without giving effect to conflict of law principles thereof).

The exclusive venue for claims is the Court of Chancery of the State of Delaware and any appellate court therefrom within the State of Delaware, or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, except that claims and causes of action involving the financing sources in any way relating to the merger agreement or the transactions contemplated thereby, the debt letters, the financing or the performance thereof or related will be subject to the exclusive jurisdiction of the United States Federal and New York State courts located in the borough of Manhattan.

Specific Performance

The parties are entitled to injunctions or other equitable relief to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the performance of the terms and provisions of the merger agreement in addition to any other remedy to which they are entitled at law or equity.

PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

The Merger-Related Compensation Proposal

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our shareholders with the opportunity to vote to approve, on an advisory non-binding basis, the payment of certain compensation that will or may become payable by ESL to its named executive officers in connection with the merger. For a summary of the terms and conditions of the payments described below, see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement—The Merger—Interests of the Directors and Executive Officers of ESL in the Merger” beginning on page 53.

The information set forth in the table below titled “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger,” is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of ESL that is based on, or otherwise relates to, the merger. The amounts reported below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain actions that may occur before completion of the merger. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. In particular, for purposes of calculating the amounts set forth in the table below, we have assumed that (1) the merger was completed on November 1, 2018 (the latest practicable date prior to filing this proxy statement) and each named executive officer’s outstanding equity awards, base salary and target bonus amounts are calculated as of such date, (2) the employment of each of the named executive officers (other than Mr. George and Ms. Mason whose employment actually terminated prior to November 1, 2018) was terminated either by ESL without cause or by the named executive officer for good reason immediately thereafter, (3) each named executive officer would receive approximately the amounts set forth in the table below, based on a $122.50 per share price for each share of ESL common stock (which is the per share merger consideration) (and without subtraction of applicable withholding taxes through net settlement or otherwise) and (4) no amounts payable to the named executive officers under any of ESL’s nonqualified deferred compensation plans will be enhanced or accelerated in connection with the merger. Depending on when the merger is completed, directors and executive officers may receive a grant of additional equity awards for the 2019 fiscal year, which amounts are not determinable at this time and therefore are not reflected in the table. Mr. George and Ms. Mason are listed as named executive officers in the table because they appear as named executive officers in ESL’s annual proxy statement for the fiscal year ended September 29, 2017.

Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger

Name	Cash ($)(1)	Equity ($)(2)	Pension /NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimbursement ($)(5)	Other ($)(6)	Total ($)
Curtis C. Reusser	$5,174,521	$7,100,565	$—	$54,355	$21,742	$—	$12,351,183
Roger A. Ross	$2,016,880	$1,465,829	$—	$48,000	$19,200	$—	$3,549,909
Albert S. Yost	$2,312,073	$1,548,628	$—	$54,278	$21,712	$—	$3,936,691
Robert D. George(7)	$—	$1,339,215	$—	$—	$—	$—	$1,339,215
Marcia J. Mason(8)	$—	$1,392,047	$—	$—	$—	$—	$1,392,047

(1)

The amount shown represents the double-trigger cash severance payable pursuant to the terms of each named executive officer’s termination protection agreement with ESL, consisting of (i) for Messrs. Reusser and Yost, a pro rata amount of “minimum total compensation” as measured by the average compensation received during the prior two years, calculated as follows and reduced (but not below zero) by base salary previously paid to the named executive officer: one times the named executive officer’s annual rate of salary on the date immediately prior to the change in control effective date, plus one times the executive’s target annual incentive compensation on the change in control effective date or, for Mr. Ross, a pro rata amount of his target annual incentive compensation; and (ii) an amount equal to three times the named executive officers’ minimum total compensation (as defined above in “Proposal 1: Adoption of the Merger Agreement—The Merger—Interests of the Directors and Executive Officers of ESL in the Merger” beginning on page 53). Amounts reflected are based on each named executive officer’s annual base salary and target annual incentive compensation as in effect on the last day of the Company’s 2018 fiscal year.
(2)

The amount shown represents the value of unvested awards of Company Options, Company RSUs and Company PSUs outstanding as of November 1, 2018, that would be cancelled and converted into the right to receive the merger consideration payable in respect of each award, assuming the merger closes on November 1, 2018, excluding any awards that vest in accordance with their terms prior to such date. However, the amount shown excludes the value attributed to Company PSUs granted for the fiscal 2016-2018 performance cycle as ESL’s compensation committee has determined that ESL did not achieve the threshold performance level, and therefore, none of those Company PSUs will become earned or vested by their terms.

The table below provides information on the estimated value of unvested Company Options held by the named executive officers. The amounts shown with respect to each Company Option represent the product of (a) the excess, if any, of $122.50 over the applicable per-share exercise price of such Company Option, multiplied by (b) the number of shares of ESL common stock subject to such Company Option:

Name	Number of Unvested Company Options (#)	Weighted Average Exercise Price ($)	Estimated Value of Unvested Company Options ($)
Curtis C. Reusser	61,950	84.61	2,347,565
Roger A. Ross	13,050	81.36	536,871
Albert S. Yost	12,850	84.63	486,622
Robert D. George	17,300	84.74	653,215
Marcia J. Mason	11,600	84.75	437,908

The table below provides details on the estimated value of unvested Company RSUs and Company PSUs (treating for this purpose any performance-based vesting condition to which such Company PSU is subject as having been attained at the “target level” with proration). The amounts shown represent the product (a) $122.50 and (b) the number of shares of ESL common stock underlying such Company RSUs or Company PSUs, respectively.

Name	Number of Unvested Company RSUs (#)	Estimated Value of Unvested Company RSUs ($)	Number of Unvested Company PSUs (#)	Estimated Value of Unvested Company PSUs ($)	Total Estimated Value of Awards ($)
Curtis C. Reusser	27,000	3,307,500	11,800	1,445,500	4,753,000
Roger A. Ross	5,300	649,250	2,283	279,708	928,958
Albert S. Yost	6,000	735,000	2,669	327,007	1,062,007
Robert D. George	3,100	379,750	2,500	306,250	686,000
Marcia J. Mason	5,400	661,500	2,389	292,639	954,139

(3)

Named executive officers participate in the Company’s DC SERP and the 2005+ SERP. In addition, Mr. George and Ms. Mason participate in the SERP Pre 2005. At the time of this filing, no amounts payable to the named executive officers under such plans will be enhanced or accelerated in connection with the merger. However, each named executive officer would receive his account balance under the DC SERP (to the extent vested) in connection with a termination of employment, subject to the terms and conditions of the DC SERP. For the SERP Pre 2005 and the 2005+ SERP, the accrued benefit under such plans for each named executive officer who participates in such plans would be distributed to such officer, in accordance with applicable plan rules.
(4)

The amount shown represents the cost of continuation of benefits for each named executive officer and, as applicable, his dependents, for two years after the merger, which is the longest period provided for under the named executive officer’s termination protection agreement. These benefits include medical and dental insurance for each named executive officer as well as accident, disability and life insurance for Messrs. Reusser and Yost. The termination protection agreements for Messrs. Reusser and Yost provide that ESL will provide the executive with continued coverage under such plans as provided immediately prior to the date of termination through the earlier to occur of the (x) the end of the contract period or (y) the executive’s commencement of employment with a new employer, or, if such coverage would not be practicable, then providing benefits substantially similar to those in effect during the executive’s employment or cash compensation on an after-tax basis sufficient for the executive to purchase such benefits. Mr. Ross’ termination protection agreement provides that ESL will provide him and his dependents with an amount equal to the then-current monthly COBRA premium rate (subject to a multiplier of 1.4 as described in footnote 5 below). As of the filing of this proxy statement, only Mr. Ross was enrolled in our applicable plans, so the amount here reflects the costs of his coverage only.

(5)

For each named executive officer, the amount represents a tax-gross up payment for continued benefit payments for the named executive officer and his dependents for two years after the merger, which ESL may provide pursuant to the named executive officer’s termination protection agreement. For Messrs. Reusser and Yost, the amount disclosed reflects a tax-gross up payment assuming that ESL provides the executive with a cash payment on an after-tax basis sufficient to purchase continued benefits coverage pursuant to their termination protection agreements. For Mr. Ross, the amount disclosed reflects the multiplier payable by ESL for the COBRA premiums due pursuant to his termination protection agreement. The amounts reflected in this table for each executive are equal to 40% of the estimated value of the aggregate COBRA cost for each of the named executive officers.

(6)

None of the named executed officers have any other benefits that would be paid out upon a qualifying termination following consummation of the merger, except that the named executive officers are entitled to reimbursement of certain legal fees and expenses associated with enforcing their respective termination protection agreement (which amounts, if any, are unknown and not determinable at this time).

(7)

Mr. George retired from the position of Executive Vice President, Chief Financial Officer & Corporate Development of ESL on February 5, 2018 and ceased employment with ESL on August 1, 2018, hence Mr. George is not entitled to any severance payments as a result of the change in control of ESL. The amount shown in the Equity column of the table for Mr. George represents the value of the acceleration and payout of unvested equity awards held by him pursuant to the terms of the merger agreement.

(8)

Ms. Mason retired from the position of Executive Vice President & General Counsel of ESL on May 15, 2018 and ceased employment with ESL on October 1, 2018, hence Ms. Mason is not entitled to any severance payments as a result of the change in control of ESL. The amount shown in the Equity column of the table for Ms. Mason represents the value of the acceleration and payout of unvested equity awards held by her pursuant to the terms of the merger agreement.

We are asking our shareholders to indicate their approval of the compensation that will or may become payable by ESL to its named executive officers in connection with the merger. In general, the various plans and arrangements pursuant to which these compensation payments may be made formed part of ESL’s overall compensation program for its named executive officers, and have previously been disclosed to our shareholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. The Compensation Committee of the Board of Directors, which is composed solely of non-management directors, believes such compensatory arrangements to be reasonable and in line with marketplace norms.

The Board of Directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. The Board of Directors unanimously among those directors that were present recommends that you vote “FOR” the following resolution:

“RESOLVED, that the shareholders of Esterline Technologies Corporation approve, on a nonbinding, advisory basis, the compensation that will or may become payable to ESL’s named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K above.”

Shareholders should note that this proposal is not a condition to completion of the merger, and as an advisory vote, the result will not be binding on ESL, the Board of Directors or TransDigm. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be entitled to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

Vote Required

Approval of the merger-related compensation proposal requires the affirmative vote of a majority of the votes cast at the special meeting, provided a quorum is present at the special meeting.

The failure of any shareholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will not have any effect on the merger-related compensation proposal. If you abstain from voting, the abstention will have the same effect as if you voted “AGAINST” the merger-related compensation proposal. If you hold your shares in “street name” and do not instruct your broker, bank or other nominee on how you wish to vote your shares, such broker, bank or nominee cannot vote and such non-vote will have no effect on the merger-related compensation proposal. If there are any broker non-votes, then such broker non-votes will have no effect on the merger-related compensation proposal.

Board of Directors Recommendation

The Board of Directors unanimously recommends that you vote “FOR” the merger-related compensation proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

We are asking you to approve a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If our shareholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

The vote on this proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve this proposal and vice versa. ESL does not intend to call a vote on this proposal if Proposal 1 is approved by the requisite number of shares of ESL common stock at the special meeting.

Vote Required

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast at the special meeting, whether or not a quorum is present at the special meeting.

The failure of any shareholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will not have any effect on the adjournment proposal. If you abstain from voting, the abstention will have the same effect as if you voted “AGAINST” the adjournment proposal. If you hold your shares in “street name” and do not instruct your broker, bank or other nominee on how you wish to vote your shares, such broker, bank or nominee cannot vote and such non-vote will have no effect on the adjournment proposal. If there are any broker non-votes, then such broker non-votes will have no effect on the adjournment proposal.

Board of Directors Recommendation

The Board of Directors believes that it is in the best interests of ESL and its shareholders to be able to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in respect of the merger agreement proposal if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

The Board of Directors unanimously recommends that you vote “FOR” the adjournment proposal.

MARKET PRICES AND DIVIDEND DATA

ESL’s common stock is listed on the NYSE under the symbol “ESL.” As of the close of business on the record date, there were [●] shares of our common stock outstanding, held by approximately [●] shareholders of record.

The following table sets forth, for the indicated periods, quarterly high and low prices of, and quarterly cash dividends paid on shares of, ESL’s common stock for the periods shown as reported by the NYSE:

	Dividend	High	Low
FY 2018—Quarter Ended
September 28	$—	$92.45	$72.40
June 29	$—	$79.55	$69.05
March 30	$—	$78.90	$67.15
December 29	$—	$96.95	$68.30
FY 2017—Quarter Ended
September 29	$—	$100.60	$76.00
June 30	$—	$102.70	$83.35
March 31	$—	$96.50	$80.76
December 30	$—	$94.73	$69.85
FY 2016—Quarter Ended
September 30	$—	$79.10	$58.71
July 1	$—	$70.52	$56.72
April 1	$—	$81.99	$45.12
January 1	$—	$96.44	$75.86

The closing price of ESL’s common stock on the NYSE on July 19, 2018, the last trading day prior to market rumors regarding a potential sale of ESL, was $75.45 per share. The closing price of ESL’s common stock on the NYSE on October 8, 2018, the last trading day prior to the execution of the merger agreement, was $89.01. On [●], 2018, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on the NYSE was $[●] per share. You are encouraged to obtain current market quotations for our common stock. No assurance can be given concerning the market price for ESL common stock before the date on which the merger will be completed. The market price for ESL common stock will fluctuate between the date of this proxy statement and the date on which the merger is completed.

No cash dividends were paid during ESL’s fiscal years ended September 28, 2018, September 29, 2017 or September 30, 2016. ESL’s current secured credit facility restricts the amount of dividends that ESL can pay. ESL does not anticipate paying any dividends in the foreseeable future. Additionally, under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger, ESL may not declare, set aside or pay any dividends without the prior written consent of TransDigm.

Following the merger, there will be no further market for shares of ESL common stock and we anticipate that our stock will be delisted from the NYSE and deregistered under the Exchange Act. As a result, following the merger and such deregistration, we would no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 25, 2018 (except as otherwise noted), certain information concerning the beneficial ownership of (i) each of our directors, (ii) each of our executive officers (including our “Named Executive Officers” (as such term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act)), (iii) each holder known to us to beneficially own more than five percent (5%) of our common stock and (iv) all directors and executive officers as a group (based on 29,486,940 shares of ESL common stock outstanding as of October 25, 2018).

The following beneficial ownership information has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership of a class of capital stock as of any date includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power as of October 25, 2018 and also any shares as to which a person has the right to acquire such voting or investment power as of within sixty (60) days after October 25, 2018 through the exercise of any stock option, warrant, or other right or the vesting of any restricted stock unit, without regard to whether such right expires before the end of such sixty (60)-day period or continues thereafter. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of ESL common stock that they beneficially own, subject to community property laws where applicable. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Esterline Technologies Corporation, 500 108th Avenue NE, Suite 1500, Bellevue, Washington 98004.

The table below is based upon information supplied by officers, directors and principal shareholders and Form 4s and Schedule 13Gs filed with the SEC through October 25, 2018.

Beneficial Owners	Number of Common Stock Beneficially Owned(1)	Percentage of Class(1)
Executive Officers and Directors
Curtis C. Reusser	140,518	*
Robert D. George	109,980	*
Marcia J. Mason	60,725	*
Albert S. Yost	28,266	*
Paul V. Haack	26,696	*
Anthony P. Franceschini	21,937	*
Roger A. Ross	20,044	*
Delores M. Etter	15,200	*
Mary L. Howell	14,923	*
Scott E. Kuechle	8,225	*
Nils E. Larsen	5,713	*
Michael J. Cave	4,894	*
Michael J. Covey	2,573	*
Stephen Nolan	—	*
Donald Walther	—	*
All directors and executive officers as a group(2)	467,142	1.6%
Greater than 5% Shareholders:
BlackRock, Inc.(3) 40 East 52nd Street, New York, NY 10022	3,583,751	12.2%
First Pacific Advisors, LLC(4) 11601 Wilshire Boulevard, Suite 1200, Los Angeles, CA 98025	2,881,448	9.8%
Dimensional Fund Advisors LP(5) Palisades West—Bldg. One, 6300 Bee Cave Road, Austin, TX 78746	2,537,129	8.6%
The Vanguard Group, Inc.(6) 100 Vanguard Boulevard, Malver, PA 19355	2,477,996	8.4%

*	Less than 1% of the aggregate as of October 25, 2018 of ESL stock.
(1)

The percentage for each person or group is based on the number of shares outstanding as of October 25, 2018 and includes shares for which beneficial ownership is disclaimed, as described in the notes to this table. Except as otherwise stated in these notes, the holders have sole power to vote or direct the vote and dispose or direct the disposition of the shares.

(2)

Includes shares subject to options granted under the Company’s 2004 Equity Incentive Plan and the Company’s 2013 Equity Incentive Plan which are exercisable currently or within 60 days of October 25, 2018, as follows: Mr. Reusser, 98,050 shares; Mr. George, 94,150 shares; Ms. Mason, 60,725 shares; Mr. Ross, 16,675 shares; Mr. Yost, 18,925 shares; and directors, nominees and executive officers as a group, 288,525 shares.

(3)

The information on the number of shares held is based on a Schedule 13G filed on January 19, 2018, on behalf of BlackRock, Inc. (“BlackRock”). Based upon such filing, BlackRock beneficially owns 3,583,751 shares.

(4)

The information on the number of shares held is based on a Form 4 filed on October 25, 2018, on behalf of First Pacific Advisors, LLC (“FPA”). Based upon such filing, FPA beneficially owns 2,881,448 shares.

(5)

The information on the number of shares held is based on a Schedule 13G filed on February 9, 2018, on behalf of Dimensional Fund Advisors LP (“Dimensional”). Based upon such filing, Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. These investment companies and investment vehicles are the “Funds.” In its role as investment advisor or investment manager, Dimensional possessed sole voting and investment power over all of the shares. The Funds own all of the shares, and Dimensional disclaims beneficial ownership of such shares. Dimensional has sole voting power over 2,499,482 shares and sole dispositive power over 2,537,129 shares.
(6)

The information on the number of shares held is based on a Schedule 13G filed on February 9, 2018, on behalf of Vanguard Group, Inc. (“Vanguard”). Based upon such filing, Vanguard beneficially owns 2,477,996 shares.

APPRAISAL RIGHTS

General

If the merger is completed, shareholders who do not vote in favor of the adoption of the merger proposal, who properly demand appraisal of their shares, who continuously hold such shares through the effective time of the merger and who otherwise comply with the procedures of Section 262 of the DGCL will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL, which we refer to as Section 262. Unless the context requires otherwise, all references in this summary to a “shareholder” are to a record holder of common stock. Failure to strictly comply with the procedures specified in Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that shareholders exercise their appraisal rights under Section 262. Only a holder of record of shares of ESL common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of ESL common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of ESL common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Under Section 262, holders of shares of ESL common stock who (1) do not vote in favor of the merger proposal; (2) continuously are the record holders of such shares through the effective time of the merger; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Court of Chancery of the State of Delaware and to receive in lieu of the merger consideration payment in cash of the amount determined by the Court of Chancery to be the “fair value” of the shares of ESL common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by the surviving corporation pursuant to subsection (h) of Section 262). Unless the Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period; provided, however, that at any time before the Court of Chancery enters judgment in the appraisal proceeding, the surviving corporation may pay to each shareholder entitled to appraisal an amount in cash, in which case any such interest will accrue after the time of such payment only on the amount that equals the sum of (1) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Court of Chancery and (2) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Shareholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the $122.50 per share consideration payable pursuant to the merger agreement.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of shareholders, the corporation, not less than 20 days prior to the meeting, must notify each of its shareholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes ESL’s notice to shareholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of shares of ESL’s common stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings as to all ESL shareholders who assert appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of common stock eligible for appraisal or (2) the value of the consideration provided in the merger agreement for such total number of shares exceeds $1 million. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of ESL common stock, ESL believes that if a shareholder is considering exercising appraisal rights, that shareholder should seek the advice of legal counsel. A shareholder who loses his, her or its appraisal rights will be entitled to receive the per share merger consideration described in the merger agreement.

Shareholders wishing to exercise the right to seek an appraisal of their shares of ESL common stock must fully comply with Section 262, which means doing, among other things, ALL of the following:

•	the shareholder must not vote in favor of the merger proposal;

•	the shareholder must deliver to ESL a written demand for appraisal before the vote on the merger proposal at the special meeting;

•

the shareholder must continuously hold the shares from the date of making the demand through the effective time of the merger (a shareholder will lose appraisal rights if the shareholder transfers the shares before the effective time of the merger); and

•

the shareholder or the surviving corporation must file a petition in the Court of Chancery of the State of Delaware requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger proposal, a shareholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger proposal, abstain or not vote his, her or its shares

Filing Written Demand

Any holder of shares of ESL common stock wishing to exercise appraisal rights must deliver to ESL, before the vote on the merger proposal at the special meeting, a written demand for the appraisal of the shareholder’s shares, and that shareholder must not vote in favor of the merger proposal either in person or by proxy. A holder of shares of ESL common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the merger proposal, and it will cause a shareholder to lose the shareholder’s right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a shareholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the merger proposal or abstain from voting on the merger proposal. However, neither voting against the merger proposal nor abstaining from voting or failing to vote on the merger proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal. A proxy or vote against the merger proposal will not constitute a demand. A shareholder’s failure to make the written demand prior to the taking of the vote on the merger proposal at the special meeting will cause the shareholder to lose his, her or its appraisal rights in connection with the merger.

Only a holder of record of shares of ESL common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of ESL common stock should be executed by or on behalf of the holder of record and must reasonably inform ESL of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, such as in a joint tenancy or a tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

SHAREHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS, BANKS AND OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Esterline Technologies Corporation

Attention: Corporate Secretary

500 108th Avenue NE, Suite 1500

Bellevue, Washington 98004

(425) 453-9400

Any holder of shares of ESL common stock may withdraw his, her or its demand for appraisal and accept the merger consideration by delivering to ESL a written withdrawal of the demand for appraisal within 60 days after the effective date of the merger. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Court of Chancery of the State of Delaware will be dismissed without the approval of such court and such approval may be conditioned upon such terms as the court deems just; provided, however, that this shall not affect the right of any shareholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such shareholder’s demand for appraisal and to accept the merger consideration within 60 days after the effective time of the merger.

Notice by the Surviving Corporation

If the merger is completed, within 10 days after the effective time of the merger, the surviving corporation will notify each holder of shares of ESL common stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the merger proposal of the date that the merger has become effective.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of shares of ESL common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Court of Chancery of the State of Delaware, with a copy served on the surviving corporation in the case of a petition filed by a shareholder, demanding a determination of the fair value of the shares held by all shareholders entitled to appraisal. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name file a petition for appraisal. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The surviving corporation is under no obligation, and has no present intention, to file such a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair values of shares of ESL common stock. Accordingly, any holders of shares of ESL common stock who desire to have their shares appraised by the Court of Chancery should assume that they will be responsible for filing a petition for appraisal with the Court of Chancery in the manner prescribed in Section 262. The failure of a holder of ESL common stock to file such a petition for appraisal within the period specified in Section 262 will nullify the shareholder’s previous written demand for appraisal.

Within 120 days after the effective time of the merger, any holder of shares of ESL common stock who has complied with the requirements for the exercise of appraisal rights, or a beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger proposal and with respect to which ESL received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting shareholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a holder of shares of ESL common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the shareholders as required by the court, the Court of Chancery of the State of Delaware is empowered to conduct a hearing on the petition to determine those shareholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the shareholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any shareholder fails to comply with the direction, the Court of Chancery may dismiss that shareholder from the proceedings.

Determination of Fair Value

After determining the holders of ESL common stock entitled to appraisal and that all other applicable requirements of Section 262 have been satisfied, the appraisal proceeding will be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court of Chancery of the State of Delaware will appraise the “fair value” of the shares of ESL common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Court of Chancery of the State of Delaware will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Shareholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Court of Chancery of the State of Delaware could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although ESL believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery of the State of Delaware, and shareholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither ESL nor TransDigm anticipates offering more than the per share merger consideration to any shareholder of ESL exercising appraisal rights. Each of ESL and TransDigm reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of ESL common stock is less than the $122.50 per share consideration.

Unless the Court of Chancery of the State of Delaware in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each shareholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in Section 262 only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the court, and (2) interest theretofore accrued, unless paid at that time. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court of Chancery of the State of Delaware and taxed upon the parties as the Court of Chancery of the State of Delaware deems equitable under the circumstances. Upon application of a shareholder, the Court of Chancery of the State of Delaware may also order that all or a portion of the expenses incurred by a shareholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any shareholder who demands appraisal of his, her or its shares of ESL common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the shareholder’s shares of ESL common stock will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration. A shareholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger or if the shareholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the per share merger consideration in accordance with Section 262.

From and after the effective time of the merger, no shareholder who has demanded appraisal rights will be entitled to vote such ESL common stock for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of ESL common stock, if any, payable to shareholders of ESL as of a time prior to the effective time of the merger; provided, however, that if no petition for an appraisal is filed, or if the shareholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time of the merger or thereafter with the written approval of the corporation, then the right of such shareholder to an appraisal will cease. Once a petition for appraisal is filed with the Court of Chancery of the State of Delaware, however, the appraisal proceeding may not be dismissed as to any shareholder of ESL without the approval of the court.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH THE TECHNICAL PREREQUISITES OF SECTION 262. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE THOSE RIGHTS. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262, THE DGCL WILL GOVERN.

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed by early 2019, ESL will become a wholly owned subsidiary of TransDigm and, consequently, will not hold an annual meeting of its shareholders in 2019 (the “2019 Annual Meeting”). If the merger is not completed by early 2019 for any reason, then ESL expects to hold the 2019 Annual Meeting.

If the 2019 Annual Meeting is held, shareholder proposals or nominations for directors will be eligible for consideration for inclusion in the proxy statement and the proxy for our 2019 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below. Any shareholder who intends to present a proposal or nominate a person for election as a director at the 2019 Annual Meeting (if one is held) must have sent the proposal or director nomination to the Corporate Secretary of ESL at 500 108th Avenue NE, Suite 1500, Bellevue, Washington 98004, by the following dates:

•

Proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in our proxy materials for the 2019 Annual Meeting were due on or prior to August 29, 2018, unless the date of the 2019 Annual Meeting is changed by more than thirty (30) days from the date of the last annual meeting, in which case the proposal must be received no later than a reasonable time before ESL begins to print and send its annual proxy materials. In addition, all such proposals will need to comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored annual proxy materials. Nothing in this paragraph shall be deemed to require ESL to include in its proxy statement and proxy relating to the 2019 Annual Meeting any shareholder proposal that may be omitted from the proxy materials of ESL under applicable regulations of the Exchange Act in effect at the time such proposal is received.

•

For shareholder proposals or director nominations that are not intended to be included in our proxy statement for the 2019 Annual Meeting under Rule 14a-8, the shareholder must provide the information required by our bylaws and give timely notice to our Secretary in accordance with our bylaws, which require that the notice be received by our Corporate Secretary not fewer than 120 days nor more than 150 days prior to the date of the 2019 Annual Meeting (or if less than 120 days’ notice or prior public disclosure of the date of the 2019 Annual Meeting is given or made to the shareholders, not later than the tenth day following the day on which such notice of the date of the 2019 Annual Meeting was mailed or such public disclosure was made). ESL previously announced an extension to the timely notice date for shareholders wishing to submit proposals or director nominations pursuant to ESL’s bylaws for consideration at the 2019 Annual Meeting. In order to be timely, such shareholder proposals or director nominations must be received at ESL’s principal executive office, and must include the information specified in ESL’s bylaws, no earlier than September 10, 2018, and no later than December 7, 2018. Any shareholder proposals or director nominations submitted after December 7, 2018 will be considered untimely and/or not properly brought before the 2019 Annual Meeting.

HOUSEHOLDING INFORMATION

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless shareholders have notified the company whose shares they hold of their desire to receive multiple copies of this proxy statement. This process, which is commonly referred to as “householding” potentially provides extra convenience for shareholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please contact ESL at the address identified below. ESL will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to ESL at its address below.

Esterline Technologies Corporation

Attention: Corporate Secretary

500 108th Avenue NE, Suite 1500

Bellevue, Washington 98004

(425) 453-9400

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. These reports, proxy statements and other documents contain additional information about us and will be made available for inspection and copying at our executive offices during regular business hours by any shareholder or a representative of a shareholder as so designated in writing.

You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by ESL through the Investor Relations section of our website. The information on our website is not, and shall not be deemed to be, a part hereof or incorporated into this or any other filings with the SEC.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following ESL filings with the SEC are incorporated by reference:

•

ESL’s Annual Report on Form 10-K for the fiscal year ended September 29, 2017, which was filed with the SEC on November 21, 2017, and the Amendment No. 1 on Form 10-K/A, which was filed with the SEC on March 30, 2018;

•

ESL’s Quarterly Reports on Form 10-Q for the fiscal quarter ended December 29, 2017, filed with the SEC on March 30, 2018, for the fiscal quarter ended March 30, 2018, filed with the SEC on May 4, 2018, and for the fiscal quarter ended June 29, 2018, filed with the SEC on August 3, 2018;

•	ESL’s Definitive Proxy Statement on Schedule 14A, as supplemented, filed with the SEC on December 27, 2017; and

•

ESL’s Current Reports on Form 8-K filed with the SEC on January 9, 2018 (Item 5.02 only), February 1, 2018, February 7, 2018, February 13, 2018, May 2, 2018 (Item 5.02 only), June 18, 2018, September 19, 2018, October 10, 2018, October 10, 2018, October 11, 2018, October 12, 2018, October 17, 2018, October 18, 2018 and October 30, 2018.

We also incorporate by reference into this proxy statement each document we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) and proxy solicitation materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

You may obtain any of the documents we file with the SEC, by requesting them in writing or by telephone from us at the following address:

Esterline Technologies Corporation

Attention: Corporate Communications

500 108th Avenue NE, Suite 1500

Bellevue, Washington 98004

(425) 453-9400

If you would like to request documents from us, please do so by [●], to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one (1) business day after we receive your request.

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

MacKenzie Partners, Inc.

1407 Broadway

New York, NY 10018

(800) 322-2885 (toll-free)

(212) 929-5500 (collect)

proxy@mackenziepartners.com

MISCELLANEOUS

TransDigm has supplied, and ESL has not independently verified, all of the information relating to TransDigm and Merger Sub in this proxy statement exclusively concerning TransDigm and Merger Sub.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [●], 2018. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

ESTERLINE TECHNOLOGIES CORPORATION,

TRANSDIGM GROUP INCORPORATED

and

THUNDERBIRD MERGER SUB INC.

Dated as of October 9, 2018

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 9, 2018, is by and among ESTERLINE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), TRANSDIGM GROUP INCORPORATED, a Delaware corporation (“Parent”), and THUNDERBIRD MERGER SUB INC., a Delaware corporation (“Merger Sub” and, together with the Company and Parent, the “Parties”).

RECITALS

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, it is proposed that, on the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Merger Sub merge with and into the Company (the “Merger”), with the Company being the surviving entity as a wholly owned subsidiary of Parent;

WHEREAS, the Company Board has adopted resolutions, at a meeting duly called at which the entire Company Board was present, unanimously (a) determining that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, for the Company to enter into this Agreement, (b) approving the execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, (c) directing that the adoption of this Agreement be submitted to a vote at the Company Stockholders Meeting and (d) resolving to recommend that the Company Stockholders approve the adoption of this Agreement and the transactions contemplated herein, including the Merger (such recommendation, the “Company Board Recommendation” and, clauses (a) through (d), collectively, the “Board Actions”);

WHEREAS, the board of directors of Merger Sub (“Merger Sub Board”) has adopted resolutions (a) determining that it is in the best interests of Merger Sub and Parent, as the indirect parent of Merger Sub, for Merger Sub to enter into this Agreement, (b) approving and declaring advisable this Agreement and the execution, delivery and performance by Merger Sub of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, (c) directing that this Agreement be submitted to Parent, as Merger Sub’s sole stockholder, for its adoption and (d) resolving to recommend adoption of this Agreement by Parent, as Merger Sub’s sole stockholder (clauses (a) through (d), collectively, the “Merger Sub Actions”);

WHEREAS, the board of directors of Parent (the “Parent Board”) has adopted resolutions approving the execution, delivery and performance by Parent of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement (collectively, “Parent Actions”); and

WHEREAS, each of Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing Recitals and the representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by this Agreement, the Parties agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL. By virtue of the Merger, at the Effective Time, (a) the separate existence of Merger Sub shall cease and (b) the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.02 Effective Time. The Company shall file a certificate of merger that has been duly executed and acknowledged in accordance with, and in such form as required by, the relevant provisions of the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware substantially concurrently with the Closing. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time as may be mutually agreed to in writing by Parent and the Company and set forth in the Certificate of Merger (the time as of which the Merger becomes effective, the “Effective Time”).

Section 1.03 The Closing. The Parties shall consummate the Merger (such consummation, the “Closing”) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, CA 90071, at 9:00 a.m. Eastern time on a date to be specified by the parties hereto, but no later than the third (3rd) Business Day after the satisfaction or waiver of the conditions to the Closing set forth in Article VI (except for those conditions to the Closing that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) unless another time, date or place is mutually agreed to in writing by the parties hereto. For purposes of this Agreement, “Closing Date” means the date on which the Closing occurs.

Section 1.04 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, in each case, as provided under the DGCL and other applicable Law.

Section 1.05 Organizational Documents. As of the Effective Time, subject to Section 5.10, the certificate of incorporation of the Surviving Corporation shall be amended and restated to be the same as the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and in accordance with applicable Law, except that the name of the Surviving Corporation shall be “Esterline Technologies Corporation.” As of the Effective Time, subject to Section 5.10, the bylaws of the Surviving Corporation shall be amended and restated to be the same as the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and in accordance with applicable Law, except that the effective date of such bylaws shall be the Closing Date and the name of the Surviving Corporation shall be “Esterline Technologies Corporation.”

Section 1.06 Surviving Corporation Directors and Officers. As of the Effective Time, (a) the directors of Merger Sub as of immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of Merger Sub as of immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until their successors have been duly elected or appointed or until their earlier death, resignation or removal.

ARTICLE II

EFFECT ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES AND BOOK-ENTRY SHARES

Section 2.01 Effect of Merger on Capital Stock.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Company Stockholder:

(i) each share of common stock, par value $0.20 per share, of the Company (the “Company Common Stock”) held (A) in the Company’s treasury, (B) by the Company or any wholly owned Company Subsidiary or (C) by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof;

(ii) except as provided in Section 2.01(a)(i) and Section 2.04, and subject to Section 2.01(b) and Section 2.03, each share of Company Common Stock (the “Company Shares”) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, in accordance with the terms of this Agreement, an amount in cash equal to $122.50 (the “Merger Consideration”), without any interest thereon and subject to any withholding of Taxes in accordance with Section 2.02(g); and

(iii) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the Closing.

(b) If, between the date of this Agreement and the Effective Time, any change shall occur in the outstanding Company Shares because of any reclassification, recapitalization, stock split or combination, division or subdivision of shares, stock dividend (with the record date for such dividend falling during such period), reverse stock split, exchange, consolidation of shares, readjustment or other similar transaction, then the Merger Consideration and any other similarly dependent terms shall be appropriately adjusted.

Section 2.02 Payment of Shares of Company Common Stock.

(a) At the Effective Time, all Company Shares outstanding immediately prior to the Effective Time, upon the cancellation or conversion thereof in accordance with Section 2.01, shall automatically be cancelled and shall cease to exist, and all holders of stock certificates (“Stock Certificates”) or book-entry shares (“Book-Entry Shares”) representing Company Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as Company Stockholders, except the right to receive the Merger Consideration with respect to each Company Share evidenced thereby as provided in Section 2.01 (or appraisal rights as provided in Section 2.03 with respect to Dissenting Shares, or the Company Option Consideration, Company RSU Consideration or Company PSU Consideration as provided in Section 2.04 with respect to the Company Equity Awards).

(b) Prior to the Effective Time, Parent shall designate the Company’s current transfer agent or select a bank or trust company mutually agreeable to Parent and the Company to act as the paying agent (the “Paying Agent”) for the Company Stockholders to receive the Merger Consideration payable pursuant to Section 2.01(a)(ii). Parent shall enter into an agreement reasonably acceptable to the Company with the Paying Agent relating to services to be performed by the Paying Agent in its capacity as Paying Agent. Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent, for the benefit of the holders of Company Shares, cash sufficient to pay the aggregate Merger Consideration payable pursuant to Section 2.01(a)(ii) (the amounts collectively, the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to pay the aggregate Merger Consideration in the Merger and as otherwise expressly provided in this Agreement. In the event the Payment Fund shall at any time be insufficient to make the payments contemplated by Section 2.01(a)(ii), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payment. If Parent decides to invest the Payment Fund, then the Payment Fund shall be invested as reasonably directed by Parent; provided, that (i) such investments shall be in (A) short-term obligations of the United States with maturities of no more than thirty (30) days or guaranteed by the United States and backed by the full faith and credit of the United States, (B) commercial paper obligations of issuers organized under the Law of a state of the United States of America, rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively or (C) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, and (ii) no such investment shall have a maturity of more than thirty (30) days. Any interest and other income resulting from such investments shall become part of the Payment Fund and any amounts in excess of the amounts payable pursuant to this Article II shall promptly be paid to Parent upon demand. Parent and the Surviving Corporation shall promptly replace any funds deposited with the Paying Agent lost through any investment made pursuant to this Section 2.02(b). Nothing in this Agreement and no investment losses resulting from investment of the Payment Fund shall diminish the rights of any holder of Stock Certificates or Book-Entry Shares to receive, or Parent’s and the Surviving Corporation’s obligation to pay, such holder’s applicable portion of the Merger Consideration.

(c) As soon as practicable after the Effective Time, and in any event not later than the third (3rd) Business Day after the Closing Date, Parent shall cause the Paying Agent to commence mailing to each Person who was, immediately prior to the Effective Time, a holder of record of Company Shares (i) in the case of Stock Certificates, (A) a letter of transmittal in customary form (which shall specify that delivery of Stock Certificates shall be effected, and risk of loss and title to the Stock Certificates shall pass, upon delivery of the Stock Certificates to the Paying Agent, and shall be in such form and have such other provisions as Parent and the Paying Agent may reasonably agree, subject to the Company’s reasonable approval, and shall be prepared prior to Closing) and (B) customary instructions for use in effecting the surrender of Stock Certificates, and (ii) in the case of Book-Entry Shares, customary instructions for use in effecting the surrender of Book-Entry Shares, in each case, in exchange for the right to receive the Merger Consideration into which each Company Share evidenced by such Stock Certificates or Book-Entry Shares, as applicable, has been converted pursuant to this Article II. Upon (1) in the case of Stock Certificates, delivery to the Paying Agent of Stock Certificates, together with a duly completed and validly executed letter of transmittal in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, or (2) in the case of Book-Entry Shares, receipt by the Paying Agent of an “agent’s message” in customary form and such other evidence of surrender, if any, as the Paying Agent may reasonably request, the holders thereof shall be entitled to receive the Merger Consideration into which each Company Share evidenced by such Stock Certificates or Book-Entry Shares, as applicable, has been converted pursuant to this Article II, and the Stock Certificates and Book-Entry Shares so surrendered shall be cancelled. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, the proper amount of Merger Consideration may be paid in exchange therefor to a Person other than the Person in whose name the Stock Certificates or Book-Entry Shares so surrendered are registered if (I) such Stock Certificate shall be properly endorsed or such Stock Certificates or Book-Entry Shares shall otherwise be in proper form for transfer and (II) the Person requesting such payment shall either (x) pay any transfer and other taxes required by reason of such payment or (y) establish to the reasonable satisfaction of the Surviving Corporation and the Paying Agent that such transfer tax either has been paid in full or is not applicable. Until surrendered as contemplated by this Section 2.02(c), each Stock Certificate and Book-Entry Share (other than Dissenting Shares) shall be deemed after the Effective Time to represent only the right to receive the Merger Consideration into which each Company Share evidenced thereby has been converted pursuant to this Article II. No interest shall be paid on the portion of the Merger Consideration payable upon surrender of any Stock Certificate or Book-Entry Share.

(d) If any Stock Certificate shall have been lost, stolen or destroyed, then, notwithstanding anything to the contrary in Section 2.02(c), upon the making of an affidavit of that fact by the Person claiming such Stock Certificate to be lost, stolen or destroyed, and if required by the Surviving Corporation, the posting by that holder of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Stock Certificate, Parent shall cause the Paying Agent to pay to such Person the Merger Consideration payable pursuant to Section 2.01(a)(ii) with respect to each Company Share represented by such lost, stolen or destroyed Stock Certificate.

(e) Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains undistributed to former holders of Stock Certificates and Book-Entry Shares one (1) year after the Closing Date shall be delivered by the Paying Agent to Parent upon demand. Any former holders of Stock Certificates or Book-Entry Shares who have not theretofore complied with this Section 2.02 shall thereafter look only to the Surviving Corporation or Parent (subject to abandoned property, escheat or similar Laws) for payment of any portion of the Merger Consideration, in accordance with this Article II and without any interest thereon, payable with respect to each Company Share previously evidenced by such Stock Certificates and Book-Entry Shares. Notwithstanding any provision of this Agreement to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation or the Paying Agent shall be liable to any Person for the portion of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Stock Certificates or Book-Entry Shares shall not have been surrendered prior to the date that any unclaimed portion of the Merger Consideration in respect of such Stock Certificate or Book-Entry Share would otherwise become subject to any abandoned property, escheat or similar laws, any unclaimed funds payable with respect to such Stock Certificates or Book-Entry Shares shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(f) The Paying Agent shall accept such Stock Certificates (or affidavits of loss in lieu thereof) and make such payments and deliveries with respect to Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Stock Certificates or Book-Entry Shares on the cash or other Merger Consideration payable hereunder.

(g) Each of Parent, the Company and the Surviving Corporation shall be entitled to deduct and withhold (or cause the Paying Agent to deduct and withhold) from the Merger Consideration payable to any holder of Company Common Stock or any holder of Company Equity Awards or any other consideration otherwise payable pursuant to this Agreement or such amounts as it is required by Law to deduct and withhold with respect to Taxes. Each such payor shall timely remit the amounts so withheld to the appropriate Governmental Authority. To the extent that amounts are so withheld and properly remitted to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock, holder of Company Equity Awards or other recipient of consideration hereunder in respect of which such deduction and withholding was made.

Section 2.03 Appraisal Rights. Notwithstanding any provision of this Agreement to the contrary, Company Shares that are issued and outstanding immediately prior to the Effective Time and which are held by holders of such Company Shares who are entitled to demand and who properly exercise and perfect appraisal rights with respect thereto in accordance with Section 262 of DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration. At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist, and holders of such Dissenting Shares will be entitled only to the right to receive payment of the appraised value of such Company Shares in accordance with the provisions of Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Company Shares will thereupon be treated as if they had been converted into and have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration without any interest thereon and subject to any withholding of Taxes, and such Company Shares shall not be deemed to be Dissenting Shares. The Company shall give Parent prompt written notice of any written demand for appraisal pursuant to the DGCL received by the Company prior to the Effective Time, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and to the extent permitted under applicable Law, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands for appraisal prior to the Effective Time. Prior to the Effective Time, the Company shall not voluntarily make any payment, settle or compromise or offer to settle or compromise, or, in each case, agree to do any of the foregoing, with respect to any such demand without Parent’s prior written consent.

Section 2.04 Company Equity Awards.

(a) At the Effective Time, each Company Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be cancelled and converted into the right of the holder thereof to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such Company Option, multiplied by (ii) the total number of Company Shares underlying such Company Option, without interest (the “Company Option Consideration”); provided, that, if the per-share exercise price of any such Company Option is equal to or greater than the Merger Consideration, such Company Option shall be cancelled without any cash payment or other consideration being made in respect thereof. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay the Company Option Consideration to each holder of a Company Option, less any Taxes withheld pursuant to Section 2.02(g), if such holder was awarded the Company Option as an employee of any Company Entity, through the payroll of the Surviving Corporation or Company Entity, as applicable, and if such holder was not awarded the Company Option as an employee of any Company Entity, then Parent shall cause the Paying Agent to make such payment, in each case, within five (5) Business Days following the Effective Time.

(b) At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be cancelled and converted into the right of the holder thereof to receive an amount in cash, without interest, equal to the product of (i) the total number of Company Shares underlying such Company RSU, multiplied by (ii) the Merger Consideration, without interest (the “Company RSU Consideration”). The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay the Company RSU Consideration to each holder of a Company RSU, less any Taxes withheld pursuant to Section 2.02(g), if such holder was awarded the Company RSU as an employee of any Company Entity, through the payroll of the Surviving Corporation or Company Entity, as applicable, and if such holder was not awarded the Company RSU as an employee of any Company Entity, then Parent shall cause the Paying Agent to make such payment, in each case, within five (5) Business Days following the Effective Time. Notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Company RSU which immediately prior to such cancellation was treated as “deferred compensation” subject to Section 409A of the Code shall be made on the applicable settlement date for such Company RSU if required in order to comply with Section 409A of the Code.

(c) At the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time, whether vested or unvested (treating for this purpose any performance-based vesting condition to which such Company PSU is subject as having been attained at the “target level” with proration), shall be converted into the right of the holder thereof to receive an amount in cash, without interest, equal to the product of (i) the total number of Company Shares underlying such Company PSU, multiplied by (ii) the Merger Consideration, without interest and subject to any applicable Tax withholding in accordance with Section 2.02(g) (the “Company PSU Consideration”). The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay the portion of the Company PSU Consideration, less any required withholding of Taxes, payable pursuant to this Section 2.04(c) through the payroll of the Surviving Corporation or Company Entity, as applicable (to the extent such Person was awarded the Company PSU as an employee of any Company Entity, and if such Person was not awarded the Company PSU as an employee of any Company Entity, the Paying Agent shall make such payment), to each holder of a Company PSU within five (5) Business Days following the Effective Time. Notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Company PSU which immediately prior to such cancellation was treated as “deferred compensation” subject to Section 409A of the Code shall be made on the applicable settlement date for such Company PSU if required in order to comply with Section 409A of the Code.

(d) Following the date of this Agreement, the Company Board (or, if applicable, any committee thereof administering the Company SAYE Scheme) shall take such actions as are necessary to ensure that no new rights to purchase Company Shares will be issued under the Company SAYE Scheme. Subject to the terms of the Company SAYE Scheme and Applicable Laws, the holders of SAYE options shall be allowed to exercise their SAYE options in the 20 day period leading up to the Effective Date in accordance with paragraph 6E of Schedule 3 to the UK Income Tax (Earnings and Pensions) Act 2003. To the extent not so exercised, at the Effective Time, each Company SAYE Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall immediately lapse. If the holder does not exercise his or her SAYE options within the 20 day period prior to the Effective Date and the SAYE options lapse, the holder will have a right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such lapsed Company SAYE Option, multiplied by (ii) the quotient of (A) the accumulated amount in the holder’s Company SAYE Scheme savings account immediately prior to the Effective Time divided by (B) the per-share exercise price for the holder’s Company SAYE Option, without interest (the “Company SAYE Option Consideration”); provided, that, if the per-share exercise price of any such lapsed Company SAYE Option is equal to or greater than the Merger Consideration, the holders of such lapsed Company SAYE options shall not be entitled to any cash payment or other consideration being made in respect thereof other than a return of the savings made by the holder of the lapsed Company SAYE Option. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay the Company SAYE Option Consideration to each holder of a Company SAYE Option, less any Taxes withheld pursuant to Section 2.02(g), if such holder is Continuing Company Personnel, through the payroll of the Surviving Corporation, and if such holder is not Continuing Company Personnel, then Parent shall cause the Paying Agent to make such payment, in each case, within five (5) Business Days following the Effective Time.

(e) Following the date of this Agreement, the Company Board (or, if applicable, any committee thereof administering the Company ESPP) shall adopt such resolutions or take such other necessary actions such that (i) with respect to any outstanding Offering (as such term is defined in the Company ESPP), the Offering under the Company ESPP shall terminate and a Purchase Date (as such term is defined in the Company ESPP) shall occur upon the earlier to occur of (x) the day that is five (5) trading days prior to the Effective Time or (y) the date on which such Offering would otherwise end, and no additional Offerings shall commence under the Company ESPP; (ii) no individual participating in the Company ESPP shall be permitted to (A) increase the amount of his or her rate of payroll contributions thereunder from the rate in effect as of the date of this Agreement, or (B) except to the extent required by applicable Law, make separate non-payroll contributions to the Company ESPP on or following the date of this Agreement; (iii) no individual who is not participating in the Company ESPP as of the date of this Agreement may commence participation in the Company ESPP following the date of this Agreement; and (iv) subject to the consummation of the Merger, the Company ESPP shall terminate, effective immediately prior to the Effective Time.

(f) Prior to the Effective Time, the Company Board or the appropriate committee thereof shall adopt resolutions providing for, and shall take any other actions that are necessary to effect, the treatment of the Company Equity Awards as contemplated by this Section 2.04.

Section 2.05 Transfers; No Further Ownership Rights. At and after the Effective Time, the stock transfer books of the Company shall be closed with respect to, and there shall be no registration of transfers on the stock transfer books of the Company of, Company Shares that were outstanding immediately prior to the Effective Time. If Stock Certificates or Book-Entry Shares are presented to the Surviving Corporation, Parent or the Paying Agent for transfer following the Effective Time, they shall be cancelled against delivery of the applicable Merger Consideration, as provided for in Section 2.01(a)(ii), for each Company Share formerly represented by such Stock Certificates or Book-Entry Shares.

Section 2.06 Further Action. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (x) as set forth in the Company Reports publicly available and filed with or furnished to the SEC at least one business day prior to the date of this Agreement (excluding any risk factor or forward-looking disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly nonspecific or predictive, cautionary or forward-looking) where the relevance of the information to a particular representation or warranty is reasonably apparent on the face of such disclosure, (y) as set forth in the corresponding section or sections of the disclosure letter delivered by the Company to Parent and Merger Sub concurrently with the execution and delivery by the Company of this Agreement (the “Company Disclosure Letter”), or (z) any exception or disclosure set forth in any other section or subsection of the Company Disclosure Letter to the extent it is reasonably apparent on the face of such disclosure that such exception or disclosure is applicable to qualify such representation and warranty of this Article III, the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.01 Organization, Standing and Power. Each Company Entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized (in the case of good standing, if such jurisdiction recognizes such concept), except, in the case of the Company Subsidiaries, where the failure to be so organized, existing or in good standing, as applicable, would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. Each Company Entity has all requisite corporate or other legal entity, as the case may be, power and authority to enable it to own, operate, lease or otherwise hold its assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. Each Company Entity is duly qualified or licensed to do business in each jurisdiction where the nature of its businesses or the ownership, operation or leasing of its assets make such qualification necessary, except in any such jurisdiction where the failure to be so qualified or licensed would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Company (the “Bylaws”), each as amended and in effect as of the date of this Agreement. The Company is not in violation of the Certificate of Incorporation or the Bylaws in any material respect.

Section 3.02 Company Subsidiaries. All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each Company Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, are free and clear of Liens (except Permitted Liens) and are free of preemptive rights. Section 3.02(a) of the Company Disclosure Letter lists all of the Company Subsidiaries as of the date of this Agreement. The Company has made available to Parent true and complete copies of the articles of incorporation and bylaws (or equivalent Organizational Documents) of each Company Significant Subsidiary in effect as of the date of this Agreement. Except as set forth on Section 3.02(b) of the Company Disclosure Letter, the Company owns, beneficially and of record, directly or indirectly, all of the issued and outstanding company, partnership, corporate or similar (as applicable) ownership, voting or similar interests in each Company Subsidiary, free and clear of all Liens (except Permitted Liens).

Section 3.03 Capital Structure.

(a) The authorized capital stock of the Company consists of (A) 60,000,000 Company Shares, par value $0.20 per share, (B) 25,000 shares of preferred stock of the Company, par value $100.00 per share (the “Company Preferred Stock”) and (C) 475,000 shares of serial preferred stock of the Company, par value $1.00 per share (the “Company Serial Preferred Stock”). At the close of business on October 5, 2018 (the “Capitalization Date”): (i) 29,453,140 Company Shares were issued and outstanding; (ii) no shares of Company Preferred Stock were issued and outstanding; (iii) no shares of Company Serial Preferred Stock were issued and outstanding; (iv) 3,737,327 Company Shares were held by the Company in its treasury; (v) 1,162,730 Company Shares were subject to issuance upon the exercise of outstanding Company Options (whether or not presently exercisable); (vi) 100,227 Company Shares were subject to issuance upon the settlement of outstanding Company RSUs; (vii) 115,083 Company Shares were subject to issuance upon the settlement of outstanding Company PSUs assuming achievement at target levels; (viii) 2,120,585 Company Shares were reserved for the future grant of Company Equity Awards under the Company Stock Plans; and (ix) 438,111 Company Shares were reserved for the future issuance under the Company ESPP or for purposes of the Company SAYE Scheme. From the close of business on the Capitalization Date to the date of this Agreement, the Company has not issued or granted any Equity Securities except as set forth on Section 3.03(a) of the Company Disclosure Letter.

(b) All outstanding Company Shares are, and all Company Shares that may be issued upon the exercise of Company Options and the settlement of Company RSUs and Company PSUs shall be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any preemptive right. As of the date of this Agreement, other than as set forth in Section 3.03(b) of the Company Disclosure Letter, or, with respect to any foreign Subsidiary of the Company, directors’ qualifying shares or similar arrangements required by applicable Law, there are no issued, reserved for issuance or outstanding, and there are not any outstanding obligations of any Company Entity to issue, deliver or sell, or cause to be issued, delivered or sold, (i) any capital stock of any Company Entity or any securities of any Company Entity convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, any Company Entity or (ii) any warrants, calls, options or other rights to acquire from any Company Entity, or any other obligation of any Company Entity to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, any Company Entity (the foregoing clauses (i) and (ii), collectively, “Equity Securities”). Except as set forth in Section 3.03(b) of the Company Disclosure Letter, no Company Entity has any outstanding obligation to repurchase, redeem or otherwise acquire any Equity Securities.

(c) Except for the Company Subsidiaries and investments in marketable securities and cash equivalents, none of the Company nor any Company Subsidiary (i) owns or holds any equity securities, ownership interests or voting interests of, or securities exchangeable therefor, or investments in, any other Person or has the right to acquire any of the foregoing or (ii) has any obligation or has made any commitment to acquire any shares of capital stock or other equity interests in any Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

Section 3.04 Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants, obligations and agreements under this Agreement and, subject to obtaining the Company Stockholder Approval, to consummate the Merger. The Company Board has adopted each of the Board Actions, including the Company Board Recommendation, at a meeting duly called at which all of the members of the Company Board were present; provided that any Company Adverse Recommendation Change made in accordance with this Agreement shall not be a breach of the representation in this Section 3.04. Such resolutions have not been amended or withdrawn as of the date of this Agreement. Except for the receipt of the Company Stockholder Approval, the filing of the Proxy Statement in preliminary and definitive forms, any other Filing with the SEC in respect of the Merger required under applicable Law, including the Exchange Act or the Securities Act, the Certificate of Merger and any other documents as required by the DGCL, no other corporate proceedings on the part of the Company are necessary to authorize, adopt or approve this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement. The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes the Company’s legal, valid and binding obligation, enforceable against the Company in accordance with its terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and applicable Law governing specific performance, injunctive relief and other equitable remedies (whether considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exceptions”).

Section 3.05 Vote Required. Assuming the accuracy of Parent’s and Merger Sub’s representations and warranties in Section 4.10, the adoption of this Agreement and the approval of the Merger by the affirmative vote of the holders of at least a majority of the outstanding Company Shares entitled to vote thereon at the Company Stockholders Meeting (the “Company Stockholder Approval”) is the only vote of holders of securities of the Company that is required in connection with the consummation by the Company of the transactions contemplated by this Agreement.

Section 3.06 No Conflicts; Consents.

(a) The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its covenants and agreements under this Agreement and the consummation of the Merger will not, (i) conflict with, or result in any violation of any provision of, the Organizational Documents of any of the Company or a Company Significant Subsidiary, (ii) subject to obtaining the Consents set forth in Section 3.06(a) of the Company Disclosure Letter and each of the Filings referred to in Section 3.06(b) being made and any applicable waiting periods referred to therein having expired, conflict with, result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Material Contract or any material Permit applicable to the businesses of the Company Entities; (iii) subject to obtaining the Consents referred to in Section 3.06(a) of the Company Disclosure Letter and making the Filings referred to in Section 3.06(b) and the Company Stockholder Approval having been received, conflict with, or result in any violation of any provision of, any Judgment or Law or (iv) result in the creation of any Lien (except Permitted Liens) upon any of the properties or assets of any Company Entity, in each case, applicable to any Company Entity or their respective properties or assets, except for, in the case of the foregoing clauses (ii) – (iv), any matter that would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect and would not prevent or materially impede, interfere with or delay the consummation of the Merger.

(b) No consent, waiver or Permit (“Consent”) of or from, or registration, declaration, notice or filing (“Filing”) made to or with, any Governmental Authority is required to be obtained or made by any Company Entity in connection with the Company’s execution and delivery of this Agreement or its performance of its covenants and agreements under this Agreement or the consummation of the Merger, except for the following:

(i) (A) the filing with the SEC of the Proxy Statement in preliminary and definitive forms and any other Filing with the SEC in respect of the Merger required under applicable Law, including the Exchange Act or the Securities Act and (B) any Filing in respect of the Merger under applicable state “blue sky” or similar securities Laws;

(ii) (A) the filing with the Department of Justice and the Federal Trade Commission of a Notification and Report Form pursuant to the HSR Act with respect to the Merger, (B) the expiration or termination of any waiting period under the HSR Act applicable to the transactions contemplated by this Agreement, including the Merger (the “HSR Clearance”) and (C) the other Consents or Filings that are required to be obtained or made under any Antitrust Law in connection with the Merger in any jurisdiction set forth in Section 3.06(b)(ii)(C)(3) of the Company Disclosure Letter (collectively, the “Antitrust Clearances”);

(iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which Parent and the Company are qualified to do business;

(iv) compliance with applicable rules and regulations of the NYSE and any other applicable stock exchanges or marketplaces;

(v) compliance with the applicable requirements under (A) the National Industrial Security Program Operating Manual and supplements, amendments and revisions thereof, (B) Title 22, Section 122.4 of the International Traffic in Arms Regulations, (C) the U.S. Federal Acquisition Regulation together with the Department of Defense Federal Acquisition Regulation Supplement and the other agency acquisition regulations that implement or supplement such regulation;

(vi) such other items required solely by reason of the participation and identity of Parent or Merger Sub in the transactions contemplated by this Agreement; and

(vii) such other Filings or Consents the failure of which to make or obtain would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect and would not prevent or materially impede, materially interfere with or materially delay the consummation of the Merger.

Section 3.07 Company Reports; Financial Statements.

(a) The Company has furnished to or filed with the SEC on a timely basis all reports, schedules, registration statements, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by the Company with the SEC since October 3, 2015 (such documents, together with all exhibits, financial statements, including the Company Financial Statements, certifications and schedules and amendments thereto and all information incorporated therein by reference, but excluding the Proxy Statement, being collectively referred to as the “Company Reports”). Each Company Report (i) at the time furnished or filed, complied, or if not yet furnished or filed, will comply, in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder), as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such Company Report and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) and for Company Reports furnished to or filed with the SEC after the date of this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Company Report that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective prior to the date of this Agreement, did not, and any such registration statement that becomes effective after the date of this Agreement, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no material amendments or modifications to the Company Reports that were required to be filed with (or furnished to) the SEC prior to the date of this Agreement, but that have not yet been filed with (or furnished to) the SEC. Each of the consolidated financial statements of the Company included in or incorporated by reference into the Company Reports (the “Company Financial Statements”) complied at the time it was filed with (or furnished to) the SEC, or if not yet furnished or filed, will comply at the time of filing as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods and as of the dates involved (except as may be indicated in the notes thereto) and fairly presents, or, in the case of Company Financial Statements, included in or incorporated by reference into the Company Reports furnished or filed after the date of this Agreement, will fairly present in all material respects the consolidated financial position of the Company and the Company’s consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to the absence of footnote disclosure and to normal fiscal year-end adjustments).

(b) No Company Entity has any material liability, except liabilities: (i) reflected or reserved against in the most recent balance sheet (including the notes thereto) of the Company Entities included in the Company Reports filed prior to the date of this Agreement (the “Company Balance Sheet Date”); (ii) incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet included in the Company Financial Statements; (iii) incurred in connection with the Merger or any other transaction or agreement contemplated by this Agreement; or (iv) that were not, and could not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. Except as reflected in the Company Reports, no Company Entity is a party to, nor does it have any obligation or other commitment to become a party to, any material “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act).

(c) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) or 15d-15(f), as applicable, under the Exchange Act) that is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP in all material respects. The Company has evaluated the effectiveness of the Company’s internal control over financial reporting, and, to the extent required by applicable Law, presented in any applicable Company Report that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment. There are no “significant deficiencies” or “material weaknesses” (as defined in Auditing Standard No. 5 of the Public Company Oversight Board, as in effect on the date of this Agreement) in the design or operation of the Company’s internal controls and procedures that have been identified by the Company’s auditors, that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial data. To the Knowledge of the Company, since October 3, 2015 to the date of this Agreement, neither the Company nor the Company’s independent registered accountant has identified or been made aware of any fraud, whether or not material, that involves the management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting. Since October 3, 2015, to the Knowledge of the Company, no written complaints from any Governmental Authority regarding a material violation of accounting procedures, internal accounting controls or auditing matters have been received by the Company.

(d) The Company maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are effective to ensure that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.

(e) As of the date of this Agreement, the SEC has not provided comments to the Company in connection with any Company Report that, to the Knowledge of the Company, remain unresolved.

(f) The Company is, and since October 3, 2015 has been, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and governance rules and regulations of the NYSE.

(g) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the

Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company Reports, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company does not have, and has not arranged any, outstanding “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

Section 3.08 Absence of Certain Changes or Events. Since the Company Balance Sheet Date to the date of this Agreement,

(a) except for this Agreement, the transactions contemplated by this Agreement and the consideration and consummation of other potential strategic transactions as disclosed in Section 3.08 of the Company Disclosure Letter, each Company Entity has conducted its respective businesses in the ordinary course of business consistent with past practice, except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect;

(b) there has not occurred a Company Material Adverse Effect or any Effect that would reasonably be expected to have a Company Material Adverse Effect; and

(c) no Company Entity has taken any action that would be prohibited by Section 5.01(b)(i), (iv), (viii) or (xii) if taken after the date hereof.

Section 3.09 Taxes.

(a) Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect:

(i) each Company Entity has (A) timely filed or caused to be timely filed, taking into account any extensions, all Tax Returns required to have been filed by it and such Tax Returns are complete and correct in all respects and (B) timely paid or caused to be timely paid all Taxes owed by it (whether or not shown to be due on such Tax Returns) other than Taxes for which adequate reserves are established in accordance with GAAP in the most recent Company Financial Statements;

(ii) there is no pending audit with respect to any Tax Return of any Company Entity as of the date of this Agreement;

(iii) no Company Entity has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any material Tax, which waiver or extension is still in effect;

(iv) no Company Entity is a party to or is otherwise bound by any Tax sharing, allocation or indemnification agreement or arrangement that is currently in effect, except for such an agreement or arrangement (A) exclusively between or among the Company Entities, (B) entered into in the ordinary course of business consistent with past practice and not primarily related to Taxes or (C) that as of the Closing Date is reasonably expected to terminate without any further payments being required to be made;

(v) within the two (2) year period ending on the date of this Agreement, no Company Entity has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code;

(vi) no Company Entity has received written notice since January 1, 2016, from any Governmental Authority in a jurisdiction in which Company Entities do not file Tax Returns that such Company Entity is subject to taxation by that jurisdiction;

(vii) the Company has made available to Parent copies of the U.S. federal income Tax Returns filed by the Company and its Subsidiaries for each of the Taxable Years ending after December 31, 2013.

(viii) the most recent Company Financial Statements contained in the Company Reports reflect, in accordance with GAAP, an adequate reserve for all Taxes payable by the Company for all taxable periods through the date of such Financial Statements;

(ix) no Company Entity has received written notice of any deficiencies for any Tax from any taxing authority against a Company Entity, except for any deficiencies that have been satisfied by payment in full, settled or withdrawn, or for which there are adequate reserves;

(x) other than Permitted Liens, there are no Liens for Taxes upon any of the assets of a Company Entity;

(xi) the Company Entities have complied in all respects with all applicable laws relating to withholding Taxes, and have, within the time and manner prescribed by law, withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party; and

(xii) no Company Entity is or has been a party to any “listed transaction,” as defined under Treasury Regulation Section 1.6011-4(b)(2).

(b) Notwithstanding any other representation or warranty in this Article III, (i) except to the extent Section 3.10 relates to Taxes, the representations and warranties in this Section 3.09 are the sole and exclusive representations and warranties of the Company relating to Taxes, and no other representation or warranty of the Company in this Agreement shall be construed to relate to Taxes, and (ii) nothing in this Agreement (including this Section 3.09) shall be construed as providing a representation or warranty with respect to the existence, amount, expiration date or limitations on (or availability of) any Tax attribute of any Company Entity.

Section 3.10 Employee Benefits.

(a) Section 3.10(a) of the Company Disclosure Letter lists each Company Benefit Plan as of the date of this Agreement.

(b) With respect to each Company Benefit Plan, the Company has made available to Parent, to the extent applicable, complete and accurate copies, as of the date of this Agreement, of: (i) the plan document of such Company Benefit Plan and any amendments thereto; (ii) the most recent Form 5500 (and attached schedules) filed with the IRS; (iii) the most recent financial statements and actuarial valuation reports, if any; (iv) each trust, insurance, annuity or other funding Contract related thereto; (v) the most recent determination or opinion letter, if any, issued by the IRS; and (vi) the most recent summary plan description. To the extent not made available as of the date hereof, no later than thirty (30) days following the execution of this Agreement, the Company shall make available to Parent copies of the foregoing documents, as applicable, with respect to each Company Benefit Plan.

(c) Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, each U.S. Company Benefit Plan has been maintained in compliance with its terms and with the requirements prescribed by ERISA, the Code and other applicable Laws.

(d) Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened Claims (other than routine claims for benefits) by, on behalf of any participant in any U.S. Company Benefit Plan or against any such U.S. Company Benefit Plan.

(e) Each U.S. Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter, as applicable, from the IRS with respect to its qualified status and, to the Knowledge of the Company, nothing has occurred since the date of the most recent such letter that would reasonably be expected to cause the loss of such qualified status of such U.S. Company Benefit Plan.

(f) Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect or as set forth in Section 3.10(f) of the Company Disclosure Letter, no Company Entity has any liability for providing health, medical, life insurance or other welfare benefits after retirement or other termination of employment, except for health care continuation coverage required to be provided under Section 4980(B)(f) of the Code or similar Law or health care coverage through the end of the calendar month in which a termination of employment occurs (or any other health care coverage period under any applicable Law or collective bargaining agreement).

(g) Except as set forth in Section 3.10(g) of the Company Disclosure Letter, during the previous six (6) years, neither the Company nor any of its ERISA Affiliates has maintained, sponsored, participated in or contributed to (or been obligated to maintain, sponsor, participate in or contribute to), (i) an employee benefit plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA, (ii) a Multiemployer Plan, or (iii) a MEWA.

(h) Except as provided in Section 2.04 or as set forth in Section 3.10(h) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Merger (either alone or in combination with another event) shall result in (i) the acceleration of the time of payment, funding or vesting of any compensation or benefits under any Company Benefit Plan, (ii) any material increase in the amount of any compensation or benefits otherwise payable under any Company Benefit Plan, or (iii) any “excess parachute payment” (within the meaning of Section 280G of the Code) becoming due to any current or former employee, officer or other individual service provider of the Company or any of the Company Subsidiaries.

(i) Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, (i) each International Company Benefit Plan has been maintained in compliance with its terms and operated in compliance in all applicable Laws, and (ii) each International Company Benefit Plan that is required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities. Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, to the Knowledge of the Company, there are no pending or threatened Claims (other than routine claims for benefits) in writing by, on behalf of any participant in any International Company Benefit Plan or against any such International Company Benefit Plan. To the Knowledge of the Company, except as set forth in Section 3.10(i) of the Company Disclosure Letter, no International Company Benefit Plan is a defined benefit plan or has any material unfunded liabilities that, as of the Effective Time, will not be offset by insurance or has not been fully accrued in the consolidated financial statements included in the Company Reports.

(j) Notwithstanding any other representation or warranty in this Article III, the representations and warranties in this Section 3.10 are the sole and exclusive representations and warranties of the Company relating to Company Benefit Plans (including their compliance with any applicable Law) or ERISA, and no other representation or warranty of the Company in this Agreement shall be construed to relate to Company Benefit Plans (including their compliance with any applicable Law) or ERISA.

Section 3.11 Labor and Employment Matters. Except as set forth in Section 3.11 of the Company Disclosure Letter and except for labor-related Contracts entered into or applicable at the national, industry or sector-level, as of the date of this Agreement, no Company Entity is party to any material collective bargaining agreement or similar labor union Contract with respect to any of their respective employees. To the Knowledge of the Company, except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement: (a) there are no labor union representation or certification proceedings with respect to employees of any Company Entity pending or threatened in writing to be brought or filed with the National Labor Relations Board or any similar labor relations tribunal or authority; (b) there are no labor union organizing activities with respect to employees of any Company Entity; and (c) there are no labor union strikes, slowdowns, work stoppages or lockouts or other material labor disputes pending or threatened in writing against or affecting any Company Entity. To the Knowledge of the Company, in the last three (3) years, (i) no written allegations of sexual harassment or misconduct have been made to the Company against any person who is an officer of the Company in his or her capacity as such and (ii) the Company has not entered into any settlement agreements related to allegations of sexual harassment or misconduct by any persons described in clause (i).

Section 3.12 Litigation. As of the date of this Agreement, other than workers’ compensation Claims covered by workers’ compensation insurance, there is no Claim before any Governmental Authority pending or, to the Knowledge of the Company, threatened in writing against any Company Entity that would reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, there is no Judgment outstanding against any Company Entity that would reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. This Section 3.12 does not relate to Taxes, Company Benefit Plans (including their compliance with any applicable Law) or ERISA, Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters, or Intellectual Property, which are addressed in Sections 3.09, 3.10, 3.14 and 3.18, respectively.

Section 3.13 Compliance with Applicable Laws; Permits.

(a) Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, since October 3, 2015, to the Knowledge of the Company, the Company Entities have been and are in compliance with all applicable Laws and all Permits applicable to the businesses of the Company Entities.

(b) Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, since October 3, 2015 through the date hereof, none of the Company Entities or, to the Knowledge of the Company, any of their respective directors, officers or employees, has received any written notification from a Governmental Authority asserting that any of the Company Entities is not in compliance with, or is under investigation with respect to any failure to comply with, any applicable Laws or Permits applicable to the businesses of the Company Entities.

(c) Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company Entities are in possession of all Permits necessary for the Company Entities to carry on their respective businesses as now being conducted, under and pursuant to applicable Laws, (ii) all such Permits are in full force and effect and (iii) as of the date of this Agreement, to the Knowledge of the Company, no suspension, cancellation, withdrawal or revocation thereof is pending or threatened.

(d) This Section 3.13 does not relate to Taxes, Company Benefit Plans (including their compliance with any applicable Law) or ERISA, Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters, or Intellectual Property, which are addressed in Sections 3.09, 3.10, 3.14 and 3.18, respectively.

Section 3.14 Environmental Matters.

(a) Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect:

(i) the Company Entities are in compliance with all applicable Environmental Laws and any Permit issued pursuant to such Environmental Laws (each “Environmental Permit”), and, except for matters that have been fully resolved, as of the date of this Agreement, no Company Entity has received any written communication from a Governmental Authority or other Person that alleges that any Company Entity is in violation of any Environmental Law or any Environmental Permit;

(ii) there are no Environmental Claims pending against any Company Entity;

(iii) since October 3, 2015, no Environmental Claims have been threatened in writing or, to the Knowledge of the Company, orally, against any Company Entity; and

(iv) to the Knowledge of the Company, there are and have been no Releases of Hazardous Materials by any Company Entity at any property currently or, to the Knowledge of the Company, formerly owned, leased or operated by any Company Entity that would reasonably be expected to form the basis of any Environmental Claim against any Company Entity or subject any Company Entity to liability under applicable Environmental Laws.

(b) Notwithstanding any other representation or warranty in this Article III, the representations and warranties in this Section 3.14 are the sole and exclusive representations and warranties of the Company relating to Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters, and no other representation or warranty of the Company in this Agreement shall be construed to relate to Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters.

Section 3.15 Contracts.

(a) Except for this Agreement and as set forth on Section 3.15(a) of the Company Disclosure Letter, as of the date of this Agreement, no Company Entity is a party to any Contracts (excluding any Leases) that fall within the following categories (collectively, the “Material Contracts”):

(i) any Contract with a vendor or supplier providing for aggregate payments from the Company and its Subsidiaries of more than $5,000,000 during the fiscal year of the Company ended on or about September 30, 2018;

(ii) any Contract with a customer providing for aggregate payments to the Company and its Subsidiaries of more than $7,000,000 during the fiscal year of the Company ended on or about September 30, 2018;

(iii) any Contract that is a joint venture, strategic alliance, partnership, shareholder or similar Contract that is material to the operation of the Company and its Subsidiaries, taken as a whole;

(iv) is a management or service consulting Contract providing for annual payments of more than $1,000,000;

(v) any Contract (other than those between or among any of the Company Entities) relating to Indebtedness for borrowed money of the Company or any of its Subsidiaries (whether outstanding or as may be incurred) in an amount in excess of $5,000,000;

(vi) any agreement under which the Company or any of its Subsidiaries has granted any Person registration rights (including demand and piggy-back registration rights);

(vii) any Contract with any Governmental Authority providing for aggregate payments to the Company and its Subsidiaries of more than $7,000,000 during the fiscal year of the Company ended on or about September 30, 2018;

(viii) is a non-competition or non-solicitation Contract or any other Contract that limits, individually or in the aggregate, in any material respect (A) the manner in which, or the localities in which, any business of the Company and its Subsidiaries, taken as a whole, is or could be conducted or (B) the types of businesses that the Company and its Subsidiaries, taken as a whole, conduct;

(ix) any Contract relating to the acquisition or disposition of any business, operations or assets (whether by merger, sale of stock, sale of assets, consolidation or otherwise) entered into within the past two (2) years for aggregate consideration under such Contract in excess of $10,000,000;

(x) any Contract that contains an inbound license with respect to the Intellectual Property of a third party (for clarity, excluding commercially available software that is available pursuant to “off-the-shelf,” “shrink-wrap” or “click-through” type Contracts for software or software-as-a-service (“Off-the-shelf-Software”))(“IP Contracts”) that is material to the Company and its Subsidiaries, taken as a whole;

(xi) any Contract that contains an outbound license of Company Owned IP that is material to the Company and its Subsidiaries, taken as a whole;

(xii) any Contract that is material to the Company and its Subsidiaries, taken as a whole, that provides for “single source” supply to the Company or any of its Subsidiaries;

(xiii) any Contract granting a right of first refusal or first negotiation to any third party over any material assets of the Company or any of its Subsidiaries, taken as a whole;

(xiv) is a material hedging, derivative or similar Contract (including interest rate, currency or commodity swap agreements, cap agreements, collar agreements and any similar Contract designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices); or

(xv) any Contract that constitutes a “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K under the Securities Act) of the Company and its Subsidiaries, taken as a whole, and is required to be filed with the SEC that has not been filed.

(b) Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect: (i) each Material Contract is a valid, binding and legally enforceable obligation of each Company Entity party thereto and, to the Knowledge of the Company, of the other parties thereto, subject in all respects to the Bankruptcy and Equity Exceptions; (ii) to the Knowledge of the Company, each such Material Contract is in full force and effect; and (iii) as of the date of this Agreement, no Company Entity is (with or without notice or lapse of time, or both) in breach or default under any such Material Contract and, to the Knowledge of the Company, no other party to any such Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, except, in the case of clause (i) or clause (ii), with respect to any Material Contract which is expired by its terms (as in effect as of the date hereof) or which is terminated in accordance with the terms thereof by the Company in the ordinary course of business consistent with past practice.

Section 3.16 Government Contracts. Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, or as set forth on Section 3.16 of the Company Disclosure Letter: (i) each Company Government Contract was legally awarded, is a valid, binding and legally enforceable obligation of each Company Entity party thereto, subject in all respects to the Bankruptcy and Equity Exceptions; (ii) to the Knowledge of the Company, each Company Government Contract is in full force and effect; and (iii) no Company Government Contract is currently the subject of bid or award protest proceedings. The Company and its Subsidiaries have complied and are in compliance in all material respects with the terms and conditions of each Company Government Contract as required.

Section 3.17 Real Property.

(a) Section 3.17 of the Company Disclosure Letter sets forth the material real property owned and leased by the Company Entities. Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, the Company Entities (as applicable) have (i) good and valid fee simple title to the material real property owned by a Company Entity as of the date of this Agreement (all real property owned by a Company Entity, the “Owned Real Property”) and (ii) valid leasehold interests in the real property leased, subleased or licensed by a Company Entity pursuant to a Lease (all real property leased, subleased, or licensed by a Company Entity, the “Leased Real Property”), in each case, free and clear of all Liens, except for Permitted Liens.

(b) Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, with respect to each parcel of Leased Real Property: (i) each Lease is legal, valid, binding and enforceable and in full force and effect, subject in all respects to the Bankruptcy and Equity Exceptions; (ii) each Company Entity has valid leasehold, easement or other rights to the land, buildings, structures and other improvements thereon and fixtures thereto necessary to permit it to conduct its businesses as currently conducted thereon; and (iii) no Company Entity has received a written notice of any default under such Lease which remains uncured.

(c) The Company Entities have good and marketable title to, or a valid leasehold interest in, all of the material property and assets used in the operation of the Company Entities’ businesses as currently conducted, including all of the material property and assets reflected on the most recent balance sheet of the Company Entities included in the Company Reports or acquired after the date of such balance sheet (subject to any dispositions thereof since the date of such balance sheet in the ordinary course of business), except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. None of such property or assets are subject to any Lien, except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect or as set forth on Section 3.17(d) of the Company Disclosure Letter. The properties and assets currently owned or leased by the Company Entities are sufficient for the continued conduct of the business of the Company Entities after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Company Entities as currently conducted.

(d) This Section 3.17 does not relate to Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters, or Intellectual Property, which are addressed in Section 3.14 and 3.18, respectively.

Section 3.18 Intellectual Property.

(a) Section 3.18(a)(x) of the Company Disclosure Letter sets forth a list, as of the date of this Agreement of all material: (i) issued patents and patent applications; (ii) trademark, service mark, and domain names registrations and applications; and (iii) copyright registrations, in each case, included in the Company Owned IP as of the date of this Agreement (collectively, the “Registered Company IP”). Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, and except as set forth in Section 3.18(a)(y) of the Company Disclosure Letter, a Company Entity is the sole and exclusive owner of the Registered Company IP, free and clear of all Liens (other than Permitted Liens), each item of Registered Company IP is subsisting, and each item of Registered Company IP (excluding any pending applications) is valid.

(b) Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, (i) to the Knowledge of the Company, the conduct of the businesses of the Company Entities as presently conducted by the Company Entities does not infringe, misappropriate or otherwise violate any Person’s Intellectual Property rights, and there is no such Claim pending or threatened against any Company Entity and (ii) there are no proceedings or actions pending or, to the Knowledge of the Company, threatened to which any of the Company Entities is a party and in which claims are raised relating to the validity, enforceability, scope, ownership or infringement of any Company Owned IP or any Intellectual Property used by any Company Entity. Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, no third party is misappropriating or infringing any Company Owned IP.

(c) Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, no funding, facilities or resources of any Governmental Authority or university was used in the development of any Intellectual Property that is incorporated into any Company Product, where, as a result of such funding or use of such facilities or resources, any Governmental Authority, university, educational institution or research center has any right, title or interest (including any “march in” rights), whether alone or jointly, in or to any material Company Owned IP.

(d) The Company Entities have taken commercially reasonable steps to protect the confidentiality of their trade secrets and other confidential information. To the Knowledge of the Company, as of the date of this Agreement, there has been no unauthorized access to or loss, theft or misuse of any material trade secrets or other material confidential information of the Company Entities. Within the two (2) year-period ending on the date of this Agreement, to the Knowledge of the Company, there has been no intrusion, unauthorized access or loss of any data, and/or security breaches, except as would not be material to the Company and its Subsidiaries, taken as a whole.

(e) To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that will, or would reasonably be expected to, require the disclosure or delivery to any third party of any material source code owned by Company or any Company Subsidiary.

(f) To the Knowledge of the Company, no Open Source Software has been incorporated into or combined with any Company Products in such a way that would require Company or any Company Subsidiary to disclose or distribute any material software incorporated into, derived from or distributed with such Open Source Software be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works, or (iii) redistributable at no charge.

(g) Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, the Company and each Company Entity owns or has a valid license to use all Intellectual Property necessary for the conduct of its business.

(h) Notwithstanding any other representation or warranty in this Article III, the representations and warranties in this Section 3.18 and Section 3.15 (to the extent that it relates to Intellectual Property) are the sole and exclusive representations and warranties of the Company relating to Intellectual Property, and no other representation or warranty of the Company in this Agreement shall be construed to relate thereto.

Section 3.19 Insurance. Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, all material casualty, general liability and director and officer insurance policies maintained by the Company or any of its Subsidiaries (“Insurance Policies”) are in full force and effect, all premiums due with respect to all Insurance Policies have been paid and none of the Company or any of its Subsidiaries has received written notice (i) that they are in default with respect to such obligations under the Insurance Policies or (ii) of cancellation or termination with respect to any Insurance Policies.

Section 3.20 Takeover Laws. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Article IV, the Company Board has taken all actions necessary or appropriate so that the restrictions applicable to business combinations contained in Section 203 of the DGCL and any other Takeover Law are, and will be, to the extent such restrictions can be rendered inapplicable by action of the Company Board under Law, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger.

Section 3.21 Brokers’ Fees and Expenses. Except for Goldman Sachs & Co. LLC (“Goldman”) and Evercore Group L.L.C., the fees and expenses of which shall be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or based upon arrangements made by or on behalf of the Company.

Section 3.22 Opinion of Financial Advisors. The Company Board has received an opinion of Goldman, dated as of October 9, 2018, to the effect that, as of the date of such opinion, and subject to the factors, qualifications, considerations, assumptions and limitations set forth therein, the Merger Consideration to be received by the holders of Company Shares pursuant to the Merger is fair, from a financial point of view, to such holders. The Company will make a true and complete copy of such opinion available to Parent for informational purposes only promptly following the date of this Agreement and it is agreed and understood that such opinions may not be relied on by Parent or Merger Sub.

Section 3.23 Affiliate Transactions. No (a) present or former executive officer or director of the Company, (b) beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 5% or more of the Company Common Stock or (c) Affiliate or “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any Person described in the foregoing clause (a) or clause (b) is a party to or has engaged in any material transaction, agreement, commitment, arrangement or understanding with any Company Entity since October 3, 2015, excluding any employee, employee benefit, severance or similar agreement, confidentiality agreement, invention assignment agreement, noncompetition agreement, indemnification agreement with any present or former officer or director the Company, any Company Stock Plan, the Company ESPP or Contract in connection therewith, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or Proxy Statement pertaining to an annual meeting of stockholders that has not been so disclosed.

Section 3.24 Customers and Vendors. None of the ten (10) largest customers (by revenue) of the Company Entities, collectively, for the fiscal year ended September 29, 2017 or the ten (10) largest vendors (by cost) of the Company Entities, collectively, for the fiscal year ended September 29, 2017 has, since September 29, 2017 through the date of this Agreement, terminated, cancelled or materially reduced its business with the Company Entities, as applicable, or to the Knowledge of the Company, indicated in writing an intention to terminate, cancel or materially reduce its business with the Company Entities, as applicable. Lists of the customers and vendors referred to in this Section 3.24 have been made available to Parent prior to the date of this Agreement.

Section 3.25 Product Warranty; Aviation Regulation Compliance. Except as set forth on Section 3.25 of the Company Disclosure Letter, and except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company:

(a) each product manufactured, sold, leased or delivered by the Company or any of its Subsidiaries, since October 3, 2015, has been in substantial conformity with all applicable contractual specifications and all express and implied warranties made by the Company or any of its Subsidiaries (except to the extent non-conformity is not material, consented to by a customer or is being resolved by the Company with the customer in a manner consistent with the course of dealing between the Company and such customer), and neither the Company nor any of its Subsidiaries has any liability for replacement or repair thereof or other damages in connection therewith; and

(b) no Company Entity has received any Air Worthiness Directives (as such term is defined in the Federal Aviation Regulations, 14 C.F.R. § 39, as amended) issued by the U.S. Federal Aviation Administration (or, with respect to such issuances by any foreign aviation Governmental Authority, the foreign equivalent thereof) pursuant to which a known safety deficiency was found in any of the products of the Company or any of its Subsidiaries at any time since October 3, 2015, and no such Air Worthiness Directives are pending.

Section 3.26 Foreign Corrupt Practices Act; Anti-Corruption.

(a) Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, during the five (5) years prior to the date of this Agreement, to the Knowledge of the Company, none of the Company Entities, nor any director, officer, employee or agent of the Company, has directly or indirectly made, offered to make, attempted to make, promised or authorized giving any money or thing of value, regardless of form, to any Person in violation of the Anti-Corruption Laws.

(b) Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, during the five (5) years prior to the date of this Agreement, to the Knowledge of the Company, none of the Company Entities (i) is under investigation for any material violation of the Anti-Corruption Laws or (ii) has received any notice or other communication, in writing, from any Governmental Authority regarding any material violation of, or failure to comply with any Anti-Corruption Laws.

(c) The Company Entities have established and implemented an adequate system or systems of internal controls and procedures reasonably designed to (i) ensure compliance with the Anti-Corruption Laws and (ii) prevent and detect violations of the Anti-Corruption Laws.

(d) The Company Entities have maintained books and records that accurately reflect the transactions and assets of their business in all material respects.

Section 3.27 Customs & International Trade Laws; Sanctions.

(a) Except as would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect, (i) during the five (5) years prior to the date of this Agreement, to the Knowledge of the Company, the Company Entities and their respective officers and directors have been in compliance with all applicable Customs & International Trade Laws and Sanctions, and (ii) as of the date of this Agreement, there are no unresolved formal claims concerning the liability of any of the Company Entities under such Laws.

(b) To the Knowledge of the Company, none of the Company Entities, nor any director, officer, or employee or agent of the Company is a Sanctioned Person.

Section 3.28 Disclosure. None of the information with respect to the Company or any of its Subsidiaries included or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the Company Stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent, Merger Sub, any of their respective Affiliates, or any of their Representatives specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act.

Section 3.29 No Other Representations and Warranties. Except for the representations and warranties expressly set forth in Article IV, the Company specifically acknowledges and agrees that none of Parent, Merger Sub or any of their respective Affiliates, Representatives or equity holders makes, or has made, any other express or implied representation or warranty whatsoever (whether at law (including at common law or by statute) or in equity). Except for the representations and warranties expressly set forth in this Article III, the Company hereby expressly disclaims and negates (a) any other express or implied representation or warranty whatsoever (whether at law (including at common law or by statute) or in equity), including with respect to (i) the Company Entities or any of their respective businesses, assets, employees, Permits, liabilities, operations, prospects or condition (financial or otherwise) or (ii) any opinion, projection, forecast, statement, budget, estimate, advice or other similar information (including information with respect to the future revenues, earnings, results or operations (or any component thereof), cash flows, financial condition (or any component thereof) or the future business and operations of the Company Entities, as well as any other business plan and cost-related plan information of the Company Entities), made, communicated or furnished (orally or in writing), or to be made, communicated or furnished (orally or in writing), to Parent, Merger Sub or any of their respective Affiliates or its Representatives, in each case, whether made by the Company, the Company Entities or any of their respective Affiliates,

Representatives or equity holders or any other Person (this clause (ii), collectively, “Projections”) and (b) all liability and responsibility for any such other representation or warranty or any Projection.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except (x) as set forth in the reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by Parent with the SEC since October 3, 2015 (including all exhibits, financial statements, schedules and amendments thereto and all information incorporated therein by reference) publicly available and filed with or furnished to the SEC prior to the date of this Agreement (excluding any risk factor or forward-looking disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly nonspecific or predictive, cautionary or forward-looking) or (y) as set forth in the disclosure letter delivered by Parent to the Company concurrently with the execution and delivery by Parent and Merger Sub of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.01 Organization, Standing and Power. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized (in the case of good standing, if such jurisdiction recognizes such concept). Each of Parent and Merger Sub has all requisite corporate or other organizational, as the case may be, power and authority to own, operate, lease or otherwise hold its assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed to do business in each jurisdiction where the nature of its businesses or the ownership, operation or leasing of its properties make such qualification necessary, except in any such jurisdiction where the failure to be so qualified or licensed would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.02 Authority; Execution and Delivery; Enforceability.

(a) Each of Parent and Merger Sub has all requisite power and authority to execute and deliver this Agreement, to perform its respective covenants and agreements under this Agreement and thereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement has been and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate or other legal entity action on the part of each of Parent and Merger Sub and no other corporate or other legal entity proceedings on the part of each of Parent or Merger Sub, respectively, are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than the filing of the Certificate of Merger and any other documents as required by the DGCL). Such actions and proceedings have not been amended or withdrawn as of the date of this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub, as applicable, in accordance with its terms, subject in all respects to the Bankruptcy and Equity Exceptions.

(b) Each of Parent Board and Merger Sub Board have adopted the Parent Actions and the Merger Sub Actions, respectively, at a meeting duly called at which a quorum of Parent Board and Merger Sub Board, respectively, was present. Such resolutions have not been amended or withdrawn as of the date of this Agreement.

Section 4.03 No Vote Required. Assuming the accuracy of the representations and warranties in Section 3.03 and compliance by the Company with Section 5.01(b)(v), no vote or consent of the holders of any capital stock of, or other equity voting interest in, Parent is required in connection with the consummation of the transactions contemplated by this Agreement.

Section 4.04 No Conflicts; Consents.

(a) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by each of Parent and Merger Sub of its covenants and agreements under this Agreement and the consummation of the Merger will not, (i) conflict with, or result in any violation of any provision of, the Organizational Documents of Parent or Merger Sub, (ii) conflict with, result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Contract to which Parent or Merger Sub is a party or by which any of their respective properties or assets is bound or any material Permit applicable to the businesses of Parent and its Subsidiaries, (iii) subject to obtaining the Consents referred to in Section 4.04(b) and making the Filings referred to in Section 4.04(b) and any applicable waiting periods referred to therein have expired, conflict with, or result in any violation of any provision of, any Judgment or Law or (iv) result in the creation of any Lien (except Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, in each case, applicable to Parent or Merger Sub or their respective properties or assets, except for, in the case of the foregoing clauses (ii) – (iv), any matter that would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

(b) No Consent of or from, or Filing made to or with, any Governmental Authority, is required to be obtained or made by Parent or any Subsidiary of Parent in connection with Parent’s and Merger Sub’s execution and delivery of this Agreement and, in the case of Parent, their performance of their covenants and agreements under this Agreement, or the consummation of the Merger, except for the following:

(i) (A) the filing with the SEC of the Proxy Statement in preliminary and definitive forms and any other Filing with the SEC in respect of the Merger required under applicable Law, including the Exchange Act or the Securities Act and (B) any Filing in respect of the Merger under applicable state “blue sky” or similar securities Laws;

(ii) (A) the filing with the Department of Justice and the Federal Trade Commission of a Notification and Report Form pursuant to the HSR Act with respect to the Merger, (B) the HSR Clearance, (C) the Antitrust Clearances;

(iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which Parent and the Company are qualified to do business;

(iv) compliance with applicable rules and regulations of the NYSE and any other applicable stock exchanges or marketplaces;

(v) the Filing with the French Ministre de l’Economie and the French Foreign Investment Clearance required to be made and received under the French Foreign Investment Laws; and

(vi) such other Filings and Consents the failure of which to make or obtain would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.05 Litigation. There is no Claim before any Governmental Authority pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub or any asset or property of Parent or Merger Sub that would reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect. There is no Judgment outstanding against Parent or Merger Sub that would reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.06 Compliance with Applicable Laws. Except as would not reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect, since October 3, 2015 through the date hereof, Parent and Merger Sub are in compliance with all applicable Laws and material Permits applicable to the businesses of Parent and Parent’s Subsidiaries.

Section 4.07 Financing.

(a) Assuming (i) the accuracy of the representations and warranties of the Company in this Agreement, (ii) compliance by the Company with the covenants contained in this Agreement required to be performed and complied with by it, and (iii) that the Financing is funded in accordance with the Commitment Letter, Parent currently has, or will have on or prior to the Closing Date (and will make available to Merger Sub in a timely manner), available funds (including cash, cash equivalents, available lines of credit or other sources of immediately available funds) in an amount sufficient to consummate the transactions contemplated by this Agreement, including payment of the aggregate Merger Consideration and aggregate amounts payable to holders of Company Options, Company RSUs and Company PSUs, and to pay all related fees and expenses required to be paid by Parent, Merger Sub and the Surviving Corporation.

(b) Parent has delivered to the Company true, complete and accurate fully executed copies of (a) a debt commitment letter (including all exhibits, schedules and annexes thereto, the “Commitment Letter”), dated as of the date hereof, between the Commitment Parties, on the one hand and Parent, on the other hand, pursuant to which and subject to the terms and conditions thereof, the Initial Lenders (as defined in the Commitment Letter) have committed to lend the amounts set forth therein to Parent (the provision of such funds as set forth therein, the “Financing”) for the purpose of funding the transactions contemplated by this Agreement and for the other purposes set forth therein, and (b) the related fee letter (the “Fee Letter,” and collectively with the Commitment Letter, the “Debt Letters”) redacted in a customary manner solely with respect to the fee amounts, pricing caps and other economic terms (including economic “flex” provisions), which redacted information does not adversely affect the amount, availability, or conditionality of the funding of the Financing. As of the date hereof, (i) the Commitment Letter and the commitments contained in the Commitment Letter have not been terminated, withdrawn, repudiated, rescinded, amended, restated, supplemented or otherwise modified in any respect and (ii) to the Knowledge of Parent, no such termination, withdrawal, repudiation, rescission, amendment, restatement, modification or waiver is contemplated (other than any such amendment, modification, or restatement solely to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who have not executed the Commitment Letter as of the date hereof) (provided that the existence or exercise of “flex” provisions contained in the Fee Letter shall not be deemed to constitute an amendment or modification of the Commitment Letter or the commitments). As of the date of this Agreement, the Commitment Letter is in full force and effect and constitutes the legal, valid and binding obligation of each of Parent and, to the Knowledge of Parent, the other parties thereto, enforceable in accordance with its terms, subject in each case to the Bankruptcy and Equity Exceptions. There are no conditions precedent or contingencies directly or indirectly related to the funding of the Financing pursuant to the Commitment Letter, other than as expressly set forth in the Commitment Letter. At the Closing, Parent and Merger Sub will have sufficient funds to pay all of Parent’s and Merger Sub’s obligations under this Agreement, including the payment of the aggregate Merger Consideration, and all fees, costs and expenses to be paid in connection therewith, including such fees, costs and expenses relating to the Financing. As of the date of this Agreement, no event has occurred or circumstance exists which, with or without notice, lapse of time or both, would (i) constitute a breach or default on the part of Parent under the Commitment Letter or, to Knowledge of Parent, any other party to the Commitment Letter, (ii) constitute or result in a failure to satisfy any of the terms or conditions set forth in the Commitment Letter, (iii) make any of the assumptions or any of the statements, representations and warranties set forth in the Commitment Letter inaccurate in any material respect, or (iv) to the Knowledge of Parent, otherwise result in any portion of the Financing to be unavailable. As of the date of this Agreement, there are no side letters or other agreements, or Contracts related to the funding of the Financing other than as expressly set forth in the Commitment Letter and other than customary fee credit letters, none of which affect conditionality, the amount of the Financing or could reasonably be expected to delay Closing. Parent has paid in full any and all commitment fees and other fees required to be paid on or prior to the date hereof under the terms of the Commitment Letter and will pay all other commitment fees and other fees as required to be paid under the terms of the Commitment Letter upon the Closing. As of the date of this Agreement, assuming the accuracy of the representations and warranties of the Company contained in this Agreement, and compliance by the Company with the covenants contained in this Agreement required to be performed and complied with by it, as of the Closing Date, Parent has no reason to believe (both before and after giving effect to any “flex” provisions contained in the Debt Letters) that any of the conditions to the Financing contemplated by the Commitment Letter will not be satisfied on a timely basis (taking into account the anticipated timing of the Closing) or that the full amount of the Financing contemplated by the Commitment Letter will not be made available on or prior to the Closing Date.

Section 4.08 Brokers’ Fees and Expenses. Except for any Person set forth in Section 4.08 of the Parent Disclosure Letter, the fees and expenses of which shall be paid by Parent, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or Merger Sub or any of their respective Subsidiaries. No such fees and expenses will be required to be paid by the Company.

Section 4.09 Merger Sub. The authorized capital stock of Merger Sub consists of 5,000 shares of common stock, par value $0.01 per share. All outstanding shares of capital stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable. Parent owns all of the outstanding shares of capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Merger and the other transactions contemplated by this Agreement and has not owned any assets, engaged in any business activities or conducted any operations, and shall not at any time prior to the Effective Time own any assets, engage in any business activities or conduct any operations, in each case, other than in connection with the Merger and the other transactions contemplated by this Agreement.

Section 4.10 Ownership of Company Common Stock. None of Parent, Merger Sub or any of their respective directors, officers or Affiliates (a) “beneficially owns” (as such term is defined for purposes of Section 13(d) of the Exchange Act) any Company Shares or any other Equity Securities or (b) has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company during the last three (3) years. There are no voting trusts or other agreements or understandings to which Parent or Merger Sub or any Person controlling or controlled by Parent or Merger Sub is a party, with respect to the voting of the Company Common Stock.

Section 4.11 Disclosure. None of the information with respect to Parent or Merger Sub supplied or to be supplied by or on behalf of Parent or Merger Sub or any of their Subsidiaries, specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company Stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.12 No Other Representations and Warranties. Except for the representations and warranties expressly set forth in Article III, each of Parent and Merger Sub (a) (i) specifically acknowledges and agrees that neither the Company, the Company Entities nor any of their respective Affiliates, Representatives or equity holders nor any other Person makes, or has made, any other express or implied representation or warranty whatsoever (whether at law (including at common law or by statute) or in equity), including with respect to the Company Entities or their respective businesses, assets, employees, Permits, liabilities, operations, prospects, condition (financial or otherwise) or any Projection, and (ii) hereby expressly waives and relinquishes any and all rights, Claims or causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) based on, arising out of or relating to any such other representation or warranty or any Projection, (b) specifically acknowledges and agrees to the Company’s express disclaimer and negation of any such other representation or warranty or any Projection and of all liability and responsibility for any such other representation or warranty or any Projection and (c) expressly waives and relinquishes any and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) against (i) the Company in connection with accuracy, completeness or materiality of any Projection and (ii) any Affiliate of the Company or the Company’s or any such Affiliate’s respective Representatives or equity holders, and hereby specifically acknowledges and agrees that such Affiliate of the Company or the Company’s or any such Affiliate’s respective Representatives or equity holders shall have no liability or obligations, based on, arising out of or relating to this Agreement or the negotiation, execution, performance or subject matter of this Agreement, including (A) for any alleged nondisclosure or misrepresentations made by any such Person or (B) in connection with accuracy, completeness or materiality of any Projection. Each of Parent and Merger Sub acknowledges and agrees that (1) it has conducted to its satisfaction its own independent investigation of the transactions contemplated by this Agreement (including with respect to the Company Entities and their respective businesses, operations, assets and liabilities) and, in making its determination to enter into this Agreement and proceed with the transactions contemplated by this Agreement, has relied solely on the results of such independent investigation and the representations and warranties expressly set forth in Article III, respectively, and (2) except for the representations and warranties expressly set forth in Article III, it has not relied on, or been induced by, any representation, warranty or other statement of or by the Company or any of its Affiliates, Representatives or equity holders or any other Person, including any Projection or with respect to the Company Entities or any of their respective businesses, assets, employees, Permits, liabilities, operations, prospects or condition (financial or otherwise) or any Projection, in determining to enter into this Agreement and proceed with the Merger or the other transactions contemplated by this Agreement.

ARTICLE V

COVENANTS

Section 5.01 Conduct of Business.

(a) Conduct of Business by the Company. Except (x) for matters set forth in Section 5.01(a) of the Company Disclosure Letter or for matters required by a Governmental Authority or by applicable Law or a collective bargaining agreement or as otherwise expressly permitted, contemplated or required by this Agreement, or (y) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with the terms hereof, the Company shall, and shall cause each Company Subsidiary to, conduct its businesses in the ordinary course of business consistent with past practice in all material respects and use commercially reasonable efforts to (i) preserve intact its present business organizations, goodwill and ongoing businesses and (ii) preserve its present relationships with customers, suppliers, vendors, licensors, licensees, Governmental Authorities and other Persons with whom it and they have material business relations; provided, however, that no action or failure to take action with respect to matters specifically addressed by any of the provisions of Section 5.01(b) shall constitute a breach under this Section 5.01(a) unless such action or failure to take action would constitute a breach of Section 5.01(b).

(b) Certain Prohibited Actions. Without limiting the generality of Section 5.01(a), except (x) for matters set forth in Section 5.01(b) of the Company Disclosure Letter or as otherwise expressly permitted or expressly contemplated or required by this Agreement, or for matters required by a Governmental Authority or by applicable Law, or (y) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with the terms hereof, the Company shall not, and shall cause each Company Subsidiary to not, do any of the following:

(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its Equity Securities, except for dividends and distributions by a direct or indirect Company Subsidiary to the Company or another Company Subsidiary;

(ii) amend any of its Organizational Documents as in effect on the date hereof, except as may be required by Law;

(iii) except for a transaction by a wholly owned Company Subsidiary that remains a wholly owned Company Subsidiary after consummation of such transaction, split, combine, consolidate, subdivide, reclassify or otherwise amend the terms of any of its Equity Securities or securities convertible into or exchangeable or exercisable for Equity Securities, or, except as permitted by Section 5.01(b)(v), issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its Equity Securities;

(iv) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Equity Securities of any Company Entity convertible into or exchangeable or exercisable for Equity Securities of any Company Entity, or any warrants, calls, options or other rights to acquire any such Equity Securities, except for (A) the acquisition by the Company of Company Shares in connection with the surrender of Company Shares by holders of Company Options outstanding as of the date of this Agreement in order to pay the exercise price thereof, (B) the withholding of Company Shares to satisfy Tax obligations with respect to the exercise, vesting or settlement of Company Equity Awards outstanding as of the date of this Agreement and (C) the acquisition by the Company of Company Equity Awards outstanding as of the date of this Agreement in connection with the forfeiture of such awards, with respect to clauses (A), (B) and (C), in each case, in accordance with the terms of the applicable Company Equity Award in effect as of the date of this Agreement;

(v) issue, deliver, sell, transfer, grant, pledge or otherwise dispose of, encumber or subject to any Lien (except Permitted Liens) any Equity Securities, in each case, except for the issuance or grant of (A) Company Equity Awards pursuant to its customary annual grant cycle for the Company’s 2019 fiscal year or in the ordinary course of business consistent with past practice or (B) Company Shares pursuant to the exercise of Company Options or the settlement of Company PSUs and Company RSUs, in each case, outstanding as of the date of this Agreement;

(vi) except as required by the terms of any Company Benefit Plan in effect on the date of this Agreement or any collective bargaining agreement:

(A) other than grants of Company Equity Awards as provided in Section 5.01(b)(v) and merit- or promotion-based increases in base salary or wage rate or target incentive cash compensation in the ordinary course of business, increase the compensation or benefits payable or to become payable to any employee of the Company or any Company Subsidiary with annual base salary of $200,000 or more as of the date hereof (it being understood that payment of bonuses and other incentive compensation pursuant to the terms of Company Benefit Plans existing on the date of this Agreement shall not be considered to be an increase in compensation or benefits payable);

(B) other than in the ordinary course of business consistent with past practice, establish, adopt, enter into, materially amend, or terminate any Company Benefit Plan (or any plan or agreement that would be a Company Benefit Plan if in existence on the date of this Agreement);

(C) amend or terminate the ESPP or the Company ShareSave Plan, other than as provided by Section 2.04(e);

(D) take any action to accelerate the time of vesting, funding or payment of any compensation or benefits under any Company Benefit Plan; or

(E) other than in the ordinary course of business, hire or promote any person for employment with the Company or any Company Subsidiary with annual base salary of $200,000 or more as of the date hereof (provided, that the Company and the Company Subsidiaries may hire any person for employment (including by means of internal promotion) to fill any currently existing position with annual base salary of $200,000 or more that is vacant as of the date of this Agreement or that becomes vacant after the date of this Agreement);

provided, that any Company Entity may adopt or amend any Company Benefit Plan in the ordinary course of business, consistent with past practice, if the cost, individually or in the aggregate, to the Company and the Company Subsidiaries of providing benefits thereunder is not materially increased;

(vii) make or implement any material change in financial accounting methods, principles or practices, except to the extent as may have been required by a change in applicable Law or GAAP or by any Governmental Authority (including the SEC or the Public Company Accounting Oversight Board);

(viii) acquire (including by merger, consolidation or acquisition of stock or assets or any other means) or authorize or announce an intention to so acquire, or enter into any agreements providing for (x) any acquisitions of, any equity interests in or all or a material portion of the assets of any Person or any business or division thereof, or otherwise engage in any mergers, consolidations or business combinations or (y) acquisitions of material assets, except for, or with respect to, in each case, (A) transactions solely between the Company and wholly owned Company Subsidiaries or solely between wholly owned Company Subsidiaries in the ordinary course of business consistent with past practice, (B) acquisitions of supplies or equipment in the ordinary course of business consistent with past practice, or (C) with respect to this clause (y) only, capital expenditures permitted by Section 5.01(b)(xiii);

(ix) sell, lease, transfer, exchange, swap or otherwise dispose of, or subject to any Lien any of its assets, securities, properties, interests or businesses (excluding any Intellectual Property) (in each case, except Permitted Liens), other than (A) pursuant to existing contracts or commitments (B) transfers among the Company Entities, (C) sales, leases, or dispositions of assets (but not businesses or properties) in the ordinary course of business consistent with past practice, including the factoring of receivables in the ordinary course of business consistent with past practice;

(x) cancel, dedicate to the public, disclaim, forfeit, reexamine or abandon or allow to lapse (except with respect to patents expiring in accordance with their terms) any material Intellectual Property rights;

(xi) redeem, prepay, repurchase, defease, discharge or satisfy, or modify in any material respects the terms of, any Indebtedness (other than Indebtedness incurred by the Company Entities and owed to the Company or any wholly owned Company Subsidiary) or (ii) cancel any material Indebtedness (individually or in the aggregate) or settle, waive or amend any claims or rights of substantial value;

(xii) incur, assume, endorse, guarantee or otherwise become liable for any Indebtedness for borrowed money or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, except for: (A) Indebtedness as reasonably necessary to finance any capital expenditures permitted under Section 5.01(b)(xiii); (B) guarantees by the Company of existing Indebtedness of any Company Subsidiary; (C) Indebtedness solely between the Company Entities; (D) borrowings under the existing facilities set forth on Section 5.01(b)(xii) of the Company Disclosure Letter in the ordinary course of business; (E) loans, advances and extensions of credit in the ordinary course of business and in a manner consistent with past practice to customers and vendors;

(xiii) make (or commit to make) any capital expenditure, except for capital expenditures (A) in the ordinary course of business, (B) in accordance with the schedule set forth in Section 5.01(b)(xiii) of the Company Disclosure Letter or (C) with respect to any capital expenditure not addressed by the foregoing clause (A) or clause (B), not to exceed $2,000,000 in the aggregate in any calendar quarter;

(xiv) other than in the ordinary course of business consistent with past practice, enter into any Contract that would, if entered into prior to the date hereof, be a Material Contract or modify or amend in any material respect, or terminate or waive any material right under, any Material Contract or any Contract relating to material Owned Real Property or Leased Real Property, except for any modification, amendment, termination, waiver or release in the ordinary course of business or pursuant to the stated expiration of the term thereof;

(xv) abandon, encumber, assign, exclusively license or grant any right or other licenses to material Company Owned IP, or enter into Contracts that impose material restrictions upon the Company or any of its Affiliates with respect to Intellectual Property rights owned by any third party, in each case other than in the ordinary course of business consistent with past practice, including non-exclusive licenses to customers, suppliers or service providers, and cross-licenses to resolve litigation;

(xvi) modify, extend or enter into any material collective bargaining agreement, except as required pursuant to an applicable Contract in effect as of the date of this Agreement;

(xvii) recommend, propose or announce an intention to adopt or adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company, other than transactions solely between the Company and any direct or indirect wholly owned Company Subsidiary or solely between direct or indirect wholly owned Company Subsidiaries;

(xviii) waive, release, assign, settle or compromise any material Claim against any Company Entity, except for waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, the amount of monetary damages to be paid by the Company Entities, or any of their officers or directors in their capacity as such, that does not exceed (I) the amount with respect thereto reflected on the Company Financial Statements (including the notes thereto) or (II) $3,000,000 in the aggregate or (B) does not impose any injunctive relief on any of the Company Entities or otherwise encumber or restrict their operations, (C) does not include any admission of guilt or wrongdoing by any of the Company Entities and (D) if related to material Intellectual Property of any of the Company Entities, such compromise or settlement is made in the ordinary course of business consistent with past practice and does not contain any admission of invalidity of any such material Intellectual Property or of the validity or infringement of any Intellectual Property of another Person that is material to the products or services of any of the Company Entities;

(xix) cancel any of the Company’s material insurance policies or fail to pay the premiums on the Company’s material insurance policies such that such failure causes a cancellation of such policy, other than in the ordinary course of business, consistent with past practice, or fail to use commercially reasonable efforts to maintain in effect the existing material insurance policies covering the Company Entities and their respective properties, assets and businesses;

(xx) (i) other than in the ordinary course of business consistent with past practice, file any Tax Return, make, change or revoke any material Tax election or change any material method of Tax accounting; (ii) file any material amendment to a material Tax Return; (iii) settle or compromise any audit or proceeding with respect to Tax matters in an amount in excess of $1,000,000 individually or $3,000,000 in the aggregate; (iv) other than in the ordinary course of business consistent with past practice, agree to an extension or waiver of the statute of limitations with respect to U.S. federal Taxes or material state, local or non-U.S. Taxes; (v) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) with respect to any material amount of Tax or request any Tax ruling, (provided that any closing agreement settling an audit or proceeding that is otherwise permitted under clause (iii) hereof shall not be prohibited by this clause (v)); or (vi) surrender any right to claim a material Tax refund;

(xxi) adopt or otherwise implement any stockholder rights plan, “poison pill” or other comparable agreement;

(xxii) make any loans, advances or capital contributions to, or investments in, any other Person, except for (A) loans, advances, or capital contributions solely among the Company and wholly owned Company Subsidiaries or solely among wholly owned Company Subsidiaries in the ordinary course of business consistent with past practice, (B) advances for reimbursable employee expenses in the ordinary course of business consistent with past practice, (C) loans, advances and extensions of credit in the ordinary course of business and in a manner consistent with past practice to customers and vendors and (D) pursuant to mandatory capital contribution obligations of any investment fund or joint venture entity to which the Company or any of the Company Subsidiaries are parties as of the date hereof (which Contracts providing for such mandatory contribution have been made available to Parent prior to the date hereof), so long as neither the Company nor any Company Subsidiary nor any of their respective Representatives have caused or directed such mandatory capital contribution;

(xxiii) other than in the ordinary course of business consistent with past practice, voluntarily terminate, materially modify or waive in any material respect any material right under any material Permit of any Company Entity;

(xxiv) enter into any material new line of business;

(xxv) (A) modify, supplement or amend in any material respect any Contract described in Section 5.01(b)(xxv) of the Company Disclosure Letter, or (B) enter into any Material Contract that restricts or limits aftermarket access or aftermarket pricing during any period after June 30, 2020; or

(xxvi) enter into any Contract or otherwise agree to do, or authorize the taking of, any of the foregoing.

(c) No Control of the Company’s Business. Parent and Merger Sub acknowledge and agree that (i) nothing in this Agreement, including Section 5.01(a) and Section 5.01(b), is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of any Company Entity prior to the Effective Time, and (ii) prior to the Effective Time, subject to the terms and conditions of this Agreement, the Company shall exercise complete control and supervision over the Company Entities’ respective operations.

(d) Conduct of Business by Parent and Merger Sub. Except as expressly permitted, contemplated or required by this Agreement, as required by applicable Law or with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 7.01, each of Parent and Merger Sub shall not take any actions or omit to take any actions that would be reasonably likely to prevent or delay in any material respect the ability of Parent, the Company or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement.

Section 5.02 No Solicitation by the Company; Company Board Recommendation.

(a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 7.01, except as otherwise provided in this Section 5.02, the Company shall not, and shall cause the Company Subsidiaries not to, and shall direct and use its reasonable best efforts to cause its or their respective Representatives not to, (i) directly or indirectly solicit, initiate or knowingly encourage, or facilitate any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal, in each case, except for this Agreement and the transactions contemplated by this Agreement, (ii) participate in any discussions or negotiations with any Person (except for the Company Subsidiaries and its and their respective Representatives or Parent and Parent’s Affiliates and its and their respective Representatives) regarding, or furnish to any such Person, any nonpublic information with respect to any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal, (iii) waive, terminate, modify or release any Person (other than Parent, Merger Sub and their respective Affiliates) from any provision of or grant any permission, waiver or request under any “standstill” or similar agreement or obligation (provided that the Company shall not be required to take, or be prohibited from taking, any action otherwise prohibited or required under this subclause (iii) if the Company Board determines in good faith (after consultation with the Company’s outside legal counsel) that such action or inaction would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law) or (iv) subject to Section 7.01(c)(i), enter into any Company Acquisition Agreement; provided, however, that (A) solely ministerial acts, such as answering unsolicited phone calls, shall not be deemed to “facilitate” for purposes of, or otherwise to constitute a breach of, this Section 5.02(a) and (B) the Company and its Representatives shall be permitted to contact the Person who has made such Company Takeover Proposal solely to clarify the terms of such Company Takeover Proposal so that the Company Board may inform itself about such Company Takeover Proposal. The Company shall, and shall cause the Company Subsidiaries to, and shall direct, and use its reasonable best efforts to cause, its and their respective Representatives to, immediately cease all existing solicitations, discussions or negotiations with any Person (except for the Company Subsidiaries and its and their respective Representatives or Parent and Parent’s Affiliates and its and their respective Representatives) conducted prior to the date of this Agreement with respect to any Company Takeover Proposal, request in writing the prompt return or destruction of all confidential information previously furnished and immediately terminate all physical and electronic data room access previously granted to any such Person or its Representatives. Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Company Stockholder Approval, in response to the receipt of a bona fide written Company Takeover Proposal made after the date of this Agreement that the Company Board determines in good faith (after consultation with the Company’s financial advisors and outside legal counsel) that (x) such Company Takeover Proposal, inquiry or proposal either constitutes a Superior Company Proposal or would reasonably be expected to result in a Superior Company Proposal and (y) the failure to take the actions described in clauses (A) and (B) below would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, and which Company Takeover Proposal, inquiry or proposal was made after the date of this Agreement and did not otherwise result from a material breach of this Section 5.02, the Company and its Representatives may (A) furnish information with respect to the Company Entities to the Person making such Company Takeover Proposal (and such Person’s Representatives) (provided that all such information has previously been provided to Parent or is provided to Parent substantially concurrently with the time it is provided to such Person(s)), if prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement that includes terms that are no less restrictive of such Person than the terms contained in the Confidentiality Agreement; and (B) participate in discussions regarding the terms of such Company Takeover Proposal, including terms of a Company Acquisition Agreement with respect thereto, and the negotiation of such terms and such Company Acquisition Agreement with the Person making such Company Takeover Proposal (and such Person’s Representatives).

(b) Except as set forth in Section 5.02(a), Section 5.02(c), Section 5.02(d) and Section 5.02(f), the Company Board shall not: (i) withdraw, change, qualify, withhold or modify in any manner adverse to Parent or Merger Sub, propose publicly to withdraw, change, qualify, withhold or modify in any manner adverse to Parent or Merger Sub, or fail to make when required pursuant to this Agreement, the Company Board Recommendation; (ii) adopt, approve, recommend or declare advisable, or propose publicly to adopt, approve, recommend or declare advisable, any Company Takeover Proposal; (iii) fail to include the Company Board Recommendation in the Proxy Statement; or (iv) except as set forth in Section 5.02(a), Section 5.02(c) and Section 5.02(f), including any confidentiality agreement contemplated by Section 5.02(a), authorize, permit, approve, recommend or declare advisable, or propose publicly to authorize, permit, approve, recommend or declare advisable, or cause or allow the Company or any Company Subsidiary to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, agreement or commitment constituting, or that would reasonably be expected to lead to, any Company Takeover Proposal, or requiring, or that would reasonably be expected to cause, the Company to abandon or terminate this Agreement or delay in any material respects or fail to consummate the transactions contemplated hereby (each, a “Company Acquisition Agreement”) (any action in the foregoing clauses (i) through (iv) being referred to as a “Company Adverse Recommendation Change”).

(c) Notwithstanding anything to the contrary in this Agreement, at any time prior to the receipt of the Company Stockholder Approval, in response to the Company’s receipt of a Superior Company Proposal, the Company Board may make a Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.01(c)(i), in each case, if the Company Board determines in good faith (after consultation with the Company’s outside legal counsel and financial advisor) that the failure to make a Company Adverse Recommendation Change or to terminate this Agreement pursuant to Section 7.01(c)(i), as applicable, would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided, however, that the Company Board may not make such a Company Adverse Recommendation Change or so terminate this Agreement pursuant to Section 7.01(c)(i) unless: (i) the Company Board has delivered to Parent, at least (3) Business Days in advance, prior written notice that the Company Board is prepared to make a Company Adverse Recommendation Change or to terminate this Agreement pursuant to Section 7.01(c)(i) (a “Recommendation Change Notice”), which Recommendation Change Notice shall, (A) attach the most current draft of any proposed Company Acquisition Agreement with respect to such Superior Company Proposal and

(B) include a summary of the material terms and conditions of such Superior Company Proposal; and (ii) if requested by Parent, during the three (3) Business Day period after delivery of the Recommendation Change Notice, the Company and its Representatives negotiate in good faith with Parent and its Representatives regarding any revisions to this Agreement committed to in writing by Parent and the Company represents that the Company Board shall take into account any such revisions; provided, however, that, if any material revisions are made to any such Superior Company Proposal, the Company shall notify Parent of such revisions in writing and, if requested by Parent, during the three (3) Business Day period after delivery of such notice, the Company and its Representatives shall negotiate in good faith with Parent and its Representatives regarding any revisions to this Agreement committed to in writing by Parent and the Company represents that the Company Board shall take into account any such revisions.

(d) Notwithstanding anything to the contrary in this Agreement, and other than in connection with a Superior Company Proposal, at any time prior to receipt of the Company Stockholder Approval, in response to a Company Intervening Event, the Company Board may make a Company Adverse Recommendation Change if the Company Board determines in good faith (after consultation with the Company’s outside legal counsel and financial advisor) that the failure to make a Company Adverse Recommendation Change would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided, however, that the Company shall have provided prior written notice to Parent, at least three (3) Business Days in advance, of the Company Board’s intention to make such Company Adverse Recommendation Change and the reasons therefor; and provided, further, that the Company represents that the Company Board shall take into account any changes to the terms of this Agreement or other mitigating factors or structural changes proposed by Parent in response to such prior written notice or otherwise, and during such three (3) Business Day period the Company shall engage in good faith negotiations with Parent regarding any changes to the terms of this Agreement or other mitigating factors or structural changes proposed by Parent. Notwithstanding any Company Adverse Recommendation Change, unless this Agreement has been terminated in accordance with Section 7.01, the Company shall hold the Company Stockholders Meeting in accordance with Section 5.04 for purposes of obtaining the Company Stockholders Approval, and nothing contained herein shall be deemed to relieve the Company of such obligation.

(e) The Company shall (i) reasonably promptly (but in no event more than twenty-four (24) hours) following receipt of any Company Takeover Proposal, notify Parent in writing of such Company Takeover Proposal and, in the case of any such notice to Parent as to receipt of a Company Takeover Proposal, set forth the material terms and conditions of such Company Takeover Proposal and the identity of the Person making any such Company Takeover Proposal and (ii) thereafter promptly keep Parent fully informed on a current basis of any material change to the terms and status of any such Company Takeover Proposal. Without limiting the generality of clause (ii) of the preceding sentence, the Company shall provide to Parent as soon as reasonably practicable after receipt or delivery thereof (and in any event within twenty-four (24) hours of receipt or delivery) copies of any written Company Takeover Proposal (including draft agreements or term sheets) received by the Company or any Company Subsidiary or any Representative of the Company or any Company Subsidiary from the Person making a Company Takeover Proposal (or such Person’s Representatives) and of all written non-public material provided by the Company or any Company Subsidiary to the Person making a Company Takeover Proposal (or to such Person’s Representatives) that was not previously provided to Parent and is related to such Company Takeover Proposal or is being provided pursuant to the confidentiality agreement executed by the Company and such Person. The Company shall not, and shall cause the Company Subsidiaries not to, enter into any confidentiality or other agreement with any Person subsequent to the date of this Agreement that prohibits the Company from complying with its obligations under this Agreement, including providing such information to Parent.

(f) Nothing in this Section 5.02 shall prohibit the Company from (i) complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder, or (ii) making any disclosure to the Company Stockholders if, in the good-faith judgment of the Company Board (after consultation with the Company’s outside legal counsel) failure to so disclose would reasonably be expected to be inconsistent with its obligations under applicable Law; provided, however, that any disclosure of a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or any other disclosure that relates to the approval, recommendation or declaration of advisability by the Company Board with respect to a Company Takeover Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Company, in connection with such disclosure, publicly states that the Company Board expressly rejects the applicable Company Takeover Proposal or expressly reaffirms the Company Board Recommendation.

(g) For purposes of this Agreement:

(i) “Company Takeover Proposal” means any proposal, offer or indication of interest (whether or not in writing) from any Person, with respect to any (A) merger, consolidation, share exchange, other business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction involving the Company, pursuant to which any such Person (including such Person’s or resulting company’s direct or indirect stockholders) would own or control, directly or indirectly, twenty percent (20%) or more of the voting power of the Company, (B) sale, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a Company Subsidiary or otherwise) of any business or assets (including equity securities of any Company Subsidiary) of the Company Entities representing twenty percent (20%) or more of the consolidated revenues, net income or assets of the Company Entities, taken as a whole, (C) issuance, sale or other disposition, directly or indirectly, to any Person (or the stockholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing twenty percent (20%) or more of the voting power of the Company, (D) transaction (including any tender offer or exchange offer) in which any Person (or the stockholders of any Person) would acquire (in the case of a tender offer or exchange offer, if consummated), directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, any class of capital stock or other equity interests of the Company representing twenty percent (20%) or more of the voting power of the Company or (E) any combination of the foregoing (in each case, other than the Merger or the other transactions contemplated by this Agreement).

(ii) “Superior Company Proposal” means a bona fide written Company Takeover Proposal (provided, that, for purposes of this definition, references in the definition of Company Takeover Proposal to “twenty percent (20%)” shall be deemed references to “fifty percent (50%)”), which the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisor, and taking into account the legal, financial, regulatory and other aspects of such Company Takeover Proposal and such other factors that are deemed relevant by the Company Board, is (A) more favorable to the Company Stockholders than the Merger and the other transactions contemplated by this Agreement (after taking into account any proposed revisions to the terms of this Agreement that are committed to in writing by Parent (including pursuant to Section 5.02(c))) and (B) reasonably capable of being completed in a reasonable timeframe.

(iii) “Company Intervening Event” means any Effect that occurs after the date of this Agreement that prior to the date of this Agreement was neither known nor reasonably foreseeable and that the Company Board determines in good faith (after consultation with the Company’s financial advisors and outside legal counsel) would reasonably be expected to materially adversely affect the expected benefits of the Merger to the Company Stockholders from a financial point of view; provided, however, that in no event shall a Company Intervening Event arise from (A) the receipt, existence of or terms of any Company Takeover Proposal or any inquiry relating thereto or the consequences thereof or (B) any Effect or Effects that has or have a material adverse effect on the assets, business, results of operations or financial condition of the Company Entities, taken as a whole, unless such Effect or Effects has or have had or would reasonably be expected to have a Company Material Adverse Effect.

(h) For purposes of this Section 5.02, (i) the term “Person” means any Person or “group,” as used in Section 13(d) of the Exchange Act, other than, with respect to Parent, Company or any Company Subsidiary, and (ii) references to the “Company Board” shall mean the Company Board or, to the extent applicable, an authorized committee thereof.

Section 5.03 Access to Information; Confidentiality.

(a) Subject to applicable Law and the Confidentiality Agreement, the Company shall, and shall cause each of the Company Subsidiaries to, (x) provide Parent and its Representatives reasonable access (at Parent’s sole cost and expense), during normal business hours and upon reasonable advance written notice, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Section 7.01, to the Company Entities’ properties, books and records, Contracts, and personnel, in each case for any reasonable business purpose (including transition and integration planning) related to the consummation of the transactions contemplated by this Agreement and (y) furnish as promptly as practicable to Parent all information (financial or otherwise) concerning its business, properties, Contracts and personnel as Parent may reasonably request (including information for the purpose of transition and integration planning); provided, however, that: (i) any such access shall be conducted at Parent’s expense, at a reasonable time, under the supervision of appropriate personnel of the applicable Company Entity and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company Entities; (ii) the Company may withhold from Parent or its Representatives any document or information (A) that the Company reasonably believes, after consultation with outside counsel, is subject to the terms of a confidentiality agreement with a third party or a Contract restricting such access (provided, that the Company shall use its commercially reasonable efforts to obtain the consent of the third party or implement appropriate procedures to enable the disclosure of such information), (B) is subject to any attorney-client or other legal privilege (provided, that the Company, upon the written request of Parent, shall use its commercially reasonable efforts to allow the disclosure of such document or information (or as much of it as possible) in a manner that does not result in a loss of attorney-client or other legal privilege), (C) is commercially sensitive (as determined in the Company’s reasonable discretion) or (D) the access to which by Parent or its Representatives would violate any applicable Law (provided, that the Company, upon the reasonable written request of Parent, shall use its commercially reasonable efforts to provide such access or make such disclosure in a manner that does not violate applicable Law). Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be required to provide any access or make any disclosure to Parent pursuant to this Section 5.03 to the extent such access or information is reasonably pertinent to a litigation where the Company or any Company Subsidiary, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties. No investigation or access permitted pursuant to this Section 5.03 shall affect or be deemed to modify any representation, warranty, covenant or agreement made by the Company hereunder. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Section 7.01, except as may be required by Law, each Party shall (and shall cause its Representatives to) use reasonable best efforts to cooperate in planning the restructuring and integration of the Company Entities and their respective businesses, on the one hand, with Parent and its Subsidiaries and their respective businesses, on the other hand.

(b) Each of Parent and Merger Sub agrees that it shall not, and shall cause its respective Subsidiaries, and shall direct and use its reasonable best efforts to cause its Representatives not to, prior to the Effective Time, use any Confidential Information (as defined in the Confidentiality Agreement) obtained pursuant to this Section 5.03 for any competitive or other purpose unrelated to the consummation of the Merger.

(c) All documents and information exchanged pursuant to this Section 5.03 shall be subject to the letter agreement, dated as of July 9, 2018, between the Company and Parent (the “Confidentiality Agreement”), as if each of Parent and Merger Sub were subject to the obligations under the Confidentiality Agreement. Notwithstanding anything herein to the contrary, the Parties hereby agree and acknowledge that the standstill and similar restrictions in the Confidentiality Agreement shall not apply upon the execution and delivery of this

Agreement to the extent required to permit any action contemplated hereby and in accordance herewith and solely until any valid termination of this Agreement in accordance with its terms.

Section 5.04 Preparation of Proxy Statement; Company Stockholders Meeting

(a) As promptly as reasonably practicable after the date of this Agreement, the Company (with Parent’s reasonable cooperation and in consultation with Parent) shall prepare and cause to be filed with the SEC a proxy statement to be mailed to the Company Stockholders relating to the Company Stockholders Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) in preliminary form. Each of Parent and Merger Sub shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement (or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement) to the Company and provide such other assistance as may be reasonably requested by the Company or the Company’s outside legal counsel in connection with the preparation, filing and distribution of the Proxy Statement.

(b) If, prior to the expiration of the ten (10) day waiting period provided in Rule 14a-6 under the Exchange Act, the Company does not receive either (1) comments from the SEC on the preliminary Proxy Statement or (2) notice from the SEC that it will review the preliminary Proxy Statement, then the Company shall file definitive proxy materials (including the definitive Proxy Statement) with the SEC and cause the definitive Proxy Statement to be mailed to the Company Stockholders as soon as reasonably practicable (and in no event later than seven (7) Business Days) after the expiration of such waiting period. To the extent permitted by applicable Law, the Parties shall promptly notify each other after the receipt of any comments from the SEC or any other Governmental Authority with respect to, or any request from the SEC or any other Governmental Authority for amendments or supplements to, the Proxy Statement and shall provide each other with copies of all correspondence between it and its Affiliates and Representatives, on the one hand, and the SEC or any other government officials, on the other hand. Each of Parent and the Company shall use its reasonable best efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC. If the Company receives either (1) comments from the SEC on the preliminary Proxy Statement or (2) notice from the SEC that it will review the preliminary Proxy Statement, then, in either case, (A) each of the Company and Parent shall use its reasonable best efforts (i) to respond as promptly as reasonably practicable to any comment from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement and (ii) to have the SEC advise the Company as promptly as reasonably practicable that the SEC has no further comments on the Proxy Statement and (B) the Company shall file the Proxy Statement in definitive form with the SEC and cause such definitive Proxy Statement to be mailed to the Company Stockholders as promptly as reasonably practicable (and in no event later than seven (7) Business Days) after the SEC advises the Company that the SEC has no further comments on the Proxy Statement. Unless the Company Board has made a Company Adverse Recommendation Change in accordance with Section 5.02, the Company shall include the Company Board Recommendation in the Proxy Statement filed in preliminary form and in the Proxy Statement filed in definitive form.

(c) Notwithstanding anything to the contrary herein, prior to filing the preliminary Proxy Statement with the SEC, responding to any comment from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement or mailing the Proxy Statement in definitive form to Company Stockholders, to the extent permitted by applicable Law, the Company shall provide Parent with an opportunity to review and comment on such document or response and consider in good faith and incorporate Parent’s reasonable comments thereon.

(d) If, prior to the Effective Time, any event occurs with respect to Parent or any Affiliate of Parent or any Company Entity, or any change occurs with respect to other information supplied by Parent, Merger Sub or the Company for inclusion in the Proxy Statement, that is required to be described in an amendment of, or a supplement to, the Proxy Statement, the party that discovers such information shall promptly notify the other parties hereto of such event or change, and Parent and the Company shall cooperate in the prompt filing with the

SEC of any necessary amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, and, as required by applicable Law, in disseminating the information contained in such amendment or supplement to the Company Stockholders. Nothing in this Section 5.04(d) shall limit the obligations of any Party under Section 5.04(a).

(e) Subject to the earlier termination of this Agreement in accordance with Section 7.01, the Company, in reasonable consultation with Parent, shall, as promptly as reasonably practicable after the resolution of any comments of the SEC with respect to the preliminary Proxy Statement (or confirmation of no comment to, or further review of, the preliminary Proxy Statement by the SEC), establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders Meeting”) for the purpose of seeking the Company Stockholder Approval and any advisory approval regarding merger-related compensation, and unless the Company Board has made a Company Adverse Recommendation Change in accordance with Section 5.02, the Company shall use its reasonable best efforts to (i) solicit proxies from the Company Stockholders in favor of adoption of this Agreement and (ii) otherwise obtain the Company Stockholder Approval. Notwithstanding anything to the contrary in this Agreement, the Company shall not postpone or adjourn the Company Stockholders Meeting without the prior written consent of Parent; provided that, if at any time following the dissemination of the Proxy Statement, either the Company or Parent reasonably determines in good faith that the Company Stockholder Approval is unlikely to be obtained at the Company Stockholders Meeting, including due to the absence of a quorum, then on no more than two (2) occasions (for each of the Company and Parent) and prior to the vote by the Company Stockholders contemplated by the Proxy Statement, each of the Company and Parent shall have the right to require an adjournment or postponement of the Company Stockholders Meeting for the purpose of soliciting additional votes in favor of this Agreement and the transactions contemplated hereby, including the Merger; provided, further, that no such adjournment or postponement shall delay the Company Stockholders Meeting by more than seven (7) days from the prior-scheduled date or to a date following the End Date. Notwithstanding the foregoing, in consultation with Parent, the Company may postpone or adjourn the Company Stockholders Meeting to the extent necessary to allow reasonable additional time for (1) the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with the Company’s outside legal counsel) is required under applicable Law and (2) for such supplemental or amended disclosure to be disseminated and reviewed by the Company Stockholders prior to the Company Stockholders Meeting or if and to the extent the Company is required to postpone or adjourn the Company Stockholders Meeting by applicable Law, order or request from the SEC. Notwithstanding any Company Adverse Recommendation Change, unless this Agreement has been validly terminated pursuant to Section 7.01, the Company shall submit this Agreement to the Company Stockholders for adoption at the Company Stockholders Meeting and shall not submit any Company Takeover Proposal for approval by the Company Stockholders.

Section 5.05 Further Actions; Regulatory Approvals; Required Actions.

(a) Subject to the terms and conditions of this Agreement, each Party shall use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary to cause the conditions to the Closing set forth in Article VI to be satisfied as promptly as reasonably practicable and to effect the Closing as promptly as reasonably practicable, including (i) making and cooperating with all necessary Filings with Governmental Authorities, (ii) requesting early termination of the waiting period under the HSR Act applicable to the Merger and obtaining the HSR Clearance, the Antitrust Clearances, the French Foreign Investment Clearance and all other Consents of Governmental Authorities that are necessary to consummate the Merger as promptly as reasonably practicable and (iii) executing and delivering any additional instruments that are necessary to consummate the Merger. Parent shall be responsible for one hundred percent (100%) of any filing fees associated with any Filings or Consents contemplated by this Section 5.05.

(b) In connection with and without limiting the generality of Section 5.05(a), each of Parent and the Company shall:

(i) file or cause to be filed with the U.S. Department of Justice and the Federal Trade Commission, in consultation and cooperation with the other, as promptly as practicable after the date of this Agreement and, in any event, no later than ten (10) Business Days after the date of this Agreement, an appropriate Notification and Report Form pursuant to the HSR Act relating to the Merger;

(ii) make or cause to be made, in consultation and cooperation with the other, as promptly as practicable after the date of this Agreement, all other necessary, proper or advisable Filings under any Antitrust Law, including, with respect to Parent, the Filing required to be made by it with the French Ministre de l’Economie under the French Foreign Investment Laws;

(iii) make or cause to be made, in consultation and cooperation with the other, as promptly as practicable after the date of this Agreement, all other necessary Filings with other Governmental Authorities relating to the Merger;

(iv) furnish to the other all assistance, cooperation and information reasonably required for any Filing and in order to achieve the effects set forth in this Section 5.05;

(v) unless prohibited by applicable Law or by a Governmental Authority, give the other reasonable prior notice of any Filing and, to the extent reasonably practicable, of any communication with any Governmental Authority relating to the Merger (including with respect to any of the actions referred to in this Section 5.05(b)) and, to the extent reasonably practicable, permit the other to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other in connection with any such Filing or communication;

(vi) respond as promptly as practicable to any inquiries or requests received from any Governmental Authority or any other authority enforcing applicable Antitrust Laws for additional information or documentation in connection with antitrust, competition or similar matters (including a “second request” under the HSR Act) and not (A) agree to extend any waiting period or agree to refile under any Antitrust Laws (except with the prior written consent of the other Party) or (B) enter into any agreement with any Governmental Authority agreeing not to consummate the Merger or the other transactions contemplated by this Agreement (except with the prior written consent of the other Party); and

(vii) unless prohibited by applicable Law or a Governmental Authority, (A) not participate in or attend any meeting or conference (whether in person, via telephone or otherwise) with any Governmental Authority in respect of the Merger without offering, in the case of the Company, Parent and Merger Sub, or, in the case of Parent or Merger Sub, the Company, the option to participate in or attend the meeting (to the extent permitted by such Governmental Authority), (B) keep, in the case of the Company, Parent and Merger Sub, or, in the case of Parent or Merger Sub, the Company, apprised with respect to any meeting or conversation with any Governmental Authority in respect of the Merger, (C) cooperate in the filing of any substantive memoranda, white papers, Filings, correspondence or other written communications explaining or defending this Agreement or the Merger, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Authority and (D) furnish, in the case of the Company, Parent and Merger Sub, or, in the case of Parent or Merger Sub, the Company, with copies of all substantive correspondence, Filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives on the one hand, and any Governmental Authority or members of any Governmental Authority’s staff, on the other hand, with respect to this Agreement or the Merger; provided, however, that the Parties shall be permitted to reasonably designate material provided to the other party as “Outside Counsel Only Material.” Such material or information shall be given only to the outside counsel or consultants of the recipient Party and will not be disclosed by such outside counsel or consultants to employees, officers or directors of the recipient Party without the advance written notice of the Party providing such materials. The Parties shall be permitted to reasonably redact any correspondence, Filing or communication to the extent such correspondence, Filing or communication contains (i) commercially sensitive information, (ii) references concerning the valuation of the Company and the Merger, (iii) references to personally sensitive information, or (iv) legally privileged information, or to comply with applicable Law.

(viii) Without limiting the foregoing or any of the other provisions of this Section 5.05, the Parties agree that it is Parent’s sole right to devise and control the strategy for filings, notifications, submissions, and communications with or to any Governmental Authority.

For the avoidance of doubt, this Section 5.05(b) shall not apply with respect to Tax matters.

(c) Parent shall not, and shall cause its Subsidiaries not to, take any action, including acquiring any asset, property, business or Person (by way of merger, consolidation, share exchange, investment, other business combination, asset, stock or equity purchase, or otherwise), in each case, that could reasonably be expected to adversely affect obtaining or making any Consent or Filing contemplated by this Section 5.05 or the timely receipt thereof. In furtherance of and without limiting any of Parent’s covenants and agreements under this Section 5.05, Parent shall take all reasonable actions necessary, proper or advisable to avoid or eliminate each and every impediment that may be asserted by a Governmental Authority with respect to the Merger, including pursuant to any Antitrust Law, so as to enable the Closing to occur as soon as reasonably possible (and in each case, sufficiently before the End Date in order to allow Closing by the End Date), including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, or otherwise, the sale, divestiture or disposition of such of its or the Company’s assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant hereto, and the entrance into such other arrangements, including entering into customary ancillary agreements on commercially reasonable terms relating to any such sale, divestiture, licensing or disposition, in order to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would prevent the consummation of the transactions contemplated hereby as soon as practicable; (ii) agreeing to any limitation on the conduct of Parent or its Subsidiaries (including, after the Closing, the Surviving Corporation and the Company Subsidiaries); and (iii) agreeing to take any other action or make any other commitment as may be required by a Governmental Authority in order to effect each of the following: (A) obtaining the HSR Clearance and any other Consent of a Governmental Authority under any Antitrust Law that is required to consummate the Merger, in each case, as promptly as practicable and in any event before the End Date; (B) obtaining the French Foreign Investment Clearance; (C) avoiding the entry of, or having vacated, lifted, dissolved, reversed or overturned any Judgment, whether temporary, preliminary or permanent, that is in effect that prohibits, prevents or restricts consummation of, or impedes, interferes with or delays, the Closing on or before the End Date; (D) effecting the expiration or termination of any waiting period, which would otherwise have the effect of preventing, prohibiting or restricting consummation of the Closing or impeding, interfering with or delaying the Closing (such actions in clauses (i) through (iii) “Antitrust Actions”); provided, however, that (x) any such Antitrust Actions are conditioned upon the closing of the Merger and become effective only from and after the Effective Time and (y) notwithstanding any provision of this Agreement, Parent shall not be required to propose, negotiate, commit to, effect and agree to Antitrust Actions relating to the businesses, assets, properties, product lines, equity interests, relationships, ventures, contractual rights, or obligations of Parent and its Subsidiaries (including, prior to the Closing, the Company and its Subsidiaries, and following the Closing, the Surviving Corporation and its Subsidiaries) that, directly or indirectly, generated in the aggregate EBITDA not in excess of $90,000,000 during the 12 calendar months ended September 30, 2018. The Parties agree that for the purposes of this Section 5.05(c), “EBITDA” means EBITDA as calculated by Parent in a manner consistent with the methodology utilized in the earnings releases Parent has publicly filed with the SEC. Without limiting the foregoing, in no event will the Company (and the Company will not permit any of its Subsidiaries to) propose, negotiate, effect or agree to any Antitrust Action without the prior written consent of Parent. For the avoidance of doubt, Antitrust Actions does not include a requirement for Parent to, in case any civil, criminal or administrative action, suit, litigation, arbitration, proceeding is instituted (or threatened to be instituted) challenging the consummation of the Merger or any other transaction contemplated by this Agreement as violative of any Antitrust Law, take any action to avoid the entry of, or to have vacated, lifted, reversed or overturned any order that would restrain, prevent or delay the Closing on or before the End Date, including no requirement to defend through litigation on the merits.

(d) Parent and Merger Sub shall promptly notify the Company, and the Company shall promptly notify Parent, of (i) any notice or other communication from any Person alleging that such Person’s Consent is or may be required in connection with the Merger and (ii) any material written notice from any Governmental Authority in connection with the transactions contemplated by this Agreement.

Section 5.06 Transaction Litigation. The Company shall promptly notify Parent of any stockholder litigation arising from this Agreement or the Merger that is brought against the Company, any of its Subsidiaries or any of their Representatives, including members of the Company Board (“Transaction Litigation”) and shall keep Parent reasonably informed (on a prompt and timely basis) regarding any Transaction Litigation. Without limiting the preceding sentence, the Company shall give Parent the opportunity to participate (at Parent’s expense) in the defense or settlement of any such litigation and reasonably cooperate with Parent in conducting the defense or settlement of such litigation, and no such settlement shall be agreed without Parent’s prior written consent, which consent shall not be unreasonably withheld or delayed, except that Parent may, in its sole discretion, withhold such consent to any settlement which does not include a full release of Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) with respect to all liabilities, causes of action and claims arising out of, or related to, the claims asserted in such litigation or which imposes an injunction or other equitable relief after the Effective Time upon Parent or any of its Affiliates (including the Surviving Corporation and its Subsidiaries).

Section 5.07 Section 16 Matters. Prior to the Effective Time, each of the Company, Parent and Merger Sub shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) directly resulting from the Merger by each individual who shall be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.08 Public Announcements. Except with respect to (a) a Company Adverse Recommendation Change, a Recommendation Change Notice, a Company Takeover Proposal, a Superior Company Proposal or any matter related to any of the foregoing or (b) a press release or other public statement that is consistent in all material respects with previous press releases, public disclosures or public statements made by a Party in accordance with this Agreement, including in investor conference calls, filings with the SEC, Q&As or other publicly disclosed documents (in each case under this clause (b) to the extent such disclosure is still accurate), the Parties shall consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon, any press release or other written public statement with respect to this Agreement or the Merger and shall not issue any such press release or make any such written public statement prior to such consultation , except as such first Party reasonably concludes (after consultation with the Company’s outside legal counsel) is required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The Company and Parent agree that the initial joint press release to be issued with respect to this Agreement shall be in a form agreed to by the Parties. Nothing in this Section 5.08 shall limit the ability of any Party to make internal announcements to its respective employees that are consistent in all material respects with the prior public disclosures regarding the transactions contemplated by this Agreement.

Section 5.09 Fees, Costs and Expenses. Except as provided otherwise in this Agreement, including Section 5.05(a) and Article VII, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such fees, costs or expenses, whether or not the Closing occurs.

Section 5.10 Indemnification, Exculpation and Insurance.

(a) Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors and officers of the Company Entities as provided in their respective Organizational Documents and any indemnification or other similar agreements of any Company Entity, in each case, as in effect on the date of this Agreement, shall continue in full force and effect in accordance with their terms, following the Effective Time, and Parent shall, following the Effective Time, cause the Surviving Corporation and the Company Subsidiaries to perform their respective obligations thereunder. For a period of six (6) years from and after the Effective Time, Parent shall not permit any such indemnification, advancement of expenses or exculpation provision to be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights of the Company Indemnified Parties thereunder, unless any such amendment, repeal or modification is required by applicable Law. Without limiting the foregoing, for a period of six (6) years from and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless each individual who was prior to or is as of the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of any Company Entity and the heirs and personal representatives of each of the foregoing (the “Company Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, arising out of or pertaining to the fact that the Company Indemnified Party is or was a director or officer of any Company Entity, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law.

(b) In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.10.

(c) For a period of six (6) years from and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company or its Subsidiaries or provide substitute policies for the Company and its current and former directors, officers, employees and agents who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by the Company, in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time, except that in no event shall the Surviving Corporation be required to pay with respect to such insurance policies in respect of any one (1) policy year more than three hundred percent (300%) of the aggregate annual premium most recently paid by the Company prior to the date of this Agreement (the “Maximum Amount”) and, if Parent or the Surviving Corporation is unable to obtain the insurance required by this Section 5.10(c), Parent or the Surviving Corporation shall obtain as much comparable insurance as possible for the years within such six (6) year period for an annual premium equal to the Maximum Amount, in respect of each policy year within such period. In lieu of such insurance, prior to the Closing Date the Company may, at its option, obtain and fully pay for a non-cancellable “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy for the Company and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by the Company, such tail insurance to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time for a period of not less than six (6) years after the Closing Date; provided, that in no event shall the cost of any such tail insurance in respect of any one (1) policy year exceed the

Maximum Amount. Parent shall cause the Surviving Corporation to maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(d) The provisions of this Section 5.10 (i) shall survive consummation of the Merger, (ii) are intended to be for the benefit of, and shall be enforceable by, each indemnified or insured party (including the Company Indemnified Parties), his or her heirs, successors, assigns and representatives, all of which, are express third-party beneficiaries of this Section 5.10 and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise including under the Organizational Documents. Unless required by applicable Law, this Section 5.10 may not be amended, altered or repealed in such a manner as to adversely affect the rights of any Company Indemnified Party or any of their successors, assigns or heirs without the prior written consent of the affected Company Indemnified Party.

(e) From and after the Effective Time, Parent shall guarantee the prompt payment and performance of the obligations of the Surviving Corporation and the Company Subsidiaries under this Section 5.10.

Section 5.11 Employee Matters.

(a) From and after the Effective Time, Parent shall or shall cause the Surviving Corporation to assume, honor and fulfill all of the obligations under Company Benefit Plans, other than any equity based Company Benefit Plans, in accordance with their terms.

(b) Except where applicable Law, any Company Benefit Plan or a collective bargaining agreement requires more favorable treatment, during the period commencing at the Effective Time and ending on the first (1st) anniversary of the Closing Date, Parent shall, or shall cause the Surviving Corporation or any Subsidiary of Parent to, provide each employee of any Company Entity who continues to be employed by the Surviving Corporation, Parent or any of their Subsidiaries as of the Effective Time (each “Continuing Company Personnel”) with (i) at least the same level of base salary or hourly wage rate, as the case may be, that was provided to each such Continuing Company Personnel immediately prior to the Effective Time, (ii) target incentive compensation opportunities (including annual cash performance bonus), other than any equity-based incentive opportunities, that are no less favorable than those in effect with respect to each such Continuing Company Personnel immediately prior to the Effective Time, (iii) severance pay and benefits to any such Continuing Company Personnel who incurs a “qualifying termination” at any time during the one-year period following the Effective Time at levels that are no less favorable than the levels of such severance pay and benefits as in effect under the applicable Company Benefit Plans immediately prior to the Effective Time (where, for such purpose, “qualifying termination” shall mean any termination of employment that would have resulted in severance pay or benefits under such Company Benefit Plan or applicable Law if such termination had occurred immediately prior to the Effective Time), and (iv) other compensation and employee benefits (other than equity based opportunities and benefits) which are no less favorable in the aggregate (including with respect to the proportion of employee cost) to the compensation and employee benefits provided to such Continuing Company Personnel immediately prior to the Effective Time.

(c) From and after the Effective Time, Parent will, or will cause the Surviving Corporation or any Subsidiary of Parent to, cause any employee benefit plans in which any Continuing Company Personnel is eligible to participate following the Effective Time (collectively, the “Post-Closing Plans”) to recognize for all purposes, including eligibility, vesting, level of benefits, any waiting period and benefit accrual thereunder, service with the Company and Company Subsidiaries and their respective predecessor entities, in each case, to the same extent such service was recognized under a comparable Company Benefit Plan prior to the Effective Time (except to the extent it would result in a duplication of benefits with respect to the same period of service).

(d) With respect to any Post-Closing Plan that is a health or welfare benefit plan which replaces coverage under a comparable Company Benefit Plan in which such Continuing Company Personnel participated immediately prior to the Effective Time, Parent will, or will cause the Surviving Corporation or any Subsidiary of Parent to, (i) waive all limitations as to preexisting condition exclusions and all waiting periods with respect to participation and coverage requirements applicable to each Continuing Company Personnel to the extent waived or satisfied under the comparable Company Benefit Plan in which such Continuing Company Personnel participated immediately prior to the Effective Time, (ii) provide that Continuing Company Personnel will be immediately eligible to participate in any such Post-Closing Plan, without any waiting period, to the extent such Continuing Company Personnel was eligible to participate in the comparable Company Benefit Plan immediately prior to the Effective Time, and (iii) credit each Continuing Company Personnel for any applicable amounts paid or eligible expenses incurred (whether in the nature of co-payments or coinsurance amounts, amounts applied toward deductibles or other out-of-pocket expenses) by such Continuing Company Personnel (and his or her covered dependents) under the terms of the Company Benefit Plan toward satisfying any applicable deductible, co-payment or out-of-pocket requirements under the applicable Post-Closing Plan that replaces such Company Benefit Plan for the plan year in which the Effective Time occurs.

(e) Promptly following the Effective Time, Parent shall establish an annual incentive plan or plans for the remainder of the year in which the Effective Time occurs, which annual incentive plans shall provide Continuing Company Personnel with a bonus opportunity at least equal to that provided under the applicable annual incentive plan or program maintained by any Company Entity in which such Continuing Company Personnel participated immediately prior to the Effective Time, other than any equity-based incentive plans or programs, pro-rated for the remainder of such year.

(f) The Company shall, and shall cause the Company Subsidiaries to, and Parent and Merger Sub shall, and shall cause their Affiliates to, cooperate fully in satisfying all legal or contractual requirements to provide notice to, or carry out any information and/or consultation procedure with, any employee or groups of employees of the Company or any of the Company Subsidiaries, or any labor or trade union, labor organization, works council or any other employee representative or employee representative body, which is representing any employee of the Company or any of the Company Subsidiaries, in connection with the transactions contemplated by this Agreement.

(g) Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 5.11 are solely for the benefit of the Parties to this Agreement, and no provision of this Section 5.11 is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise and no Company Personnel or any other individual associated therewith, shall be regarded for any purpose as a third-party beneficiary of this Agreement or have the right to enforce the provisions of this Agreement including in respect of continued employment (or resumed employment). Nothing in this Agreement shall be deemed to limit the right of Parent, Surviving Corporation or any subsidiary thereof to terminate the employment of any Continuing Company Personnel or alter the at-will employment relationship of any Company Personnel.

Section 5.12 Merger Sub. Prior to the Effective Time, Merger Sub shall not engage in any activity of any nature except for activities related to or in furtherance of the Merger or the other transactions contemplated by this Agreement. Parent will take all action necessary to cause Merger Sub to perform its obligations pursuant to this Agreement. Parent hereby (i) guarantees the due, prompt and faithful payment performance and discharge by Merger Sub of, and compliance by Merger Sub with, all of the covenants and agreements of Merger Sub under this Agreement and (ii) agrees to take all actions necessary, proper or advisable to ensure such payment, performance and discharge by Merger Sub under this Agreement. Parent agrees that any breach by Merger Sub of a representation, warranty, covenant or agreement in this Agreement shall also be a breach of such representation, warranty, covenant or agreement by Parent.

Section 5.13 Stock Exchange Delisting; Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the applicable rules and policies of the NYSE to enable the delisting by the Surviving Corporation of the Company

Common Stock from the NYSE and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

Section 5.14 Takeover Laws. If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated by this Agreement (including the Merger), each of the Parties and the members of their respective boards of directors shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate the effect of any Takeover Law on any of the transactions contemplated by this Agreement.

Section 5.15 Financing.

(a) Parent shall use, and shall cause its Affiliates to use, their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable to arrange and obtain the Financing or any Substitute Financing on the terms and conditions (including any “flex” provisions) no less favorable to Parent than those contained in the Commitment Letter on or prior to the Closing, including using its reasonable best efforts to (i) (A) maintain in effect the Commitment Letter (subject to the right of Parent to replace, restate, supplement, modify, assign, substitute or amend the Commitment Letter in accordance herewith) and comply with all of its obligations thereunder, (B) negotiate, enter into and deliver definitive agreements with respect to the Financing reflecting the terms and conditions contained in the Commitment Letter or on such other terms that are no less favorable to Parent and its Subsidiaries than those contained in the Commitment Letter, so that such agreements are in effect no later than the Closing and (C) execute and deliver such other documents and instruments as may be reasonably required under the Commitment Letter and (ii) satisfy, or cause their Representatives to satisfy, (or obtain a waiver of), on a timely basis (taking into account the anticipated timing of the Closing), all the conditions to the Financing and the definitive agreements related thereto that are applicable to Parent and its Affiliates and within their respective control.

(b) In the event that all conditions set forth in Section 6.01 and Section 6.02 have been satisfied or waived or, upon funding shall be satisfied or waived, Parent and its Affiliates shall use its reasonable best efforts to (i) cause the Financing Parties to fund on the Closing Date the full amount of the Financing necessary for Parent to consummate the transactions contemplated by this Agreement and (ii) enforce its rights under the Commitment Letter.

(c) Upon the written request of the Company, Parent shall provide the Company an update as to the status of Parent’s efforts to obtain the Financing and to satisfy the conditions thereof. Without limiting the foregoing, Parent shall notify the Company promptly (and in any event within two (2) Business Days) if at any time prior to the Closing Date:

(i) Parent obtains Knowledge that the Commitment Letter expires or is terminated, withdrawn, repudiated or rescinded for any reason (or if any Person attempts or purports to terminate, withdraw, repudiate or rescind the Commitment Letter, whether or not such attempted or purported termination, withdrawal, repudiation or rescission is valid);

(ii) Parent obtains Knowledge of any breach or default or any written threatened breach or default (or any event or circumstance that, with or without due notice, lapse of time or both, would reasonably be expected to give rise to any breach or default) by any party to the Commitment Letter or any definitive document related to the Financing of any provisions of the Commitment Letter or any definitive document related to the Financing;

(iii) Parent receives any written communication from any Person with respect to any (A) actual, potential or threatened breach, default, termination, withdrawal, repudiation or rescission by any party to the Commitment Letter or any definitive document related to the Financing of any provisions of the Commitment Letter or any definitive document related to the Financing or (B) dispute or disagreement between or among any parties to the Commitment Letter (other than customary negotiations);

(iv) Any Financing Party refuses to provide or expresses in writing an intent to refuse to provide all or any portion of the Financing contemplated by the Commitment Letter on the terms set forth therein (or expresses in writing) that such Person does not intend to enter into all or any portion of the definitive documentation related to the Financing or to consummate the transactions contemplated thereby; or

(v) Parent no longer believes in good faith that it will be able to obtain all or any portion of the Financing necessary to consummate the transactions contemplated by this Agreement on the terms (including any “flex” provisions) no less favorable to Parent than those contained in the Commitment Letter and conditions, in the manner or from the sources contemplated by any of the Debt Letters or the definitive documents related to the Financing.

(d) As soon as reasonably practicable (but in any event within two (2) Business Days after the date the Company delivers to Parent a written request therefor), Parent shall provide any information reasonably requested by the Company relating to any circumstance referred to in Sections 5.15(c)(i) through 5.15(c)(iv).

(e) Parent shall not amend, modify, supplement, replace or agree to any waiver under the Commitment Letter (it being understood that the exercise of any “market flex” provisions contained in the Fee Letter shall be deemed not to be an amendment, modification or waiver) without the prior written approval of the Company if such amendment, modification, supplement, replacement or waiver to be made to any provision of or remedy under the Commitment Letter would (i) reduce the aggregate amount of the Financing (including by increasing the amount of fees to be paid or original issue discount) such that Parent would not or does not have sufficient cash to make the payments necessary under this Agreement, (ii) impose new or additional conditions to the Financing or otherwise expand, amend or modify any of the conditions to the Financing, or (iii) otherwise expand, amend, modify or waive any provision of the Commitment Letter in a manner that in any such case would reasonably be expected to (A) delay or make less likely the funding of all or any portion of the Financing (or satisfaction of the conditions to the Financing) necessary to consummate the transactions contemplated by this Agreement on the Closing Date, (B) adversely impact the ability of Parent to enforce its rights against the Financing Parties or any other parties to the Commitment Letter or the definitive agreements with respect thereto or (C) adversely impact the ability of Parent to timely consummate the Merger and the other transactions contemplated hereby; provided that Parent may amend, supplement or modify the Commitment Letter to add or replace lenders, lead arrangers, bookrunners, syndication agents or similar entities (or titles with respect to such entities). In the event that new commitment letters or fee letters are entered into in accordance with any amendment, replacement, supplement or other modification of the Commitment Letter permitted pursuant to this Section 5.15(e), Parent shall promptly deliver to the Company a true, complete and accurate copy thereof (and in the case of the Fee Letter, redacted in a manner consistent with Section 4.07). For purposes of this Agreement, the terms “Commitment Letter,” “Debt Letters” and “Fee Letter” shall include and mean such documents as amended, supplemented, modified, waived or replaced in compliance with this Section 5.15(e), and references to “Financing” shall include and mean the financing contemplated by the Commitment Letter as so amended, supplemented, modified, waived or replaced, as applicable.

(f) If the funds with respect to all or any portion of the Financing expire or are terminated, withdrawn, repudiated or rescinded for any reason or otherwise become unavailable on the terms and conditions (including any “flex” provisions) or from the sources contemplated in the Commitment Letter (other than as a result of the Company’s failure to satisfy the conditions set forth in Section 6.02), Parent shall, and shall cause its Affiliates to (i) promptly (and in any event, within two (2) Business Days) notify the Company in writing thereof and the reasons therefor, (ii) as promptly as practicable following the occurrence of such event (and in any event no later than the Closing Date), use its reasonable best efforts to arrange and obtain, at its sole expense, substitute financing sufficient to enable Parent to consummate the Merger and the other transactions contemplated hereby in accordance with its terms (the “Substitute Financing”); provided, that (x) Parent shall not be required to arrange or obtain any Substitute Financing having terms and conditions less favorable to Parent and its Affiliates in any material respect (as reasonably determined by Parent) than the terms and conditions (including “market flex” provisions) contained in the Debt Commitment Letter and the Fee Letter delivered on the date hereof and

(y) any such Substitute Financing shall not, without the prior written consent of the Company, (A) reduce the aggregate amount of the Financing (including by increasing the amount of fees to be paid or original issue discount), (B) impose new or additional conditions to the Financing or otherwise expand, amend, modify or waive any of the conditions to the Financing or (C) otherwise expand, amend or modify any provision of the Commitment Letter in a manner that in any such case would reasonably be expected to (1) delay or make less likely the funding of the Financing (or satisfaction of the conditions to the Financing) on or prior to Closing, (2) adversely impact the ability of Parent to enforce its rights against the Financing Parties or any other parties to the Commitment Letter or the definitive agreements with respect thereto or (3) adversely affect the ability of Parent to timely consummate the Merger and the other transactions contemplated hereby. If Substitute Financing is obtained, Parent shall use its reasonable best efforts to obtain a new commitment letter (including any associated engagement letter and fee letter) that provides for such Substitute Financing and, promptly after execution thereof, deliver to the Company true, complete and correct copies of the new commitment letter and the related fee letters (in the case of the fee letters, redacted in a manner consistent with Section 4.06. Upon obtaining any commitment for any such Substitute Financing, such financing shall be deemed to be a part of the “Financing” and each commitment letter for such Substitute Financing shall be deemed a “Commitment Letter” for all purposes of this Agreement.

(g) Parent shall pay, or cause to be paid, as the same shall become due and payable, all fees and other amounts that become due and payable under the Commitment Letter.

(h) Parent acknowledges and agrees that the Company, the Company Subsidiaries, and their respective Representatives shall not have any responsibility for, or incur any liability to any Person under, any financing that Parent may raise in connection with the transactions contemplated by this Agreement or any cooperation provided pursuant to Section 5.16, other than such expenses or matters subject to reimbursement or indemnity by the Company under this Agreement.

(i) Notwithstanding anything contained in this Agreement to the contrary, Parent and Merger Sub expressly acknowledge and agree that neither Parent’s, Merger Sub’s nor any of their respective Affiliates’ obligations hereunder are conditioned in any manner upon Parent, Merger Sub or any of their respective Affiliates obtaining the Financing, any Substitute Financing or any other financing.

Section 5.16 Financing Cooperation.

(a) From the date hereof until the Closing (or the earlier termination of this Agreement pursuant to Section 7.01), subject to the limitations set forth in this Section 5.16, and unless otherwise agreed by Parent, the Company shall, and shall cause its Subsidiaries to, use its and their reasonable best efforts to cooperate with Parent as reasonably requested by Parent in connection with Parent’s arrangement of the Financing at Parent’s sole cost and expense. Such cooperation will include using reasonable best efforts to:

(i) make appropriate officers reasonably available, with appropriate advance notice and at times and locations reasonably acceptable to the Company, for direct contact with the Financing Parties, including participation in a reasonable number of bank meetings, one-on-one meetings, presentations, rating agency presentations and due diligence sessions with proposed lenders, lead arrangers, initial purchasers, placement agents, underwriters or other agents, lenders or investors for the Financing;

(ii) ensure that any syndication efforts with respect to the Financing benefit from the existing lending and investment banking relationships of the Company;

(iii) provide reasonable assistance with the preparation of customary materials for lender and investor presentations, confidential information memoranda and similar customary documents as may be reasonably requested by Parent or any Financing Party, in each case, with respect to information relating to the Company and its Subsidiaries in connection with customary marketing efforts of Parent for all or any portion of the Financing;

(iv) furnish Parent and the Financing Parties with (A) audited consolidated balance sheets and related audited consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows of the Company as of the end of and for each of the fiscal years that have ended on or after September 28, 2018 and at least sixty (60) days prior to the Effective Time (the “Annual Financial Statements”); (B) unaudited consolidated balance sheets and related unaudited consolidated statements of operations, comprehensive income and cash flows of the Company as of the end of and for each quarterly period that has ended after the most recent Annual Financial Statements and at least forty (40) days prior to the Effective Time and for the comparable period of the prior fiscal year, together with all related notes and schedules thereto, in the case of each of clauses (A) and (B), prepared in all material respects in accordance with GAAP and in compliance with Regulation S-X (other than Rules 3-03(e), 3-09, 3-10 and 3-16 of Regulation S-X and segment reporting); and (C) all other business and other information regarding the Company and the Company Subsidiaries reasonably requested by Parent and customary in connection with the Financing as is necessary for Parent to prepare pro forma financial statements of Parent of the nature required pursuant to paragraph 4 of Exhibit B to the Commitment Letter;

(v) furnish Parent and the Financing Parties with copies of such customary historical financial data with respect to the Company and its Subsidiaries which is prepared by the Company in the ordinary course of business as is reasonably requested by Parent or any Financing Party and is customarily required for the arrangement and syndication of debt financings similar to the Financing committed pursuant to the Debt Letters;

(vi) assist with the preparation of appropriate and customary materials relating to the Company and its Subsidiaries for rating agency presentations and similar documents reasonably required in connection with the Financing, in each case, with respect to information relating to the Company and its Subsidiaries;

(vii) at least four (4) Business Days prior to the Closing, provide all information reasonably requested by Parent or Merger Sub and the Financing Parties regarding the Company and its Subsidiaries under applicable “know your customer,” anti-money laundering rules and regulations and the USA PATRIOT Act of 2001 and the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act, as published May 11, 2016 and effective May 11, 2018, and as amended, from time to time, in each case, requested in writing at least nine (9) days prior to the Closing Date;

(viii) provide customary authorization letters authorizing the distribution of information to prospective lenders and containing a customary representation to the Financing Parties for the Financing that such information does not contain a material misstatement or omission and containing a representation to the Financing Parties that the public side versions of such documents, if any, do not include material non-public information about the Company and its Subsidiaries or its or their securities;

(ix) assist with the preparation of any pledge and security documents as may be reasonably requested by Parent or Merger Sub; provided, that no obligation of the Company or any Company Subsidiary under any such document or agreement shall be effective until the Closing;

(x) facilitate the pledging of collateral owned by the Company and its Subsidiaries as reasonably requested by Parent; provided, that no pledge shall be effective until the Closing;

(xi) assist with the preparation of customary pay-off documents or other definitive termination or release documents with respect to the Existing Credit Agreement as may be reasonably requested by Parent or Merger Sub; provided, that no obligation of the Company or any Company Subsidiary under any such document or agreement shall be effective until the Closing; and

(xii) on or prior to the Closing, at the written request of Parent, the Company shall (i) furnish the trustee under the Indenture, dated April 8, 2015 (the “Indenture”), relating to TA Mfg Limited’s 3.625% Senior Notes due 2023 (the “Notes”), a notice of redemption in form and substance reasonably satisfactory to Parent and in compliance with the Indenture (the “Notice of Redemption”) for any and all of the

outstanding Notes, and (ii) take all other actions, other than the payment or deposit of amounts required to redeem the Notes (except to the extent such amounts have been provided by Parent or Merger Sub to the Company at the Closing), and prepare and deliver all other documents as may be reasonably necessary to cause the redemption of all outstanding Notes at the Closing; provided, however, that such notice shall not be required to be issued by the Company prior to the Closing unless (A) the redemption provided for in such notice is conditioned on the occurrence of the Closing and (B) arrangements satisfactory to the Company have been made that require Parent or Merger Sub to deposit with the trustee under the Indenture all funds required by the Indenture by the time required by the Indenture in order to complete the redemption of the Notes at the Closing. Upon delivery of the Notice of Redemption to the trustee under the Indenture, the Company shall provide to Parent a true and correct copy of the Notice of Redemption;

provided, that nothing in this Agreement shall require the Company to cause the delivery of (A) legal opinions or reliance letters, (B) any financial information in a form not customarily prepared by the Company with respect to such period or (C) any financial information with respect to a fiscal period that has not yet ended or has ended less than forty (40) days prior to the date of such request (or, in the case of Annual Financial Statements, sixty (60) days prior to such request).

(b) Notwithstanding anything to the contrary contained in this Agreement (including this Section 5.16), (i) nothing in this Agreement (including this Section 5.16) shall require any such cooperation to the extent that it would: (A) require the Company or any Company Subsidiary to pay any commitment or other fees, reimburse any expenses or otherwise incur any actual or potential liabilities or give any indemnities prior to the Closing (in each case, to the extent not subject to the reimbursement or indemnity obligations of the Parent hereunder); (B) unreasonably interfere with the ongoing business or operations of any Company Entity; (C) require any Company Entity to enter into or approve any agreement or other documentation effective prior to the Closing or agree to any change or modification of any existing agreement or other documentation that would be effective prior to the Closing (in each case, other than customary authorization letters), (D) require the Company, any of the Company Subsidiaries or any of their respective boards of directors (or equivalent bodies) to approve or authorize the Financing prior to the Closing; (E) require any action that would conflict with or violate the Organizational Documents of any Company Entity or any Laws, orders or the contracts governing the existing Indebtedness of any Company Entity or result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or default under, any contract to which any Company Entity is a party; (F) cause any representation or warranty or covenant in this Agreement to be breached by the Company or any of its Subsidiaries; (G) cause any director, officer, employee or stockholder of the Company or any of its Subsidiaries to take any action that would reasonably be expected to result in personal liability to such director, officer, employee or stockholder; (H) provide access to or disclose information that would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries; or (I) prepare separate financial statements for any Company Subsidiary or change any fiscal period or prepare any financial statements or information that are not available to it and prepared in the ordinary course of its financial reporting practice; and (ii) no action, liability or obligation (including any obligation to pay any commitment or other fees or reimburse any expenses) of the Company, its Subsidiaries, or any of their respective Representatives under any certificate, agreement, arrangement, document or instrument related to the Financing shall be effective until the Closing (in each case, other than customary authorization letters referred to in Section 5.16(a)(viii)).

(c) Parent shall (i) promptly upon request by the Company, reimburse (or cause to be reimbursed) the Company for all of its reasonable and documented out-of-pocket fees and expenses (including fees and expenses of counsel and accountants) (but, for the sake of clarity, excluding the costs of the Company’s preparation of its annual and quarterly financial statements) incurred by the Company, any of the Company Subsidiaries, any of its or their Representatives in connection with any cooperation contemplated by this Section 5.16 and (ii) indemnify and hold harmless the Company, the Company Subsidiaries and its and their Representatives against any claim, loss, damage, injury, liability, judgment, award, penalty, fine, Tax, reasonable cost (including reasonable cost of investigation), reasonable expense (including reasonable fees and expenses of counsel and accountants) or reasonable settlement payment incurred as a result of, or in connection with, such cooperation or the Financing and any information used in connection therewith, and such Representatives shall be third party beneficiaries of this Section 5.16, in each case of the foregoing clause (ii), except (A) with respect to any historical information prepared by, and provided in writing by, the Company or any of its Subsidiaries expressly for use in connection with the Financing or (B) to the extent a court of competent jurisdiction has determined in a final, non-appealable judgment that any such claim, loss, damage, injury, liability, judgment, award, penalty, fine, Tax or cost has arisen from the gross negligence or willful misconduct of the Company or the Company Subsidiaries. All non-public or other confidential information provided by the Company and its Affiliates and Representatives to Parent and its Affiliates pursuant to this Section 5.16 shall be kept confidential in accordance with Section 5.03.

(d) The Company hereby consents to the reasonable use prior to the Closing of all of their and their Affiliates logos, names and trademarks in connection with the syndication of the Financing; provided that such logos, names and trademarks shall be used solely in a manner that is not intended or reasonably likely to harm or disparage the Company or its reputation or goodwill.

Section 5.17 Resignations. Prior to the Closing, the Company shall use its reasonable best efforts to cause to be delivered to Parent resignations executed by each director of the Company in office as of immediately prior to the Effective Time and effective upon the Effective Time, and the Company shall cooperate with Parent in preparing for the replacement, upon the Effective Time, of directors and officers of the Company Subsidiaries with those Persons designated by Parent.

Section 5.18 Certain Notices. From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 7.01, unless prohibited by applicable Law each Party shall promptly notify the other Party of any material change, effect, development or any event that would reasonably be expected to cause any condition to the obligations of any Party to effect the Merger or any other transactions contemplated by this Agreement not to be satisfied. Any such notice pursuant to this Section 5.18 shall not affect any representation, warranty, covenant or agreement contained in this Agreement and any failure to make such notice (in and of itself) shall not be taken into account in determining whether the conditions set forth in Article VI have been satisfied or give rise to any right of termination set forth in Section 7.01.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Conditions to Each Party’s Obligation to Effect the Closing. The respective obligation of each Party to effect the Closing is subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Closing of the following conditions:

(a) the Company shall have obtained the Company Stockholder Approval;

(b) the HSR Clearance and the Antitrust Clearances shall have been obtained;

(c) the French Foreign Investment Clearance shall have been obtained and shall be in full force and effect; and

(d) no Governmental Authority of competent jurisdiction shall have issued or entered any judgement after the date of this Agreement, and no Law shall have been issued, enacted or promulgated after the date of this Agreement, in each case, that (whether temporary or permanent) is then in effect and has the effect of enjoining or otherwise prohibiting the consummation of the Merger and the other transactions contemplated by this Agreement (a “Legal Restraint”); provided, that a Party may not assert its right to not consummate the transaction contemplated by this Agreement pursuant to this Section 6.01(d) if such Party shall have initiated or caused such Legal Restraint or if such Legal Restraint is the result of a failure of such Party to comply with its covenants and agreements under this Agreement.

Section 6.02 Conditions to Parent and Merger Sub’s Obligation to Effect the Closing. The obligations of Parent and Merger Sub to effect the Closing are subject to the satisfaction or waiver by Parent at or prior to the Closing of the following additional conditions:

(a) each of the representations and warranties of the Company (i) contained in Section 3.03(a), Section 3.03(b) and Section 3.08(b) shall be true and correct in all respects (other than, in the case of Section 3.03(a) and Section 3.03(b), with respect to the Company and the securities thereof or equity interests therein, de minimus inaccuracies) as of the date hereof and as of the Closing Date as through made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), (ii) contained in Section 3.01, Section 3.02, Section 3.04, Section 3.05, Section 3.20, Section 3.21, Section 3.22 and Section 3.23 shall be true and correct in all material respects, without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein, as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only) and (iii) contained in this Agreement (other than those referred to in clauses (i) and (ii) above), without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein, shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date;

(c) since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing; and

(d) Parent shall have received a certificate signed by a senior executive officer of the Company and dated as of the Closing Date certifying the satisfaction by the Company of the conditions set forth in the foregoing clauses (a), (b) and (c).

Section 6.03 Conditions to Company’s Obligation to Effect the Closing. The obligation of the Company to effect the Closing is subject to the satisfaction or waiver by the Company at or prior to the Closing of the following additional conditions:

(a) each of the representations and warranties of Parent and Merger Sub (i) contained in Section 4.01, Section 4.02, Section 4.03 and Section 4.08 shall be true and correct in all material respects, without giving effect to any materiality or “Parent Material Adverse Effect” qualifications therein, as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only) and (ii) contained in this Agreement (other than those referred to in clause (i) above), without giving effect to any materiality or “Parent Material Adverse Effect” qualifications therein, shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect;

(b) Parent and Merger Sub shall have performed and complied in all material respects with the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date; and

(c) the Company shall have received a certificate signed by a senior executive officer of Parent and dated as of the Closing Date certifying the satisfaction by Parent of the conditions set forth in the foregoing clauses (a) and (b).

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.01 Termination Rights; Termination Procedure.

(a) Termination by Mutual Agreement. The Company and Parent shall have the right to terminate this Agreement at any time prior to the Effective Time, whether before or after the Company Stockholder Approval is obtained, by mutual written agreement.

(b) Termination by Either the Company or Parent. Each of the Company and Parent shall have the right to terminate this Agreement, at any time prior to the Effective Time, whether before or after the Company Stockholder Approval is obtained (except as otherwise expressly noted), if:

(i) the Merger shall not have been consummated at or before 5:00 p.m. Eastern time on the date that is one (1) year after the date of this Agreement (the “End Date”); provided that if, on the End Date, any of the conditions to Closing set forth in Sections 6.01(b), 6.01(c) and 6.01(d) (in the case of Section 6.01(d), to the extent any such Legal Restraint is in respect of an Antitrust Law or French Foreign Investment Law) shall not have been fulfilled but all other conditions to Closing either have been fulfilled or would be fulfilled if the Closing were to occur on such date, then the End Date shall automatically, without any action on the part of the parties hereto, be extended to the date that is fifteen (15) months after the date of this Agreement; provided, further, that neither the Company nor Parent may terminate this Agreement pursuant to this Section 7.01(b)(i) if such Party (or, in the case of Parent, Merger Sub) is in breach of any of its covenants or agreements under this Agreement and such breach has caused or resulted in the failure of the Closing to occur by 5:00 p.m. Eastern time on the End Date;

(ii) the conditions set forth in Section 6.01(d) are not satisfied and the Legal Restraint giving rise to such nonsatisfaction has become final and nonappealable; provided, however, neither the Company nor Parent may terminate this Agreement pursuant to this Section 7.01(b)(ii) if such Party (or, in the case of Parent, Merger Sub) is in breach of any of its covenants or agreements under this Agreement and such breach has caused or resulted in the conditions set forth in Section 6.01(d) not to have been satisfied at or prior to 5:00 p.m. Eastern time on the End Date; or

(iii) the Company Stockholder Approval shall not have been obtained upon a vote taken thereon at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof.

(c) Termination by the Company. The Company shall have the right to terminate this Agreement at any time prior to the Effective Time, whether before or after the Company Stockholder Approval is obtained (except as otherwise expressly noted):

(i) at any time prior to receipt of the Company Stockholder Approval, in order to effect a Company Adverse Recommendation Change and substantially concurrently enter into a definitive, written Contract providing for a Superior Company Proposal; provided, that (i) the Company has complied in all material respects with its obligations under Section 5.02 with respect to such Superior Company Proposal and (ii) immediately prior to or substantially concurrently with (and as a condition to) the termination of this Agreement, the Company pays to Parent the Company Termination Fee pursuant to Section 7.03; or

(ii) if Parent or Merger Sub materially breaches any of its respective covenants, agreements, representations or warranties in this Agreement, which breach (A) would reasonably be expected to prevent the satisfaction of any condition set forth in Section 6.03(a) or Section 6.03(b) and (B) either (1) is not reasonably capable of being cured by Parent or Merger Sub by the End Date or (2) if reasonably capable of being cured by Parent or Merger Sub by the End Date, the Company has delivered to Parent written notice of such breach and such breach is not cured by Parent or Merger Sub, as applicable, by the earlier of (x) the End Date and (y) the date that is thirty (30) days after delivery of such notice; provided, however, that the Company shall not have the right to terminate this Agreement under this Section 7.01(c)(ii) if the Company is then in material breach of any of its covenants, agreements, representations or warranties in this Agreement, in each case, such that any condition set forth in Section 6.02(a) or Section 6.02(b), as applicable, could not then be satisfied.

(d) Termination by Parent. Parent shall have the right to terminate this Agreement at any time prior to the Effective Time, whether before or after the Company Stockholder Approval is obtained (except as otherwise expressly noted):

(i) at any time prior to the receipt of the Company Stockholder Approval, if (A) the Company Board (or an authorized committee thereof) makes a Company Adverse Recommendation Change, (B) the Company is in material breach of Section 5.02 and such breach is not cured by the Company by the date that is five (5) Business Days after delivery of notice thereof by Parent to the Company or (C) the Company has failed to include the Company Board Recommendation in the Proxy Statement; or

(ii) if the Company materially breaches any of its respective covenants, agreements, representations or warranties in this Agreement, which breach (A) would reasonably be expected to prevent the satisfaction of any condition set forth in Section 6.02(a) or Section 6.02(b) and (B) either (1) is not reasonably capable of being cured by the Company by the End Date or (2) if reasonably capable of being cured by the Company by the End Date, Parent has delivered to the Company written notice of such breach and such breach is not cured by the Company by the earlier of (x) the End Date and (y) the date that is thirty (30) days after delivery of such notice; provided, however, that Parent shall not have the right to terminate this Agreement under this Section 7.01(d)(ii) if Parent is then in material breach of any of its covenants, agreements, representations or warranties in this Agreement, in each case, such that any condition set forth in Section 6.03(a) or Section 6.03(b), as applicable, could not then be satisfied.

(e) Termination Procedure. This Agreement may be terminated only pursuant to Sections 7.01(a) through 7.01(d). Termination of this Agreement shall not require the approval of the Company Stockholders. In order to terminate this Agreement, the Party desiring to terminate this Agreement shall give written notice of such termination to the other Parties in accordance with Section 8.02, specifying the provision of this Agreement pursuant to which such termination is effected.

Section 7.02 Effect of Termination. If this Agreement is validly terminated as provided in Section 7.01, this Agreement shall immediately become void and have no effect, without any liability or obligation on the part of the Company or Parent (or any stockholder, Affiliate or Representative thereof), whether arising before or after such termination, based on, arising out of or relating to this Agreement or the negotiation, execution, performance or subject matter of this Agreement (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity), except for (a) Section 5.09, Section 5.16(c), this Section 7.02, Section 7.03, and Article VIII, which provisions shall survive such termination, and (b) the liability of any Party (whether or not the terminating Party) for any fraud or Intentional Breach of this Agreement prior to such termination, which liabilities shall survive the termination of this Agreement. For purposes of this Agreement, “Intentional Breach” means a material breach of this Agreement that is a consequence of an act or omission by the breaching Party with the knowledge or intent that the taking of, or the omission of taking, such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement. For the avoidance of doubt, notwithstanding anything in the foregoing to the contrary, the agreements of the parties contained in the Confidentiality Agreement shall survive the termination of this Agreement (in the case of the Confidentiality Agreement, subject to the terms thereof).

Section 7.03 Termination Fees.

(a) If this Agreement is validly terminated by:

(i) The Company pursuant to Section 7.01(c)(i);

(ii) Parent pursuant to Section 7.01(d)(i);

(iii) Parent, if (A) after the execution of this Agreement and prior to such termination, a Company Takeover Proposal shall have been publicly disclosed (whether by the Company or a third party) or otherwise made known to the Company Board and not withdrawn (publicly, if publicly disclosed), (B) Parent terminates this Agreement pursuant to (x) Section 7.01(d)(ii) due to a breach of, or a failure to perform or comply with, one or more covenants or agreements of the Company under this Agreement following the making of such Company Takeover Proposal, and (C) within twelve (12) months following the date of such termination, the Company or any of its Subsidiaries shall have entered into a definitive agreement with respect to or recommended to its stockholders a Company Takeover Proposal or a Company Takeover Proposal shall have been consummated (provided that for purposes of this Section 7.03(a)(iv), the references to “twenty percent (20%)” in the definition of Company Takeover Proposal shall be deemed to be references to “fifty percent (50%)”);

(iv) Either Parent or the Company pursuant to Section 7.01(b)(i) and in any such case of this Section 7.03(a)(iv), (A) after the execution of this Agreement and prior to such termination, a Company Takeover Proposal shall have been publicly disclosed (whether by the Company or a third party) or otherwise made known to the Company Board and not withdrawn (publicly, if publicly disclosed) and (B) within twelve (12) months following the date of such termination, the Company or any of its Subsidiaries shall have entered into a definitive agreement with respect to or recommended to its stockholders a Company Takeover Proposal or a Company Takeover Proposal shall have been consummated (provided that for purposes of this Section 7.03(a)(iv), the references to “twenty percent (20%)” in the definition of Company Takeover Proposal shall be deemed to be references to “fifty percent (50%)”); or

(v) Either Parent or the Company pursuant to Section 7.01(b)(iii) and in any such case of this Section 7.03(a)(v), (A) after the execution of this Agreement and prior to such termination, a Company Takeover Proposal shall have been publicly disclosed (whether by the Company or a third party) or otherwise made known to the Company Board and not withdrawn (publicly, if publicly disclosed) and (B) within twelve (12) months following the date of such termination, the Company or any of its Subsidiaries shall have entered into a definitive agreement with respect to or recommended to its stockholders a Company Takeover Proposal or a Company Takeover Proposal shall have been consummated (provided that for purposes of this Section 7.03(a)(v), the references to “twenty percent (20%)” in the definition of Company Takeover Proposal shall be deemed to be references to “fifty percent (50%)”);

then, in any such case, the Company shall pay to Parent a fee of $128,855,000 in cash (the “Company Termination Fee”).

(b) All payments under this Section 7.03 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent, (i) in the case of Section 7.03(a)(i) above, immediately prior to or substantially concurrently with such termination, (ii) in the case of Section 7.03(a)(ii) above, promptly, but in no event later than five (5) Business Days after the date of such termination, and (iii) in the case of Section 7.03(a)(iii), Section 7.03(a)(iv), or Section 7.03(a)(v) above, on the earlier to occur of (x) the date of entry of a definitive agreement and (y) the date on which a Company Takeover Proposal is consummated.

(c) The provisions of this Section 7.03 are an integral part of the transactions contemplated by this Agreement and, without such provisions, the Parties would not have entered into this Agreement; accordingly, if the Company fails to promptly pay or cause to be paid any amount due pursuant to this Section 7.03, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amount set forth in this Section 7.03 or any portion thereof, the Company shall pay or cause to be paid to Parent its reasonable, documented out-of-pocket costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on such amount or portion thereof at the prime rate published by The Wall Street Journal in effect on the date such payment was required to be made through the date of payment, or such lesser rate as is the maximum permitted by applicable Law. Notwithstanding anything to the contrary in this Agreement, the Parties expressly acknowledge and agree that:

(i) If this Agreement is terminated under circumstances in which the Company is obligated to pay the Company Termination Fee under Section 7.03(a), upon payment of the Company Termination Fee, the Company shall have no further liability with respect to this Agreement or the transactions contemplated by this Agreement to Parent, Merger Sub or any of their respective Affiliates or Representatives, and payment of the Company Termination Fee and such costs and expenses by the Company shall be Parent’s sole and exclusive remedy for any Claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by Parent, Parent’s Subsidiaries and any other Person in connection with this Agreement, the transactions contemplated by this Agreement (and the termination thereof) or any matter forming the basis for such termination, and Parent and Merger Sub shall not have, and each expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity); and

(ii) In no event shall the Company be required to pay the Company Termination Fee on more than one (1) occasion.

(d) Each Party acknowledges and agrees, on behalf of itself and its Affiliates, that the payment of the Company Termination Fee is not a penalty but instead is liquidated damages in a reasonable amount that shall compensate Parent, Merger Sub and their respective Affiliates in the circumstances in which the Company Termination Fee is payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01 Nonsurvival of Representations, Warranties, Covenants and Agreements; Contractual Nature of Representations and Warranties. The Parties acknowledge and agree that (i) none of the representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive, and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) with respect thereto shall terminate at, the Effective Time and (ii) except for any covenant or agreement that by its terms contemplates performance after the Effective Time, none of the covenants or agreements of the Parties in this Agreement shall survive, and all rights, Claims and causes of actions (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) with respect to such covenants and agreements shall terminate at, the Effective Time.

Section 8.02 Notices. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) on the date sent if sent by email (provided, however, that notice given by email shall not be effective unless a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 8.02) or (c) one (1) Business Day after the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses and email addresses (or to such other address or email address as a Party may have specified by notice given to the other Parties pursuant to this provision):

To Parent or Merger Sub:

TransDigm Group Incorporated

1301 East Ninth Street, Suite 3000

Cleveland, Ohio 44114

Attention: W. Nicholas Howley, Executive Chairman; Kevin Stein, President and Chief Executive Officer; Halle Fine Terrion, General Counsel and Chief Compliance Officer

Email: hterrion@transdigm.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: David A. Katz

Email: DAKatz@wlrk.com

and

Baker & Hostetler LLP

Key Tower, 127 Public Square

Suite 2000

Cleveland, OH 44114

Attention: John M. Gherlein

Email: jgherlein@bakerlaw.com

To the Company:

Esterline Technologies Corporation

500 108th Avenue NE – Suite 1500

Bellevue, WA 98004

Attention: Donald E. Walther

Email: Don.Walther@esterline.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Attention: Brian J. McCarthy

Email: brian.mccarthy@skadden.com

Section 8.03 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party or such Party waives its rights under this Section 8.03 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 8.04 Counterparts. This Agreement may be executed in two (2) or more counterparts (including by electronic transmission, by facsimile or email in .pdf format), all of which shall be considered one and the same agreement, and shall become effective when one (1) or more counterparts have been signed by each Party and delivered to the other Parties.

Section 8.05 Entire Agreement; No Third-Party Beneficiaries.

(a) This Agreement (including the Exhibits and Disclosure Letters) and the documents and instruments and other agreements, in each case, among the Parties as contemplated by or referred to herein, the Confidentiality Agreement and the Commitment Letter constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between or among the Parties or their Affiliates with respect to the Merger.

(b) Except: (i) for the right of a Party on behalf of its security holders to pursue damages in the event of another Party’s Intentional Breach of this Agreement; (ii) as expressly provided in this Agreement, including Section 5.10; (iii) the provisions of this Section 8.05(b)(iii), Section 8.08(c), Section 8.09, Section 8.11(b), Section 8.12, Section 8.14 and the definition of “Financing Parties”, each of which is expressly intended to be for the benefit of, and may be relied upon and shall be enforceable by, the Financing Parties; (iv) after the Effective Time, for Section 2.01 and Section 2.02, each of which is intended to be for the benefit of, and shall be enforceable by, each of the Company Stockholders as of immediately prior to Effective Time, which holders are express third-party beneficiaries of Section 2.01 and Section 2.02 from and after the Effective Time; and (v) after the Effective Time, for Section 2.04, which is intended to be for the benefit of, and shall be enforceable by, the holders of Company Equity Awards as of immediately prior to Effective Time, which holders are express third-party beneficiaries of Section 2.04 from and after the Effective Time, each Party agrees that (A) their respective representations, warranties, covenants and agreements set forth in this Agreement are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement and (B) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies under this Agreement, including the right to rely upon the representations and warranties set forth in this Agreement.

Section 8.06 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the Parties without the prior written consent of the other Parties; provided that Parent and Merger Sub may assign all or any portion of its rights or interests under this Agreement for collateral security purposes to any Financing Party, any lender and any other security holders (including agents or trustees thereof) of Parent or any of its Subsidiaries without the consent of any other Party. Any purported assignment in violation of this Section 8.06 shall be void. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 8.07 Governing Law. Except as set forth in Section 8.11(b), this Agreement, including all matters of construction, and all Claims or causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to this Agreement or the negotiation, execution, performance, consummation or subject matter of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

Section 8.08 Amendment. This Agreement may be amended, modified and supplemented in any and all respects any time prior to the Effective Time with respect to any of the terms of this Agreement; provided, however, that (a) after receipt of the Company Stockholder Approval, there shall be no amendment, modification or supplement that by applicable Law or in accordance with the rules of any stock exchange requires further approval by the stockholders of the Company or Parent, as applicable, without such further approval of such stockholders nor any amendment or change not permitted under applicable Law, (b) no amendment shall be made to this Agreement after the Effective Time and (c) no amendment, modification, supplement or waiver of Section 8.05(b)(iii), this Section 8.08(c), Section 8.09, Section 8.11(b), Section 8.12, Section 8.14 or the definition of “Financing Parties” that is adverse to the interests of any Financing Party shall be effective without the prior written consent of each such adversely affected Financing Party. Any such amendment, modification or supplement shall be effective only if it is set forth in an instrument in writing executed by each Party.

Section 8.09 Extension; Waiver. At any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any covenants and agreements in this Agreement or (d) waive the satisfaction of any of the conditions in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed by the Party against whom the waiver or extension is to be effective. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. Notwithstanding the foregoing, any extension or waiver of any provision referred to in Section 8.08(c) that is adverse to the interests of any Financing Party shall require the prior written consent of such Financing Party.

Section 8.10 Specific Performance.

(a) The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms (including a Party’s failure to take such actions as are required of such Party hereunder to consummate the transactions contemplated by this Agreement) or were otherwise breached or threatened to be breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, at any time prior to the termination of this Agreement pursuant to Article VII, the Parties shall be entitled to an injunction or injunctions and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement, including the right of a Party to cause each other Party to consummate the Merger and the other transactions contemplated by this Agreement, in any court referred to in Section 8.11, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond or any similar instrument in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any breach or threatened breach of this Agreement.

Section 8.11 Jurisdiction; Venue.

(a) Except as set forth in Section 8.11(b), all Claims (whether based on contract, tort or otherwise) arising from, under or in connection with or relating to this Agreement or the transactions contemplated hereby or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof shall be raised to and exclusively determined by the Court of Chancery of the State of Delaware and any appellate court therefrom within the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, each such court to whose jurisdiction and venue the Parties unconditionally consent and submit. Except as set forth in Section 8.11(b), each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any such Claim in such court and hereby further irrevocably and unconditionally waives and agree not to plead or claim in any such court that any such Claim brought in any such court has been brought in an inconvenient forum. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8.02 shall be effective service of process for any Claim brought against such Party in any such court. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising from, under or in connection with or relating to this Agreement or the transactions contemplated hereby or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(b) Notwithstanding anything to the contrary contained in this Agreement, each of the parties hereto: (i) agrees that all claims or causes of action (whether at law or in equity, whether in contract or in tort or otherwise and whether now existing or hereafter arising) involving, directly or indirectly, any Financing Party and arising from or in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Debt Letters, the Financing or the performance thereof or the financings contemplated thereby shall be raised to and exclusively determined by the United States Federal and New York State courts located in the Borough of Manhattan, New York County, State of New York, each such court to whose jurisdiction and venue the Parties unconditionally consent and submit, and each Party hereby, on behalf of itself and its respective Affiliates, irrevocably and unconditionally waives any objection to the laying of venue of any such claim in such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such claim brought in any such court has been brought in an inconvenient forum and (ii) agrees that, except as specifically set forth in the Commitment Letter, all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise and whether now existing or hereafter arising) involving, directly, or indirectly, any Financing Party in any way relating to this Agreement or the transactions contemplated hereby, the Debt Letters, the Financing or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

Section 8.12 Waiver of Jury Trial. EACH PARTY HEREBY, ON BEHALF OF ITSELF AND ITS RESPECTIVE AFFILIATES, WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ACKNOWLEDGES AND AGREES THAT ANY CLAIM OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE AND WHETHER NOW EXISTING OR HEREAFTER ARISING) WHICH MAY ARISE FROM, UNDER OR IN CONNECTION WITH OR RELATE TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY SUCH CLAIM OR CAUSE OF ACTION INVOLVING THE DEBT LETTERS, THE FINANCING OR ANY FINANCING PARTY) IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING THE DEBT LETTERS OR THE FINANCING OR ANY OTHER SUCH SUIT, ACTION OR PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY FINANCING PARTY). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

Section 8.13 Construction. Each Party has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

Section 8.14 No Recourse to Financing Parties. Notwithstanding anything herein to the contrary, the Company, on behalf of itself and its Affiliates and its and its Affiliates’ respective former, current or future equityholders, partners, controlling persons, members, managers, officers, directors, employees, agents, representatives and advisors and their respective successors and assigns (collectively, the “Company Parties”) hereby (a) acknowledges that none of the Financing Sources shall have any liability to any Company Party under this Agreement, the Debt Letters or the Financing or for any claim based on, in respect of, or by reasons of, the transactions contemplated hereby or thereby, including, but not limited to, any dispute related to, or arising from, the Debt Letters, the Financing or any performance thereunder, (b) waives any rights, claims or causes of action against any of the Financing Parties and their respective current, former or future directors, officers, general or limited partners, stockholders, members, managers, controlling persons, Affiliates, employees or representatives (in each case, in such capacity), in any way relating to this Agreement, the Debt Letters or the transactions contemplated hereby or thereby, including all claims or causes of action (whether at law or in equity, whether in contract or in tort or otherwise and whether now existing or hereafter arising), and (c) agrees not to commence (and if commenced, agrees to dismiss or otherwise terminate, and not to assist) any action, arbitration, audit, hearing, investigation, litigation, petition, grievance, complaint, suit or proceeding against any Financing Source in connection with this Agreement, the Financing, the Debt Letters or the transactions contemplated hereby or thereby (whether at law or in equity, whether in contract or in tort or otherwise and whether now existing or hereafter arising). For the avoidance of doubt, the foregoing will not limit the rights of the parties to the Commitment Letter to enforce the Commitment Letter in accordance with its terms.

Section 8.15 Interpretation.

(a) Time Periods. When calculating the period of time before which, within which or after which any act is to be done or step taken pursuant to this Agreement, (i) the date that is the reference date in calculating such period shall be excluded, (ii) if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day, (iii) the measure of a period of one month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date and (iv) if no corresponding date exists, then the end date of such period being measured will be the next actual day of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). All references in this Agreement to a number of days are to such number of calendar days unless business days or Business Days are specified. References herein to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement.”

(b) Dollars. Unless otherwise specifically indicated, any reference in this Agreement to “$” means U.S. dollars.

(c) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(d) References. When a reference is made (whether capitalized or not) in this Agreement to an Article, Section, Subsection, Recital or Exhibit, such reference shall be to an Article, Section, Subsection, Recital or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Include. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(f) Hereof. The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(g) Extent. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(h) Or. The word “or” shall be disjunctive but not exclusive.

(i) Contracts. Any Contract defined or referred to in this Agreement means such Contract as from time to time amended, modified or supplemented (including any waiver thereto), unless otherwise specifically indicated, in accordance with the terms thereof.

(j) Laws. Any Law defined or referred to in this Agreement means such Law as from time to time amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder.

(k) Persons. References to a person are also to its permitted successors and assigns.

(l) Exhibits and Disclosure Letters. The Exhibits to this Agreement and the Disclosure Letters are hereby incorporated and made a part of this Agreement and are an integral part of this Agreement. Each of the Company and Parent may, at its option, include in the Company Disclosure Letter or the Parent Disclosure Letter, respectively, items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts in this Agreement or in the Disclosure Letters, shall not be deemed to be an acknowledgement or representation that such items are material, establish any standard of materiality or define further the meaning of such terms for purposes of this Agreement or otherwise. Each Disclosure Letter shall be organized by section, with each section of such Disclosure Letter corresponding to a Section of this Agreement. Any matter set forth in any section of a Disclosure Letter shall be deemed to be referred to and incorporated in any section of such Disclosure Letter to which it is specifically referenced or cross-referenced and also in all other sections of such Disclosure Letter to the extent it is reasonably apparent on the face of such disclosure that such exception or disclosure is applicable to such other section of such Disclosure Letter. Any capitalized term used in any Exhibit or any Disclosure Letter but not otherwise defined therein shall have the meaning given to such term in this Agreement.

(m) Made Available. The words “made available to Parent” and words of similar import refer to documents which were, at least four (4) hours prior to the execution of this Agreement, (i) posted to the data site maintained by the Company or its Representatives in connection with the transactions contemplated by this Agreement (provided that Parent and its Representatives had access to such documents in such data site and such documents were not removed from such data site prior to the execution hereof); or (ii) delivered in person or electronically to Parent, Merger Sub or any of their respective Representatives.

(n) Reflected On or Set Forth In. An item arising with respect to a specific representation, warranty, covenant or agreement shall be deemed to be “reflected on” or “set forth in” the Company Financial Statements included in the Company Reports, to the extent any such phrase appears in such representation, warranty, covenant or agreement if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statement reasonably related to the subject matter of such representation or (ii) such item and the amount thereof is otherwise reasonably identified on such balance sheet or financial statement (or the notes thereto).

(o) Subsidiaries. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

Section 8.16 Definitions.

(a) For purposes of this Agreement, each of the following capitalized terms has the meaning specified in this Section 8.16(a):

“Affiliate” of any Person means another Person that directly or indirectly, through one (1) or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Anti-Corruption Laws” means all U.S. and non-U.S. Laws relating to the prevention of corruption and bribery, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. Travel Act, the UK Bribery Act of 2010, the French “Sapin II” Law No. 2016-1691 of 27 December 2016 and the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Antitrust Laws” means the Sherman Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, all applicable state, foreign or supranational antitrust Laws and all other applicable competition, antitrust, merger control or investment Laws issued by a Governmental Authority that (i) are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition or (ii) provide for review of national security or defense matters.

“Business Day” means any day except for (a) a Saturday or a Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York, New York.

“Claim” means any (i) litigation, demand, claim (including counterclaim), suit, action, legal proceeding (whether at law or in equity and including any civil, criminal, administrative, or appellate proceeding), hearing, charge, mediation or arbitration and (ii) audit, inquiry, examination or investigation of which the Company has Knowledge, in each case, commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel or mediator or mediation panel.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment Parties” has the meaning assigned to such term in the Commitment Letter.

“Company Benefit Plan” means: (a) each material “employee benefit plan” (within the meaning of Section 3(3) of ERISA) (whether or not subject to ERISA); (b) each material employment, individual consulting, severance, termination, change in control, retention or similar plan, program, agreement, arrangement or policy; and (c) each other material plan, program, agreement, arrangement or policy providing compensation or other benefits, including bonus, commission or other incentive compensation, equity or equity-based compensation, deferred compensation, retirement, pension, welfare, vacation, paid time off, perquisites or other similar compensation or benefits, in each case, that is maintained, sponsored or contributed to or required to be contributed to by any Company Entity for the benefit of any Company Personnel or to which any Company Entity has any liability, but excluding, in each case, any Multiemployer Plan or any compensation and benefit plan, program and arrangement sponsored or maintained by a Governmental Authority.

“Company Board” means the Company’s board of directors.

“Company Entity” means any of the Company or any Company Subsidiary.

“Company Equity Awards” means, collectively, the Company Options, Company RSUs and Company PSUs.

“Company ESPP” means the Company’s 2002 Employee Stock Purchase Plan, as amended, and does not include the Company SAYE Scheme.

“Company Government Contract” means, a Contract with any Governmental Authority, any prime contractor of a Governmental Authority in its capacity as a prime contractor or any subcontractor with respect to any such Contract, in each case, material to the Company Entities, taken as a whole.

“Company Material Adverse Effect” means any fact, circumstance, occurrence, effect, change, event or development (an “Effect”) that, individually or in the aggregate, (x) has or would be reasonably expected to have a material adverse effect on the business, financial condition, assets or results of operations of the Company Entities, taken as a whole; provided, however, that no Effect resulting from or arising out of any of the following, individually or in the aggregate, shall constitute a Company Material Adverse Effect for the purposes of this clause (x) or be taken into account in determining whether a Company Material Adverse Effect for the purposes of this clause (x) has occurred or would reasonably be expected to occur:

(a) general conditions in any of the industries or markets in which any Company Entity operates;

(b) general economic, legislative, regulatory, business or political condition or affecting any securities, credit, financial or other capital markets condition, in each case in the United States, in any foreign jurisdiction or in any specific geographical area;

(c) changes in interest or currency exchange rates;

(d) any failure, in and of itself, by any Company Entity to meet any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period or any published analyst or other third-party estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (provided, that the underlying facts giving rise or contributing to any such failure may be considered in determining whether a Company Material Adverse Effect has occurred or would be reasonably expected to occur, to the extent not otherwise excluded by another exception herein);

(e) the announcement, execution or delivery of this Agreement or the pendency or consummation of the Merger, including:

(i) any action taken by any Company Entity that is required by this Agreement;

(ii) any action taken or (to the extent the relevant action is expressly permitted by the terms of this Agreement) not taken at the express written request of Parent;

(ii) any third party Claim arising out of or resulting from this Agreement (including any stockholder litigation);

(iii) any Effect that arises out of or results from the identity of Parent or any of its Affiliates as the acquirer of the Company;

(iv) any comments or other communications by Parent of its intentions with respect to the Surviving Corporation or the business of the Company;

(v) any Effect in supplier, customer or employee relationships; or

(vi) any Claim commenced or threatened relating to, arising out of or involving this Agreement or the transactions contemplated hereby.

(f) the market for commodities, including any change in the price or availability of commodities;

(g) any change in the market price, credit rating or trading volume of Company Shares on the NYSE or any change affecting the ratings or the ratings outlook for any Company Entity (provided, that the underlying causes of any such change may be considered in determining whether a Company Material Adverse Effect has occurred or would be reasonably expected to occur, to the extent not otherwise excluded by another exception herein);

(h) any change after the date hereof in applicable Law, regulation or GAAP (or interpretation thereof);

(i) geopolitical conditions, the outbreak or escalation of hostilities, declared or undeclared acts of war, military actions, cyber-attacks, sabotage or terrorism, epidemics or pandemics (including any escalation or general worsening of any of the foregoing) occurring after the date hereof; and

(j) the occurrence of natural disasters, force majeure events, fires or weather conditions;

provided, further, that the exceptions in clauses (a), (b), (c), (f), (h), (i) and (j) shall not apply to the extent the Effect set forth in such clauses have a disproportionate impact on the Company Entities, taken as a whole, relative to the other participants in the industries in which the Company Entities operate; or (y) has or would reasonably be expected to prevent or materially impair or delay the consummation by the Company of the transactions contemplated by this Agreement.

“Company Option” means an option to purchase Company Shares granted pursuant to any Company Stock Plan.

“Company Owned IP” means any Intellectual Property that is owned by or purported to be owned by any Company Entity, which Intellectual Property has not expired, been allowed to lapse or been abandoned.

“Company Personnel” means any current or former director, officer, employee or other individual service provider of any Company Entity.

“Company Products” means all product offerings, including all software, of the Company or a Company Subsidiary that have been sold, licensed or otherwise distributed any time since October 3, 2015.

“Company PSU” means a performance stock unit or restricted stock unit granted pursuant to any Company Stock Plan that vests in whole or in part on the basis of the achievement of performance targets.

“Company RSU” means a restricted stock unit granted pursuant to any Company Stock Plan that vests solely on the basis of time.

“Company SAYE Option” means an option to purchase Company Shares granted pursuant to the Company SAYE Scheme.

“Company SAYE Scheme” means the Company’s ShareSave Scheme, as amended.

“Company Significant Subsidiary” means any Company Subsidiary that is a “significant subsidiary” of the Company that is set forth on Section 3.02 of the Company Disclosure Letter.

“Company Stock Plans” means, collectively, the Company’s (i) 2004 Equity Incentive Plan, as amended, (ii) 2013 Equity Incentive Plan, as amended, (iii) Long-Term Incentive Performance Share Plan, for fiscal years 2018 – 2020, as amended, (iv) Long-Term Incentive Performance Share Plan, for fiscal years 2017 – 2019, as amended, (v) Long-Term Incentive Performance Share Plan, for fiscal years 2016 – 2018, as amended, and (vi) Long-Term Incentive Performance Share Plan, for fiscal years 2015 – 2017, as amended.

“Company Stockholders” means the holders of Company Common Stock.

“Company Subsidiary” means any Subsidiary of the Company.

“Contract” means any written or oral contract, lease, license, mortgage, indenture, purchase order, sales order, conditional sales contract, binding bid, letter of credit, security agreement, note, bond, loan, arrangement, undertaking or other agreement that is legally binding; provided, however that the term Contract does not include any Company Stock Plan or Company Benefit Plan.

“Customs & International Trade Laws” shall mean the applicable export control, import, customs and trade, and anti-boycott Laws of any jurisdiction in which the Company or any of its Subsidiaries is incorporated or does business, including the Tariff Act of 1930, as amended, and other applicable Laws administered or enforced by the U.S. Customs and Border Protection; the Export Administration Regulations; the International Traffic in Arms Regulations; and the anti-boycott Laws administered by the U.S. Department of Commerce and the U.S. Department of the Treasury.

“DGCL” means the General Corporation Law of the State of Delaware.

“Disclosure Letter” means any of the Company Disclosure Letter or the Parent Disclosure Letter.

“Environmental Claim” means any Claim against any Company Entity asserted by any Person alleging liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) or responsibility arising out of, based on or resulting from: (a) the presence or Release of or exposure to any Hazardous Materials; or (b) any violation or alleged violation of Environmental Law or any Environmental Permit.

“Environmental Laws” means all applicable Laws relating to pollution, the protection, restoration or remediation of or prevention of harm to the environment or natural resources, or the protection of human health and safety from the presence of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and guidance issued thereunder.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA that includes or included the first entity, trade or business.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Financing Parties” means the Commitment Parties and the other Persons that have committed or will commit to provide or arrange, or have otherwise entered or will enter into any commitment letters or agreements in connection with the Financing (including any Substitute Financing), and any joinder or assumption agreements or definitive agreements entered into pursuant thereto, including the Commitment Parties and any other agents, arrangers, lenders and other entities that are part of the Financing, together with their respective Affiliates and their and their respective Affiliates’ former, current or future equityholders, partners, controlling persons, members, managers, officers, directors, employees, agents, representatives and advisors and their respective successors and assigns. For the avoidance of doubt, neither the Parent nor any of its Affiliates shall be a Financing Party.

“French Foreign Investment Clearance” means (i) the authorization of the transactions contemplated by this Agreement (subject, as the case may be, to conditions or undertakings imposed by French Governmental Authorities) (whether expressly, or implicitly through the lapse of the applicable waiting period in accordance with Article R. 153-8 of the French Code monétaire et financier as interpreted and applied by French Governmental Authorities) by the French Ministre de l’Economie pursuant to articles L. 151-3 and R. 153-1 et seq. of the French Code monétaire et financier (the “French Foreign Investment Laws”), or (ii) the written confirmation by the French Ministre de l’Economie to Parent that the transactions contemplated by this Agreement are not subject to the authorization process provided by the French Foreign Investment Laws.

“Governmental Authority” means any federal, state, county, local, municipal, domestic, foreign, national or supranational government, or any governmental, regulatory (including any stock exchange), judicial or administrative authority, agency, commission or instrumentality; provided, that, if any of the foregoing Persons is a customer of any Company Entity, such Person shall not be considered a Governmental Authority to the extent acting in its capacity as a customer of such Company Entity.

“Hazardous Materials” means any material, substance, chemical, or waste (or combination thereof) that is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect under any law relating to pollution, waste, the environment or natural resources, or the protection of human health and safety.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person, without duplication: (a) all obligations of such Person for borrowed money (other than intercompany indebtedness); (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person evidenced by letters of credit, bankers’ acceptances or similar facilities to the extent drawn upon by the counterparty thereto; (d) all capitalized lease obligations of such Person; and (e) all guarantees or other assumptions of liability for any of the foregoing.

“Intellectual Property” means all intellectual property and proprietary rights throughout the world, including all U.S. and foreign rights in: (a) patents, patent applications, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof; (b) trademarks, corporate names, trade names, domain names, URL addresses, Internet addresses, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing; (c) copyrights and copyrightable subject matter, including software; (d) rights in databases and compilations of data; and (e) trade secrets and all other confidential and proprietary information, inventions (whether patentable or unpatenable and whether or not reduced to practice),ideas, know-how, compositions, inventions, processes, techniques, formulae, models and methodologies.

“International Company Benefit Plan” means each Company Benefit Plan maintained outside of the United States primarily for the benefit of any Company Personnel who are or were regularly employed by or providing services to the Company or any Company Subsidiary outside of the United States.

“IRS” means the U.S. Internal Revenue Service or any successor agency.

“Judgment” means a judgment, order, decree, ruling, writ, assessment or arbitration award of a Governmental Authority of competent jurisdiction.

“Knowledge” means (a) with respect to the Company, the actual knowledge after reasonable inquiry of the individuals listed in Section 8.16(a)(i) of the Company Disclosure Letter and (b) with respect to Parent or Merger Sub, the actual knowledge after reasonable inquiry of the Chief Executive Officer, Chief Financial Officer and General Counsel of Parent.

“Law” means any domestic, federal, state, local, municipal, supranational or foreign statute or law (whether statutory or common law), constitution, ordinance, code, rule, regulation, order, writ, judgment, decree, binding directive (including those of any self-regulatory organization), arbitration award, agency requirement or any other enforceable requirement of any Governmental Authority (or under the authority of NASDAQ, the New York Stock Exchange or other stock exchange).

“Lease” means any written lease, sublease, license or other agreement pursuant to which the Company or any Company Subsidiary holds any leasehold or subleasehold estate or other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property.

“Lien” means any pledge, lien, charge, mortgage, encumbrance or security interest of any kind or nature whatsoever, except as imposed by this Agreement, the Organizational Documents of the Company Entities or applicable securities Laws; provided that “Lien” does not include any non-exclusive licenses granted with respect to Intellectual Property.

“MEWA” means a multiple employer welfare arrangement, within the meaning of Section 3(4)(A) of ERISA.

“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 3(37) or 4001(a)(3) of ERISA).

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“Open Source Software” means software, application, tool, or code that is distributed or made available under “open source” or “free software” terms, including any software distributed or made available under the GPL, LGPL, Mozilla License, Apache License, Common Public License, BSD license or similar terms and including any software distributed or made available with any license term or condition that imposes a requirement or condition that a licensee grant a license or immunity under its Intellectual Property rights or that any of its software or part thereof be: (a) disclosed, distributed or made available in source code form; (b) licensed for the purpose of making modifications or derivative works; or (c) redistributable at no or minimal charge.

“Organizational Documents” means any corporate, partnership or limited liability organizational documents, including certificates or articles of incorporation, bylaws, certificates of formation, operating agreements (including limited liability company agreement and agreements of limited partnership), certificates of limited partnership, partnership agreements, stockholder agreements and certificates of existence, as applicable.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, has or would reasonably be expected to prevent or materially impair or delay Parent or Merger Sub’s consummation of the transactions contemplated by this Agreement.

“Permit” means a franchise, grant, license, permit, authorization, variance, exemption, order, registration, clearance, certificate, consent, authorization or approval of a Governmental Authority.

“Permitted Liens” means: (a) Liens for Taxes not yet due and payable or delinquent or that are being contested in good faith and for which adequate accruals or reserves have been established on the Company Financial Statements; (b) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workers, materialmen, construction or similar Liens or other encumbrances arising in the ordinary course of business consistent with past practice and not yet due or delinquent or that are being contested in good faith and for which adequate reserves have been provided for in accordance with GAAP; (c) Liens incurred or deposits made in the ordinary course of business consistent with past practice in connection with worker’s compensation, unemployment insurance, social security, retirement and similar legislation; (d) all other Liens as set forth on Section 8.16(a)(ii) of the Company Disclosure Letter; (e) with respect to any Owned Real Property or Leased Real Property, as applicable: (i) zoning, entitlement, building and other land use regulations or ordinances imposed or promulgated by any Governmental Authority; (ii) title exceptions disclosed by any title insurance commitment or title insurance policy issued by a title company and delivered or otherwise made available to Merger Sub; (iii) covenants, conditions, restrictions, easements, rights of way, servitudes, encroachments, permits and oil, gas, mineral and any mining reservations, rights, licenses and leases of record or disclosed to Merger Sub that do not materially impair the value, occupancy or use of such real property; (iv) public roads and highways or title to any portion of the premises lying within the right of way or boundary of any public road or private road that do not materially impair the occupancy, use or value of such real property; (v) rights of parties in possession of any such real property of record or disclosed to Merger Sub without options to purchase or rights of first refusal that do not materially impair the occupancy, use or value of such real property; (vi) statutory or contractual Liens in favor of lessors arising in connection with any Leased Real Property; and (vii) matters that (A) would be disclosed by an inspection or survey of each parcel of real property and (B) do not, in the aggregate, materially impair the occupancy, use or value of the estate or real property to which they relate; (f) Liens reflected on the Company Financial Statements; (g) with respect to Intellectual Property or Intellectual Property rights, nonexclusive licenses granted in the ordinary course of business consistent with past practice; (h) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on non-material items in the course of collection or in favor of a banking or other financing institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are customary in the banking industry but not related to indebtedness; (i) Liens that do not materially detract from the value or materially interfere with any present or intended use or other exploitation of such property or assets, and (j) Liens relating to Indebtedness in an amount not to exceed $5,000,000 in the aggregate held by Company Entities located in jurisdictions other than the United States.

“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Authority or other entity.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching into or through the environment (including ambient air, surface water, groundwater, land surface, subsurface and sediments).

“Representatives” means, with respect to any Person, such Person’s officers, directors, principals, partners, managers, members, attorneys, accountants, agents, employees, consultants, financial advisors or other authorized representatives.

“Sanctioned Person” means: (i) any individual or entity listed on any applicable U.S., UN or EU sanctions- or export-related restricted party list, including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and the EU Consolidated List; (ii) any entity that is, in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled by a person or persons described in clause (i); or (iii) any national of any country or region that is the subject or target of a comprehensive embargo under Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine).

“Sanctions” means all U.S., UN and EU Laws relating to economic or trade sanctions, including, without limitation, the Laws administered or enforced by the United States (including by OFAC or the U.S. Department of State), the United Nations Security Council, and the European Union.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than fifty (50%) of the equity interests of which) is owned directly or indirectly by such first Person.

“Takeover Laws” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations (including Section 203 of the DGCL).

“Tax Return” means all returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, including any amendment thereof, filed or required to be filed with a Governmental Authority.

“Taxes” means all taxes, imposts, levies, duties, fees or other like assessments or charges of a similar nature imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts.

“U.S. Company Benefit Plan” means each Company Benefit Plan as of the date of this Agreement that applies to any Company Personnel who solely or primarily provides or provided services any Company Entity in the United States.

(b) In addition to the defined terms set forth in Section 8.16(a), each of the following capitalized terms has the meaning specified in the Section set forth opposite such term below:

Term	Section
Agreement	Preamble
Annual Financial Statements	Section 5.15(f)(iii)
Antitrust Actions	Section 5.05(c)
Antitrust Clearances	Section 3.06(b)(ii)
Bankruptcy and Equity Exceptions	Section 3.04
Board Actions	Recitals
Book-Entry Shares	Section 2.01(a)(ii)
Bylaws	Section 3.01
Capitalization Date	Section 3.03(a)
Certificate of Incorporation	Section 3.01
Certificate of Merger	Section 1.02
Closing	Section 1.03
Closing Date	Section 1.03
Commitment Letter	Section 4.07(b)
Company	Preamble
Company Acquisition Agreement	Section 5.02(b)
Company Adverse Recommendation Change	Section 5.02(b)
Company Balance Sheet Date	Section 3.07(b)
Company Board Recommendation	Recitals
Company Common Stock	Section 2.01(a)(i)
Company Disclosure Letter	Article III
Company Financial Statements	Section 3.07(a)
Company Indemnified Parties	Section 5.10(a)
Company Intervening Event	Section 5.02(g)(iii)
Company Option Consideration	Section 2.04(a)
Company Parties	Section 7.03(a)14
Company Preferred Stock	Section 3.03(a)
Company PSU Consideration	Section 2.04(c)
Company Reports	Section 3.07(a)
Company RSU Consideration	Section 2.04(b)
Company SAYE Option Consideration	Section 2.04(a)
Company Serial Preferred Stock	Section 3.03(a)
Company Shares	Section 2.01(a)(ii)
Company Stockholder Approval	Section 3.05
Company Stockholders’ Meeting	Section 5.01(d)
Company Takeover Proposal	Section 5.02(g)(i)
Company Termination Fee	Section 7.03(a)
Confidentiality Agreement	Section 5.03(c)
Consent	Section 3.06(b)
Continuing Company Personnel	Section 5.11(b)

Term	Section
Debt Letters	Section 4.07(b)
Dissenting Shares	Section 2.03
Effective Time	Section 1.02
End Date	Section 7.01(b)(i)
Environmental Permit	Section 3.14(a)(i)
Equity Securities	Section 3.03(b)
FAR	Section 3.06(b)(ii)
Fee Letter	Section 4.07(b)
Filing	Section 3.06(b)
Financing	Section 4.07(b)
GAAP	Section 3.07(a)
Goldman	Section 3.21
HSR Clearance	Section 3.06(b)(ii)
Insurance Policies	Section 3.19
Intentional Breach	Section 7.02
Leased Real Property	Section 3.17(a)
Legal Restraint	Section 6.01(d)
Material Contracts	Section 3.15(a)
Maximum Amount	Section 5.10(c)
Merger	Recitals
Merger Consideration	Section 2.01(a)(ii)
Merger Sub	Preamble
Merger Sub Actions	Recitals
Merger Sub Board	Recitals
Owned Real Property	Section 3.17(a)
Parent	Preamble
Parent Actions	Recitals
Parent Board	Recitals
Parent Disclosure Letter	Article IV
Parties	Preamble
Paying Agent	Section 2.02(a)
Payment Fund	Section 2.02(a)
Post-Closing Plans	Section 5.11(c)
Projections	Section 3.29
Proxy Statement	Section 5.04(a)
Recommendation Change Notice	Section 5.02(c)
Registered Company IP	Section 3.18(a)
Stock Certificates	Section 2.01(a)(ii)
Substitute Financing	Section 5.15(f)
Superior Company Proposal	Section 5.02(g)(ii)
Surviving Corporation	Section 1.01
Transaction Litigation	Section 5.06

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, each as of the date first written above.

ESTERLINE TECHNOLOGIES CORPORATION

By:	/s/ Curtis Reusser
Name: Curtis Reusser
Title: Chairman, President & Chief Executive Officer

Signature Page to Agreement and Plan of Merger

TRANSDIGM GROUP INC.

By:	/s/ Kevin Stein
Name: Kevin Stein
Title: President and Chief Executive Officer

THUNDERBIRD MERGER SUB INC.

By:	/s/ Kevin Stein
Name: Kevin Stein
Title: President and Chief Executive Officer

Signature Page to Agreement and Plan of Merger

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of October 10, 2018, is by and among ESTERLINE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), TRANSDIGM GROUP INCORPORATED, a Delaware corporation (“Parent”), and THUNDERBIRD MERGER SUB INC., a Delaware corporation (“Merger Sub” and, together with the Company and Parent, the “Parties”). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into the Agreement and Plan of Merger, dated as of October 9, 2018 (the “Merger Agreement”);

WHEREAS, pursuant to Section 8.08 of the Merger Agreement, the Merger Agreement may be amended, modified and supplemented pursuant to an instrument in writing executed by the Parties; and

WHEREAS, the Parties desire to amend the Merger Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound by this Amendment, the Parties agree as follows:

1.	Amendment. Section 5.05(c) is deleted in its entirety and replaced with the following:

“(c) Parent shall not, and shall cause its Subsidiaries not to, take any action, including acquiring any asset, property, business or Person (by way of merger, consolidation, share exchange, investment, other business combination, asset, stock or equity purchase, or otherwise), in each case, that could reasonably be expected to adversely affect obtaining or making any Consent or Filing contemplated by this Section 5.05 or the timely receipt thereof. In furtherance of and without limiting any of Parent’s covenants and agreements under this Section 5.05, Parent shall take all reasonable actions necessary, proper or advisable to avoid or eliminate each and every impediment that may be asserted by a Governmental Authority with respect to the Merger, including pursuant to any Antitrust Law, so as to enable the Closing to occur as soon as reasonably possible (and in each case, sufficiently before the End Date in order to allow Closing by the End Date), including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, or otherwise, the sale, divestiture or disposition of such of its or the Company’s assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant hereto, and the entrance into such other arrangements, including entering into customary ancillary agreements on commercially reasonable terms relating to any such sale, divestiture, licensing or disposition, in order to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would prevent the consummation of the transactions contemplated hereby as soon as practicable; (ii) agreeing to any limitation on the conduct of Parent or its Subsidiaries (including, after the Closing, the Surviving Corporation and the Company Subsidiaries); and (iii) agreeing to take any other action or make any other commitment as may be required by a Governmental Authority in order to effect each of the following: (A) obtaining the HSR Clearance and any other Consent of a Governmental Authority under any Antitrust Law that is required to consummate the Merger, in each case, as promptly as practicable and in any event before the End Date; (B) obtaining the French Foreign Investment Clearance; (C) avoiding the entry of, or having vacated, lifted, dissolved, reversed or overturned any Judgment, whether temporary, preliminary or permanent, that is in effect that prohibits, prevents or restricts consummation of, or impedes, interferes with or delays, the Closing on or before the End Date; (D) effecting the expiration or termination of any waiting period, which would otherwise have the effect of preventing, prohibiting or restricting consummation of the Closing or impeding, interfering with or delaying the Closing (such actions in clauses (i) through (iii) “Antitrust Actions”); provided, however, that (x) any such Antitrust Actions are conditioned upon the closing of the Merger and become effective only from and after the Effective Time and (y) notwithstanding any provision of this Agreement, Parent shall not be required to propose, negotiate, commit to, effect and agree to Antitrust Actions relating to the businesses, assets, properties, product lines, equity interests, relationships, ventures, contractual rights, or obligations of Parent and its Subsidiaries (including, prior to the Closing, the Company and its Subsidiaries, and following the Closing, the Surviving Corporation and its Subsidiaries) that, directly or indirectly, generated in the aggregate EBITDA in excess of $90,000,000 during the 12 calendar months ended September 30, 2018. The Parties agree that for the purposes of this Section 5.05(c), “EBITDA” means EBITDA as calculated by Parent in a manner consistent with the methodology utilized in the earnings releases Parent has publicly filed with the SEC. Without limiting the foregoing, in no event will the Company (and the Company will not permit any of its Subsidiaries to) propose, negotiate, effect or agree to any Antitrust Action without the prior written consent of Parent. For the avoidance of doubt, Antitrust Actions does not include a requirement for Parent to, in case any civil, criminal or administrative action, suit, litigation, arbitration, proceeding is instituted (or threatened to be instituted) challenging the consummation of the Merger or any other transaction contemplated by this Agreement as violative of any Antitrust Law, take any action to avoid the entry of, or to have vacated, lifted, reversed or overturned any order that would restrain, prevent or delay the Closing on or before the End Date, including no requirement to defend through litigation on the merits.”

2.

No Other Modifications. Except as provided in Section 1 hereof, no other modification of the Merger Agreement is intended to be effected by this Amendment and the Merger Agreement, as amended by this Amendment, shall remain in full force and effect.

3.

Entire Agreement. The Merger Agreement (including the Exhibits and Disclosure Letters), as amended by this Amendment, and the documents and instruments and other agreements, in each case, among the Parties as contemplated by or referred to therein, the Confidentiality Agreement and the Commitment Letter constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between or among the Parties or their Affiliates with respect to the Merger.

4.

References to the Merger Agreement. On and after the date of this Amendment, each reference in the Merger Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Merger Agreement, and in the other ancillary documents contemplated by the Merger Agreement to the “Merger Agreement,” “thereof” or words of like import referring to the Merger Agreement, shall mean and refer to the Merger Agreement, as amended by this Amendment.

5.

Governing Law. This Amendment, including all matters of construction, and all Claims or causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to this Amendment or the negotiation, execution, performance, consummation or subject matter of this Amendment, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

6.

Counterparts. This Amendment may be executed in two (2) or more counterparts (including by electronic transmission, by facsimile or email in .pdf format), all of which shall be considered one and the same agreement, and shall become effective when one (1) or more counterparts have been signed by each Party and delivered to the other Parties.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment, each as of the date first written above.

ESTERLINE TECHNOLOGIES CORPORATION

By:	/s/ Stephen Nolan
Name:	Stephen Nolan
Title:	Executive Vice President and Chief Financial Officer

Signature Page to First Amendment to Agreement and Plan of Merger

TRANSDIGM GROUP INCORPORATED

By:	/s/ Kevin Stein
Name:	Kevin Stein
Title:	President and Chief Executive Officer

THUNDERBIRD MERGER SUB INC.

By:	/s/ Kevin Stein
Name:	Kevin Stein
Title:	President and Chief Executive Officer

Signature Page to First Amendment to Agreement and Plan of Merger

Annex B

Opinion of Goldman Sachs & Co. LLC

PERSONAL AND CONFIDENTIAL

October 9, 2018

Board of Directors

Esterline Technologies Corporation

500 108th Avenue NE

Suite 1500

Bellevue, WA 98004

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than TransDigm Group Incorporated (“TransDigm”) and its affiliates) of the outstanding shares of common stock, par value $0.20 per share (the “Shares”), of Esterline Technologies Corporation (the “Company”) of the $122.50 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of October 9, 2018 (the “Agreement”), by and among TransDigm, Thunderbird Merger Sub Inc., a wholly owned subsidiary of TransDigm, and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, TransDigm, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time. We also have provided certain financial advisory and/or underwriting services to TransDigm and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as a joint lead agent with respect to a term loan facility (aggregate principal amount $650,000,000) of TransDigm in October 2016; a joint lead arranger with respect to a term loan facility (aggregate principal amount $1,819,000,000) of TransDigm in August 2017; a joint lead arranger with respect to a term loan facility (aggregate principal amount $5,158,000,000) of TransDigm in November 2017; a joint lead arranger with respect to a term loan facility (aggregate principal amount $1,810,000,000) of TransDigm in February 2018; and a joint bookrunner with respect to a term loan facility (aggregate principal amount $500,000,000) of TransDigm in May 2018. We may also in the future provide financial advisory and/or underwriting services to the Company, TransDigm, or their respective affiliates for which our Investment Banking Division may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended September 29, 2017; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain estimated selected income statement information for the Company for the quarter ended September 30, 2018 and certain estimated selected balance sheet information for the Company as of September 30, 2018, prepared by its management; certain other communications from the Company to its stockholders; certain publicly available

Board of Directors

Esterline Technologies Corporation

October 9, 2018

research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the aerospace and defense industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than TransDigm and its affiliates) of Shares, as of the date hereof, of the $122.50 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $122.50 in cash per Share to be paid to the holders (other than TransDigm and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or TransDigm or the ability of the Company or TransDigm to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Board of Directors

Esterline Technologies Corporation

October 9, 2018

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $122.50 in cash per Share to be paid to the holders (other than TransDigm and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman Sachs & Co. LLC

(Goldman Sachs & Co. LLC)

Annex C

Section 262 of the Delaware General Corporation Law

§ 262 Appraisal rights.

(a)

Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)

Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)

Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)

Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.

Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.

Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)

In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)

In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)

Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)

If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)

If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)

Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)

Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)

At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)

After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)

The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)

The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)

From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)

The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Preliminary Form of Proxy Card - Subject to Completion

Esterline Technologies Corporation

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on [●].

Vote by Internet
• Go to www.envisionreports.com/ESL
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends you vote FOR Proposals 1, 2, and 3.

		For	Against	Abstain			For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger, as it may be amended from time to time, dated as of October 9, 2018 by and among Esterline Technologies Corporation, TransDigm Group Incorporated, and Thunderbird Merger Sub Inc.	☐	☐	☐	2.	To approve, by non-binding, advisory vote, compensation that will or may become payable by Esterline Technologies Corporation to its named executive officers in connection with the merger contemplated by the merger agreement.	☐	☐	☐
3.	To approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

Note: please sign as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Preliminary Form of Proxy Card - Subject to Completion

Proxy — Esterline Technologies Corporation

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Curtis C. Reusser, Donald E. Walther and Amy L. Watson and each of them as proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned, the number of shares of common stock of Esterline Technologies Corporation that the undersigned would be entitled to vote if personally present at the special meeting of shareholders to be held on [●], or at any adjournment or postponement thereof. The undersigned directs that this proxy be voted as stated on the reverse side.

This proxy when properly executed, will be voted in the manner directed on this proxy card. If no specification is made, a vote FOR proposals 1, 2 and 3 will be entered. In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby revokes any proxy or proxies heretofore given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The Notice of Special Meeting of Stockholders, Proxy Statement and Proxy Card are available at: www.envisionreports.com/ESL

(Continued and to be marked, dated and signed, on the other side)